                                                    REGISTRATION NO. 333-195491
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                        POST-EFFECTIVE AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                        MONY LIFE INSURANCE COMPANY OF
                                    AMERICA
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               -----------------

                                    ARIZONA
                        (STATE OR OTHER JURISDICTION OF
                        INCORPORATION OR ORGANIZATION)

                                     6311
                         (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                  86-0222062
                   (I. R. S. EMPLOYER IDENTIFICATION NUMBER)

                           525 WASHINGTON BOULEVARD
                             JERSEY CITY, NJ 07310
                                (212) 554-1234
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRAT'S PRINCIPAL EXECUTIVE OFFICES)

                               -----------------

                                  SHANE DALY
                 VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                     AXA EQUITABLE LIFE INSURANCE COMPANY
                          1290 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10104
                                (212) 554-1234
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -----------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                                                Accelerated filer          [_]

Non-accelerated filer    [X] (Do not check if a smaller reporting company)  Smaller reporting company  [_]

================================================================================
If this Form is a registration statement pursuant to General Instruction I.D.
or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

 Large accelerated filer  [ ]                  Accelerated filer          [ ]
 Non-accelerated filer    [X](do not check if  Smaller reporting company  [ ]
                             a smaller
                             reporting
                             company)

                               -----------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

Market Stabilizer Option(R) Available Under Certain Variable Life Insurance Policies Issued by MONY Life Insurance Company of America

PROSPECTUS DATED MAY 1, 2016


PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING OR TAKING ANY OTHER ACTION UNDER YOUR POLICY. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES. ALSO, THIS PROSPECTUS MUST BE READ ALONG WITH THE APPROPRIATE VARIABLE LIFE INSURANCE POLICY PROSPECTUS. THIS PROSPECTUS IS IN ADDITION TO THE APPROPRIATE VARIABLE LIFE INSURANCE POLICY PROSPECTUS AND ALL INFORMATION IN THE APPROPRIATE VARIABLE LIFE INSURANCE POLICY PROSPECTUS CONTINUES TO APPLY UNLESS ADDRESSED BY THIS PROSPECTUS.


--------------------------------------------------------------------------------

MONY Life Insurance Company of America (the "Company" or "MONY America") issues the Market Stabilizer Option(R) described in this Prospectus. The Market Stabilizer Option(R) is available only under certain variable life insurance policies that we offer and may not be available through your financial professional.

Among the many terms associated with the Market Stabilizer Option(R) are:

..   Index-Linked Return for approximately a one year period tied to the performance of the S&P 500 Price Return index, which excludes dividends as described below.

..   Index-Linked Return will be applied at the end of the period (your Segment
    Term) on the Segment Maturity Date and only to amounts remaining within the segment until the Segment Maturity Date. The Index-Linked Return will not be applied before the Segment Maturity Date.

..   The Index-Linked Return could be positive, zero or in certain circumstances negative as described below. In the event that the S&P 500 Price Return index sustains a 100% loss, the maximum loss of principal would be 75%. THEREFORE, THERE IS THE POSSIBILITY OF A NEGATIVE RETURN ON THIS INVESTMENT AT THE END OF YOUR SEGMENT TERM, WHICH COULD RESULT IN A SIGNIFICANT LOSS
    OF PRINCIPAL.

..   An Early Distribution Adjustment will be made for distributions (including deductions) from the Segment Account Value before the Segment Maturity Date. ANY EARLY DISTRIBUTION ADJUSTMENT THAT IS MADE WILL CAUSE YOU TO LOSE PRINCIPAL THROUGH THE APPLICATION OF A PUT OPTION FACTOR, AS EXPLAINED LATER IN THIS PROSPECTUS, AND THAT LOSS COULD POTENTIALLY BE SUBSTANTIAL. Therefore you should carefully consider whether to make such distributions and/or maintain enough value in your Unloaned Guaranteed Interest Option ("Unloaned GIO") and/or variable investment options to cover your monthly deductions. The Unloaned GIO is the portion of the Guaranteed Interest Option ("GIO") that is not being held to secure policy loans you have taken. As described later in this Prospectus, we will attempt to maintain a reserve (Charge Reserve Amount) to cover your monthly deductions, but it is possible that the Charge Reserve Amount will be insufficient to cover your monthly deductions.

--------------------------------------------------------------------------------
THESE ARE ONLY SOME OF THE TERMS ASSOCIATED WITH THE MARKET STABILIZER OPTION(R). PLEASE READ THIS PROSPECTUS FOR MORE DETAILS ABOUT THE MARKET STABILIZER OPTION(R). ALSO, THIS PROSPECTUS MUST BE READ ALONG WITH THE APPROPRIATE VARIABLE LIFE INSURANCE POLICY PROSPECTUS AS WELL AS THE
APPROPRIATE VARIABLE LIFE INSURANCE POLICY AND POLICY RIDER FOR THIS OPTION. PLEASE REFER TO PAGE 4 OF THIS PROSPECTUS FOR A DEFINITIONS SECTION THAT DISCUSSES THESE AND OTHER TERMS ASSOCIATED WITH THE MARKET STABILIZER
OPTION(R). PLEASE REFER TO PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF RISK FACTORS.
--------------------------------------------------------------------------------

OTHER MONY AMERICA POLICIES. We offer a variety of fixed and variable life insurance policies which offer policy features, including investment options, that are different from those offered by this Prospectus. Not every policy or feature is offered through your financial professional. You can contact us to find out more about any other MONY America insurance policy.

WHAT IS THE MARKET STABILIZER OPTION(R)?


The Market Stabilizer Option(R) ("MSO") is an investment option available under certain MONY America variable life insurance policies. The option provides for participation in the performance of the S&P 500 Price Return index, which excludes dividends (the "Index") up to the Growth Cap Rate that we set on the Segment Start Date. While the Growth Cap Rate is set at the Company's sole discretion, the Growth Cap Rate will not change during a Segment Term and the Growth Cap Rate will always be at least 6%. On the Segment Maturity Date, we will apply the Index-Linked Rate of Return to the Segment Account Value based on the performance of the Index. If the performance of the Index has been positive for the Segment Term and equal to or below the Growth Cap Rate, we will apply to the Segment Account Value an Index-Linked Rate of Return equal to the full Index performance. If the performance of the Index has been positive for the Segment Term and above the Growth Cap Rate, we will apply an Index-Linked Rate of Return equal to the Growth Cap Rate. If the Index has negative performance, the Index-Linked Rate of Return will be 0% unless the Index performance goes below -25% for the Segment Term. In that case only the negative performance in excess of -25% will be applied to the Segment Account Value and you bear the entire risk of loss of principal for the portion of negative performance that exceeds -25%. Please see "Index-Linked Return" in "Description of the Market Stabilizer Option(R)" later in this Prospectus.


--------------------------------------------------------------------------------
PLEASE NOTE THAT YOU WILL NOT BE CREDITED WITH ANY POSITIVE INDEX PERFORMANCE WITH RESPECT TO AMOUNTS THAT ARE REMOVED FROM A SEGMENT PRIOR TO THE SEGMENT MATURITY DATE. EVEN WHEN THE INDEX PERFORMANCE HAS BEEN POSITIVE, SUCH EARLY REMOVALS WILL CAUSE YOU TO LOSE SOME PRINCIPAL. PLEASE SEE "EARLY DISTRIBUTION ADJUSTMENT" LATER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

Although under the appropriate variable life insurance policy, we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options, there are no transfer charges for transfers into or out of the MSO Holding Account. Please note that once policy account value has been swept from the MSO Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted.

--------------------------------------------------------------------------------
The Market Stabilizer Option(R) is not sponsored, endorsed, sold or promoted by Standard & Poor's ("S&P") or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Market Stabilizer Option(R) or any member of the public regarding the advisability of investing in securities generally or in the
Market Stabilizer Option(R) particularly or the ability of the S&P 500 Price Return index (the "Index") to track general stock market performance. S&P's and its third party licensor's only relationship to MONY America is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to MONY America or the Market Stabilizer Option(R). S&P and its third party licensors have no obligation to take the needs of MONY America or the owners of the Market Stabilizer Option(R) into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Market Stabilizer Option(R)
or the timing of the issuance or sale of the Market Stabilizer Option(R) or in the determination or calculation of the equation by which the Market Stabilizer Option(R) is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Market Stabilizer Option(R).
--------------------------------------------------------------------------------

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

EVM-109 (5/16)                                                                Cat # 235457
NB (IL Leg II/IL Leg III and IL Optimizer III - all states except NY and PR)        #14401

Contents of this Prospectus

--------------------------------------------------------------------------------


               MARKET STABILIZER OPTION(R)
               --------------------------------------------------
             Who is MONY Life Insurance Company of America?      3

             ------------------------------------------------------
             1. DEFINITIONS                                      4
             ------------------------------------------------------

             ------------------------------------------------------
             2. FEE TABLE SUMMARY                                6
             ------------------------------------------------------

             ------------------------------------------------------
             3. RISK FACTORS                                     7
             ------------------------------------------------------

             ------------------------------------------------------
             4. DESCRIPTION OF THE MARKET STABILIZER OPTION(R)   9
             ------------------------------------------------------

             ------------------------------------------------------
             5. DISTRIBUTION OF THE POLICIES                    19
             ------------------------------------------------------

             ------------------------------------------------------
             6. ADDITIONAL INFORMATION                          20
             ------------------------------------------------------

             ------------------------------------------------------
             APPENDICES
             ------------------------------------------------------

              I  --  Policy/rider variations                   I-1
            II   --  Early Distribution Adjustment Examples   II-1
            III  --  Information about MONY Life Insurance
                       Company of America                    III-1

-------------
"We," "our," and "us" refer to MONY America.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the policy owner.

                          CONTENTS OF THIS PROSPECTUS

Who is MONY Life Insurance Company of America?

--------------------------------------------------------------------------------


We are MONY Life Insurance Company of America (the "Company"), an Arizona stock life insurance corporation organized in 1969. MONY Life Insurance Company of America is an indirect wholly owned subsidiary of AXA Financial, Inc., which is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of the Company, AXA exercises significant influence over the operations and capital structure of the Company. No company other than the Company, however, has any legal responsibility to pay amounts that the Company owes under the policies. The Company is solely responsible for paying all amounts owed to you under your policy.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $573.0 billion in assets as of December 31, 2015. MONY America is licensed to sell life insurance and annuities in forty-nine states (not including New
York), the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our main administrative office is located at 525 Washington Boulevard, Jersey City, NJ 07310.

HOW TO REACH US

Please refer to the "How to reach us" section of the appropriate variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the MSO and any MSO transactions.

                WHO IS MONY LIFE INSURANCE COMPANY OF AMERICA?

1. Definitions


--------------------------------------------------------------------------------


CHARGE RESERVE AMOUNT -- A minimum amount of policy account value in the Unloaned GIO (the portion of the Guaranteed Interest Option ("GIO") that is not being held to secure policy loans you have taken.) that you are required to maintain in order to approximately cover all of the estimated monthly charges for the policy (including, but not limited to, the policy's monthly cost of insurance charge, the policy's monthly administrative charge, the policy's monthly mortality and expense risk charge, the MSO's monthly Variable Index Segment Account Charge (the monthly charge deducted from the policy account) and any monthly optional rider charges, (please see "Charges" later in this Prospectus for more information) during the Segment Term. The Charge Reserve Amount will be determined on each Segment Start Date as an amount projected to be sufficient to cover all of the policy's monthly deductions during the Segment Term, assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account and that no policy changes or additional premium payments are made. The Charge Reserve Amount will be reduced by each subsequent monthly deduction (but not to less than zero). THERE IS NO REQUIREMENT TO MAINTAIN A CHARGE RESERVE AMOUNT, WHICH WOULD COVER APPROXIMATELY ALL ESTIMATED MONTHLY POLICY CHARGES, IF YOU ARE NOT IN A SEGMENT. Please see "Segments" later in this Prospectus for more information about the investment options from which account value could be transferred to the Unloaned GIO on a Segment Start Date in order to meet this requirement.

DOWNSIDE PROTECTION (ALSO REFERRED TO IN YOUR POLICY AS THE "SEGMENT LOSS ABSORPTION THRESHOLD RATE") -- This is your protection against negative performance of the S&P 500 Price Return index for a Segment held until its Segment Maturity Date. It is currently -25%. THE DOWNSIDE PROTECTION IS SET ON THE SEGMENT START DATE AND ANY DOWNSIDE PROTECTION IN EXCESS OF -25% WILL BE SET AT THE COMPANY'S SOLE DISCRETION. However, the Downside Protection will not change during a Segment Term and at least -25% of Downside Protection will always be provided when a Segment is held until the Segment Maturity Date.

EARLY DISTRIBUTION ADJUSTMENT ("EDA," MAY ALSO BE REFERRED TO IN YOUR POLICY AS THE "MARKET VALUE ADJUSTMENT") -- The EDA is an adjustment that we make to your Segment Account Value, before a Segment matures, in the event you surrender your policy, take a loan from a Segment or if we should find it necessary to make deductions for monthly charges or any other distribution from a Segment. (Such other distributions would include any distributions from the policy that we deem necessary to continue to qualify the policy as life insurance under applicable tax law, any unpaid loan interest, or any distribution in connection with the exercise of a rider available under your policy.) AN EDA THAT IS MADE WILL CAUSE YOU TO LOSE PRINCIPAL THROUGH THE APPLICATION OF A PUT OPTION FACTOR, WHICH ESTIMATES THE MARKET VALUE, AT THE TIME OF AN EARLY DISTRIBUTION, OF THE RISK THAT YOU WOULD SUFFER A LOSS IF YOUR SEGMENT WERE CONTINUED (WITHOUT TAKING THE EARLY DISTRIBUTION) UNTIL ITS SEGMENT MATURITY DATE AND THAT LOSS COULD BE SUBSTANTIAL. However, because of a pro rata refund of certain charges already paid that is included in the EDA , the net effect of the EDA will not always result in the reduction of principal. The EDA will usually result in a reduction in your Segment Account Value and your other policy values. Therefore, you should give careful consideration before taking any early loan or surrender, or allowing the value in your other investment options to fall so low that we must make any monthly deduction from a Segment. Please see "Early Distribution Adjustment" later in this Prospectus for more information.

GROWTH CAP RATE -- The maximum rate of return that will be applied to a Segment Account Value. THE GROWTH CAP RATE IS SET FOR EACH SEGMENT ON THE SEGMENT START DATE. WHILE THE GROWTH CAP RATE IS SET AT THE COMPANY'S SOLE DISCRETION, the Growth Cap Rate will not change during a Segment Term and the Growth Cap Rate will always be at least 6%.

INDEX -- The S&P 500 Price Return index, which is the S&P 500 index excluding dividends. This index includes 500 leading companies in leading industries in the U.S. economy.

INDEX PERFORMANCE RATE -- The Index Performance Rate measures the percentage change in the Index during a Segment Term for each Segment. If the Index is discontinued or if the calculation of the Index is substantially changed, we reserve the right to substitute an alternative index. We also reserve the right to choose an alternative index at our discretion. Please see "Change in Index" for more information.

The Index Performance Rate is calculated by ((b) divided by (a)) minus one, where:

(a)is the value of the Index at the close of business on the Segment Start Date, and

(b)is the value of the Index at the close of business on the Segment Maturity Date.

We determine the value of the Index at the close of business, which is the end of a business day. Generally, a business day is any day the New York Stock Exchange is open for trading. If the New York Stock Exchange is not open for trading or if the Index value is, for any other reason, not published on the Segment Start Date or a Segment Maturity Date, the value of the Index will be determined as of the end of the most recent preceding business day for which the Index value is published.

INDEX-LINKED RATE OF RETURN -- The rate of return we apply to calculate the Index-Linked Return which is based on the Index Performance Rate adjusted to reflect the Growth Cap Rate and protection against negative performance. Therefore, if the performance of the Index is zero or positive, we will apply that performance up to the Growth Cap Rate. If the performance of the Index is negative, we will apply performance of zero unless the decline in the performance of the Index is below -25% in which case negative performance in excess of -25% will apply. Please see the chart under "Index-Linked Return" for more information.

                                  DEFINITIONS

INDEX-LINKED RETURN -- The amount that is applied to the Segment Account Value on the Segment Maturity Date that is equal to that Segment's Index-Linked Rate of Return multiplied by the Segment Account Value on the Segment Maturity Date. The Index-Linked Return may be positive, negative or zero. The Indexed-Linked Return is only applied to amounts that remain in a Segment Account Value until the Segment Maturity Date. For example, a surrender of your policy before Segment maturity will eliminate any Index-Linked Return and be subject to an Early Distribution Adjustment.

INITIAL SEGMENT ACCOUNT -- The amount initially transferred to a Segment from the MSO Holding Account on its Segment Start Date, net of:

(a)the Variable Index Benefit Charge (see "Charges" later in this Prospectus)

   and

(b)the amount, if any, that may have been transferred from the MSO Holding Account to the Unloaned GIO to cover the Charge Reserve Amount (see "Charge Reserve Amount" later in this Prospectus). Such a transfer would be made from the MSO Holding Account to cover the Charge Reserve Amount only (1) if you have given us instructions to make such a transfer or (2) in the other limited circumstances described under "Segments" later in this Prospectus.

MSO HOLDING ACCOUNT -- This is a portion of the EQ/Money Market variable investment option that holds amounts designated by the policy owner for investment in the MSO prior to any transfer into the next available new Segment.

SEGMENT -- The portion of your total investment in the MSO that is associated with a specific Segment Start Date. You create a new Segment each time an amount is transferred from the MSO Holding Account into a Segment Account.

SEGMENT ACCOUNT VALUE (ALSO REFERRED TO IN YOUR POLICY AS THE "SEGMENT ACCOUNT") -- The amount of an Initial Segment Account subsequently reduced by any monthly deductions, policy loans and unpaid loan interest, and distributions from the policy that we deem necessary to continue to qualify the policy as life insurance under applicable tax law, which are allocated to the Segment. Any such reduction in the Segment Account Value prior to its Segment Maturity Date will result in a corresponding Early Distribution Adjustment, which will cause you to lose principal, and that loss could be substantial. The Segment Account Value is used in determining policy account values, death benefits, and the net amount at risk for monthly cost of insurance calculations of the policy and the new base policy face amount associated with a requested change in death benefit option.

For example, if you put $1,000 into the MSO Holding Account, $992.50 would go into a Segment. This amount represents the Initial Segment Account. The Segment Account Value represents the value in the Segment which gets reduced by any deductions allocated to the Segment, with corresponding EDAs, through the course of the Segment Term. The Segment Distribution Value represents what you would receive upon surrendering the policy and reflects the EDA upon surrender.

SEGMENT DISTRIBUTION VALUE (ALSO REFERRED TO IN YOUR POLICY AS THE "SEGMENT VALUE") -- This is the Segment Account Value minus the Early Distribution Adjustment that would apply on a full surrender of that Segment at any time prior to the Segment Maturity Date. Segment Distribution Values will be used in determining policy value available to cover monthly deductions, any applicable proportionate surrender charges for requested face amount reductions, and other distributions; cash surrender values and maximum loan values subject to any applicable base policy surrender charge. They will also be used in determining whether any outstanding policy loan and accrued loan interest exceeds the policy account value.

SEGMENT MATURITY GIO LIMITATION -- A specified percentage limitation on the amount of your Segment Maturity Value that may be allocated to the guaranteed interest option. MONY America reserves the right to implement a specified percentage limitation on the amount of your Segment Maturity Value that may be allocated to the guaranteed interest option. The specified percentage limitation can be changed at anytime, but it will never be less than 5% of your Segment Maturity Value. We will transfer any portion of your Segment Maturity Value that is allocated to the guaranteed interest option in excess of the Segment Maturity GIO Limitation to the EQ/Money Market variable investment option unless we receive your instructions prior to the Segment Maturity Date that the Segment Maturity Value should be allocated to the MSO Holding Account or to any other available variable investment option. See "Appendix I -- Policy/rider variations" for more information.

SEGMENT MATURITY DATE -- The date on which a Segment Term is completed and the Index-Linked Return for that Segment is applied to a Segment Account Value.

SEGMENT MATURITY VALUE -- This is the Segment Account Value adjusted by the Index-Linked Return for that Segment.

SEGMENT START DATE -- The Segment Start Date is the day on which a Segment is created.

SEGMENT TERM -- The duration of a Segment. The Segment Term for each Segment begins on its Segment Start Date and ends on its Segment Maturity Date one year later. We are currently only offering Segment Terms of approximately one year. We may offer different durations in the future.

                                  DEFINITIONS

2. Fee Table Summary

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          WHEN CHARGE IS                             GUARANTEED
     MSO CHARGES             DEDUCTED         CURRENT NON-GUARANTEED    MAXIMUM
-------------------------------------------------------------------------------
Variable Index         On Segment Start Date          0.75%            0.75%
Benefit Charge/(1)/
-------------------------------------------------------------------------------
Variable Index         At the beginning of            0.65%            1.65%
Segment Account        each policy month
Charge/(1)/            during the Segment
                       Term
-------------------------------------------------------------------------------
Total                                                 1.40%            2.40%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                            MAXIMUM SPREAD
                       WHEN CHARGE IS     PERCENTAGE THAT MAY
       OTHER              DEDUCTED            BE DEDUCTED
-------------------------------------------------------------------------------
Loan Interest        On each policy       Oregon policies: 2%
Spread/(2)/ for      anniversary (or on   (for Incentive Life
Amounts of Policy    loan termination,    Legacy(R) II only)
Loans Allocated to   if earlier)          All other policies:
MSO Segment                               5%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                              MAXIMUM AMOUNT
                          WHEN CHARGE IS      THAT MAY BE
        OTHER                DEDUCTED         DEDUCTED
-------------------------------------------------------------------------------
Early Distribution     On surrender or other  75% of Segment Account Value/(3)/
Adjustment             distribution
                       (including loan) from
                       an MSO Segment prior
                       to its Segment
                       Maturity Date
--------------------------------------------------------------------------------
(1)These charges represent annual rates.
(2)We charge interest on policy loans but credit you with interest on the amount of the policy account value we hold as collateral for the loan. The "spread" is the difference between the interest rate we charge you on a policy loan and the interest rate we credit to you on the amount of your policy account value that we hold as collateral for the loan.
(3)The actual amount of an Early Distribution Adjustment is determined by a formula that depends on, among other things, how the Index has performed since the Segment Start Date, as discussed in detail under "Early Distribution Adjustment" later in this Prospectus. The maximum amount of the adjustment would occur if there is a total distribution at a time when the Index has declined to zero.

This fee table applies specifically to the MSO and should be read in conjunction with the fee table in the appropriate variable life insurance policy prospectus.

The base variable life insurance policy's mortality and expense risk charge will also apply to a Segment Account Value or any amounts held in the MSO Holding Account. The mortality and expense risk charge is part of the policy monthly charges. Please see "How we deduct policy monthly charges during a Segment Term" for more information. Please refer to the appropriate variable life insurance policy prospectus for more information.

CHANGES IN CHARGES

Any changes that we make in our current charges or charge rates will be on a basis that is equitable to all policies belonging to a given class, and will be determined based on reasonable assumptions as to expenses, mortality, investment income, lapses and policy and contract claims associated with morbidity. For the sake of clarity, the assumptions referenced above include taxes, the cost of hedging, longevity, volatility, other market conditions, surrenders, persistency, conversions, disability, accident, illness, inability to perform activities of daily living, and cognitive impairment, if applicable. Any changes in charges may apply to then in force policies, as well as to new policies. You will be notified in writing of any changes in charges under your policy.

                               FEE TABLE SUMMARY

3. Risk Factors

--------------------------------------------------------------------------------


There are risks associated with some features of the Market Stabilizer
Option(R):

..   There is a risk of a substantial loss of your principal because you agree to absorb all losses from the portion of any negative Index performance that exceeds -25%.

..   Your Index-Linked Return is also limited by the Growth Cap Rate, which could cause your Index-Linked Return to be lower than it would otherwise be if you participated in the full performance of the S&P 500 Price Return index.

..   You will not know what the Growth Cap Rate is before the Segment starts.
    Therefore, you will not know in advance the upper limit on the return that may be credited to your investment in a Segment.

..   Negative consequences apply if, for any reason, amounts you have invested in a Segment are removed before the Segment Maturity Date. Specifically, with respect to the amounts removed early, you would (1) forfeit any positive Index performance and (2) be subject to an Early Distribution Adjustment that exposes you to a risk of potentially substantial loss of principal. This exposure is designed to be consistent with the treatment of losses on amounts held to the Segment Maturity Date. EVEN WHEN THE INDEX PERFORMANCE HAS BEEN POSITIVE, THE EDA WILL CAUSE YOU TO LOSE SOME PRINCIPAL ON AN EARLY REMOVAL.

..   The following types of removals of account value from a Segment will result in the above-mentioned penalties to you, if the removals occur prior to the Segment Maturity Date: (a) a surrender of your policy; (b) a loan from your policy; (c) a distribution in order to enable your policy to continue to qualify as life insurance under the federal tax laws; (d) certain distributions in connection with the exercise of a rider available under your policy; and (e) a charge or unpaid policy loan interest that we deduct from your Segment Account Value because the Charge Reserve Amount and other funds are insufficient to cover them in their entirety. The Charge Reserve Amount may become insufficient because of policy changes that you request, additional premium payments, investment performance, policy loans, policy partial withdrawals from other investment options besides the MSO, and any increases we make in current charges for the policy (including for the MSO and optional riders).

..   Certain of the above types of early removals can occur (and thus result in penalties to you) without any action on your part. Examples include
    (i) certain distributions we might make from your Segment Account Value to enable your policy to continue to qualify as life insurance and
    (ii) deductions we might make from your Segment Account Value to pay charges if the Charge Reserve Amount becomes insufficient.

..   Any applicable EDA will generally be affected by changes in both the volatility and level of the S&P 500 Price Return Index. Any EDA applied to any Segment Account Value is linked to the estimated value of a put option on the S&P 500 Price Return index as described later in this Prospectus. The estimated value of the put option and, consequently, the amount of the EDA will generally be higher after increases in market volatility or after the Index experiences a negative return following the Segment Start Date.

..   Once policy account value is in a Segment, you cannot transfer out of a
    Segment and you can only make withdrawals out of a Segment if you surrender your policy. This would result in the imposition of any applicable surrender charges and EDA.

..   We may not offer new Segments so there is also the possibility that a
    Segment may not be available for a Segment Renewal at the end of your Segment Term(s).

..   We also reserve the right to substitute an alternative index for the S&P
    500 Price Return index, which could reduce the Growth Cap Rates we can offer.

..   No company other than MONY America has any legal responsibility to pay amounts that MONY America owes under the policies. An owner should look to the financial strength of MONY America for its claims-paying ability.

..   You do not have any rights in the securities underlying the index, including, but not limited to, (i) interest payments, (ii) dividend payments or (iii) voting rights.

..   Your Segment Maturity Value is dependent on the performance of the index on the Segment Maturity Date.

..   Upon advance notification, MONY America reserves the right to implement a
    Segment Maturity GIO Limitation

..   Past performance of the index is no indication of future performance.

..   The amounts required to be maintained in the Unloaned GIO for the Charge
    Reserve Amount during the Segment Term may earn a return that is less than the return you might have earned on those amounts in another investment option had you not invested in a Segment.

..   You must forgo the additional no lapse guarantee benefit provided by the
    Extended No Lapse Guarantee Rider if you want to allocate to the MSO. Please see "Extended No Lapse Guarantee Rider" later in this Prospectus for more information.

..   If you do not specify a minimum Growth Cap Rate acceptable to you, your account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen.

..   The MSO is not available while the Paid Up Death Benefit Guarantee is in effect. Please see "Paid Up Death Benefit Guarantee" later in this Prospectus for more information.

..   If your policy has the Loan Extension Endorsement, and your policy goes on
    Loan Extension while you have amounts invested in MSO, you will forfeit any positive index performance and be subject to an Early Distribution Adjustment with respect to these amounts. In addition, MSO will no longer be available once you go on Loan Extension. Please see "Loan Extension" later in this Prospectus for more information.

..   If you elect the Long-Term Care Services/SM/ Rider, after a period of coverage ends before coverage is continued as a Nonforfeiture Benefit, if any MSO Segments are in effect, they will be

                                 RISK FACTORS
   terminated with corresponding early distribution adjustments. Please see "Long-Term Care Services/SM/ Rider" later in this Prospectus for more information.


..   If a Living Benefits Rider or an accelerated death benefit rider (which may be referred to as a "total and permanent disability accelerated death benefit rider" or a "limited life expectancy accelerated death benefit rider") is included with your policy, the portion of the cash surrender value that is on lien and is allocated to your values in the variable investment options under your policy and investment in the MSO will be transferred to and maintained as part of the Unloaned GIO. Please see "Living Benefits Rider" later in this Prospectus for more information.

                                 RISK FACTORS

4. Description of the Market Stabilizer Option(R)

--------------------------------------------------------------------------------

We offer a Market Stabilizer Option(R) that provides a rate of return tied to the performance of the Index.

MSO HOLDING ACCOUNT

The amount of each transfer or loan repayment you make to the MSO, and the balance of each premium payment you make to the MSO after any premium charge under your base policy has been deducted, will first be placed in the MSO Holding Account. The MSO Holding Account is a portion of the regular EQ/Money Market variable investment option that will hold amounts allocated to the MSO until the next available Segment Start Date. The MSO Holding Account has the same rate of return as the EQ/Money Market variable investment option and is subject to the same underlying portfolio operating expenses as that variable investment option. Please refer to "Risk/benefit summary: charges and expenses you will pay" of the appropriate variable life insurance policy prospectus for more information regarding such expenses. We currently plan on offering new Segments on a monthly basis but reserve the right to offer them less frequently or to stop offering them or to suspend offering them temporarily.

Before any account value is transferred into a Segment, you can transfer amounts from the MSO Holding Account into other investment options available under your policy at any time subject to any transfer restrictions within your policy. You can transfer into and out of the MSO Holding Account at any time up to and including the Segment Start Date provided your transfer request is received at our administrative office by such date. For example, you can transfer policy account value into the MSO Holding Account on the 3rd Friday of June. That policy account value would transfer into the Segment starting on that date, subject to the conditions mentioned earlier. You can also transfer policy account value out of the MSO Holding Account before the end of the business day on the Segment Start Date and that account value would not be swept into the Segment starting on that date. Please refer to the "How to reach us" section of the appropriate variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the MSO and any MSO transactions.

On the Segment Start Date, account value in the MSO Holding Account, excluding charges and any account value transferred to cover the Charge Reserve Amount, will be transferred into a Segment if all requirements and limitations are met that are discussed under "Segments" immediately below.

SEGMENTS

Each Segment will have a Segment Start Date of the 3rd Friday of each calendar month and will have a Segment Maturity Date on the 3rd Friday of the same calendar month in the succeeding calendar year.

In order for any amount to be transferred from the MSO Holding Account into a new Segment on a Segment Start Date, all of the following conditions must be met on that date:

(1)The Growth Cap Rate for that Segment must be equal to or greater than your minimum Growth Cap Rate (Please see "Growth Cap Rate" later in this Prospectus).

(2)There must be sufficient account value available within the Unloaned GIO and the variable investment options including the MSO Holding Account to cover the Charge Reserve Amount as determined by us on such date (Please see "Charge Reserve Amount" later in this Prospectus).

(3)The Growth Cap Rate must be greater than the sum of the annual interest rate we are currently crediting on the Unloaned GIO ("A"), the Variable Index Benefit Charge rate ("B"), the annualized monthly Variable Index Segment Account Charge rate ("C") and the current annualized monthly mortality and expense risk charge rate ("D"). The Growth Cap Rate must be greater than (A+B+C+D). This is to ensure that the highest possible rate of return that could be received in a Segment after these charges (B+C+D) have been considered exceeds the interest crediting rate currently being offered in the Unloaned GIO.

(4)It must not be necessary, as determined by us on that date, for us to make a distribution from the policy during the Segment Term in order for the policy to continue to qualify as life insurance under applicable tax law.

(5)The total amount allocated to your Segments under your policy on that date must be less than any limit we may have established.

If there is sufficient policy account value in the Unloaned GIO to cover the Charge Reserve Amount, then no transfers from other investment options to the Unloaned GIO will need to be made. If there is insufficient value in the Unloaned GIO to cover the Charge Reserve Amount and we do not receive instructions from you specifying the investment options from which we should transfer the account value to the Unloaned GIO to meet Charge Reserve Amount requirements at the Segment Start Date, or the transfer instructions are not possible due to insufficient funds, then the required amount will be transferred proportionately from your variable investment options including the MSO Holding Account.

If after any transfers there would be an insufficient amount in the Unloaned GIO to cover the Charge Reserve Amount or the Growth Cap Rate for the next available Segment does not qualify per your minimum Growth Cap Rate instructions and the conditions listed above, then your amount in the MSO Holding Account will remain there until we receive further instruction from you. We will mail you a notice informing you that your account value did or did not transfer from the MSO Holding Account into a Segment. These notices are mailed on or about the next business day after the applicable

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

Segment Start Date. Please see "Requested Face Amount Increases" later in this Prospectus for more information about the investment options from which account value could be transferred to the Unloaned GIO on the effective date of a requested face amount increase.

SEGMENT MATURITY

Near the end of the Segment Term, we will notify you between 15 and 45 days before the Segment Maturity Date that a Segment is about to mature. At that time, you may choose to have all or a part of:

(a)the Segment Maturity Value rolled over into the MSO Holding Account

(b)the Segment Maturity Value transferred to the variable investment options available under your policy

(c)the Segment Maturity GIO transferred to the Unloaned GIO subject to any Segment Maturity GIO Limitation that we may impose.

If we do not receive your transfer instructions before the Segment Maturity Date, your Segment Maturity Value will automatically be rolled over into the MSO Holding Account for investment in the next available Segment, subject to the conditions listed under "Segments" above.

However, if we are not offering the MSO at that time, we will transfer the Segment Maturity Value to the investment options available under your policy per your instructions or to the EQ/Money Market investment option if no instructions are received. If the Segment Maturity GIO Limitation is in effect, then you may only allocate up to a specified percentage of your Segment Maturity Value to the guaranteed interest option. That limitation will never be less than 5% of your Segment Maturity Value. Any portion of the Segment Maturity Value that is allocated to the guaranteed interest option in excess of the Segment Maturity GIO Limitation will be allocated to the EQ/Money Market variable investment option unless we receive your instructions prior to the Segment Maturity Date that the Segment Maturity Value should be allocated to any other available variable investment option. Please see "Right to Discontinue and Limit Amounts Allocated to the MSO" and "Segment Maturity GIO Limitation" for more information. Although under the appropriate variable life insurance policy we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options, there will be no transfer charges for any of the transfers discussed in this section.

GROWTH CAP RATE

By allocating your account value to the MSO, you can participate in the performance of the Index up to the applicable Growth Cap Rate that we declare on the Segment Start Date.

Please note that this means you will not know the Growth Cap Rate for a new Segment until after the account value has been transferred from the MSO Holding Account into the Segment and you are not allowed to transfer the account value out of a Segment before the Segment Maturity Date. Please see "Transfers" below.

Each Segment is likely to have a different Growth Cap Rate. However, the Growth Cap Rate will never be less than 6%.

Your protection against negative performance for a Segment held until its Segment Maturity Date is currently -25% ("Downside Protection" also referred to in your policy as the "Segment Loss Absorption Threshold Rate"). We reserve the right, for new Segments, to increase your Downside Protection against negative performance. For example, if we were to adjust the Downside Protection for a Segment to -100%, the Index-Linked Rate of Return for that Segment would not go below 0%. Please note that any increase in the protection against negative performance would likely result in a lower Growth Cap Rate than would otherwise apply. We will provide notice between 15 and 45 days before any change in the Downside Protection is effective. Any change would only apply to new Segments started after the effective date of the change, which (coupled with the 15-45 day notice we will give) will afford you the opportunity to decline to participate in any Segment that reflects a change in the Downside Protection.

ANY INCREASES IN THE GROWTH CAP RATE ABOVE THE MINIMUM 6% AND INCREASES IN DOWNSIDE PROTECTION FROM THE MINIMUM -25% ARE SET AT THE COMPANY'S SOLE DISCRETION. However, the Growth Cap Rate can never be less than 6% and we may only increase your Downside Protection from the current -25%.

As part of your initial instructions in selecting the MSO, you will specify what your minimum acceptable Growth Cap Rate is for a Segment. You may specify a minimum Growth Cap Rate from 6% to 10%. If the Growth Cap Rate we set, on the Segment Start Date, is below the minimum you specified then the account value will not be transferred from the MSO Holding Account into that Segment. If you do not specify a minimum Growth Cap Rate then your minimum Growth Cap Rate will be set at 6%. Therefore, if you do not specify a minimum acceptable Growth Cap Rate, account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen. In addition, for account value to transfer into a Segment from the MSO Holding Account, the Growth Cap Rate must be greater than the sum of the annual interest rate we are currently crediting on the Unloaned GIO ("A"), the Variable Index Benefit Charge rate ("B"), the annualized monthly Variable Index Segment Account Charge rate ("C") and the current annualized monthly mortality and expense risk charge rate ("D"). The Growth Cap Rate must be greater than (A+B+C+D).

For example, assume that the annual interest rate we are currently crediting on the Unloaned GIO were 4.00%, the Variable Index Benefit Charge rate were 0.75%, the annualized monthly Variable Index Segment Account charge rate were 0.65% and the annualized monthly mortality and expense risk charge rate were 0.85%. Based on those assumptions (which we provide only for illustrative purposes and will not necessarily correspond to actual rates), because these numbers total 6.25%, no amounts would be transferred into any Segment unless we declare a Growth Cap Rate that is higher than 6.25%. Please see "Index-Linked Return" later in this Prospectus for more information.

As another example, you may specify a minimum Growth Cap Rate of 8%. If we set the Growth Cap Rate at 8% or higher for a Segment then a transfer from the MSO Holding Account will be made into that new Segment provided all other requirements and conditions discussed in this Prospectus are met. If we set the Growth Cap Rate below 8% then no transfer from the MSO Holding Account will be made into that Segment. No transfer will be made until a Segment Growth Cap Rate equal to or greater than 8% is set and all requirements are met or you transfer account value out of the MSO Holding Account.

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

GROWTH CAP RATE AVAILABLE DURING INITIAL YEAR

If you allocate policy account value to any Segment that commences during the first year that the MSO is available to you under your policy, our current practice is to establish a Growth Cap Rate that is at least 15%. This 15% minimum Growth Cap Rate would apply to all Segment Terms that commence:

..   During the first policy year, if the MSO was available to you as a feature of your policy when the policy was issued; or

..   For in-force policies, during the one year period beginning with the date when the MSO was first made available to you after your policy was issued.

We may terminate or change this 15% initial year minimum Growth Cap Rate at any time; but any such change or termination would apply to you only if your policy is issued, or the MSO was first made available to you, after such modification or termination.

After this initial year 15% minimum Growth Cap Rate, the minimum Growth Cap Rate will revert back to 6%.

INDEX-LINKED RETURN

We calculate the Index-Linked Return for a Segment by taking the Index-Linked Rate of Return and multiplying it by the Segment Account Value on the Segment Maturity Date. The Segment Account Value is net of the Variable Index Benefit Charge described below as well as any monthly deductions, policy loans and unpaid interest, distributions from the policy that we deem necessary to continue to qualify the policy as life insurance under applicable tax law and any corresponding Early Distribution Adjustments. The Segment Account Value does not include the Charge Reserve Amount described later in this Prospectus.

The following table demonstrates the Index-Linked Rate of Return and the Segment Maturity Value on the Segment Maturity Date based upon a hypothetical range of returns for the S&P 500 Price Return index. This example assumes a 15% Growth Cap Rate and a $1,000 investment in the MSO Segment.

------------------------------------------------------------------------------------------------------
  INDEX PERFORMANCE RATE OF
   THE S&P 500 PRICE RETURN          INDEX-LINKED RATE
            INDEX                        OF RETURN                    SEGMENT MATURITY VALUE
------------------------------------------------------------------------------------------------------
             50%                            15%                               $1,150
------------------------------------------------------------------------------------------------------
             25%                            15%                               $1,150
------------------------------------------------------------------------------------------------------
             10%                            10%                               $1,100
------------------------------------------------------------------------------------------------------
             0%                             0%                                $1,000
------------------------------------------------------------------------------------------------------
            -25%                            0%                                $1,000
------------------------------------------------------------------------------------------------------
            -50%                           -25%                                $750
------------------------------------------------------------------------------------------------------
            -75%                           -50%                                $500
------------------------------------------------------------------------------------------------------
            -100%                          -75%                                $250
------------------------------------------------------------------------------------------------------

For instance, we may set the Growth Cap Rate at 15%. Therefore, if the Index has gone up 20% over your Segment Term, you will receive a 15% credit to your Segment Account Value on the Segment Maturity Date. If the Index had gone up by 13% from your Segment Start Date to your Segment Maturity Date then you would receive a credit of 13% to your Segment Account Value on the Segment Maturity Date.

If the Index had gone down 20% over the Segment Term then you would receive a return of 0% to your Segment Account Value on the Segment Maturity Date.

If the Index had gone down by 30% by your Segment Maturity Date then your Segment Account Value would be reduced by 5% on the Segment Maturity Date. The Downside Protection feature of the MSO will absorb the negative performance of the Index up to -25%.

The minimum Growth Cap Rate is 6%. However, account value will only transfer into a new Segment from the MSO Holding Account if the Growth Cap Rate is equal to or greater than your specified minimum Growth Cap Rate and meets the conditions discussed earlier in the "Growth Cap Rate" section.

In those instances where the account value in the MSO Holding Account does not transfer into a new Segment, the account value will remain in the MSO Holding Account until the next available, qualifying Segment unless you transfer the account value into the Unloaned GIO and/or other investment option available under your policy subject to any conditions and restrictions.

For instance, if we declare the Growth Cap Rate to be 6% and your specified minimum Growth Cap Rate is 6% but we are currently crediting an annual interest rate on the Unloaned GIO that is greater than or equal to 6% minus the sum of the charges (B+C+D) discussed in the Growth Cap Rate section then your account value will remain in the MSO Holding Account on the date the new Segment would have started.

As indicated above, you must transfer account value out of the MSO Holding Account into the Unloaned GIO and/or other investment options available under your policy if you do not want to remain in the MSO Holding Account.

If we declare the Growth Cap Rate to be 6% and your specified minimum Growth Cap Rate is 6% and if the sum of the charges (B+C+D) discussed in the "Growth Cap Rate" section plus the annual interest rate on the Unloaned GIO are less than 6% and all requirements are met then the net amount of the account value in the MSO Holding Account will transfer into a new Segment.

If you specified a minimum Growth Cap Rate of 10% in the above examples then account value would not transfer into a new Segment from the MSO Holding Account because the Growth Cap Rate did not meet your specified minimum Growth Cap Rate.

The Index-Linked Return is only applied to amounts that remain in a Segment until the Segment Maturity Date. For example, a surrender of your policy before Segment maturity will eliminate any Index-Linked Return and be subject to a Early Distribution Adjustment.

CHANGE IN INDEX

If the Index is discontinued or if the calculation of the Index is substantially changed, we reserve the right to substitute an alternative index. We also reserve the right to choose an alternative index at our discretion.

If we were to substitute an alternative index at our discretion, we would provide notice 45 days before making that change. The new index would only apply to new Segments. Any outstanding Segments would mature on their original Segment Maturity Dates.

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

With an alternative index, the Downside Protection would remain the same or greater. However, an alternative index may reduce the Growth Cap Rates we can offer. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the S&P 500 Price Return index.

If the S&P 500 Price Return index were to be discontinued or substantially changed, thereby affecting the Index-Linked Return of existing Segments, we will mature the Segments based on the most recently available closing value of the Index before it is discontinued or changed. Such maturity will be as of the date of such most recently available closing value of the Index and we will use that closing value to calculate the Index-linked Return through that date. We would apply the full Index performance to that date subject to the full Growth Cap Rate and Downside Protection. For example, if the Index was up 12% at the time we matured the Segment and the Growth Cap Rate was 8%, we would credit an 8% return to your Segment Account Value. If the Index was down 30% at the time we matured the Segment, we would credit a 5% negative return to your Segment Account Value. We would provide notice about maturing the Segment, as soon as practicable and ask for instructions on where to transfer your Segment Maturity Value.

If we are still offering Segments at that time, you can request that the Segment Maturity Value be invested in a new Segment, in which case we will hold the Segment Maturity Value in the MSO Holding Account for investment in the next available Segment subject to the same terms and conditions discussed above under MSO Holding Account and Segments.

In the case of any of the types of early maturities discussed above, there would be no transfer charges or EDA applied and you can allocate the Segment Maturity Value to the investment options available under your policy. Please see "Segment Maturity" earlier in this Prospectus for more information. If we continued offering new Segments, then such a change in the Index may cause lower Growth Cap Rates to be offered. However, we would still provide a minimum Growth Cap Rate of 6% and minimum Downside Protection of -25%. We also reserve the right to not offer new Segments. Please see "Right to Discontinue and Limit Amounts Allocated to the MSO" later in this Prospectus.

CHARGES

There is a current percentage charge of 1.40% of any policy account value allocated to each Segment. We reserve the right to increase or decrease the charge although it will never exceed 2.40%. Of this percentage charge, 0.75% will be deducted on the Segment Start Date from the amount being transferred from the MSO Holding Account into the Segment as an up-front charge ("Variable Index Benefit Charge"), with the remaining 0.65% annual charge (of the current Segment Account Value) being deducted from the policy account on a monthly basis during the Segment Term ("Variable Index Segment Account Charge").

-----------------------------------------------------
                                 CURRENT
                                   NON-    GUARANTEED
         MSO CHARGES            GUARANTEED  MAXIMUM
-----------------------------------------------------
Variable Index Benefit Charge      0.75%      0.75%
-----------------------------------------------------
Variable Index Segment Account     0.65%      1.65%
Charge
-----------------------------------------------------
Total                              1.40%      2.40%
-----------------------------------------------------

This fee table applies specifically to the MSO and should be read in conjunction with the fee table in the appropriate variable life insurance policy prospectus. Please also see Loans later in this Prospectus for information regarding the "spread" you would pay on any policy loan.

The base variable life insurance policy's mortality and expense risk charge will also be applicable to a Segment Account Value or any amounts held in the MSO Holding Account. The mortality and expense risk charge is part of the policy monthly charges. Please see "How we deduct policy monthly charges during a Segment Term" for more information. Please refer to the appropriate variable life insurance policy prospectus for more information.

If a Segment is terminated prior to maturity by policy surrender, or reduced prior to maturity by monthly deductions (if other funds are insufficient) or by loans or a Guideline Premium Force-out as described below, we will refund a proportionate amount of the Variable Index Benefit Charge corresponding to the surrender or reduction and the time remaining until Segment Maturity. The refund will be administered as part of the Early Distribution Adjustment process as described above. This refund will increase your surrender value or remaining Segment Account Value, as appropriate. Please see Appendix II for an example and further information.

CHARGE RESERVE AMOUNT

If you elect the Market Stabilizer Option(R), you are required to maintain a minimum amount of policy account value in the Unloaned GIO to approximately cover the estimated monthly charges for the policy, (including, but not limited to, the MSO and any optional riders) for the Segment Term. This is the Charge Reserve Amount.

The Charge Reserve Amount will be determined on each Segment Start Date as an amount projected to be sufficient to cover all of the policy's monthly deductions during the Segment Term, assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account and that no policy changes or additional premium payments are made. The Charge Reserve Amount on other than a Segment Start Date (or the effective date of a requested face amount increase -- please see "Requested Face Amount Increases" below for more information) will be the Charge Reserve Amount determined as of the latest Segment Start Date (or effective date of a face amount increase) reduced by each subsequent monthly deduction during the longest remaining Segment Term, although it will never be less than zero. This means, for example, that if you are in a Segment (Segment
A) and then enter another Segment (Segment B) 6 months later, the Charge Reserve Amount would be re-calculated on the start date of Segment B. The Charge Reserve Amount would be re-calculated to cover all of the policy's monthly deductions during the Segment Terms for both Segments A and B.

When you select the MSO, as part of your initial instructions, you will be asked to specify the investment options from which we should transfer the account value to the Unloaned GIO to meet Charge Reserve Amount requirements, if necessary. No transfer restrictions apply to amounts that you wish to transfer into the Unloaned GIO to meet the Charge Reserve Amount requirement.
If your values in the variable investment options including the MSO Holding Account and the unloaned portion of our GIO are insufficient to cover the Charge

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

Reserve Amount, no new Segment will be established. Please see "Segments" above for more information regarding the Charge Reserve Amount and how amounts may be transferred to meet this requirement.

Please note that the Charge Reserve Amount may not be sufficient to cover actual monthly deductions during the Segment Term. Although the Charge Reserve Amount will be re-calculated on each Segment Start Date, and the amount already present in the Unloaned GIO will be supplemented through transfers from your value in the variable investment options including the MSO Holding Account, if necessary to meet this requirement, actual monthly deductions could vary up or down during the Segment Term due to various factors including but not limited to requested policy changes, additional premium payments, investment performance, loans, policy partial withdrawals from other investment options besides the MSO, and any changes we might make to current policy charges.

HOW WE DEDUCT POLICY MONTHLY CHARGES DURING A SEGMENT TERM

Under your base variable life insurance policy, monthly deductions are allocated to the variable investment options and the Unloaned GIO according to deduction allocation percentages specified by you or based on a proportionate allocation should any of the individual investment option values be insufficient.

However, if the Market Stabilizer Option(R) is elected, on the Segment Start Date, deduction allocation percentages will be changed so that 100% of monthly deductions will be taken from the Charge Reserve Amount and then any remaining value in the Unloaned GIO, if the Charge Reserve Amount is depleted, during the Segment Term. In addition, if the value in the Unloaned GIO is ever insufficient to cover monthly deductions during the Segment Term, the base policy's proportionate allocation procedure will be modified as follows:

1. The first step will be to take the remaining portion of the deductions proportionately from the values in the variable investment options, including any value in the MSO Holding Account but excluding any Segment Account Values.

2. If the Unloaned GIO and variable investment options, including any value in the MSO Holding Account, are insufficient to cover deductions in their entirety, the remaining amount will be allocated to the individual Segments proportionately, based on the current Segment Distribution Values.

3. Any portion of a monthly deduction allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value.

The effect of those procedures is that account value will be taken out of a Segment to pay a monthly deduction (and an EDA therefore applied) only if there is no remaining account value in any other investment options, as listed in 1. and 2. above.

In addition, your base variable life insurance policy will lapse if your net policy account value or net cash surrender value (please refer to your base variable life insurance policy prospectus for a further explanation of these terms) is not enough to pay your policy's monthly charges when due (unless one of the available guarantees against termination is applicable). If you have amounts allocated to MSO Segments, the Segment Distribution Value will be used in place of the Segment Account Value in calculating the net policy account value and net cash surrender value.

These modifications will apply during any period in which a Segment exists and has not yet reached its Segment Maturity Date.

EARLY DISTRIBUTION ADJUSTMENT

OVERVIEW

Before a Segment matures, if you surrender your policy, take a loan from a Segment or if we should find it necessary to make deductions for monthly charges or other distributions from a Segment, we will apply an Early Distribution Adjustment.

The application of the EDA is based on your agreement (under the terms of the MSO) to be exposed to the risk that, at the Segment Maturity Date, the Index will have fallen by more than 25%. The EDA uses what we refer to as a Put Option Factor to estimate the market value, at the time of an early distribution, of the risk that you would suffer a loss if your Segment were continued (without taking the early distribution) until its Segment Maturity Date. By charging you with a deduction equal to that estimated value, the EDA provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated when the Index has declined over the course of that Segment.

In the event of an early distribution, even if the Index has experienced positive performance since the Segment Start Date, the EDA will cause you to lose principal through the application of the Put Option Factor and that loss may be substantial. That is because there is always some risk that the Index would have declined by the Segment Maturity Date such that you would suffer a loss if the Segment were continued (without taking any early distribution) until that time. However, the other component of the EDA is the proportionate refund of the Variable Index Benefit Charge (discussed below under "Important Considerations") which is a positive adjustment to you. As a result, the overall impact of the EDA is to reduce your Segment Account Value and your other policy values except in the limited circumstances where the proportionate refund is greater than your loss from the Put Option Factor.

We determine the EDA and the Put Option Factor by formulas that are described below under "ADDITIONAL DETAIL."

IMPORTANT CONSIDERATIONS

When any surrender, loan, charge deduction or other distribution is made from a Segment before its Segment Maturity Date:

1. YOU WILL FORFEIT ANY POSITIVE INDEX PERFORMANCE WITH RESPECT TO THESE AMOUNTS. INSTEAD, ANY OF THESE PRE- SEGMENT MATURITY DATE DISTRIBUTIONS WILL CAUSE AN EDA TO BE APPLIED THAT WILL USUALLY RESULT IN A REDUCTION IN YOUR VALUES. THEREFORE, YOU SHOULD GIVE CAREFUL CONSIDERATION BEFORE TAKING ANY SUCH EARLY LOAN OR SURRENDER, OR ALLOWING THE VALUE IN YOUR OTHER INVESTMENT OPTIONS TO FALL SO LOW THAT WE MUST MAKE ANY MONTHLY DEDUCTION FROM A SEGMENT; AND

2. The EDA will be applied, which means that:

   a. IF THE INDEX HAS FALLEN MORE THAN 25% SINCE THE SEGMENT START DATE, the EDA would generally have the effect of charging you for (i) the full amount of that loss below 25%, plus (ii) an additional amount for the risk that the Index might decline further by the Segment Maturity Date. (Please see example III in Appendix II for further information.)

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                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

   b. IF THE INDEX HAS FALLEN SINCE THE SEGMENT START DATE, BUT BY LESS THAN 25%, the EDA would charge you for the risk that, by the Segment Maturity Date, the index might have declined further to a point more than 25% below what it was at the Segment Start Date. (Please see example I in Appendix II for further information.) This charge would generally be less than the amount by which the Index had fallen from the Segment Start Date through the date we apply the EDA. It also would generally be less than it would be under the circumstances in 2a. above.

   c. IF THE INDEX HAS RISEN SINCE THE SEGMENT START DATE, the EDA would not credit you with any of such favorable investment performance. Instead, the EDA would charge you for the risk that, by the Segment Maturity Date, the index might have declined to a point more than 25% below what it was at the Segment Start Date. (Please see examples II and IV in Appendix II for further information.) This charge would generally be less than it would be under the circumstances in 2a. and 2b. above.

In addition to the consequences discussed in 2. above, the EDA also has the effect of pro rating the Variable Index Benefit Charge. As discussed further below, this means that you in effect would receive a proportionate refund of this charge for the portion of the Segment Term that follows the early surrender, loan, policy distribution, or charge deduction that caused us to apply the EDA. In limited circumstances, this refund may cause the total EDA to be positive.

For the reasons discussed above, the Early Distribution Adjustment to the Segment Account Value will usually reduce the amount you would receive when you surrender your policy prior to a Segment Maturity Date. For loans and charge deductions, the Early Distribution Adjustment would usually further reduce the account value remaining in the Segment Account Value and therefore decrease the Segment Maturity Value.

ADDITIONAL DETAIL

For purposes of determining the Segment Distribution Value prior to a Segment Maturity Date, the EDA is:

(a)the Put Option Factor multiplied by the Segment Account Value

                                    -minus-

(b)a pro rata portion of the 0.75% Variable Index Benefit Charge attributable to the Segment Account Value. (Please see "Charges" earlier in this Prospectus for an explanation of this charge.)

The Put Option Factor multiplied by the Segment Account Value represents, at any time during the Segment Term, the estimated market value of your potential exposure to negative S&P 500 Price Return index performance that is worse than -25%. The Put Option Factor, on any date, represents the estimated value on that date of a hypothetical "put option" (as described below) on the Index having a notional value equal to $1 and strike price at Segment Maturity equal to $0.75 ($1 plus the Downside Protection which is currently -25%). The strike price of the option ($0.75) is the difference between a 100% loss in the S&P 500 Price Return index at Segment Maturity and the 25% loss at Segment Maturity that would be absorbed by the Downside Protection feature of the MSO (please see "Growth Cap Rate" earlier in this Prospectus for an explanation of the Downside Protection.) In a put option on an index, the seller will pay the buyer, at the maturity of the option, the difference between the strike price -- which was set at issue -- and the underlying index closing price, in the event that the closing price is below the strike price. Prior to the maturity of the put option, its value generally will have an inverse relationship with the index. The notional value can be described as the price of the underlying index at inception of the contract. Using a notional value of $1 facilitates computation of the percentage change in the Index and the put option factor.

The Company will utilize a fair market value methodology to determine the Put Option Factor.

For this purpose, we use the Black Scholes formula for valuing a European put option on the S&P 500 Price Return index, assuming a continuous dividend yield, with inputs that are consistent with current market prices.

The inputs to the Black Scholes Model include:

(1)Implied Volatility of the Index -- This input varies with (i) how much time remains until the Maturity Date of the Segment from which an early distribution is being made, which is determined by using an expiration date for the hypothetical put option that corresponds to that time remaining and
   (ii) the relationship between the strike price of the hypothetical put option and the level of the S&P 500 Price Return index at the time of the early distribution. This relationship is referred to as the "moneyness" of the hypothetical put option described above, and is calculated as the ratio of the $0.75 strike price of that hypothetical put option to what the level of the S&P 500 Price Return index would be at the time of the early distribution if the Index had been $1 at the beginning of the Segment. Direct market data for these inputs for any given early distribution are generally not available, because put options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to correspond precisely to the Maturity Date and moneyness of the hypothetical put option that we use for purposes of calculating the EDA.

   Accordingly, we use the following method to estimate the implied volatility of the index. We receive daily quotes of implied volatility from banks using the same Black Scholes model described above and based on the market prices for certain S&P 500 Price Return put options. Specifically, implied volatility quotes are obtained for put options with the closest maturities above and below the actual time remaining in the Segment at the time of the early distribution and, for each maturity, for those put options having the closest moneyness those put options having the closest moneyness value above and below the actual moneyness of the hypothetical put option described above, given the level of the S&P 500 Price Return index at the time of the early distribution. In calculating the Put Option Factor, we will derive a volatility input for your Segment's time to maturity and strike price by linearly interpolating between the implied volatility quotes that are based on the actual adjacent maturities and moneyness values described above, as follows:

   (a)We first determine the implied volatility of a put option that has the same moneyness as the hypothetical put option but

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R) with the closest available time to maturity shorter than your Segment's remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of put options having the moneyness values that are above and below the moneyness value of the hypothetical put option.

   (b)We then determine the implied volatility of a put option that has the same moneyness as the hypothetical put option but with the closest available time to maturity longer than your Segment's remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of put options having the moneyness values that are above and below the moneyness value of the hypothetical put option.

   (c)The volatility input for your Segment's time to maturity will then be determined by linearly interpolating between the volatilities derived in steps (a) and (b).

(2)LIBOR Rate -- Key duration LIBOR rates will be retrieved from a recognized financial reporting vendor. LIBOR rates will be retrieved for maturities adjacent to the actual time remaining in the Segment at the time of the early distribution. We will use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)Index Dividend Yield -- On a daily basis we will get the projected annual dividend yield across the entire Index. This value is a widely used assumption and is readily available from recognized financial reporting vendors.

In general, the Put Option Factor has an inverse relationship with the S&P 500 Price Return index. In addition to the factors discussed above, the Put Option Factor is also influenced by time to Segment Maturity. We determine Put Option Factors at the end of each business day. Generally, a business day is any day the New York Stock Exchange is open for trading. If any inputs to the Black Scholes formula are unavailable on a business day, we would use the value of the input from the most recent preceding business day. The Put Option Factor that applies to a transaction or valuation made on a business day will be the Factor for that day. The Put Option Factor that applies to a transaction or valuation made on a non-business day will be the Factor for the next business day.

Appendix II at the end of this Prospectus provides examples of how the Early Distribution Adjustment is calculated.

TRANSFERS

There is no charge to transfer into and out of the MSO Holding Account and you can make a transfer at any time to or from the investment options available under your policy subject to any transfer restrictions within your policy. You may not transfer into the MSO Holding Account while the Extended No Lapse Guarantee Rider is in effect with your policy, if applicable. You must terminate the Extended No Lapse Guarantee Rider before electing MSO. Any restrictions applicable to transfers between the MSO Holding Account and such investment options would be the same transfer restrictions applicable to transfers between the investment options available under your policy. However, once policy account value has been swept from the MSO Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted. Please note that while a Segment is in effect, before the Segment Maturity Date, the amount available for transfers from the Unloaned GIO will be limited to avoid reducing the Unloaned GIO below the remaining Charge Reserve Amount.

Thus the amount available for transfers from the Unloaned GIO will not be greater than any excess of the Unloaned GIO over the remaining Charge Reserve Amount.

WITHDRAWALS

Once policy account value has been swept from the MSO Holding Account into a Segment, you will not be allowed to withdraw the account value out of a Segment before the Segment Maturity Date unless you surrender your policy. You may also take a loan; please see "Loans" later in this Prospectus for more information. Any account value taken out of a Segment before the Segment Maturity Date will generate an Early Distribution Adjustment. Please note that while a Segment is in effect, before the Segment Maturity Date, the amount available for withdrawals from the Unloaned GIO will be limited to avoid reducing the Unloaned GIO below the Charge Reserve Amount. Thus, if there is any policy account value in a Segment, the amount which would otherwise be available to you for a partial withdrawal of net cash surrender value will be reduced, by the amount (if any) by which the sum of your Segment Distribution Values and the Charge Reserve Amount exceeds the policy surrender charge.

If the policy owner does not indicate or if we cannot allocate the withdrawal as requested due to insufficient funds, we will allocate the withdrawal proportionately from your values in the Unloaned GIO (excluding the Charge Reserve Amount) and your values in the variable investment options including the MSO Holding Account.

CASH SURRENDER VALUE, NET CASH SURRENDER VALUE AND LOAN VALUE

If you have amounts allocated to MSO Segments, the Segment Distribution Values will be used in place of the Segment Account Values in calculating the amount of any cash surrender value, net cash surrender value and maximum amount available for loans (please refer to your base variable life insurance policy prospectus for a further explanation of these latter terms). This means an EDA would apply to those amounts. Please see Appendix II for more information.

GUIDELINE PREMIUM FORCE-OUTS

For policies that use the Guideline Premium Test, a new Segment will not be established or created if we determine, when we process your election, that a distribution from the policy will be required to maintain its qualification as life insurance under federal tax law at any time during the Segment Term.

However, during a Segment Term if a distribution becomes necessary under the force-out rules of Section 7702 of the Internal Revenue Code, it will be deducted proportionately from the values in the Unloaned GIO (excluding the Charge Reserve Amount) and in any variable investment option, including any value in the MSO Holding Account but excluding any Segment Account Values.

If the Unloaned GIO (excluding the Charge Reserve Amount) and variable investment options, including any value in the MSO Holding Account, are insufficient to cover the force-out in its entirety, any

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R) remaining amount required to be forced out will be taken from the individual Segments proportionately, based on the current Segment Distribution Values.

ANY PORTION OF A FORCE-OUT DISTRIBUTION TAKEN FROM AN INDIVIDUAL SEGMENT WILL GENERATE A CORRESPONDING EARLY DISTRIBUTION ADJUSTMENT OF THE SEGMENT ACCOUNT VALUE.

If the Unloaned GIO (excluding the remaining Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Account, and the Segment Distribution Values, is still insufficient to cover the force-out in its entirety, the remaining amount of the force-out will be allocated to the Unloaned GIO and reduce or eliminate any remaining Charge Reserve Amount under the Unloaned GIO.

LOANS

Please refer to the appropriate variable life insurance policy prospectus for information regarding policy loan provisions.

You may specify how your loan is to be allocated among the MSO, the variable investment options and the Unloaned GIO. Any portion of a requested loan allocated to the MSO will be redeemed from the individual Segments and the MSO Holding Account proportionately, based on the value of the MSO Holding Account and the current Segment Distribution Values of each Segment. Any portion allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value and be subject to a higher guaranteed maximum loan spread (2% for policies with a contract state of Oregon and 5% for all other policies).

If you do not specify or if we cannot allocate the loan according to your specifications, we will allocate the loan proportionately from your values in the Unloaned GIO (excluding the Charge Reserve Amount) and your values in the variable investment options including the MSO Holding Account.

If the Unloaned GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Account, are insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the individual Segments proportionately, based on current Segment Distribution Values.

ANY PORTION OF A LOAN ALLOCATED TO AN INDIVIDUAL SEGMENT WILL GENERATE A CORRESPONDING EARLY DISTRIBUTION ADJUSTMENT OF THE SEGMENT ACCOUNT VALUE AND BE SUBJECT TO A HIGHER GUARANTEED MAXIMUM LOAN SPREAD.

If the Unloaned GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Account and the Segment Distribution Values, are still insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the Unloaned GIO and will reduce or eliminate the remaining Charge Reserve Amount.

Loan interest is due on each policy anniversary. If the interest is not paid when due, it will be added to your outstanding loan and allocated on the same basis as monthly deductions. See "How we deduct policy monthly charges during a Segment Term."

Whether or not any Segment is in effect and has not yet reached its Segment Maturity Date, loan repayments will first reduce any loaned amounts that are subject to the higher maximum loan interest spread. Loan repayments will first be used to restore any amounts that, before being designated as loan collateral, had been in the Unloaned GIO. Any portion of an additional loan repayment allocated to the MSO at the policy owner's direction (or according to premium allocation percentages) will be transferred to the MSO Holding Account to await the next available Segment Start Date and will be subject to the same conditions described earlier in this Prospectus.

PAID UP DEATH BENEFIT GUARANTEE

Please note that the MSO is not available while the Paid Up Death Benefit Guarantee is in effect. The Paid Up Death Benefit Guarantee provides an opportunity to lock in all or a portion of your policy's death benefit, provided certain conditions are met. Please see the appropriate variable life insurance policy prospectus for more information.

EXTENDED NO LAPSE GUARANTEE RIDER

Please note that the MSO is not available while the Extended No Lapse Guarantee Rider is in effect. You must terminate the Extended No Lapse Guarantee Rider before electing MSO. The Extended No Lapse Guarantee guarantees that your policy will not terminate for a certain number of years, provided certain conditions are met. Please see your Incentive Life Legacy(R) II prospectus for more information.

LOAN EXTENSION ENDORSEMENT

We will include all Segment Values in determining whether the policy will go on to Loan Extension. If the Loan Extension goes into effect, all Segments will be terminated and, you will forfeit any positive index performance and be subject to an Early Distribution Adjustment with respect to these amounts. In addition, MSO will no longer be available once you go on Loan Extension. Please see the appropriate variable life insurance policy prospectus for more information.

LONG-TERM CARE SERVICES/SM/ RIDER

If you elect the Long-Term Care Services/SM/ Rider, after a period of coverage ends before coverage is continued as a Nonforfeiture Benefit, if any MSO Segments are in effect, they will be terminated with corresponding early distribution adjustments, and the MSO Segment values will be reallocated to the variable investment options and your GIO based on your premium allocations then in effect.

LIVING BENEFITS RIDER

If a Living Benefits Rider or an accelerated death benefit rider (which may be referred to as a "total and permanent disability accelerated death benefit rider" or a "limited life expectancy accelerated death benefit rider") is included with your policy, the portion of the cash surrender value that is on lien and is allocated to your values in the variable investment options under your policy and investment in the MSO will be transferred to and maintained as part of the Unloaned GIO. You may tell us how much of the accelerated payment is to be transferred from your value in each variable investment option and your value in the MSO. Units will be redeemed from each variable investment option sufficient to cover the amount of the accelerated payment that is allocated to it and transferred to the Unloaned GIO. Any portion of the payment allocated to the MSO based on your instructions will be deducted from any value in the MSO Holding Account and the individual Segments on a pro-rata basis, based on any value in the MSO Holding Account and the current Segment Distribution Value of each Segment, and transferred to the Unloaned GIO. Any portion of the payment allocated to an individual Segment

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R) will cause a corresponding Early Distribution Adjustment of the Segment Account Value. If you do not tell us how to allocate the payment, or if we cannot allocate it based on your directions, we will allocated it based on our rules then in effect. Allocation rules will be provided upon request. Such transfers will occur as of the date we approve an accelerated death benefit payment. There will be no charge for such transfers. Please see the appropriate variable life insurance policy prospectus for more information.

ASSET REBALANCING SERVICE

If you are invested in MSO, you may also elect the Asset Rebalancing Service. However, any amounts allocated to the MSO will not be included in the rebalance transactions. The investment options available to your Asset Rebalancing Service do not include the MSO Holding Account or Segments. Please see the appropriate variable life insurance policy prospectus for more information.

REQUESTED FACE AMOUNT INCREASES

Please refer to the appropriate variable life insurance policy prospectus for conditions that will apply for a requested face amount increase.

If you wish to make a face amount increase during a Segment Term, the MSO requires that a minimum amount of policy account value be available to be transferred into the Unloaned GIO (if not already present in the Unloaned GIO), and that the balance after deduction of monthly charges remain there during the longest remaining Segment Term subject to any loans as described above. This minimum amount will be any amount necessary to supplement the existing Charge Reserve Amount so as to be projected to be sufficient to cover all monthly deductions during the longest remaining Segment Term. Such amount will be determined assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account value, and that no further policy changes or additional premium payments are made.

Any necessary transfers to supplement the amount already present in the Unloaned GIO in order to meet this minimum requirement will take effect on the effective date of the face amount increase. There will be no charge for this transfer. Any transfer from the variable investment options including the MSO Holding Account will be made in accordance with your directions. Your transfer instructions will be requested as part of the process for requesting the face amount increase. If the requested allocation is not possible due to insufficient funds, the required amount will be transferred proportionately from the variable investment options, as well as the MSO Holding Account. If such transfers are not possible due to insufficient funds, your requested face amount increase will be declined.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

Please refer to the appropriate variable insurance policy prospectus for more information regarding your right to cancel your policy within a certain number of days and the Investment Start Date, which is the business day your investment first begins to earn a return for you. However, the policy prospectus provisions that address when amounts will be allocated to the investment options do not apply to amounts allocated to the MSO.

In those states that require us to return your premium without adjustment for investment performance within a certain number of days, we will initially put all amounts which you have allocated to the MSO into our EQ/Money Market investment option. If we have received all necessary requirements for your policy as of the day your policy is issued, on the first business day following the later of the twentieth day after your policy is issued or the Investment Start Date (30th day in most states if your policy is issued as the result of a replacement), we will re-allocate those amounts to the MSO Holding Account where they will remain until the next available Segment Start Date, at which time such amounts will be transferred to a new Segment of the MSO subject to meeting the conditions described in this Prospectus. However, if we have not received all necessary requirements for your policy as of the day your policy is issued, we will re-allocate those amounts to the MSO Holding Account on the 20th day (longer if your policy is issued as the result of a replacement) following the date we receive all necessary requirements to put your policy in force at our Administrative Office. Your financial professional can provide further information on what requirements may apply to your policy.

In all other states, any amounts allocated to the MSO will first be allocated to the MSO Holding Account where they will remain for 20 days (unless the policy is issued as the result of a replacement, in which case amounts in the MSO Holding Account will remain there for 30 days (45 days in Pennsylvania)). Thereafter, such amounts will be transferred to a new Segment of the MSO on the next available Segment Start Date, subject to meeting the conditions described in this Prospectus.

SEGMENT MATURITY GIO LIMITATION

Upon advance notification, we reserve the right to limit the amount of your Segment Maturity Value that may be allocated to the guaranteed interest option. However, that limitation will never be less than 5% of your Segment Maturity Value. We will transfer any portion of your Segment Maturity Value that is allocated to the guaranteed interest option in excess of the Segment Maturity GIO Limitation to the EQ/Money Market variable investment option unless we receive your instructions prior to the Segment Maturity Date that the Segment Maturity Value should be allocated to the MSO Holding Account or to any other available variable investment option.

As of November 18, 2013, MONY America will not exercise its right to limit the amounts that may be allocated and or transferred to the guaranteed interest option ("policy guaranteed interest option limitation"). All references to the policy guaranteed interest option limitation in your prospectus, and/or in your policy and/or in the endorsements to your policy, are not applicable. See "Appendix I -- Policy/rider variations" for more information.

RIGHT TO DISCONTINUE AND LIMIT AMOUNTS ALLOCATED TO THE MSO

We reserve the right to restrict or terminate future allocations to the MSO at any time. If this right were ever to be exercised by us, all Segments outstanding as of the effective date of the restriction would be guaranteed to continue uninterrupted until the Segment Maturity Date. As each such Segment matured, the balance would be reallocated to the Unloaned GIO and/or variable investment options per your instructions, or to the EQ/Money Market investment option if no instructions are received. We may also temporarily suspend offering Segments at any time and for any reason including emergency conditions as determined by the Securities and Exchange Commission. We also reserve the right to establish a maximum amount for any single policy that can be allocated to the MSO.

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

ABOUT SEPARATE ACCOUNT LIO

Amounts allocated to the MSO are held in a "non-unitized" separate account we have established under the Commissioner of Insurance in the State of Arizona. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. These assets are also available to the insurer's general creditors and an owner should look to the financial strength of MONY America for its claims-paying ability. We guarantee all benefits relating to your value in the MSO, regardless of whether assets supporting the MSO are held in a separate account or our general account.

Our current plans are to invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. Futures, options and interest rate swaps may be used for hedging purposes.

Although the above generally describes our plans for investing the assets supporting our obligations under MSO, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

                DESCRIPTION OF THE MARKET STABILIZER OPTION(R)

5. Distribution of the policies


--------------------------------------------------------------------------------

The MSO is only available only under certain variable life insurance policies issued by MONY America. Extensive information about the arrangements for distributing the variable life insurance policies, including sales compensation, is included under "Distribution of the Policies" in the appropriate variable life insurance policy prospectus and in the statement of additional information that relates to that prospectus. All of that information applies regardless of whether you choose to use the MSO, and there is no additional plan of distribution or sales compensation with respect to the MSO. There is also no change to the information regarding the fact that the principal underwriter(s) is an affiliate of MONY America or an indirect wholly owned subsidiary of AXA Equitable.

                         DISTRIBUTION OF THE POLICIES

6. Additional Information

--------------------------------------------------------------------------------



Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The units of the Market Stabilizer Option(R) described in this Prospectus fall within the exemption provided under rule 12h-7. The Company relies on the exemption provided under rule 12h-7, and does not file reports under the Exchange Act.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of MONY America at December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 are incorporated by reference herein in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to MONY America as permitted by the applicable SEC independence rules. PricewaterhouseCoopers LLP's address is 300 Madison Avenue, New York, New York 10017.

                            ADDITIONAL INFORMATION

Appendix I: Policy/rider variations

--------------------------------------------------------------------------------

This Appendix reflects policy/rider variations that differ from what is described in this rider or in your prospectus but may have been in effect at the time your policy/rider was issued. If you purchased your policy/rider during the "Approximate Time Period" below, the noted variation may apply to you. Your policy/rider may have been available in your state past the approximate end date indicated below. For more information about your particular features, charges and options available under your policy/rider based upon when you purchased it, please contact your financial professional and/or refer to your policy/rider.

-----------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD  FEATURE/BENEFIT           VARIATION
-----------------------------------------------------------------------------
November 18, 2013 to      Guaranteed interest       MONY America will not
present                   option ("GIO") limitation exercise its right to
                                                    limit the amounts that
                                                    may be allocated and or
                                                    transferred to the
                                                    guaranteed interest
                                                    option ("policy
                                                    guaranteed interest
                                                    option limitation"). All
                                                    references to the policy
                                                    guaranteed interest
                                                    option limitation in
                                                    your prospectus, and/or
                                                    in your policy and/or in
                                                    the endorsements to your
                                                    policy, are not
                                                    applicable.
-----------------------------------------------------------------------------
September 19, 2009 -      Guaranteed interest       Any reference to the
November 18, 2013         option ("GIO") limitation policy guaranteed
                                                    interest option
                                                    limitation is
                                                    inapplicable.
-----------------------------------------------------------------------------

                      APPENDIX I: POLICY/RIDER VARIATIONS

Appendix II: Early Distribution Adjustment Examples

--------------------------------------------------------------------------------

              HYPOTHETICAL EARLY DISTRIBUTION ADJUSTMENT EXAMPLES

A. EXAMPLES OF EARLY DISTRIBUTION ADJUSTMENT TO DETERMINE SEGMENT DISTRIBUTION VALUE

The following examples represent a policy owner who has invested in both Segments 1 and 2. They are meant to show how much value is available to a policy owner when there is a full surrender of the policy by the policy owner or other full distribution from these Segments as well as the impact of Early Distribution Adjustments on these Segments. The date of such hypothetical surrender or distribution is the Valuation Date specified below and, on that date, the examples assume 9 months remain until Segment 1's maturity date and 3 months remain until Segment 2's maturity date.

Explanation of formulas and derivation of Put Option Factors is provided in notes (1)-(3) below.

------------------------------------------------------------------------------------------------------------------
  DIVISION OF MSO INTO                  SEGMENT 1                                SEGMENT 2
        SEGMENTS              (DISTRIBUTION AFTER 3 MONTHS)            (DISTRIBUTION AFTER 9 MONTHS)        TOTAL
------------------------------------------------------------------------------------------------------------------
Start Date                 3rd Friday of July, Calendar Year Y     3rd Friday of January, Calendar Year Y
------------------------------------------------------------------------------------------------------------------
Maturity Date             3rd Friday of July, Calendar Year Y+1   3rd Friday of January, Calendar Year Y+1
------------------------------------------------------------------------------------------------------------------
Segment Term                              1 year                                   1 year
------------------------------------------------------------------------------------------------------------------
Valuation Date            3rd Friday of October, Calendar Year Y   3rd Friday of October, Calendar Year Y
------------------------------------------------------------------------------------------------------------------
INITIAL SEGMENT ACCOUNT                   1,000                                    1,000                    2,000
------------------------------------------------------------------------------------------------------------------
Variable Index Benefit
 Charge                                   0.75%                                    0.75%
------------------------------------------------------------------------------------------------------------------
Remaining Segment Term      9 months / 12 months = 9/12 = 0.75       3 months / 12 months = 3/12 = 0.25
------------------------------------------------------------------------------------------------------------------

EXAMPLE I - THE INDEX IS DOWN 10% AT THE TIME OF THE EARLY DISTRIBUTION
ADJUSTMENT

-------------------------------------------------------------------------------------------------------------------------------
CHANGE IN INDEX VALUE                         -10%                                          -10%                       TOTAL
-------------------------------------------------------------------------------------------------------------------------------
Put Option Factor                           0.020673                                      0.003425
-------------------------------------------------------------------------------------------------------------------------------
                          Put Option Component:                         Put Option Component:
                          1000 * 0.020673 = 20.67                       1000 * 0.003425 = 3.43
                          Charge Refund Component:                      Charge Refund Component:
                          1000 * 0.75 * (0.0075 / (1 - 0.0075)) = 5.67  1000 * 0.25 * (0.0075 / (1 - 0.0075)) = 1.89
Early Distribution        Total EDA:                                    Total EDA:
 Adjustment               20.67 - 5.67 = 15.00                          3.43 - 1.89 = 1.54                             16.54
-------------------------------------------------------------------------------------------------------------------------------
SEGMENT DISTRIBUTION
 VALUE                               1000 - 15.00 = 985.00                          1000 - 1.54 = 998.46              1,983.46
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Put Option
Component                                   -2.067%                                       -0.343%
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Charge Refund
Component                                    0.567%                                        0.189%
-------------------------------------------------------------------------------------------------------------------------------
Total % change in
Segment Account Value
due to the EDA                               -1.50%                                        -0.15%
-------------------------------------------------------------------------------------------------------------------------------

              APPENDIX II: EARLY DISTRIBUTION ADJUSTMENT EXAMPLES

EXAMPLE II - THE INDEX IS UP 10% AT THE TIME OF THE EARLY DISTRIBUTION
ADJUSTMENT

-------------------------------------------------------------------------------------------------------------------------------
CHANGE IN INDEX VALUE                         10%                                           10%                        TOTAL
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Put Option Factor                           0.003229                                      0.000037
-------------------------------------------------------------------------------------------------------------------------------
                          Put Option Component:                         Put Option Component:
                          1000 * 0.003229 = 3.23                        1000 * 0.000037 = 0.04
                          Charge Refund Component:                      Charge Refund Component:
                          1000 * 0.75 * (0.0075 / (1 - 0.0075)) = 5.67  1000 * 0.25 * (0.0075 / (1 - 0.0075)) = 1.89
                          Total EDA:                                    Total EDA:
                          3.23 - 5.67 = -2.44                           0.04 - 1.89 = -1.85
Early Distribution
 Adjustment                                                                                                            -4.29
-------------------------------------------------------------------------------------------------------------------------------
SEGMENT DISTRIBUTION
 VALUE                              1000 - (-2.44) = 1002.44                      1000 - (-1.85) = 1001.85            2,004.29
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Put Option
Component                                   -0.323%                                        -.004%
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Charge Refund
Component                                    0.567%                                        0.189%
-------------------------------------------------------------------------------------------------------------------------------
Total % change in
Segment Account Value
due to the EDA                               0.244%                                        0.185%
-------------------------------------------------------------------------------------------------------------------------------

EXAMPLE III - THE INDEX IS DOWN 40% AT THE TIME OF THE EARLY DISTRIBUTION ADJUSTMENT

-------------------------------------------------------------------------------------------------------------------------------
CHANGE IN INDEX VALUE                          -40%                                          -40%                       TOTAL
-------------------------------------------------------------------------------------------------------------------------------
Put Option Factor                            0.163397                                      0.152132
-------------------------------------------------------------------------------------------------------------------------------
                           Put Option Component:                         Put Option Component:
                           1000 * 0.163397 = 163.40                      1000 * 0.152132 = 152.13
                           Charge Refund Component:                      Charge Refund Component:
                           1000 * 0.75 * (0.0075 / (1 - 0.0075)) = 5.67  1000 * 0.25 * (0.0075 / (1 - 0.0075)) = 1.89
Early Distribution         Total EDA:                                    Total EDA:
 Adjustment                163.40 - 5.67 = 157.73                        152.13 - 1.89 = 150.24                         307.97
-------------------------------------------------------------------------------------------------------------------------------
SEGMENT DISTRIBUTION VALUE            1000 - 157.73 = 842.27                        1000 - 150.24 = 849.76             1,692.03
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Put Option
Component                                    -16.34%                                       -15.213%
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Charge Refund
Component                                     0.567%                                        0.189%
-------------------------------------------------------------------------------------------------------------------------------
Total % change in
Segment Account Value
due to the EDA                               -15.773%                                      -15.024%
-------------------------------------------------------------------------------------------------------------------------------

EXAMPLE IV - THE INDEX IS UP 40% AT THE TIME OF THE EARLY DISTRIBUTION
ADJUSTMENT

-------------------------------------------------------------------------------------------------------------------------------
CHANGE IN INDEX VALUE                         40%                                           40%                        TOTAL
-------------------------------------------------------------------------------------------------------------------------------
Put Option Factor                           0.000140                                      0.000000
-------------------------------------------------------------------------------------------------------------------------------
                          Put Option Component:                         Put Option Component:
                          1000 * 0.000140 = 0.14                        1000 * .000000 = 0.00
                          Charge Refund Component:                      Charge Refund Component:
                          1000 * 0.75 * (0.0075 / (1 - 0.0075)) = 5.67  1000 * 0.25 * (0.0075 / (1 - 0.0075)) = 1.89
Early Distribution        Total EDA:                                    Total EDA:
 Adjustment               0.14 - 5.67 = -5.53                           0.00 - 1.89 = -1.89                            -7.42
-------------------------------------------------------------------------------------------------------------------------------
SEGMENT DISTRIBUTION
 VALUE                              1000 - (-5.53) = 1005.53                      1000 - (-1.89) = 1001.89            2,007.42
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Put Option
Component                                   -0.014%                                          0%
-------------------------------------------------------------------------------------------------------------------------------
% change in principal
due to the Charge Refund
Component                                    0.567%                                        0.189%
-------------------------------------------------------------------------------------------------------------------------------
Total % change in
Segment Account Value
due to the EDA                               0.553%                                        0.189%
-------------------------------------------------------------------------------------------------------------------------------

(1)Early Distribution Adjustment = (Segment Account Value) x [ (Put Option Factor) - (Number of days between Valuation Date and Maturity Date) /( Number of days between Start Date and Maturity Date) x ( 0.0075 / (1 - 0.0075) )]. The denominator of the charge refund component of this formula, I.E., "(1 - 0.0075)," is an adjustment that is necessary in order for the pro rata refund of the Variable Index Benefit Charge to be based on the gross amount on which that charge was paid by the policy owner on the Segment Start Date.

              APPENDIX II: EARLY DISTRIBUTION ADJUSTMENT EXAMPLES

(2)Segment Distribution Value = (Segment Account Value) - (Early Distribution Adjustment).

(3)Derivation of Put Option Factor: In practice, the Put Option Factor will be calculated based on a Black Scholes model, with input values which are consistent with current market prices. We will utilize implied volatility quotes - the standard measure used by the market to quote option prices - as an input to a Black Scholes model in order to derive the estimated market prices. The input values to the Black Scholes model that have been utilized to generate the hypothetical examples above are as follows: (1) Implied volatility - 25%; (2) Libor rate corresponding to remainder of segment term
   - 1.09% annually; (3) Index dividend yield - 2% annually.

B.EXAMPLE OF AN EARLY DISTRIBUTION ADJUSTMENT CORRESPONDING TO A LOAN ALLOCATED
  TO SEGMENTS, FOR THE SEGMENT DISTRIBUTION VALUES AND SEGMENT ACCOUNT VALUES LISTED ABOVE FOR A CHANGE IN INDEX VALUE OF -40%

This example is meant to show the effect on a policy if, rather than a full distribution, you took a loan in the circumstances outlined in Example III above when the Index is down 40%. Thus the policy owner is assumed to have an initial Segment Account Value of 1,000 in each of Segment 1 and Segment 2. It is also assumed that 9 months remain until Segment 1's maturity date and 3 months remain until Segment 2's maturity date.

Loan Amount: 750
Loan Date: 3rd Friday of October, Calendar Year Y

Explanation of formulas is provided in notes (a)-(d) below.

THE INDEX IS DOWN 40% AT THE TIME OF THE EARLY DISTRIBUTION ADJUSTMENT

-------------------------------------------------------------------------------
CHANGE IN INDEX VALUE                               -40%      -40%     TOTAL
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Segment Account Value before Loan                 1,000.00  1,000.00  2,000.00
-------------------------------------------------------------------------------
Loan Allocation/(a)/                                373.34    376.66    750.00
-------------------------------------------------------------------------------
Early Distribution Adjustment/(b)/                   69.91     66.59    136.55
-------------------------------------------------------------------------------
Segment Account Value after Loan/(c)/               556.73    556.72  1,113.45
-------------------------------------------------------------------------------
Segment Distribution Value after Loan/(d)/          468.93    473.10    942.03
-------------------------------------------------------------------------------

(a)When more than one Segment is being used, we would allocate the loan between the Segments proportionately to the Segment Distribution Value in each. We take the Segment Distribution Value of each Segment (shown in Example III above) and divide it by the total Segment Distribution Values for Segments 1 and 2. This gives us the proportionate amount of the loan that should be allocated to each Segment. For example, for Segment 1, that would be 750 x (842.27/1,692.03) = 373.34

(b)This is the Early Distribution Adjustment that would be deducted from each Segment, as a result of the loan, based on the amount of the loan that is allocated to that Segment. It is equal to a percentage of the Early Distribution Adjustment that would apply if a full distribution from the Segment were being made, rather than only a partial distribution. This percentage would be 44.32545% for Segment 1 in this example: i.e., 373.34 (the amount of reduction in Segment Distribution Value as a result of the loan) divided by 842.27 (the Segment Distribution Value before the loan). Thus, the Early Distribution Adjustment that is deducted for Segment 1 due to the loan in this example would be 69.91 (i.e., 44.32545% of the 157.73 Early Distribution adjustment shown in Example III above that would apply if a full rather than only a partial distribution from the Segment were being made). Of this 69.91, 72.43 would be attributable to the Put Option Component and -2.51 would be attributable to the Charge Refund Component (which are calculated by applying 44.32545% to the 163.40 Put Option Component and the 5.67 Charge Refund Component shown in Example III). Similarly, the Early Distribution Adjustment deducted as a result of the loan from Segment 2 would be 66.59, of which 67.43 would be attributable to the Put Option Component and -0.84 would be attributable to the Charge Refund Component.

(c)The Segment Account Value after Loan represents the Segment Account Value before Loan minus the Loan Allocation and the Early Distribution Adjustment. For example, for Segment 1, that would be 1,000 - 373.34 - 69.93 = 556.73.

(d)Segment Distribution Value after Loan represents the amount a policy owner would receive from a Segment if they decided to surrender their policy immediately after this loan transaction. We would take the pre-loan Segment Distribution Value (shown in Example III above) and subtract the Loan Allocation. For example, for Segment 1, that would be 842.27 - 373.34 = 468.93.

              APPENDIX II: EARLY DISTRIBUTION ADJUSTMENT EXAMPLES

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA TABLE OF CONTENTS:

                                                                           PAGE
Risk Factors..............................................................    1
Description of Business...................................................   11
Description of Property...................................................   20
Legal Proceedings.........................................................   21
Financial Statements and Notes to Financial Statements....................   22
Selected Financial Data...................................................   54
Management's Discussion and Analysis of Financial Condition and Results
  of Operations...........................................................   56
Changes in and Disagreements with Accountants on Accounting and
  Financial Disclosure....................................................   78
Quantitative and Qualitative Disclosures About Market Risk................   79
Directors, Executive Officers, Promoters and Control Persons..............   81
Executive Compensation....................................................   86
Security Ownership of Certain Beneficial Owners and Management............  114
Transactions with Related Persons, Promoters and Certain Control Persons..  116

RISK FACTORS

IN THE COURSE OF CONDUCTING OUR BUSINESS OPERATIONS, WE COULD BE EXPOSED TO A VARIETY OF RISKS. THIS "RISK FACTORS" SECTION PROVIDES A SUMMARY OF SOME OF THE SIGNIFICANT RISKS THAT HAVE AFFECTED AND COULD AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. IN THIS SECTION, THE TERMS "WE," "US" AND "OUR" REFER TO MONY LIFE INSURANCE COMPANY OF AMERICA. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THE "RISK FACTORS" ARE DEFINED IN THE "DESCRIPTION OF BUSINESS" THAT IMMEDIATELY FOLLOWS THIS SECTION.

        RISKS RELATING TO CONDITIONS IN THE CAPITAL MARKETS AND ECONOMY

CONDITIONS IN THE GLOBAL CAPITAL MARKETS AND THE ECONOMY COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our business, results of operations and financial condition are materially affected by conditions in the global capital markets and the economy generally. While financial markets in the U.S. generally performed well in 2015, a wide variety of factors continue to impact economic conditions and consumer confidence. These factors include, among others, concerns over the pace of economic growth in the U.S., continued low interest rates, the U.S. Federal Reserve's plans to further raise short-term interest rates, the strength of the U.S. Dollar, global economic factors including quantitative easing or similar programs by the European Central Bank, the potential breakup of the European Union resulting from the exit by one or more member states, the recent slowdown and resulting economic turmoil in China, volatile energy costs, and geopolitical issues. Given our interest rate and equity market exposure, certain of these factors could have an adverse effect on us. Our revenues may decline, our profit margins could erode and we could incur significant losses.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the equity markets, interest rates, deflation and inflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for insurance products could be adversely affected. In addition, the levels of surrenders and withdrawals of our variable life contracts we face may be adversely impacted. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy could affect our earnings negatively and could have a material adverse effect on our business, results of operations and financial condition. See "Description of Business -- Products" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

INTEREST RATE FLUCTUATIONS AND/OR PROLONGED PERIODS OF LOW OR NEGATIVE INTEREST RATES MAY NEGATIVELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Some of our life insurance products and our investment returns are sensitive to interest rate fluctuations, and changes in interest rates may adversely affect our investment returns and results of operations, including in the following respects:

   . changes in interest rates may reduce the spread on some of our products between the amounts that we are required to pay under the contracts and the rate of return we are able to earn on our general account investments supporting the contracts. When interest rates decline, we have to reinvest the cash income from our investments in lower yielding instruments, potentially reducing net investment income. Since many of our policies have guaranteed minimum interest or crediting rates or limit the resetting of interest rates, the spreads could decrease and potentially become negative. When interest rates rise, we may not be able to replace the assets in our general account as quickly with the higher yielding assets needed to fund the higher crediting rates necessary to keep these products and contracts competitive, which may result in higher lapse rates;

   . when interest rates rise, policy loans and surrenders and withdrawals of life insurance policies may increase as policyholders seek to buy products with perceived higher returns, requiring us to sell investment assets potentially resulting in realized investment losses, or requiring us to accelerate the amortization of deferred acquisition costs ("DAC") or value of business acquired ("VOBA");

   . a decline in interest rates accompanied by unexpected prepayments of certain investments may result in reduced investment income and a decline in our profitability. An increase in interest rates accompanied by unexpected extensions of certain lower yielding investments may result in a decline in our profitability;

   . changes in the relationship between long-term and short-term interest rates may adversely affect the profitability of some of our products;

   . changes in interest rates may adversely impact our liquidity and increase our costs of financing;

   . our mitigation efforts with respect to interest rate risk are primarily focused on maintaining an investment portfolio with diversified maturities that has a weighted average duration that is approximately equal to the duration of our estimated liability cash flow profile.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

       However, our estimate of the liability cash flow profile may turn out to be inaccurate. In addition, there are practical and capital market limitations on our ability to accomplish this matching. Due to these and other factors we may need to liquidate investments prior to maturity at a loss in order to satisfy liabilities or be forced to reinvest funds in a lower rate environment;

   . although we take measures, including hedging strategies utilizing derivative instruments, to manage the economic risks of investing in a changing interest rate environment, we may not be able to effectively mitigate, and we may sometimes choose based on economic considerations and other factors not to fully mitigate or to increase the interest rate risk of our assets relative to our liabilities; and

   . for certain of our products, a delay between the time we make changes in interest rate and other assumptions used for product pricing and the time we are able to reflect these assumptions in products available for sale may negatively impact the long-term profitability of products sold during the intervening period.

Recent periods have been characterized by low interest rates. A prolonged period during which interest rates remain at levels lower than those anticipated may result in greater costs associated with certain of our product features; higher costs for derivative instruments used to hedge certain of our product risks; or shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition to compressing spreads and reducing net investment income, such an environment may cause policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force.

EQUITY MARKET DECLINES AND VOLATILITY MAY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Declines or volatility in the equity markets can negatively impact our investment returns as well as our business and profitability. For example, equity market declines and/or volatility may, among other things:

   . decrease the account values of our variable life contracts which, in turn, reduces the amount of revenue we derive from fees charged on those account and asset values;

   . influence policyholder behavior, which may adversely impact the levels of surrenders, withdrawals and amounts of withdrawals of our variable life contracts or cause policyholders to reallocate a portion of their account balances to more conservative investment options (which may have lower fees), which could negatively impact our future profitability and/or increase our benefit obligations particularly if they were to remain in such options during an equity market increase;

   . negatively impact the value of equity securities we hold for investment, including our investment in units of AllianceBernstein L.P., a Delaware limited partnership ("AB"), thereby reducing our statutory capital;

   .   reduce demand for variable products relative to fixed products; and

   . lead to changes in estimates underlying our calculations of DAC that, in turn, could accelerate our DAC and VOBA amortization and reduce our current earnings.

            RISKS RELATING TO OUR REINSURANCE AND HEDGING PROGRAMS

OUR REINSURANCE AND HEDGING PROGRAMS MAY BE INADEQUATE TO PROTECT US AGAINST THE FULL EXTENT OF THE EXPOSURE OR LOSSES WE SEEK TO MITIGATE.

Certain of our products contain minimum crediting rates. Downturns in equity markets, increased equity volatility, and/or reduced interest rates could result in an increase in the valuation of liabilities associated with such products, resulting in increases in reserves and reductions in net earnings. In the normal course of business, we seek to mitigate some of these risks to which our business is subject through our reinsurance and hedging programs. However, these programs cannot eliminate all of the risks and no assurance can be given as to the extent to which such programs will be effective in reducing such risks.

Reinsurance. We utilize reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force life insurance products with regard to mortality. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. For example, a material amount of liabilities were reinsured to Protective Life Insurance Company ("Protective Life") in October 2013. Given our significant concentration of reinsurance with Protective Life, if Protective Life fails to perform its obligations under the reinsurance treaty, such a failure could have a material adverse impact on our results of operations and financial condition. See "Description of Business -- Reinsurance and Hedging" and Note 1 of Notes to Financial Statements. Although we evaluate periodically the financial condition (including the applicable capital

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA requirements) of our reinsurers, the inability or unwillingness of a reinsurer to meet its obligations to us (or the inability to collect under our reinsurance treaties for any other reason) could have a material adverse impact on our results of operations and financial condition. See "Description of Business -- Reinsurance and Hedging" and Notes 6 and 7 of Notes to Financial Statements.

We are continuing to utilize reinsurance to mitigate a portion of our risk on certain new life insurance sales. Prolonged or severe adverse mortality experience could result in increased reinsurance costs, and ultimately, may reduce the availability of reinsurance for future life insurance sales. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

Hedging Programs. We hedge crediting rates to mitigate certain risks associated with our Market Stabilizer Option(R) and our indexed universal life insurance products. These products permit the contract owner to participate in the performance of an index, ETF or a commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which we will absorb up to a certain percentage loss of value in an index, ETF or commodity price, which varies by product segment. In order to support the returns associated with these features, we enter into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers. In certain cases, however, we may not be able to apply these techniques to effectively hedge these risks because the derivative market(s) in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates and amounts of withdrawals, election rates, fund performance, market volatility, interest rates and correlation among various market movements. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly (but not only) during periods of high market volatility, which could adversely impact results of operations and financial condition. If we are unable to effectively hedge these risks, we could experience economic losses which could have a material adverse impact on our results of operations and financial condition.

OUR REINSURANCE ARRANGEMENTS WITH AXA RE ARIZONA COMPANY MAY BE ADVERSELY IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS REGARDING THE USE OF CAPTIVES.

We have ceded to our affiliate, AXA RE Arizona Company, a captive reinsurance company established by AXA Financial in 2003 ("AXA Arizona"), the no lapse guarantee riders contained in certain variable and interest sensitive life policies.

Recently, the National Association of Insurance Commissioners (the "NAIC") and certain state regulators have been scrutinizing and further regulating insurance companies' use of affiliated captive reinsurers or off-shore entities. For example, the NAIC adopted a new actuarial guideline, known as "AG 48" that governs the reinsurance of term and universal life insurance business to captives by prescribing requirements for the types of assets that may be held by captives to support the reserves. The requirements in AG 48 became effective on January 1, 2015, and apply in respect of term and universal life insurance policies written from and after January 1, 2015, or written prior to January 1, 2015, but not included in a captive reinsurer financing arrangement as of December 31, 2014. In addition, a number of lawsuits have been filed against insurance companies, including an affiliate of ours, over the use of captive reinsurers. For additional information, see "Business -- Regulation -- Insurance Regulation." If the Arizona Department of Insurance or other state insurance regulators were to restrict the use of such captive reinsurers or if we otherwise are unable to continue to use a captive reinsurer, the capital management benefits we receive under the AXA Arizona reinsurance arrangement could be adversely affected which could adversely affect our competitive position, capital, liquidity and financial condition and results of operations.

   RISKS RELATING TO THE NATURE OF OUR BUSINESS, THE PRODUCTS WE OFFER, OUR
                      STRUCTURE AND PRODUCT DISTRIBUTION

OUR PRODUCTS CONTAIN NUMEROUS FEATURES AND ARE SUBJECT TO EXTENSIVE REGULATION AND FAILURE TO ADMINISTER OR MEET ANY OF THE COMPLEX PRODUCT REQUIREMENTS MAY REDUCE PROFITABILITY.

Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the Securities and Exchange Commission (the "SEC"), the Financial Industry Regulatory Authority, Inc. ("FINRA"), the U.S. Department of Labor (the "DOL") and the Internal Revenue Service (the "IRS"). See "Business -- Regulation -- Insurance Regulation

For example, U.S. federal income tax law imposes requirements relating to insurance product design, administration and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. Additionally, state and federal securities and

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insurance laws impose requirements relating to insurance product design, offering and distribution and administration. Failure to administer product features in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities, or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations, If this were to occur, it could adversely impact our profitability, results of operations and financial condition.

THE AMOUNT OF STATUTORY CAPITAL THAT WE HAVE AND THE AMOUNT OF STATUTORY CAPITAL WE MUST HOLD TO MEET OUR STATUTORY CAPITAL REQUIREMENTS AND OUR FINANCIAL STRENGTH AND CREDIT RATINGS CAN VARY SIGNIFICANTLY FROM TIME TO TIME.

Statutory accounting standards and capital and reserve requirements for MLOA are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital ("RBC") ratios for life insurance companies. This RBC formula establishes capital requirements relating to insurance, business, asset and interest rate risks. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to the amount of statutory income or losses we generate (which itself is sensitive to equity market and credit market conditions), changes in reserves, the amount of additional capital we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio (including the value of AB units), changes in interest rates, as well as changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. Our financial strength and credit ratings are significantly influenced by our statutory surplus amount and our RBC ratio. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business, results of operations or financial condition.

CHANGES IN STATUTORY RESERVE OR OTHER REQUIREMENTS AND/OR THE IMPACT OF ADVERSE MARKET CONDITIONS COULD RESULT IN CHANGES TO OUR PRODUCT OFFERINGS THAT COULD NEGATIVELY IMPACT OUR BUSINESS.

Changes in statutory reserve or other requirements, increased costs of hedging, other risk mitigation techniques and financing and other adverse market conditions could result in certain products becoming less profitable or unprofitable. These circumstances may cause us to modify and/or eliminate certain features of various products, including our universal life products among others, and could cause the suspension or cessation of sales of certain products in the future. Any modifications to products that we may make could result in certain of our products being less attractive and/or competitive. This could adversely impact sales which could negatively impact AXA Advisors' ability to retain its sales personnel and our ability to maintain our distribution relationships. This, in turn, may negatively impact our business and results of operations and financial condition.

A DOWNGRADE IN OUR FINANCIAL STRENGTH AND CLAIMS-PAYING RATINGS COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Claims paying and financial strength ratings are important factors in establishing the competitive position of insurance companies. A downgrade of our ratings or those of AXA and/or AXA Financial could adversely affect our business and results of operations by, among other things, reducing new sales of our products, increasing surrenders and withdrawals from our existing contracts, possibly requiring us to reduce prices or take other actions for many of our products and services to remain competitive, or adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance. A downgrade in our ratings may also adversely affect our cost of raising capital or limit our access to sources of capital.

AXA FINANCIAL COULD SELL INSURANCE PRODUCTS THROUGH ANOTHER ONE OF ITS INSURANCE SUBSIDIARIES WHICH WOULD RESULT IN REDUCED SALES OF OUR PRODUCTS AND TOTAL REVENUES.

We are a wholly owned subsidiary of AXA Financial, a diversified financial services organization offering a broad spectrum of financial advisory, insurance and investment management products and services. As part of AXA Financial's ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of AXA Financial Group, AXA Financial could sell insurance products through another one of its insurance subsidiaries instead of us, which would result in reduced sales of our products and total revenues. This in turn would negatively impact our business, results of operations and financial condition.

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WE FACE COMPETITION FROM OTHER INSURANCE COMPANIES, BANKS AND OTHER FINANCIAL
INSTITUTIONS, WHICH MAY ADVERSELY IMPACT OUR MARKET SHARE AND PROFITABILITY.

There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services we provide. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. This competition makes it especially difficult to provide unique insurance products since, once such products are made available to the public, they often are reproduced and offered by our competitors. Also, this competition may adversely impact our market share and profitability.

Our ability to compete is dependent on numerous factors including, among others, the successful implementation of our strategy; our financial strength as evidenced, in part, by our financial and claims-paying ratings; new regulations and/or different interpretations of existing regulations; our access to diversified sources of distribution; our size and scale; our product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; our technological capabilities; our ability to explain complicated products and features to our distribution channels and customers; crediting rates on our fixed products; the visibility, recognition and understanding of our brands in the marketplace; our reputation and quality of service; and, with respect to variable insurance products, investment options, flexibility and investment management performance. See "Description of Business -- Competition."

THE ABILITY OF FINANCIAL PROFESSIONALS ASSOCIATED WITH AXA ADVISORS AND AXA NETWORK TO SELL OUR COMPETITORS' PRODUCTS COULD RESULT IN REDUCED SALES OF OUR PRODUCTS AND REVENUES.

Most of the financial professionals associated with AXA Advisors and AXA Network can sell products from competing unaffiliated insurance companies. To the extent the financial professionals sell our competitors' products rather than our products, we will experience reduced sales and revenues.

THE INABILITY OF AXA ADVISORS AND AXA NETWORK TO RECRUIT, MOTIVATE AND RETAIN EXPERIENCED AND PRODUCTIVE FINANCIAL PROFESSIONALS MAY ADVERSELY AFFECT OUR BUSINESS.

Financial professionals associated with AXA Advisors and AXA Network are key factors driving our sales. Intense competition exists among insurers and other financial services companies for financial professionals. Companies compete for financial professionals principally with respect to compensation policies, products and sales support. Competition is particularly intense in the hiring and retention of experienced financial professionals. Although we believe that AXA Advisors and AXA Network offer financial professionals a strong value proposition, we cannot provide assurances that AXA Advisors and AXA Network will be successful in their efforts to recruit, motivate and retain top financial professionals.

CONSOLIDATION OF DISTRIBUTORS OF INSURANCE PRODUCTS MAY ADVERSELY AFFECT THE INSURANCE INDUSTRY AND THE PROFITABILITY OF OUR BUSINESS.

The insurance industry distributes many of its products through other financial institutions such as banks and broker-dealers. An increase in the consolidation activity of bank and other financial services companies may create firms with even stronger competitive positions, negatively impact the industry's sales, increase competition for access to distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or expand our customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.

            RISKS RELATING TO ESTIMATES, ASSUMPTIONS AND VALUATIONS

OUR RESERVES COULD BE INADEQUATE DUE TO DIFFERENCES BETWEEN OUR ACTUAL EXPERIENCE AND MANAGEMENT'S ESTIMATES AND ASSUMPTIONS.

We establish and carry reserves to pay future policyholder benefits and claims. Our reserve requirements for our direct and reinsurance assumed business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). Examples of policyholder elections include, but are not limited to, lapses and surrenders, withdrawals and amounts of withdrawals, and contributions and the allocation thereof. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We

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periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves or reduce DAC, which could adversely impact our earnings and/or capital. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Critical Accounting Estimates."

OUR PROFITABILITY MAY DECLINE IF MORTALITY RATES OR PERSISTENCY RATES DIFFER SIGNIFICANTLY FROM OUR PRICING EXPECTATIONS.

We set prices for our insurance products based upon expected claims and payment patterns, using assumptions for mortality rates of our policyholders. In addition to the potential effect of natural or man-made disasters, significant changes in mortality could emerge gradually over time, due to changes in the natural environment, the health habits of the insured population, the economic environment, or other factors. Pricing of our insurance products are also based in part upon expected persistency of these products, which is the probability that a policy will remain in force from one period to the next. Persistency within our life products may be significantly impacted by, among other things, conditions in the capital markets, the changing needs of our policyholders, the manner in which a product is marketed or illustrated, and competition, including the availability of new products. The development of a secondary market for life insurance, including life settlements or "viaticals" and investor owned life insurance, and to a lesser extent third party investor strategies in the annuities market, could adversely affect the profitability of existing business and our pricing assumptions for new business. Significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products. Although some of our products permit us to increase premiums or adjust other charges and credits during the life of the policy, the adjustments permitted under the terms of the policies may not be sufficient to maintain profitability. Many of our products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy.

OUR EARNINGS ARE IMPACTED BY DAC AND VOBA ESTIMATES THAT ARE SUBJECT TO CHANGE.

Our earnings for any period depend in part on the amount of our life insurance product acquisition costs (including commissions, underwriting, agency and policy issue expenses) that can be deferred and amortized rather than expensed immediately. They also depend in part on the pattern of DAC and VOBA amortization and the recoverability of DAC and VOBA which are both based on models involving numerous estimates and subjective judgments, including those regarding investment results including, hedging costs, Separate Account performance, Separate Account fees, mortality and expense margins, expected market rates of return, lapse rates and anticipated surrender charges. These estimates and judgments are required to be revised periodically and adjusted as appropriate. Revisions to our estimates may result in a change in DAC and VOBA amortization, which could negatively impact our earnings.

WE USE FINANCIAL MODELS THAT RELY ON A NUMBER OF ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT ARE INHERENTLY UNCERTAIN AND WHICH MAY CONTAIN ERRORS.

We use models in our hedging programs and many other aspects of our operations, including but not limited to product development and pricing, capital management, the estimation of actuarial reserves, the amortization of DAC and the value of business acquired and the valuation of certain other assets and liabilities. These models rely on estimates, assumptions and projections that are inherently uncertain and involve the exercise of significant judgment. Due to the complexity of such models, it is possible that errors in the models could exist and our controls could fail to detect such errors. Failure to detect such errors could result in a negative impact to our results of operations and financial position.

THE DETERMINATION OF THE AMOUNT OF ALLOWANCES AND IMPAIRMENTS TAKEN ON OUR INVESTMENTS IS SUBJECTIVE AND COULD MATERIALLY IMPACT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The determination of the amount of allowances and impairments vary by investment type and is based upon our evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that management's judgments, as reflected in our financial statements, will ultimately prove to be an accurate estimate of the actual and eventual diminution in realized value. Furthermore, additional impairments may need to be taken or allowances provided for in the future.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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              CREDIT, COUNTERPARTY AND INVESTMENTS RELATED RISKS

OUR REQUIREMENTS TO PLEDGE COLLATERAL OR MAKE PAYMENTS RELATED TO DECLINES IN ESTIMATED FAIR VALUE OF SPECIFIED ASSETS MAY ADVERSELY AFFECT OUR LIQUIDITY AND EXPOSE US TO COUNTERPARTY CREDIT RISK.

Some of our transactions with financial and other institutions specify the circumstances under which the parties are required to pledge collateral related to any decline in the market value of the specified assets. In addition, under the terms of some of our transactions, we may be required to make payments to our counterparties related to any decline in the market value of the specified assets. The amount of collateral we may be required to pledge and the payments we may be required to make under these agreements may increase under certain circumstances, which could adversely affect our liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

IF THE COUNTERPARTIES TO THE DERIVATIVE INSTRUMENTS WE USE TO HEDGE THE RISKS ON CERTAIN OF OUR PRODUCTS DEFAULT OR FAIL TO PERFORM, WE MAY BE EXPOSED TO RISKS WE HAD SOUGHT TO MITIGATE, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We hedge crediting rates to mitigate certain risks associated with our Market Stabilizer Option(R) and our indexed universal life insurance products. See "Description of Business -- Products -- Reinsurance and Hedging" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Derivatives." If our counterparties fail or refuse to honor their obligations under these derivative instruments, we could face significant losses to the extent collateral agreements do not fully offset our exposures. This is a more pronounced risk to us in view of the stresses suffered by financial institutions over the past several years. Such failure could have a material adverse effect on our financial condition and results of operations.

LOSSES DUE TO DEFAULTS, ERRORS OR OMISSIONS BY THIRD PARTIES, INCLUDING OUTSOURCING RELATIONSHIPS, COULD MATERIALLY ADVERSELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We depend on third parties and affiliates that owe us money, securities or other assets to pay or perform under their obligations. These parties include the issuers whose securities we hold in our investment portfolios, borrowers under the mortgage loans we make, customers, trading counterparties, counterparties under swap and other derivative contracts, clearing agents, exchanges, clearing houses and other financial intermediaries. These parties may default on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure or other reasons.

We also depend on third parties and affiliates in other contexts. For example, in establishing the amount of the liabilities and reserves associated with the risks assumed in connection with reinsurance pools and arrangements, we rely on the accuracy and timely delivery of data and other information from ceding companies.

We also rely on third parties and affiliates to whom we outsource certain technology platforms, information systems and administrative functions, including records retention. For example, we rely on Protective Life to provide all administrative services and other related services with respect to business reinsured with Protective Life. See "Description of Business -- Reinsurance and Hedging." If we do not effectively implement and manage our outsourcing strategy, third party vendor providers do not perform as anticipated, such vendors' internal controls fail or are inadequate, or we experience technological or other problems associated with outsourcing transitions, we may not realize anticipated productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and reputational damage.

Losses associated with defaults or other failures by these third parties and outsourcing partners upon whom we rely could materially adversely impact our business, results of operations and financial condition.

SOME OF OUR INVESTMENTS ARE RELATIVELY ILLIQUID AND MAY BE DIFFICULT TO SELL, OR TO SELL IN SIGNIFICANT AMOUNTS AT ACCEPTABLE PRICES, TO GENERATE CASH TO MEET OUR NEEDS.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, commercial mortgage backed securities and limited partnership interests. These asset classes represented approximately 15% of the carrying value of our total cash and invested assets as of December 31, 2015. Although we seek to adjust our cash and short-term investment positions to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General Accounts Investment Portfolio."

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GROSS UNREALIZED LOSSES ON FIXED MATURITY AND EQUITY SECURITIES MAY BE REALIZED
OR RESULT IN FUTURE IMPAIRMENTS, RESULTING IN A REDUCTION IN OUR NET EARNINGS.

Fixed maturity and equity securities classified as available-for-sale are reported at fair value. Unrealized gains or losses on available-for-sale securities are recognized as a component of other comprehensive income (loss) and are, therefore, excluded from net earnings. Our gross unrealized losses on fixed maturity and equity securities at December 31, 2015 were approximately $19 million. The accumulated change in estimated fair value of these available-for-sale securities is recognized in net earnings when the gain or loss is realized upon the sale of the security or in the event that the decline in estimated fair value is determined to be other-than-temporary and an impairment charge to earnings is taken. Realized losses or impairments may have a material adverse effect on our net earnings in a particular quarterly or annual period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General Accounts Investment Portfolio."

                          LEGAL AND REGULATORY RISKS

WE ARE HEAVILY REGULATED, AND CHANGES IN REGULATION MAY REDUCE OUR PROFITABILITY AND LIMIT OUR GROWTH.

INSURANCE REGULATION: We are subject to a wide variety of insurance and other laws and regulations. See "Description of Business -- Regulation." State insurance laws regulate most aspects of our insurance business. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance and by the states in which we are licensed.

Our products are highly regulated and approved by the individual state regulators where such products are sold. State insurance regulators and the NAIC regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, including, potentially rescinding prior product approvals, are often made for the benefit of the consumer at the expense of the insurer and, thus, could have a material adverse effect on our financial condition and results of operations. See "Description of Business -- Regulation -- Insurance Regulation" and "Description of Business -- Regulation -- NAIC."

U.S. FEDERAL REGULATION AFFECTING INSURANCE: Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Wall Street and Consumer Protection Act (the "Dodd Frank Act") does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd Frank Act establishes a Federal Reserve Insurance Office (the "FIO") within the U.S. Treasury Department and reforms the regulation of the non-admitted property and casualty insurance market and the reinsurance market. Federal legislation and administrative policies can significantly and adversely affect insurance companies, including policies regarding financial services regulation, securities regulation, derivatives regulation, pension regulation, health care regulation, privacy, tort reform legislation and taxation. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies. Other aspects of our insurance operations could also be affected by the Dodd-Frank Act. For example, the Dodd-Frank Act includes a new framework of regulation of the over-the-counter ("OTC") derivatives markets. See "Description of Business -- Regulation -- Dodd-Frank Wall Street Reform and Consumer Protection Act."

INTERNATIONAL REGULATION: In addition, regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. For example, the Financial Stability Board (the "FSB") has identified nine global systemically important insurers ("G-SIIs"), which includes the AXA Group. While the precise implications of being designated a G-SII are still developing, it could have far reaching regulatory and competitive implications for the AXA Group and adversely impact AXA's capital requirements, profitability, the fungibility of AXA's capital and ability to provide capital/financial support for AXA Group companies, including potentially MLOA, AXA's ability to grow through future acquisitions, internal governance and could change the way AXA conducts its business and adversely impact AXA's overall competitive position versus insurance groups that are not designated G-SIIs. The multiplicity of different regulatory regimes, capital standards and reporting requirements could increase AXA's operational complexity and costs. All of these possibilities, if they occurred, could affect the way we conduct our business (including, for example, which products we offer) and manage capital, and may require us to satisfy increased capital requirements, all of which in turn could materially affect our competitive position, results of operations, financial condition and liquidity. See "Description of Business -- Regulation -- International Regulation."

GENERAL: From time to time, regulators raise issues during examinations or audits of us and regulated subsidiaries that could, if determined adversely, have a material impact on us. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. We are also subject to other regulations and may in the future become subject to additional regulations. See "Description of Business -- Regulation." Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business, thus having a material adverse effect on our results of operations and financial condition.

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CHANGES IN U.S. TAX LAWS AND REGULATIONS MAY ADVERSELY AFFECT SALES OF OUR
PRODUCTS AND OUR PROFITABILITY.

Currently, U.S. tax law provisions afford certain benefits to life insurance products. The nature and extent of competition and the markets for our life insurance products and our profitability may be materially affected by changes in tax laws and regulations, including changes relating to savings and retirement funding. Adverse changes could include, among many other things, the introduction of current taxation of increases in the account value of life insurance products, improved tax treatment of mutual funds or other investments as compared to insurance products or repeal of the Federal estate tax. Management cannot predict what proposals may be made, what legislation, if any, may be introduced or enacted or what the effect of any such legislation might be. See "Description of Business -- Regulation -- Federal Tax Legislation."

CHANGES IN ACCOUNTING STANDARDS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND/OR FINANCIAL CONDITION.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America that are revised from time to time. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board ("FASB"). In the future, new accounting pronouncements, as well as new interpretations of existing accounting pronouncements, may have material adverse effects on our results of operations and/or financial condition. See Note 2 of Notes to Financial Statements. In addition AXA, our ultimate parent company, prepares consolidated financial statements in accordance with International Financial Reporting Standards ("IFRS"). From time to time AXA may be required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the International Accounting Standards Board ("IASB"). In the future, new accounting pronouncements, as well as new interpretations of existing accounting pronouncements, may have material adverse effects on AXA's consolidated results of operations and/or financial condition which could impact the way we conduct our business (including, for example, which products we offer), our competitive position and the way we manage capital.

LEGAL AND REGULATORY ACTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, REPUTATION AND RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

A number of lawsuits, claims, assessments and regulatory inquiries have been filed or commenced against life insurers in the jurisdictions in which we do business. These actions and proceedings involve, among other things, insurers' sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, the use of captive reinsurers, payment of death benefits and the reporting and enchantment of unclaimed property alleged breach of fiduciary duties, alleged mismanagement of client funds and other general business related matters. Some of these matters have resulted in the award of substantial judgments against other insurers, including material amounts of punitive damages, or in substantial settlements. In some states, juries have substantial discretion in awarding punitive damages.

From time to time, we are involved in such actions and proceedings and our results of operations and financial position could be affected by defense and settlement costs and any unexpected material adverse outcomes in such matters as well as in other material actions and proceedings pending against us. The frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter.

In addition, examinations by Federal and state regulators and other governmental and self-regulatory agencies including, among others, the SEC, state attorneys general, insurance and securities regulators and FINRA could result in adverse publicity, sanctions, fines and other costs. We have provided and, in certain cases, continue to provide information and documents to the SEC, FINRA, state attorneys general, state insurance departments and other regulators on a wide range of issues. At this time, management cannot predict what actions the SEC, FINRA and/or other regulators may take or what the impact of such actions might be. See "Description of Business -- Regulation" and Note 11 of Notes to Financial Statements.

                          OPERATIONAL AND OTHER RISKS

THE COMPUTER SYSTEMS WE RELY ON MAY FAIL OR THEIR SECURITY MAY BE COMPROMISED, WHICH COULD ADVERSELY IMPACT OUR BUSINESS AND CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our business is highly dependent upon the effective operation of AXA Equitable's computer systems. We also have arrangements in place with outside vendors and other third-party service providers through which we share and receive information. We rely on these systems throughout our business for a variety of functions, including processing claims and applications, providing information to customers and distributors, performing actuarial analyses and modelling, hedging and maintaining financial records. Despite the implementation of security and back-up measures, these computer systems and those of our outside vendors and third-party service providers may be vulnerable to physical or

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cyberattacks, computer viruses or other computer related attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operations.

Our confidential information is retained on AXA Equitable's computer systems. AXA Equitable relies on commercial technologies to maintain the security of those systems. Anyone who is able to circumvent these security measures and penetrate these computer systems could access, view, misappropriate, alter or delete any information in the systems, including personally identifiable customer information and proprietary business information. AXA Equitable's employees, our distribution partners and other vendors may use portable computers or mobile devices which may contain similar information to that in computer systems, and these devices have been and can be lost, stolen or damaged. In addition, an increasing number of states require that customers be notified if a security breach results in the inappropriate disclosure of personally identifiable customer information. Any compromise of the security of these computer systems through cyberattacks or for any other reason that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY THE OCCURRENCE OF A CATASTROPHE, INCLUDING NATURAL OR MAN-MADE DISASTERS.

Any catastrophic event, such as pandemic diseases, terrorist attacks, floods, severe storms or hurricanes or computer cyber-terrorism, could have an adverse effect on our business in several respects:

   . we could experience long-term interruptions in our service and the services provided by our significant vendors due to the effects of catastrophic events. Some of our operational systems are not fully redundant, and our disaster recovery and business continuity planning cannot account for all eventualities. Additionally, unanticipated problems with our disaster recovery systems could further impede our ability to conduct business, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data;

   . the occurrence of a pandemic disease could have a material adverse effect on our liquidity and operating results due to increased mortality and, in certain cases, morbidity rates;

   . the occurrence of any pandemic disease, natural disaster, terrorist attacks or any other catastrophic event that results in our workforce being unable to be physically located at one of our facilities could result in lengthy interruptions in our service; and

   . another terrorist attack in the United States could have long-term economic impacts that may have severe negative effects on our investment portfolio and disrupt our business operations. Any continuous and heightened threat of terrorist attacks could also result in increased costs of reinsurance.

OUR RISK MANAGEMENT POLICIES AND PROCEDURES MAY NOT BE ADEQUATE TO IDENTIFY, MONITOR AND MANAGE RISKS, WHICH MAY LEAVE US EXPOSED TO UNIDENTIFIED OR UNANTICIPATED RISKS, WHICH COULD NEGATIVELY AFFECT OUR BUSINESSES OR RESULT IN LOSSES.

Our policies and procedures to identify, monitor and manage risks may not be adequate or fully effective. Many of our methods of managing risk and exposures are based upon our use of historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of pandemics causing a large number of deaths or terrorism. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY AND MAY BE SUBJECT TO INFRINGEMENT CLAIMS BY A THIRD PARTY.

We rely on a combination of contractual rights, copyright, trademark, and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. In recent years, there has been increasing intellectual property litigation in the financial services industry challenging, among other things, product designs and business processes. If a third party were to successfully assert an intellectual property infringement claim against us, or if we were otherwise precluded from offering certain features or designs, or utilizing certain processes, it could have a material adverse effect on our business, results of operations and financial condition. See "Description of Business -- Intellectual Property."

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DESCRIPTION OF BUSINESS/1/

OVERVIEW

MLOA, established in the state of Arizona in 1969, is an indirect, wholly-owned subsidiary of AXA Financial. Our primary business is to provide life insurance and employee benefit products to individuals and small and medium-size businesses. We are licensed to sell our products in 49 states (not including New York), the District of Columbia and Puerto Rico.

AXA Financial is an indirect, wholly-owned subsidiary of AXA S.A. ("AXA"), a French holding company for the AXA Group, a worldwide leader in financial protection. For additional information regarding AXA, see "Description of Business -- Parent Company."

PRODUCTS

As part of AXA Financial's ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of AXA Financial Group, most sales of indexed universal life insurance and employee benefit products to policyholders located outside of New York are being issued through MLOA instead of AXA Equitable, another life insurance subsidiary of AXA Financial. We expect that AXA Financial will continue to issue newly developed life and employee benefit insurance products, which are issued to policyholders located outside of New York through MLOA instead of AXA Equitable. Since future decisions regarding product development and availability depend on factors and considerations not yet known, management is unable to predict the extent to which we will offer other products in the future. See "Risk Factors".

LIFE INSURANCE. Our primary life insurance product offerings include:

TERM. Term life is a simple form of life insurance. Term life products provide a guaranteed benefit upon the death of the insured for a specific time period (the term) in return for the periodic payment of premiums. Our BrightLife(R) TermOne(R) product is a type of term life insurance that is non-renewable and expires after one year.

UNIVERSAL LIFE. Universal life is a form of permanent life insurance that provides protection in case of death, as well as a savings or cash value component. The cash value of a universal life policy is based on the amount of premiums paid, the declared interest crediting rate and the policy charges. Unlike term life or whole life insurance, flexible premium universal life policies permit flexibility in the amount and timing of premium payments (within limits) and they generally offer the policyholder the ability to choose one of two death benefit options: a level benefit equal to the policy's original face amount or a variable benefit equal to the original face amount plus any existing policy account value.

We also offer an indexed universal life product. Indexed universal life insurance combines life insurance with equity-linked accumulation potential. The equity linked option(s) provide upside potential for cash value accumulation up to certain growth cap rates and downside protection through a floor for certain investment periods. This floor will limit the impact of decreases over the investment period in the values of the indices selected.

VARIABLE UNIVERSAL LIFE. Variable universal life is a form of permanent life insurance that combines the premium and death benefit flexibility of universal life insurance with investment opportunity. A policyholder can invest premiums in one or more underlying portfolios offering different levels of risk and growth potential. The investment portfolios provide long-term growth potential, tax deferred earnings and the ability to make tax free transfers among the investment portfolios. A policyholder can choose one of two death benefit options: level benefit equal to the policy's original face amount or a variable benefit equal to the original face amount plus any existing policy account value. Variable universal life insurance products offered by us include single-life products, second-to-die policies (which pay death benefits following the death of both insureds) and products for the corporate-owned life insurance ("COLI") market.

We offer the Market Stabilizer Option(R), an investment option, on our variable universal life product. The Market Stabilizer Option(R) offers a policyholder growth potential (up to a cap) and downside protection through a buffer. Through the use of the upside caps and a downside buffer, the Market Stabilizer Option(R) helps a policyholder manage volatility in his/her variable universal life policy, which may reduce or potentially eliminate losses.
-----------
/1/ As used herein, the terms "MLOA", "we", "our" and/or "us" refers to MONY Life Insurance Company of America, an Arizona stock life insurance company, "AXA Financial" refers to AXA Financial, Inc., a Delaware corporation incorporated in 1991, "AXA Financial Group" refers to AXA Financial and its consolidated subsidiaries, including AXA Equitable Life Insurance Company ("AXA Equitable"). The term "Separate Accounts" refers to the separate account investment assets of MLOA excluding the assets held in those separate accounts on which MLOA bears the investment risk. The term "General Account Investment Assets" refers to assets held in the General Account associated with MLOA's continuing operations. Unless otherwise defined herein, capitalized terms used in the "Description of Business" are defined in the "Risk Factors" that immediately precede this section.

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Term, Universal Life and Variable Universal Life insurance products accounted for 7.1%, 60.5% and 27.0% of our total first year premiums and deposits in 2015, respectively. For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Premiums and Deposits."

EMPLOYEE BENEFITS. We recently entered the group employee benefits business. We currently offer a suite of insurance products to small and medium-size businesses. Our primary employee benefit product offerings include:

DENTAL. We have partnered with Careington, a leading national PPO network, to provide flexible, comprehensive dental coverage, as well as access to an extensive network with approximately 200,000 dental access points and over 80,000 unique dental providers. Our plans cover routine cleanings, fillings and major dental procedures, as well as optional orthodontia and teeth whitening benefits.

VISION. We have partnered with a leading vision network, VSP(R) Vision Care. Our plans cover eye exams, glasses, and contact lenses as well as discounts on laser vision correction surgery.

LIFE INSURANCE. Life insurance can provide security and help offset financial burdens in the event of death. Additional benefits options can include supplemental life, voluntary life, or family protection.

SHORT- AND LONG-TERM DISABILITY. Disability insurance provides partial replacement of lost earnings for insured employees who become disabled, as defined by their plan provisions. Our products include both short- and long-term disability coverage options.

DEDUCTIBLE INSURANCE. Deductible insurance provides employees with access to additional coverage that can relieve the expenses of high out-of-pocket medical costs and help cover deductibles, coinsurance and copays.

HOSPITAL-PLUS. Hospital Plus (aka Hospital Indemnity) provides employees with coverage for a variety of expenses, including hospital stays, emergency room visits, rehabilitation and even childcare during hospitalization.

CRITICAL ILLNESS. Critical illness coverage protects employees from expenses that can arise from a serious illness, such as a heart attack, stroke, or cancer. Payments are made directly to employees and can be used for items not covered by their medical plans.

Sales of employee benefit products were not significant in 2015.

SEPARATE ACCOUNT ASSETS

Variable life products offer purchasers the opportunity to direct the investment of their account values into various Separate Account investment options. The investment options available to MLOA's variable life policyholders are comprised of the proprietary fund families of EQ Advisors Trust ("EQAT"), AXA Premier VIP Trust ("VIP Trust"), each of which are mutual funds for which our affiliate, AXA Equitable Funds Management Group, LLC, serves as the investment manager and administrator, and various non-proprietary fund families for which third parties serve as investment manager. Depending on the investment options available under the specific contract, variable policyholders may allocate their funds among a wide variety of these investment options.

EQAT is a mutual fund offering variable life policyholders a choice of single or multi-advised equity, bond and money market investment portfolios that employ either passively managed or actively managed strategies, "hybrid" portfolios that employ both passively managed and actively managed strategies and whose assets are allocated among multiple sub-advisers, and thirteen asset allocation portfolios that invest in other portfolios of EQAT Trust and other unaffiliated mutual funds or exchange traded funds. VIP Trust is a mutual fund offering variable life policyholders a choice of twenty-three asset allocation portfolios that invest in other portfolios of EQAT and other unaffiliated mutual funds or exchange traded funds. Certain of the EQAT equity portfolios employ a managed volatility strategy that seeks to reduce equity exposure during periods in which market volatility has increased to levels that are meaningfully higher than long-term historic averages.

MARKETS

We primarily target affluent and emerging affluent individuals and families and small business owners, as well as existing clients. Variable and universal life insurance is targeted at individuals for protection and estate planning purposes, and at business owners to assist in, among other things, business continuation planning and funding for executive benefits. Our employee benefit products are targeted to small and medium-size businesses seeking to streamline employee benefits management.

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DISTRIBUTION

We distribute our products through Retail and Wholesale distribution channels.

RETAIL DISTRIBUTION. Our products are offered on a retail basis by financial professionals associated with AXA Advisors, LLC ("AXA Advisors"), an affiliated broker-dealer, and AXA Network, LLC ("AXA Network"), an affiliated general insurance agency. These financial professionals also have access to and can offer a broad array of annuity, life insurance, employee benefits and investment products and services from unaffiliated insurers and other financial service providers.

WHOLESALE DISTRIBUTION. We also distribute our products on a wholesale basis through AXA Distributors, LLC ("AXA Distributors"), an affiliated wholesale distribution company, to third-party broker-dealers and insurance brokerage general agencies.

For our employee benefits business we have developed targeted partnerships with influential regional, national and local brokers and general agents across the country. We have also developed strategic partnerships with other types of employee benefits distributors in the market -- including private exchanges, health plans, and professional employer organizations.

We have entered into agreements pursuant to which we compensate AXA Advisors, AXA Network and AXA Distributors for distributing and servicing our products. The agreements provide that compensation will not exceed any limitations imposed by applicable law.

For additional information on premiums and deposits by the retail and wholesale channels, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Premium and Deposits."

REINSURANCE AND HEDGING

We have in place reinsurance and hedging programs to reduce our exposure to mortality, equity market fluctuations, interest rate fluctuations and certain other product features.

REINSURANCE. We utilize reinsurance to mitigate a portion of the risks that we face from our in-force life insurance products. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. We evaluate the financial condition of our reinsurers in an effort to minimize our exposure to significant losses from reinsurer insolvencies.

In October 2013, we entered into a reinsurance agreement (the "Reinsurance Agreement") with Protective Life Insurance Company ("Protective Life") pursuant to which Protective Life is reinsuring on a 100% indemnity reinsurance basis an in-force book of life insurance and annuity policies written by MLOA primarily prior to 2004. Under the terms of the Reinsurance Agreement, we transferred and ceded assets equal to approximately $1,308 million, net of ceding commission of approximately $370 million, in consideration of the transfer of liabilities amounting to approximately $1,374 million. In addition to the Reinsurance Agreement, we entered into a long-term administrative services agreement with Protective Life whereby Protective Life will provide all administrative and other services with respect to the reinsured business. For additional information regarding the Reinsurance Agreement, see Notes 1, 6 and 7 of Notes to Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

For business not reinsured with Protective Life, we generally reinsure our variable life, interest-sensitive life and term life insurance policies on an excess of retention basis. In 2015, we generally retained up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to-die policies. For amounts applied for in excess of those limits, reinsurance is ceded to AXA Equitable up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million of risk on second-to-die policies. For amounts issued in excess of those limits we typically obtained reinsurance from unaffiliated third parties. The reinsurance arrangements obligate the reinsurer to pay a portion of any death claim in excess of the amount we retain in exchange for an agreed-upon premium.

In addition to non-affiliated reinsurance, we have ceded to our affiliate, AXA Arizona, a captive reinsurance company established by AXA Financial, the no lapse guarantee riders contained in certain variable and interest sensitive life insurance policies. For additional information, see "Risk Factors" and
Note 7 of Notes to Financial Statements.

REINSURANCE ASSUMED. We do not assume reinsurance from any non-affiliated insurance company. For additional information about reinsurance strategies implemented and affiliate reinsurance assumed, see Notes 6 and 7 of Notes to Financial Statements.

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HEDGING. We hedge crediting rates to mitigate certain risks associated with our
Market Stabilizer Option(R) and our indexed universal life insurance products. These products permit the contract owner to participate in the performance of an index, ETF or a commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which we will absorb, up to a certain percentage, the loss of value in an index, ETF or commodity price, which varies by product segment. In order to support the returns associated with these features, we enter into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers.

For additional information about reinsurance and hedging strategies, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 6 and 7 of Notes to Financial Statements.

POLICYHOLDER LIABILITIES AND RESERVES

We establish, and carry as liabilities, actuarially determined amounts that are calculated to meet our policy obligations when a policy matures or is surrendered, an insured dies or becomes disabled or upon the occurrence of other covered events. Our reserve requirements are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, interest rates, future equity performance, reinvestment rates, persistency, claims experience and policyholder elections (i.e., lapses and surrenders, withdrawals and amounts of withdrawals, contributions and the allocation thereof, etc.), which we modify to reflect our actual experience and/or refined assumptions when appropriate.

Pursuant to state insurance laws, we establish statutory reserves, reported as liabilities, to meet our obligations on our policies. These statutory reserves are established in amounts sufficient to meet policy obligations, when taken together with expected future premiums and interest at assumed rates. Statutory reserves generally differ from actuarial liabilities for future policy benefits determined using U.S. GAAP.

State insurance laws and regulations require that we submit to state insurance departments, with each annual report, an opinion and memorandum of a "qualified actuary" that the statutory reserves and related actuarial amounts recorded in support of specified policies, and the assets supporting such statutory reserves and related actuarial amounts, make adequate provision for its statutory liabilities with respect to these obligations.

For additional information on Policyholder Liabilities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Critical Accounting Policies and Estimates", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and "Risk Factors."

UNDERWRITING AND PRICING

UNDERWRITING. We employ detailed underwriting policies, guidelines and procedures designed to align mortality results with the assumptions used in product pricing while providing for competitive risk selection. The risk selection process is carried out by underwriters who evaluate policy applications based on information provided by the applicant and other sources. Specific tests, such as blood analysis, are used to evaluate policy applications based on the size of the policy, the age of the applicant and other factors. The purpose of this process is to determine the type and amount of risk that we are willing to accept. In addition, we continue to utilize and further develop alternative underwriting methods that rely on predictive modeling.

For our group employee benefit products that do not require submission of medical evidence, risk is assessed at the group level. We will set appropriate plans for the group based on demographic information and, on larger groups, will also evaluate the experience of the group. For group employee benefit products that require submission of medical evidence, risk is assessed at the individual level. For individual employee benefit products, guarantee issue is offered based on plan design and/or achievement of minimum participation requirements.

We have senior level oversight of the underwriting process in order to facilitate quality sales and serve the needs of our customers, while supporting our financial strength and business objectives. The application of our underwriting guidelines is continuously monitored through internal underwriting audits in order to achieve high standards of underwriting and consistency.

PRICING. Pricing for our products is designed to allow us to make an appropriate profit after paying benefits to customers, and taking account of all the risks we assume. Product pricing is calculated through the use of estimates and assumptions for mortality, morbidity, withdrawal rates and amounts, expenses, persistency, policyholder elections and investment returns, as well as certain macroeconomic factors. Assumptions used are determined in light of our underwriting standards and practices. Investment-oriented products are priced based on various factors, which may include investment return, expenses, persistency and optionality.

Our life insurance and employee benefit products are highly regulated by the individual state regulators where these products are sold. From time to time, we reevaluate the type and level of features currently being offered and may change the nature and/or pricing of such features for new sales.

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We continually review our underwriting and pricing guidelines with a view to maintaining competitive offerings that are consistent with maintaining our financial strength and meeting profitability goals.

COMPETITION

There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products we provide. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. For additional information regarding competition, see "Risk Factors."

The principal competitive factors affecting our business are our financial strength as evidenced, in part, by our financial and claims-paying ratings; access to capital; access to diversified sources of distribution; size and scale; product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; technological capabilities; our ability to explain complicated products and features to our distribution channels and customers; crediting rates on fixed products; visibility, recognition and understanding of our brand in the marketplace; reputation and quality of service; and, with respect to variable insurance, investment options, flexibility and investment management performance.

We and our affiliated distributors must attract and retain productive sales representatives to sell our products. Strong competition continues among financial institutions for sales representatives with demonstrated ability. We and our affiliated distribution companies compete with other financial institutions for sales representatives primarily on the basis of financial position, product breadth and features, support services and compensation policies. For additional information, see "Risk Factors."

Legislative and other changes affecting the regulatory environment can affect our competitive position within the life insurance industry and within the broader financial services industry. For additional information, see "Description of Business -- Regulation" and "Risk Factors."

REGULATION

INSURANCE REGULATION

We are licensed to transact insurance business in all states other than New York and are subject to extensive regulation and supervision by insurance regulators in these states and the District of Columbia and Puerto Rico. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance. The extent of regulation by jurisdiction varies, but most jurisdictions have laws and regulations governing the financial aspects and business conduct of insurers. State laws in the U.S. grant insurance regulatory authorities broad administrative powers with respect to, among other things, sales practices, establishing statutory capital and reserve requirements and solvency standards, reinsurance and hedging, protecting privacy, regulating advertising, restricting the payment of dividends and other transactions between affiliates, permitted types and concentrations of investments, and business conduct to be maintained by insurance companies as well as agent licensing, approval of policy forms and, for certain lines of insurance, approval or filing of rates. Insurance regulators have the discretionary authority to limit or prohibit new issuances of business to policyholders within their jurisdictions when, in their judgment, such regulators determine that the issuing company is not maintaining adequate statutory surplus or capital. For additional information on Insurance Supervision, see "Risk Factors."

We are required to file detailed annual financial statements, prepared on a statutory accounting basis, with supervisory agencies in each of the jurisdictions in which we do business. Such agencies may conduct regular or targeted examinations of our operations and accounts, and make requests for particular information from us. In addition to oversight by state insurance regulators, in recent years, the insurance industry has seen an increase in inquiries from state attorneys general and other state officials regarding compliance with certain state insurance, securities and other applicable laws. We have received and responded to such inquiries from time to time.

HOLDING COMPANY AND SHAREHOLDER DIVIDEND REGULATION. Most states, including Arizona, regulate transactions between an insurer and its affiliates under insurance holding company acts. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require a controlled insurance company (insurers that are subsidiaries of insurance holding companies) to register with state regulatory authorities and to file with those authorities certain reports, including information concerning its capital structure, ownership, financial condition, certain intercompany transactions and general business operations.

State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates.

For additional information on shareholder dividends, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

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NAIC. The mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC provides standardized insurance industry accounting and reporting guidance through its Accounting Practices and Procedures Manual (the "Manual"). However, statutory accounting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the Manual or modifications by the various state insurance departments may impact the statutory capital and surplus of our U.S. insurance companies.

The NAIC currently has in place its "Solvency Modernization Initiative," which is designed to review the U.S. financial regulatory system and all aspects of financial regulation affecting insurance companies. Though broad in scope, the NAIC has stated that the Solvency Modernization Initiative will focus on:
(1) capital requirements; (2) governance and risk management; (3) group supervision; (4) statutory accounting and financial reporting; and
(5) reinsurance. In furtherance of this initiative, the NAIC adopted the Corporate Governance Annual Filing Model Act and Regulation at its August 2014 meeting. The new model, which requires insurers to make an annual confidential filing regarding their corporate governance policies, is expected to become effective in 2016. In addition, in September 2012, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment Model Act ("ORSA"), which has not yet been enacted by Arizona. ORSA requires that insurers maintain a risk management framework and conduct an internal risk and solvency assessment of the insurer's material risks in normal and stressed environments. The assessment must be documented in a confidential annual summary report, a copy of which must be made available to regulators as required or upon request.

In December 2012, the NAIC approved a new valuation manual containing a principles-based approach to life insurance company reserves. Principles-based reserving is designed to better address reserving for products, including the current generation of products for which the current formulaic basis for reserve determination does not work effectively. The principles-based approach will not become effective unless 42 states representing 75% of total industry premium adopt laws with substantially similar terms and provisions as those set forth in the NAIC's valuation manual. It is anticipated that the state and total industry premium thresholds will be met by July 2016, and that principles based reserving will become effective as of January 1, 2017 in Arizona.

CAPTIVE REINSURER REGULATION. During the last few years, the NAIC and certain state regulators have been scrutinizing insurance companies' use of affiliated captive reinsurers or off-shore entities.

In December 2014, the NAIC adopted a new actuarial guideline, known as "AG 48" that governs the reinsurance of term and universal life insurance business to captives by prescribing requirements for the types of assets that may be held by captives to support the reserves. The requirements in AG 48 became effective on January 1, 2015, and apply in respect of term and universal life insurance policies written from and after January 1, 2015, or written prior to January 1, 2015, but not included in a captive reinsurer financing arrangement as of December 31, 2014. The NAIC and state regulators also continue to consider additional changes relating to the use of captive reinsurers.

Like many life insurance companies, we utilize a captive reinsurer as part of our capital management strategy. We cannot predict what, if any, changes may result from these reviews, further regulation and/or pending lawsuits regarding the use of captive reinsurers. If the Arizona Department of Insurance or other state insurance regulators were to restrict the use of such captive reinsurers or if we otherwise are unable to continue to use our captive reinsurer, the capital management benefits we receive under this reinsurance arrangement could be adversely affected. For additional information on our use of a captive reinsurance company, see "Description of Business -- Reinsurance and Hedging", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SURPLUS AND CAPITAL; RISK BASED CAPITAL ("RBC"). Insurers are required to maintain their capital and surplus at or above minimum levels. Regulators have discretionary authority, in connection with the licensing of insurance companies, to limit or prohibit an insurer's sales to policyholders if, in their judgment, the regulators determine that such insurer has not maintained the minimum surplus or capital or that the further transaction of business will be hazardous to policyholders. We report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account the risk characteristics of the insurer. The major categories of risk involved are asset risk, insurance risk, interest rate risk, market risk and business risk. The formula is used as a regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose RBC ratio does not meet or exceed certain RBC levels. As of the date of the most recent annual statutory financial statements filed with insurance regulators, our RBC was in excess of each of those RBC levels. For additional information on RBC, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

GUARANTY ASSOCIATIONS AND SIMILAR ARRANGEMENTS. Each of the states in which we are admitted to transact business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

During each of the past five years, the assessments levied against us have not been material.

SECURITIES LAWS

We and certain policies offered by us are subject to regulation under the Federal securities laws administered by the SEC and under certain state securities laws. The SEC conducts regular examinations of our operations, and from time to time makes requests for particular information from us. The SEC and other governmental regulatory authorities, including state securities administrators, may institute administrative or judicial proceedings that may result in censure, fines, issuance of cease-and-desist orders or other sanctions. Sales of variable insurance products are regulated by the SEC and FINRA. Certain of our Separate Accounts are registered as investment companies under the Investment Company Act of 1940, as amended. Separate Account interests under certain insurance policies issued by us are also registered under the Securities Act of 1933, as amended.

We have provided, and in certain cases continue to provide, information and documents to, among others, the SEC, FINRA, state attorneys general, state insurance regulators and other regulators regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our business. For additional information, see Note 11 to Notes to Financial Statements.

DODD-FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Act does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act establishes the FIO within the U.S. Treasury Department and reforms the regulation of the non-admitted property and casualty insurance market and the reinsurance market. The FIO has authority that extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the Financial Stability Oversight Council ("FSOC") the designation of any insurer and its affiliates (potentially including AXA and its affiliates) as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating "covered agreements" with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether such state insurance measures are pre-empted by such covered agreements. In addition, the FIO is empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to submit such data or information as the FIO may reasonably require. In addition, the FIO's approval will be required to subject an insurer or a company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process outside the federal bankruptcy code, administered by the Federal Deposit Insurance Corporation pursuant to the Dodd-Frank Act. The Dodd-Frank Act also reforms the regulation of the non-admitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including the ability of non-domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer's domiciliary state regulator.

Other aspects of our operations could also be affected by the Dodd-Frank Act. These include:

HEIGHTENED STANDARDS AND SAFEGUARDS. The FSOC may recommend that state insurance regulators or other regulators apply new or heightened standards and safeguards for activities or practices we and other insurers or other financial services companies engage in if the FSOC determines that those activities or practices could create or increase the risk that significant liquidity, credit or other problems spread among financial companies. We cannot predict whether any such recommendations will be made or their effect on our business, results of operations or financial condition.

OVER-THE-COUNTER DERIVATIVES REGULATION. The Dodd-Frank Act includes a framework of regulation of the OTC derivatives markets. Regulations approved to date require clearing of previously uncleared transactions and will require clearing of additional OTC transactions in the future. In addition, recently approved regulations impose margin requirements on OTC transactions not required to be cleared. As a result of these regulations, our costs of risk mitigation have and may continue to increase under the Dodd-Frank Act. For example, margin requirements, including the requirement to pledge initial margin for OTC cleared transactions entered into after June 10, 2013 and for OTC uncleared transactions entered into after the phase-in period, which would be applicable to us in 2019, have increased. In addition, restrictions on securities that will qualify as eligible collateral will require increased holdings of cash and highly liquid securities with lower yields causing a reduction in income. Centralized clearing of certain OTC derivatives exposes us to the risk of a default by a clearing member or clearinghouse with respect to our cleared derivative transactions. We use derivatives to mitigate certain risks associated with our products. We have always been subject to the risk that our hedging and other management procedures might prove ineffective in reducing the risks to which insurance policies expose us or that unanticipated policyholder behavior or mortality, combined with adverse market events, could produce economic losses beyond the scope of the risk management techniques employed. Any such losses could be increased by higher costs of writing derivatives (including customized derivatives) and the reduced availability of customized derivatives that might result from the enactment and implementation of the Dodd-Frank Act.

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




INTERNATIONAL REGULATION

Regulators and lawmakers in non-U.S. jurisdictions are also engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. On July 18, 2013, the International Association of Insurance Supervisors ("IAIS") published an initial assessment methodology for designating GSIIs, as part of the global initiative launched by the G20 with the assistance of the FSB to identify global systemically important financial institutions ("G-SIFIs"). The assessment methodology, which is endorsed by the FSB, is intended to identify those insurers whose distress or disorderly failure, because of their size, complexity and interconnectedness, would cause significant disruption to the global financial system and economic activity. Also on July 18, 2013, the FSB published its initial list of nine GSIIs, which included the AXA Group and which is updated annually following consultation with the IAIS and national authorities and has continued to include the AXA Group. The policy measures for GSIIs, also published by the IAIS in July 2013, include (1) the introduction of new capital requirements; a "basic" capital requirement ("BCR") applicable to all GSIIs activities which serves as a basis for an additional level of capital called "Higher Loss Absorbency" ("HLA") required from GSIIs in relation to their systemic activities, (2) greater regulatory oversight over holding companies, (3) various measures to promote the structural and financial "self-sufficiency" of group companies and reduce group interdependencies including restrictions on intra-group financing and other arrangements, and (4) in general, a greater level of regulatory scrutiny for GSIIs (including a requirement to establish a Systemic Risk Management Plan ("SRMP"), Liquidity Risk Management Plan ("LRMP") and a Recovery and Resolution Plan ("RRP")) which have entailed significant new processes, reporting and compliance burdens and costs. These measures could have far reaching regulatory and competitive implications for the AXA Group, which in turn could materially affect our competitive position, results of operations, financial condition, liquidity and how we operate our business. For additional information, see "Risk Factors."

FEDERAL TAX LEGISLATION, REGULATION, AND ADMINISTRATION

Although we cannot predict what legislative, regulatory, or administrative changes may or may not occur with respect to the federal tax law, we nevertheless endeavor to consider the possible ramifications of such changes on the profitability of our business and the attractiveness of our products to consumers. In this regard, we analyze multiple streams of information, including those described below.

ENACTED LEGISLATION. At present, the federal tax laws generally permit certain holders of life insurance and annuity products to defer taxation on the build-up of value within such products (commonly referred to as "inside build-up") until payments are made to the policyholders or other beneficiaries. From time to time, Congress considers legislation that could enhance or reduce (or eliminate) the benefit of tax deferral on some life insurance and annuity products. As an example, the American Taxpayer's Relief Act increased individual tax rates for higher-income taxpayers. Higher tax rates increase the benefits of tax deferral on inside build-up and, correspondingly, tend to enhance the attractiveness of life insurance and annuity products to consumers that are subject to those higher tax rates.

TAX REFORM INITIATIVES. Tax reform initiatives have been underway in Congress over the last several years. During that discourse, wholesale changes to long-standing provisions governing the taxation of insurance companies have been considered, including proposals that would modify (i) the calculation of the dividends-received deduction ("DRD") with respect to life insurance company separate accounts in a way that largely would eliminate the benefit that life insurance companies receive, (ii) the calculation of insurance reserves in a manner that would decrease the federal tax deduction available to life insurance companies for such reserves, and (iii) the rules concerning the capitalization of certain policy acquisition expenses in a way that would increase the amount of premiums that an insurance company would be required to capitalize and amortize for federal tax purposes. The likelihood of enactment of these (or of any other) proposals, whether as part of a comprehensive tax reform package or as discrete legislative changes, is uncertain at this time due to the current political and economic environment as well as the ambiguity that comes with any tax reform initiative.

PRESIDENTIAL BUDGET PROPOSALS. The President submits a budget proposal to Congress on an annual basis. To varying degrees, these budget proposals typically include federal tax and related proposals that, if enacted into law, could affect our profitability and the attractiveness of our products to consumers. For example, budget proposals from the Obama Administration included proposals that sought to modify the calculation of the DRD with respect to life insurance company separate accounts and impose a "financial fee" on certain firms in the financial sector, including insurance companies. If enacted into law, these proposals could have an adverse effect on our profitability. Budget proposals from the Obama Administration also proposed changes to the federal tax laws that could affect purchasers of products offered and sold through our various business lines, including proposals that would (i) expand the pro-rata interest expense disallowance for COLI policies, (ii) increase the top capital gains rate, and (iii) restore and permanently extend the estate, gift, and generation-skipping transfer tax exemptions and tax rates as they applied in prior years. Some of these proposals, should they become law, could have the potential to improve the attractiveness of our products to consumers and enhance our sales, while other proposals could have the opposite effect.

REGULATORY AND OTHER ADMINISTRATIVE GUIDANCE FROM THE TREASURY DEPARTMENT AND THE INTERNAL REVENUE SERVICE. Regulatory and other administrative guidance from the Treasury Department and the Internal Revenue Service also could impact the amount of federal tax that we pay. For example, the adoption of "principles based" approaches for calculating statutory reserves may lead the Treasury Department and the Internal Revenue Service to issue guidance that changes the way that deductible insurance reserves are determined, potentially reducing future tax deductions for us.

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




PRIVACY OF CUSTOMER INFORMATION

We are subject to federal and state laws and regulations which require financial institutions to protect the security and confidentiality of customer information, and to notify customers about their policies and practices relating to their collection and disclosure of customer information and their practices relating to protecting the security and confidentiality of that information. We have adopted a privacy policy outlining procedures and practices to be followed by members of the AXA Financial Group relating to the collection, disclosure and protection of customer information. As required by law, a copy of the privacy policy is mailed to customers on an annual basis. Federal and state laws generally require that we provide notice to affected individuals, law enforcement, regulators and/or potentially others if there is a situation in which customer information is intentionally or accidentally disclosed to and/or acquired by unauthorized third parties. Federal regulations require financial institutions to implement programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited e-mail or fax messages to both consumers and customers, and also regulate the permissible uses of certain categories of customer information. Violation of these laws and regulations may result in significant fines and remediation costs. It may be expected that legislation considered by either the U.S. Congress and/or state legislatures could create additional and/or more detailed obligations relating to the use and protection of customer information.

INTELLECTUAL PROPERTY

We rely on a combination of copyright, trademark, patent and trade secret laws to establish and protect our intellectual property rights. AXA Financial has entered into a licensing arrangement with AXA concerning the use by AXA Financial Group of the "AXA" name. Since 2014, AXA Financial Group companies have been using AXA as the single brand for AXA Financial's advice, retirement and life insurance lines of business. As a result, we have simplified our brand in the U.S. marketplace to "AXA." We regard our intellectual property as valuable assets and protect them against infringement.

ENVIRONMENTAL CONSIDERATIONS

Federal, state and local environmental laws and regulations apply to our ownership and operation of real property. Inherent in owning and operating real property are the risk of environmental liabilities and the costs of any required clean-up. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up, which could adversely affect our mortgage lending business. In some states, this lien may have priority over the lien of an existing mortgage against such property. In addition, in some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we may be liable, in certain circumstances, as an "owner" or "operator," for costs of cleaning-up releases or threatened releases of hazardous substances at a property mortgaged to us. We also risk environmental liability when we foreclose on a property mortgaged to us. However, Federal legislation provides for a safe harbor from CERCLA liability for secured lenders, provided that certain requirements are met. Application of various other federal and state environmental laws could also result in the imposition of liability on us for costs associated with environmental hazards.

We routinely conduct environmental assessments prior to making a mortgage loan or taking title to real estate, whether through acquisition for investment, or through foreclosure on real estate collateralizing mortgages. Although unexpected environmental liabilities can always arise, we seek to minimize this risk by undertaking these environmental assessments consistent with regulatory guidance and complying with our internal procedures. As a result, we believe that any costs associated with compliance with environmental laws and regulations or any clean-up of properties would not have a material adverse effect on our results of operations.

EMPLOYEES

We have no employees. We have service agreements with affiliates pursuant to which we are provided the services necessary to operate our business. For additional information, see Note 7 of Notes to Financial Statements and "Transaction with Related Persons, Promoters and Certain Control Persons".

PARENT COMPANY

AXA, our ultimate parent company, is the holding company for the AXA Group, a worldwide leader in financial protection. AXA operates primarily in Europe, North America, the Asia/Pacific regions and, to a lesser extent, in other regions including the Middle East, Africa and Latin America. AXA has five operating business segments: Life and Savings, Property and Casualty, International Insurance, Asset Management and Banking.

Neither AXA nor any affiliate of AXA has any obligation to provide us with additional capital or credit support.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

DESCRIPTION OF PROPERTY

MLOA does not lease or own space for its operations. Facilities are provided to MLOA for the conduct of its business pursuant to service agreements with affiliated companies. For additional information, see Note 7 of Notes to Financial Statements and "Transactions with Related Persons, Promoters and Certain Control Persons" included elsewhere herein.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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



LEGAL PROCEEDINGS

The matters set forth in Note 11 of Notes to Financial Statements for the year ended December 31, 2015 are incorporated herein by reference.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                             FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                    MONY LIFE INSURANCE COMPANY OF AMERICA

Report of Independent Registered Public Accounting Firm.................................. 23

Financial Statements:
 Balance Sheets, December 31, 2015 and December 31, 2014................................. 24
 Statements of Earnings (Loss), Years Ended December 31, 2015, 2014 and 2013............. 25
 Statements of Comprehensive Income (Loss), Years Ended December 31, 2015, 2014 and 2013. 26
 Statements of Shareholder's Equity, Years Ended December 31, 2015, 2014 and 2013........ 27
 Statements of Cash Flows, Years Ended December 31, 2015, 2014 and 2013.................. 28
 Notes to Financial Statements........................................................... 29
   Note 1: Organization.................................................................. 29
   Note 2: Significant Accounting Policies............................................... 29
   Note 3: Investments................................................................... 36
   Note 4: Value of Business Acquired.................................................... 45
   Note 5: Fair Value Disclosures........................................................ 45
   Note 6: Reinsurance................................................................... 49
   Note 7: Related Party Transactions.................................................... 50
   Note 8: Share-based Compensation...................................................... 51
   Note 9: Income Taxes.................................................................. 51
   Note 10: Accumulated Other Comprehensive Income....................................... 52
   Note 11: Litigation................................................................... 53
   Note 12: Statutory Financial Information.............................................. 53

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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



            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of MONY Life Insurance Company of America:

In our opinion, the accompanying balance sheets and the related statements of earnings (loss), of comprehensive income (loss), of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of MONY Life Insurance Company of America (the "Company") at December 31, 2015 and December 31, 2014, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York

March 18, 2016

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



                    MONY LIFE INSURANCE COMPANY OF AMERICA
                                BALANCE SHEETS
                          DECEMBER 31, 2015 AND 2014

                                                     2015     2014
                                                   -------- --------
                                                     (IN MILLIONS)
ASSETS:
Investments:
  Fixed maturities available for sale, at fair
   value (amortized cost $898 and $850)........... $    906 $    878
  Policy loans....................................      159      151
  Other invested assets...........................       89       90
                                                   -------- --------
   Total investments..............................    1,154    1,119
Cash and cash equivalents.........................      176       47
Amounts due from reinsurers.......................    1,299    1,336
Deferred policy acquisition costs.................      364      292
Value of business acquired........................        9        7
Deferred cost of reinsurance......................       63       71
Current and deferred income tax receivables.......        1       --
Other assets......................................       15       18
Separate Accounts' assets.........................    1,701    1,810
                                                   -------- --------

TOTAL ASSETS...................................... $  4,782 $  4,700
                                                   ======== ========

LIABILITIES
Policyholders' account balances................... $  2,158 $  1,919
Future policy benefits and other
  policyholders liabilities.......................      389      389
Current and deferred income taxes.................       --       19
Other liabilities.................................       60       63
Separate Accounts' liabilities....................    1,701    1,810
                                                   -------- --------
   Total liabilities..............................    4,308    4,200
                                                   -------- --------

Commitments and contingent liabilities (Notes 2, 5, 7, 8, and 11)

SHAREHOLDER'S EQUITY
  Common Stock, $1.00 par value; 5.0 million
   shares authorized, 2.5 million issued
   and outstanding................................        2        2
  Capital in excess of par value..................      320      317
  Retained earnings...............................      147      164
  Accumulated other comprehensive income (loss)...        5       17
                                                   -------- --------
   Total shareholder's equity.....................      474      500
                                                   -------- --------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY........ $  4,782 $  4,700
                                                   ======== ========

                      See Notes to Financial Statements.

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



                    MONY LIFE INSURANCE COMPANY OF AMERICA
                         STATEMENTS OF EARNINGS (LOSS)
                 YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

                                                    2015    2014   2013
                                                   ------  -----  ------
                                                       (IN MILLIONS)
REVENUES
Universal life and investment-type product policy
  fee income...................................... $  152  $  91  $  131
Premiums..........................................      1      1      25
Net investment income (loss):
  Investment income (loss) from derivatives.......     (9)    13       8
  Other investment income (loss)..................     38     37      84
                                                   ------  -----  ------
   Net investment income (loss)...................     29     50      92
Investment gains (losses), net:
  Total other-than-temporary impairment losses....     (1)   (10)     (6)
  Portion of loss recognized in other
   comprehensive income (loss)....................     --     --      --
                                                   ------  -----  ------
   Net impairment losses recognized...............     (1)   (10)     (6)
  Other investment gains (losses), net............     --      4      74
                                                   ------  -----  ------
     Total investment gains (losses), net.........     (1)    (6)     68
                                                   ------  -----  ------
Equity in earnings (loss) of AllianceBernstein....      5      1       5
Other income (loss)...............................      9      8       5
Increase (decrease) in the fair value of the
  reinsurance contract asset......................     --     --      (7)
                                                   ------  -----  ------
     Total revenues...............................    195    145     319
                                                   ------  -----  ------

BENEFITS AND OTHER DEDUCTIONS
Policyholders' benefits...........................     39     31      78
Interest credited to policyholders'
  account balances................................     36     39      65
Compensation and benefits.........................     36     29      32
Commissions.......................................    121     73      80
Amortization of deferred policy acquisition costs
  and value of business acquired..................     35     14      21
Capitalization of deferred policy
  acquisition costs...............................   (108)   (78)    (81)
Amortization of deferred cost of reinsurance......      8      8       4
Rent expense......................................      2      2       2
Other operating costs and expenses................     56     37      74
                                                   ------  -----  ------
     Total benefits and other deductions..........    225    155     275
                                                   ------  -----  ------

Earnings (loss), before income taxes..............    (30)   (10)     44
Income tax (expense) benefit......................     13      5     (16)
                                                   ------  -----  ------
Net Earnings (Loss)............................... $  (17) $  (5) $   28
                                                   ======  =====  ======

                      See Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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



                    MONY LIFE INSURANCE COMPANY OF AMERICA
                   STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                 YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

                                                        2015    2014   2013
                                                       ------  -----  -----
                                                           (IN MILLIONS)
COMPREHENSIVE INCOME (LOSS)
  Net earnings (loss)................................. $  (17) $  (5) $  28
                                                       ------  -----  -----

   Other comprehensive income (loss), net of
   income taxes:
     Change in unrealized gains (losses), net of
       reclassification adjustment....................    (12)     9    (74)
                                                       ------  -----  -----
       Total other comprehensive income (loss),
         net of income taxes..........................    (12)     9    (74)
                                                       ------  -----  -----

Comprehensive Income (Loss)........................... $  (29) $   4  $ (46)
                                                       ======  =====  =====

                      See Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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



                    MONY LIFE INSURANCE COMPANY OF AMERICA
                      STATEMENTS OF SHAREHOLDER'S EQUITY
                 YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

                                                              2015    2014    2013
                                                             ------  ------  ------
                                                                 ( IN MILLIONS)
SHAREHOLDER'S EQUITY
Common stock, at par value, beginning and end of year....... $    2  $    2  $    2
                                                             ------  ------  ------

Capital in excess of par value, beginning of year...........    317     315     516
Return of capital...........................................     --      --    (200)
Changes in capital in excess of par value...................      3       2      (1)
                                                             ------  ------  ------
Capital in excess of par value, end of year.................    320     317     315
                                                             ------  ------  ------

Retained earnings, beginning of year........................    164     169     141
Net earnings (loss).........................................    (17)     (5)     28
                                                             ------  ------  ------
Retained earnings, end of year..............................    147     164     169
                                                             ------  ------  ------

Accumulated other comprehensive income (loss), beginning of
  year......................................................     17       8      82
Other comprehensive income (loss)...........................    (12)      9     (74)
                                                             ------  ------  ------
Accumulated other comprehensive income (loss), end of year..      5      17       8
                                                             ------  ------  ------

TOTAL SHAREHOLDER'S EQUITY, END OF YEAR..................... $  474  $  500  $  494
                                                             ======  ======  ======

                      See Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                           STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

                                                     2015    2014   2013
                                                    ------  -----  ------
                                                        (IN MILLIONS)
Net earnings (loss)................................ $  (17) $  (5) $   28
Adjustments to reconcile net earnings (loss) to
  net cash provided by (used in)
  operating activities:
  Interest credited to policyholders'
   account balances................................     36     39      65
  Universal life and investment-type product
   policy fee income...............................   (152)   (91)   (131)
  (Income) loss from derivative instruments........      9    (13)     (8)
  Change in accrued investment income..............     --     (1)      3
  Investment (gains) losses, net...................      1      6     (68)
  Change in deferred policy acquisition costs and
   value of business acquired......................    (73)   (64)    (60)
  Change in the fair value of the reinsurance
   contract asset..................................     --     --       7
  Change in future policy benefits.................      6     26     (18)
  Change in other policyholders liabilities........      4      2      (2)
  Change in current and deferred income taxes......    (13)   (67)    (20)
  Provision for depreciation and amortization......      2      3       7
  Dividends from AB Units..........................      5      5       4
  Equity in earnings from AB.......................     (5)    (1)     (5)
  Amortization of deferred reinsurance costs.......      8      8       4
  Cash transferred as result of reinsurance
   agreement with Protective Life..................     --     --     (74)
  Other, net.......................................     (2)   (24)     41
                                                    ------  -----  ------

Net cash provided by (used in)
  operating activities.............................   (191)  (177)   (227)
                                                    ------  -----  ------

Cash flows from investing activities:
  Maturities and repayments of fixed maturities
   and mortgage loans..............................     86    159     290
  Sales of investments.............................     19     38     111
  Purchases of investments.........................   (153)  (314)   (251)
  Cash settlement related to
   derivative instruments..........................     (7)     1      (4)
  Other, net.......................................    (12)   (46)     19
                                                    ------  -----  ------

Net cash provided by (used in)
  investing activities.............................    (67)  (162)    165
                                                    ------  -----  ------

Cash flows from financing activities:
  Policyholders' account balances:
   Deposits........................................    406    281     279
   Withdrawals and transfers to Separate Accounts..    (19)   (41)    (41)
  Change in collateralized pledged liabilities.....     --      7      12
  Return of capital................................     --     --    (200)
                                                    ------  -----  ------

Net cash provided by (used in)
  financing activities.............................    387    247      50
                                                    ------  -----  ------

Change in cash and cash equivalents................    129    (92)    (12)
Cash and cash equivalents, beginning of year.......     47    139     151
                                                    ------  -----  ------

Cash and Cash Equivalents, End of Year............. $  176  $  47  $  139
                                                    ======  =====  ======

Schedule of non-cash financing activities:
  Share-based Programs............................. $    3  $   2  $   --
                                                    ======  =====  ======

                      See Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

1) ORGANIZATION

   MONY Life Insurance Company of America ("MLOA") is an Arizona stock life insurance company. MLOA's primary business is providing life insurance and employee benefit products to both individuals and businesses. MLOA is a wholly-owned subsidiary of AXA Equitable Financial Services, LLC ("AEFS"). AEFS is a wholly-owned subsidiary of AXA Financial, Inc. ("AXA Financial" and together with its consolidated subsidiaries "AXA Financial Group"). AXA Financial is an indirect, wholly-owned subsidiary of AXA, a French holding company for the AXA Group, a worldwide leader in financial protection.

   On October 1, 2013, MLOA reinsured an in-force book of life insurance and annuity policies written primarily prior to 2004 by MLOA to Protective Life Insurance Company ("Protective Life"). MLOA transferred and ceded assets to Protective Life equal to $1,308 million, net of ceding commission of $370 million for consideration of the transfer of liabilities amounting to $1,374 million in connection with the reinsurance agreement. As a result of the reinsurance agreement MLOA recorded a deferred cost of reinsurance asset amounting to $95 million which is amortized over the life of the underlying reinsured policies. Refer to the table below for a detailed description of assets and liabilities transferred, ceded and written off as a result of the reinsurance agreement with Protective Life on October 1, 2013. In 2014, MLOA recorded an out of period adjustment which reduced the deferred cost of reinsurance asset by $12 million. For additional information on this adjustment, see Note 2. Amortization of the deferred cost of reinsurance asset in 2015, 2014 and 2013 was $8 million $8 million and $4 million respectively.

                  Calculation of deferred cost of reinsurance
                                October 1, 2013
                                 (In Millions)

TRANSFERRED OR CEDED ASSETS (NET OF CEDING
COMMISSION):
  Fixed Maturities........................... $  1,102
  Cash.......................................       74
  Policy loans...............................      132
                                              --------
   TOTAL ASSETS TRANSFERRED OR CEDED (NET OF
     CEDING COMMISSION)...................... $  1,308
                                              --------
TRANSFERRED LIABILITIES:
  Future policyholder benefits and other
   policyholders liabilities................. $  1,334
  Amounts due to reinsurer...................       40
                                              --------
   TOTAL LIABILITIES TRANSFERRED............. $  1,374
                                              --------

ACCELERATED AMORTIZATION OF ASSETS AND
LIABILITIES RESULTING FROM THE REINSURANCE
AGREEMENT:
  Value of business acquired................. $    117
  Deferred policy acquisition costs..........       71
  Initial Fee Liability......................      (27)
                                              --------
   NET ACCELERATED AMORTIZATION OF ASSETS
     AND LIABILITIES......................... $    161
                                              --------

DEFERRED COST OF REINSURANCE................. $     95
                                              ========

2) SIGNIFICANT ACCOUNTING POLICIES

   Basis of Presentation

   The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. The accompanying financial statements reflect all adjustments necessary in the opinion of management for a fair presentation of the financial position of MLOA and its results of operations and cash flows for the periods presented.

   The years "2015", "2014" and "2013" refer to the years ended December 31, 2015, 2014 and 2013, respectively. Certain reclassifications have been made in the amounts presented for prior periods to conform those periods to the current presentation.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Future Adoption of New Accounting Pronouncements

   In February 2015, the Financial Accounting Standard Board ("FASB") issued a new consolidation standard that makes targeted amendments to the VIE assessment, including guidance specific to limited partnerships and similar entities, and ends the deferral granted to investment companies for applying the VIE guidance. The new standard is effective for annual periods, beginning after December 15, 2015, but may be early-adopted in any interim period. Management currently is evaluating the impacts this guidance may have on the MLOA's financial statements.

   In August 2014, the FASB issued new guidance which requires management to evaluate whether there is "substantial doubt" about the reporting entity's ability to continue as a going concern and provide related footnote disclosures about those uncertainties, if they exist. The new guidance is effective for annual periods, ending after December 15, 2016 and interim periods thereafter. Management does not expect implementation of this guidance will have a material impact on MLOA's financial statements.

   Investments

   The carrying values of fixed maturities classified as available-for-sale ("AFS") are reported at fair value. Changes in fair value are reported in comprehensive income. The amortized cost of fixed maturities is adjusted for impairments in value deemed to be other than temporary which are recognized in Investment gains (losses), net. The redeemable preferred stock investments that are reported in fixed maturities include real estate investment trusts ("REIT"), perpetual preferred stock and redeemable preferred stock. These securities may not have a stated maturity, may not be cumulative and do not provide for mandatory redemption by the issuer.

   MLOA determines the fair values of fixed maturities and equity securities based upon quoted prices in active markets, when available, or through the use of alternative approaches when market quotes are not readily accessible or available. These alternative approaches include matrix or model pricing and use of independent pricing services, each supported by reference to principal market trades or other observable market assumptions for similar securities. More specifically, the matrix pricing approach to fair value is a discounted cash flow methodology that incorporates market interest rates commensurate with the credit quality and duration of the investment.

   MLOA's management, with the assistance of its investment advisors, monitors the investment performance of its portfolio and reviews AFS securities with unrealized losses for other-than-temporary impairments ("OTTI"). Integral to this review is an assessment made each quarter, on a security-by-security basis, by the Investments Under Surveillance ("IUS") Committee, of various indicators of credit deterioration to determine whether the investment security is expected to recover. This assessment includes, but is not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, and results in identification of specific securities for which OTTI is recognized.

   If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting OTTI is recognized in earnings (loss) and the remainder of the fair value loss is recognized in Other Comprehensive Income ("OCI"). The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management's best estimate of projected future cash flows at the effective interest rate implicit in the debt security prior to impairment. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage- and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

   Policy loans are stated at unpaid principal balances.

   Equity securities, which include common stock and non-redeemable preferred stock classified as AFS securities, are carried at fair value and are included in Other invested assets with changes in fair value reported in OCI.

   Units in AllianceBernstein L.P. ("AB"), a subsidiary of AXA Financial, are carried on the equity method and reported in Other invested assets.

   Short-term investments are reported at amortized cost that approximates fair value and are included in Other invested assets.

   Cash and cash equivalents includes cash on hand, amounts due from banks and highly liquid debt instruments purchased with an original maturity of three months or less. Due to the short-term nature of these investments, the recorded value is deemed to approximate fair value.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   All securities owned, including United States government and agency securities and mortgage-backed securities, are reported in the financial statements on a trade date basis.

   Derivatives

   Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices, values of securities or commodities, credit spreads, market volatility, expected returns, and liquidity. Values can also be affected by changes in estimates and assumptions, including those related to counterparty behavior and non-performance risk used in valuation models. Derivative financial instruments generally used by MLOA include equity options and may be exchange-traded or contracted in the over-the-counter market. All derivative positions are carried in the balance sheets at fair value, generally by obtaining quoted market prices or through the use of valuation models.

   Freestanding derivative contracts are reported in the balance sheets either as assets within "Other invested assets" or as liabilities within "Other liabilities." MLOA nets the fair value of all derivative financial instruments with counterparties for which a standardized "ISDA Master Agreement" and related Credit Support Annex ("CSA") have been executed. MLOA uses derivatives to manage asset/liability risk but has not designated those economic relationships under the criteria to qualify for hedge accounting treatment. All changes in the fair value of MLOA freestanding derivative positions, including net receipts and payments, are included in "Investment income (loss) from derivative instruments" without considering changes in the fair value of the economically associated assets or liabilities.

   MLOA is a party to financial instruments and other contracts that contain "embedded" derivative instruments. At inception, MLOA assesses whether the economic characteristics of the embedded instrument are "clearly and closely related" to the economic characteristics of the remaining component of the "host contract" and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When those criteria are satisfied, the resulting embedded derivative is bifurcated from the host contract, carried in the balance sheets at fair value, and changes in its fair value are recognized immediately and captioned in the statements of earnings (loss) according to the nature of the related host contract. For certain financial instruments that contain an embedded derivative that otherwise would need to be bifurcated and reported at fair value, the Company instead may elect to carry the entire instrument at fair value.

   Mortgage Loans on Real Estate ("mortgage loans"):

   Mortgage loans are stated at unpaid principal balances, net of unamortized discounts and valuation allowances. Valuation allowances are based on the present value of expected future cash flows discounted at the loan's original effective interest rate or on its collateral value if the loan is collateral dependent. However, if foreclosure is or becomes probable, the collateral value measurement method is used.

   For commercial and agricultural mortgage loans, an allowance for credit loss is typically recommended when management believes it is probable that principal and interest will not be collected according to the contractual terms. Factors that influence management's judgment in determining allowance for credit losses include the following:

      . Loan-to-value ratio -- Derived from current loan balance divided by the fair market value of the property. An allowance for credit loss is typically recommended when the loan-to-value ratio is in excess of 100%. In the case where the loan-to-value is in excess of 100%, the allowance for credit loss is derived by taking the difference between the fair market value (less cost of sale) and the current loan balance.

      . Debt service coverage ratio -- Derived from actual net operating income divided by annual debt service. If the ratio is below 1.0x, then the income from the property does not support the debt.

      . Occupancy -- Criteria varies by property type but low or below market occupancy is an indicator of sub-par property performance.

      . Lease expirations -- The percentage of leases expiring in the upcoming 12 to 36 months are monitored as a decline in rent and/or occupancy may negatively impact the debt service coverage ratio. In the case of single-tenant properties or properties with large tenant exposure, the lease expiration is a material risk factor.

      . Maturity -- Mortgage loans that are not fully amortizing and have upcoming maturities within the next 12 to 24 months are monitored in conjunction with the capital markets to determine the borrower's ability to refinance the debt and/or pay off the balloon balance.

      . Borrower/tenant related issues -- Financial concerns, potential bankruptcy, or words or actions that indicate imminent default or abandonment of property.

      . Payment status -- current vs. delinquent -- A history of delinquent payments may be a cause for concern.

      . Property condition -- Significant deferred maintenance observed during lenders annual site inspections.

      . Other -- Any other factors such as current economic conditions may call into question the performance of the loan.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Net Investment Income (Loss), Investment Gains (Losses), Net and Unrealized Investment Gains (Losses)

   Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of revenue. Changes in the valuation allowances are included in Investment gains (losses), net.

   Unrealized investment gains (losses) on fixed maturities and equity securities designated as AFS held by MLOA are accounted for as a separate component of Accumulated Other Comprehensive Income ("AOCI"), net of related deferred income taxes and amounts attributable to Deferred Acquisition Cost ("DAC") and value of business acquired ("VOBA") related to variable life and investment-type products.

   Changes in unrealized gains (losses) reflect changes in fair value of only those fixed maturities classified as AFS and do not reflect any changes in fair value of policyholders' account balances and future policy benefits.

   Fair Value of Financial Instruments

   Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The accounting guidance established a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:

Level 1 Unadjusted quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.

Level 3 Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity's own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.

   MLOA defines fair value as the unadjusted quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time MLOA's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value cannot be substantiated by direct comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

   Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, MLOA often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued also are considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, MLOA either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ widely accepted internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades.

   Recognition of Insurance Income and Related Expenses

   Deposits related to variable life and investment-type contracts are reported as increases to policyholders' account balances. Revenues from these contracts consist of fees assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policyholders' account balances.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Premiums from non-participating traditional life and annuity policies with life contingencies generally are recognized in income when due. Benefits and expenses are matched with such income so as to result in the recognition of profits over the life of the contracts. This match is accomplished by means of the provision for liabilities for future policy benefits and the deferral and subsequent amortization of DAC.

   For contracts with a single premium or a limited number of premium payments due over a significantly shorter period than the total period over which benefits are provided, premiums are recorded as revenue when due with any excess profit deferred and recognized in income in a constant relationship to insurance in-force or, for annuities, the amount of expected future benefit payments.

   DAC and VOBA

   DAC. Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the portion of employee compensation, including payroll fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred. DAC is subject to recoverability testing at the time of policy issue and loss recognition testing at the end of each accounting period.

   After the initial establishment of reserves, premium deficiency and loss recognition tests are performed each period end using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for the aggregate product group are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any DAC asset), DAC would first be written off and thereafter, if required, a premium deficiency reserve would be established by a charge to earnings.

   VOBA. VOBA, which arose from MLOA's 2004 acquisition by AXA Financial, was established in accordance with purchase accounting guidance for business combinations. VOBA is the actuarially determined present value of estimated future gross profits from insurance contracts in force at the date of the acquisition. VOBA is amortized over the expected life of the contracts (up to 50 years from the date of issue) according to the type of contract using the methods described below as applicable. VOBA is subject to loss recognition testing at the end of each accounting period.

   AMORTIZATION POLICY. For universal life ("UL") and investment type products, DAC and VOBA are amortized over the expected total life of the contract group as a constant percentage of estimated gross profits arising principally from investment results, Separate Account fees, mortality and expense margins and surrender charges based on historical and anticipated future experience, updated at the end of each accounting period. When estimated gross profits are expected to be negative for multiple years of a contract life, DAC and VOBA are amortized using the present value of estimated assessments. The effect on the amortization of DAC and VOBA of updates to estimated gross profits or assessments is reflected in earnings in the period such estimated gross profits or assessments are updated. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to AOCI in shareholders' equity as of the balance sheet date.

   A significant assumption in the amortization of DAC and VOBA on variable and interest-sensitive life insurance relates to projected future Separate Account performance. Management sets estimated future gross profit or assessment assumptions related to Separate Account performance using a long-term view of expected average market returns by applying a reversion to the mean approach, a commonly used industry practice. This future return approach influences the projection of fees earned, as well as other sources of estimated gross profits. Returns that are higher than expectations for a given period produce higher than expected account balances, increase the fees earned resulting in higher expected future gross profits and lower DAC and VOBA amortization for the period. The opposite occurs when returns are lower than expected.

   In applying this approach to develop estimates of future returns, it is assumed that the market will return to an average gross long-term return estimate, developed with reference to historical long-term equity market performance. In 2015, based upon management's current expectations of interest rates and future fund growth, MLOA updated its reversion to the mean ("RTM") assumption from 9.0% to 7.0%. The average gross long term return measurement start date was also updated to December 31, 2014. Management has set limitations as to maximum and minimum future rate of return assumptions, as well as a limitation on the duration of use of these maximum or minimum rates of return. At December 31, 2015, the average gross short-term and long-term annual return estimate on variable and interest-sensitive life insurance was 7.0% (5.0% net of product weighted average Separate Account fees), and the gross maximum and minimum short-term annual rate of return limitations were 15.0% (13.0% net of product weighted average Separate Account fees) and 0.0% (-2.0% net of product weighted average Separate Account fees), respectively. The maximum duration over which these rate limitations may be applied is 5 years. This approach will continue to be applied in future periods. These assumptions of long-term growth are subject to assessment of the reasonableness of resulting estimates of future return assumptions.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   If actual market returns continue at levels that would result in assuming future market returns of 15.0% for more than 5 years in order to reach the average gross long-term return estimate, the application of the 5 year maximum duration limitation would result in an acceleration of DAC and VOBA amortization. Conversely, actual market returns resulting in assumed future market returns of 0.0% for more than 5 years would result in a required deceleration of DAC and VOBA amortization.

   In addition, projections of future mortality assumptions related to variable and interest-sensitive life products are based on a long-term average of actual experience. This assumption is updated quarterly to reflect recent experience as it emerges. Improvement of life mortality in future periods from that currently projected would result in future deceleration of DAC and VOBA amortization. Conversely, deterioration of life mortality in future periods from that currently projected would result in future acceleration of DAC and VOBA amortization. Generally, life mortality experience has been improving in recent years.

   Other significant assumptions underlying gross profit estimates for UL and investment-type products relate to contract persistency and General Account investment spread.

   Deferred Cost of or Gain on Reinsurance

   The cost of or gain on reinsurance at the inception of a coinsurance treaty, defined as the difference between the initial coinsurance premium paid and the amount of the net liabilities relating to the underlying reinsured policies in accordance with the reinsurance agreement, net of the ceded commission received is deferred and amortized over the lives of the underlying policies.

   Policyholders' Account Balances and Future Policy Benefits

   Policyholders' account balances for variable life and investment-type contracts are equal to the policy account values. The policy account values represent an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals.

   MLOA had issued certain variable annuity products with a guaranteed minimum death benefit ("GMDB") feature. MLOA also had issued certain variable annuity products that contain a GMIB feature which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates. This minimum lifetime annuity is based on predetermined annuity purchase rates applied to a GMIB base. Reserves for GMDB and GMIB obligations are calculated on the basis of actuarial assumptions related to projected benefits and related contract charges generally over the lives of the contracts using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC and VOBA. The determination of this estimated liability is based on models that involve numerous estimates and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, mortality experience, and, for contracts with the GMIB feature, GMIB election rates. Assumptions regarding Separate Account performance used for purposes of this calculation are set using a long-term view of expected average market returns by applying a reversion to the mean approach, consistent with that used for DAC and VOBA amortization. There can be no assurance that actual experience will be consistent with management's estimates. MLOA's variable annuity contracts with GMDB and GMIB features in-force that guarantee one of the following:

      . Return of Premium: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals);

      . Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);

      . Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages; or

      . Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit which may include a five-year or an annual reset.

   In connection with the reinsurance agreement with Protective Life, MLOA has reinsured 100% of the risk associated with variable annuity products with GMDB and GMIB features.

   Reinsurance recoverable balances were calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.

   For non-participating traditional life insurance policies, future policy benefit liabilities are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency and interest established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on MLOA's experience that, together with interest and expense assumptions, includes a margin for adverse deviation. Benefit liabilities for traditional annuities during the accumulation period are equal to accumulated contractholders' fund balances and, after annuitization, are equal to the present value of expected future payments.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   When the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future policy benefits and expenses for that product, DAC and VOBA are written off and thereafter, if required, a premium deficiency reserve is established by a charge to earnings.

   Separate Accounts

   Generally, Separate Accounts established under Arizona State Insurance Law are not chargeable with liabilities that arise from any other business of MLOA. Separate Accounts assets are subject to General Account claims only to the extent Separate Accounts assets exceed Separate Accounts liabilities. Assets and liabilities of the Separate Accounts represent the net deposits and accumulated net investment earnings (loss) less fees, held primarily for the benefit of contractholders, and for which MLOA does not bear the investment risk. Separate Accounts' assets and liabilities are shown on separate lines in the balance sheets. Assets held in Separate Accounts are reported at quoted market values or, where quoted values are not readily available or accessible for these securities, their fair value measures most often are determined through the use of model pricing that effectively discounts prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security's duration, also taking into consideration issuer-specific credit quality and liquidity. The assets and liabilities of two Separate Accounts are presented and accounted for as General Account assets and liabilities due to the fact that not all of the investment performance in those Separate Accounts is passed through to policyholders. Investment assets in these Separate Accounts principally consist of fixed maturities that are classified as AFS in the accompanying consolidated financial statements. These Separate Accounts are combined on a line-by-line basis with the Company's General Account assets, liabilities, revenues and expenses and the accounting for these investments is consistent with the methodologies described herein for similar financial instruments held within the General Account.

   The investment results of Separate Accounts, including unrealized gains (losses), on which MLOA does not bear the investment risk are reflected directly in Separate Accounts liabilities. Investment performance (including investment income, net investment gains (losses) and changes in unrealized gains (losses)) and the corresponding amounts credited to contractholders of such Separate Accounts are offset within the same line in the consolidated statements of earnings (loss). For 2015, 2014 and 2013, investment results of such Separate Accounts were gains (losses) of $(12) million, $24 million and $256 million, respectively.

   Deposits to Separate Accounts are reported as increases in Separate Accounts liabilities and are not reported in revenues. Mortality, policy administration and surrender charges on all policies including those funded by Separate Accounts are included in revenues.

   MLOA reports the General Account's interests in Separate Accounts as other invested assets in the balance sheets.

   Other Accounting Policies

   AXA Financial and certain of its consolidated subsidiaries and affiliates, including MLOA, file a consolidated Federal income tax return. MLOA provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Current Federal income taxes are charged or credited to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax bases of assets and liabilities using enacted income tax rates and laws. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized.

   Under accounting for uncertainty in income taxes guidance, MLOA determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement.

   Out of Period Adjustments

   In 2014, MLOA recorded an out-of-period adjustments ("OOPA") in its financial statements related to an overstatement of shadow VOBA in shareholder's equity, which subsequently resulted in an overstatement of the deferred cost of reinsurance asset. In addition in 2014, MLOA recorded an OOPA related to the application of the equity method of accounting for its investment in AB. The impact of these OOPAs resulted in a $2 million decrease in Net earnings ($3 million before taxes) and an $8 million decrease to other comprehensive income in 2014. In 2013, MLOA recorded an OOPA in its financial statements related to an understatement of the current and deferred tax liability. The net impact of this OOPA increased Current and deferred income taxes and Income tax expense by $2 million in 2013. Management has evaluated the impact of all out of period corrections both individually and in the aggregate and concluded they are not material to any previously reported annual financial statements, or periods in which they were corrected.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Assumption Updates and Refinements

   In 2015, based upon management's current expectations of interest rates and future fund growth, MLOA updated its RTM assumption used to calculate variable and interest sensitive life reserves ("VISL") and amortization of DAC from 9.0% to 7.0%. The impact of this assumption update in 2015 was an increase in VISL reserves of $4 million and an increase in amortization of DAC of $8 million. In 2015, the after tax impact of this assumption update increased the Net loss by approximately $8 million.

3) INVESTMENTS

   FIXED MATURITIES

   The following table provides information relating to fixed maturities classified as AFS:

                AVAILABLE-FOR-SALE SECURITIES BY CLASSIFICATION

                                                          GROSS      GROSS
                                              AMORTIZED UNREALIZED UNREALIZED               OTTI
                                                COST      GAINS      LOSSES   FAIR VALUE IN AOCI/(1)/
                                              --------- ---------- ---------- ---------- ------------
DECEMBER 31, 2015:
------------------
Fixed Maturity Securities:
  Public corporate........................... $     631 $       16 $       10 $      637 $         --
  Private corporate..........................       183          4          2        185           --
  U.S. Treasury, government and agency.......        29         --         --         29           --
  States and political subdivisions..........         6          1         --          7           --
  Commercial mortgage-backed.................        32          6          7         31            1
  Redeemable preferred stock.................        17         --         --         17           --
                                              --------- ---------- ---------- ---------- ------------

Total at December 31, 2015................... $     898 $       27 $       19 $      906 $          1
                                              ========= ========== ========== ========== ============

December 31, 2014:
------------------
Fixed Maturity Securities:
  Public corporate........................... $     575 $       27 $        2 $      600 $         --
  Private corporate..........................       190         11          0        201           --
  U.S. Treasury, government and agency.......        27         --         --         27           --
  States and political subdivisions..........         6         --         --          6           --
  Commercial mortgage-backed.................        34          3         11         26            1
  Redeemable preferred stock.................        18         --         --         18           --
                                              --------- ---------- ---------- ---------- ------------

Total at December 31, 2014................... $     850 $       41 $       13 $      878 $          1
                                              ========= ========== ========== ========== ============

  /(1)/Amounts represent OTTI losses in AOCI, which were not included in earnings (loss) in accordance with current accounting guidance.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The contractual maturities of AFS fixed maturities (excluding redeemable preferred stock) at December 31, 2015 are shown in the table below. Bonds not due at a single maturity date have been included in the table in the final year of maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                 AVAILABLE-FOR-SALE FIXED MATURITY SECURITIES
                  CONTRACTUAL MATURITIES AT DECEMBER 31, 2015

                                              AMORTIZED
                                                COST     FAIR VALUE
                                              --------- ------------
                                                  (IN MILLIONS)
Due in one year or less...................... $      29 $         30
Due in years two through five................       171          179
Due in years six through ten.................       620          619
Due after ten years..........................        29           30
                                              --------- ------------
   Subtotal..................................       849          858
Commercial mortgage-backed securities........        32           31
                                              --------- ------------
Total........................................ $     881 $        889
                                              ========= ============

   The following table shows proceeds from sales, gross gains (losses) from sales and OTTI for AFS fixed maturities during 2015, 2014 and 2013:

                                                    DECEMBER 31,
                                              -----------------------
                                               2015    2014     2013
                                              ------  ------  -------
                                                   (IN MILLIONS)
Proceeds from sales/(1)/..................... $   19  $   39  $ 1,200
                                              ======  ======  =======
Gross gains on sales/(2)/.................... $   --  $    1  $    84
                                              ======  ======  =======
Gross losses on sales/(3)/................... $   --  $    1  $     9
                                              ======  ======  =======
Total OTTI................................... $   (1) $  (10) $    (6)
Non-credit losses recognized in OCI..........     --      --       --
                                              ------  ------  -------
Credit losses recognized in earnings (loss).. $   (1) $  (10) $    (6)
                                              ======  ======  =======

  /(1)/2013 amount includes $1,090 million of transfer of assets to Protective
       Life.
  /(2)/2013 amount includes $81 million of gross gains from assets transferred to Protective Life.
  /(3)/2013 amount includes $6 million of gross losses from assets transferred to Protective Life.

   The following table sets forth the amount of credit loss impairments on fixed maturity securities held by MLOA at the dates indicated and the corresponding changes in such amounts.

             FIXED MATURITY SECURITIES -- CREDIT LOSS IMPAIRMENTS

                                               2015    2014
                                              ------  ------
                                               (IN MILLIONS)
Balances at January 1,....................... $  (51) $  (60)
Previously recognized impairments on
  securities that matured, paid, prepaid
   or sold...................................     10      19
Recognized impairments on securities
  impaired to fair value this period/(1)/....     --      --
Impairments recognized this period on
  securities not previously impaired.........     --      (9)
Additional impairments this period on
  securities previously impaired.............     (1)     (1)
Increases due to passage of time on
  previously recorded credit losses..........     --      --
Accretion of previously recognized
  impairments due to increases in expected
  cash flows.................................     --      --
                                              ------  ------
Balances at December 31,..................... $  (42) $  (51)
                                              ======  ======

  /(1)/Represents circumstances where MLOA determined in the current period that it intends to sell the security or it is more likely than not that it will be required to sell the security before recovery of the security's amortized cost.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Net unrealized investment gains (losses) on fixed maturities and equity securities classified as AFS are included in the balance sheets as a component of AOCI. The table below presents these amounts as of the dates indicated:

                                                DECEMBER 31,
                                               -------------
                                                2015   2014
                                               ------ ------
                                               (IN MILLIONS)
AFS Securities:
  Fixed maturity securities:
   With OTTI loss............................. $    4 $   (1)
   All other..................................      4     29
                                               ------ ------
Net Unrealized (Gains) Losses................. $    8 $   28
                                               ====== ======

   Changes in net unrealized investment gains (losses) recognized in AOCI include reclassification adjustments to reflect amounts realized in Net earnings (loss) for the current period that had been part of OCI in earlier periods. The tables that follow below present a rollforward of net unrealized investment gains (losses) recognized in AOCI, split between amounts related to fixed maturity securities on which an OTTI loss has been recognized, and all other:

  NET UNREALIZED GAINS (LOSSES) ON FIXED MATURITY SECURITIES WITH OTTI LOSSES

                                                                                                AOCI GAIN
                                                                                                  (LOSS)
                                              NET UNREALIZED                     DEFERRED       RELATED TO
                                                  GAINS                           INCOME      NET UNREALIZED
                                               (LOSSES) ON                       TAX ASSET      INVESTMENT
                                               INVESTMENTS     DAC AND VOBA     (LIABILITY)   GAINS (LOSSES)
                                              --------------  --------------  --------------  --------------
                                                                       (IN MILLIONS)
BALANCE, JANUARY 1, 2015..................... $           (1) $           --  $           --  $           (1)
Net investment gains (losses) arising during
  the period.................................              4              --              --               4
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)...........              1              --              --               1
Impact of net unrealized investment gains
  (losses) on:
   DAC and VOBA..............................             --              --              --              --
   Deferred income taxes.....................             --              --              (2)             (2)
                                              --------------  --------------  --------------  --------------
BALANCE, DECEMBER 31, 2015................... $            4  $           --  $           (2) $            2
                                              ==============  ==============  ==============  ==============

BALANCE, JANUARY 1, 2014..................... $           (4) $           (1) $            2  $           (3)
Net investment gains (losses) arising during
  the period.................................             --              --              --              --
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)...........              3              --              --               3
Impact of net unrealized investment gains
  (losses) on:
   DAC and VOBA..............................             --               1              --               1
   Deferred income taxes.....................             --              --              (2)             (2)
                                              --------------  --------------  --------------  --------------
BALANCE, DECEMBER 31, 2014................... $           (1) $           --  $           --  $           (1)
                                              ==============  ==============  ==============  ==============

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

          ALL OTHER NET UNREALIZED INVESTMENT GAINS (LOSSES) IN AOCI

                                                                                              AOCI GAIN
                                                                                                (LOSS)
                                              NET UNREALIZED                   DEFERRED       RELATED TO
                                                  GAINS                         INCOME      NET UNREALIZED
                                               (LOSSES) ON                     TAX ASSET      INVESTMENT
                                               INVESTMENTS     DAC AND VOBA   (LIABILITY)   GAINS (LOSSES)
                                              --------------  -------------  -------------  --------------
                                                                      (IN MILLIONS)
BALANCE, JANUARY 1, 2015.....................  $          29  $          (2) $          (9)  $          18
Net investment gains (losses) arising during
  the period.................................            (24)            --             --             (24)
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)...........             (1)            --             --              (1)
Impact of net unrealized investment gains
  (losses) on:
   DAC and VOBA..............................             --             --             --              --
   Deferred income taxes.....................             --             --              9               9
                                               -------------  -------------  -------------   -------------
BALANCE, DECEMBER 31, 2015...................  $           4  $          (2) $           0   $           2
                                               =============  =============  =============   =============

BALANCE, JANUARY 1, 2014.....................  $           5  $          12  $          (6)  $          11
Net investment gains (losses) arising during
  the period.................................             17             --             --              17
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)...........              7             --             --               7
Impact of net unrealized investment gains
  (losses) on:
   DAC and VOBA..............................             --            (14)            --             (14)
   Deferred income taxes.....................             --             --             (3)             (3)
                                               -------------  -------------  -------------   -------------
BALANCE, DECEMBER 31, 2014...................  $          29  $          (2) $          (9)  $          18
                                               =============  =============  =============   =============

   The following tables disclose the fair values and gross unrealized losses of the 141 issues at December 31, 2015 and the 70 issues at December 31, 2014 of fixed maturities that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position for the specified periods at the dates indicated:

                                                LESS THAN 12 MONTHS    12 MONTHS OR LONGER           TOTAL
                                              ----------------------- ---------------------- ----------------------
                                                             GROSS                  GROSS                  GROSS
                                                           UNREALIZED             UNREALIZED             UNREALIZED
                                               FAIR VALUE    LOSSES   FAIR VALUE    LOSSES   FAIR VALUE    LOSSES
                                              ------------ ---------- ----------- ---------- ----------- ----------
                                                                          (IN MILLIONS)
DECEMBER 31, 2015
-----------------
Fixed Maturity Securities:
  Public corporate........................... $        243 $        9 $        11 $        1 $       254  $      10
  Private corporate..........................           58          2          --         --          58          2
  U.S. Treasury, government and agency.......           16         --          --         --          16         --
  Commercial mortgage-backed.................            4         --          13          7          17          7
  Redeemable preferred stock.................           --         --           2         --           2         --
                                              ------------ ---------- ----------- ---------- -----------  ---------

Total........................................ $        321 $       11 $        26 $        8 $       347  $      19
                                              ============ ========== =========== ========== ===========  =========

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                               LESS THAN 12 MONTHS    12 MONTHS OR LONGER           TOTAL
                                              ---------------------- ---------------------- ---------------------
                                                            GROSS                 GROSS                  GROSS
                                                          UNREALIZED            UNREALIZED             UNREALIZED
                                              FAIR VALUE    LOSSES   FAIR VALUE   LOSSES    FAIR VALUE   LOSSES
                                              ----------- ---------- ---------- ----------- ---------- ----------
                                                                         (IN MILLIONS)
December 31, 2014
-----------------
Fixed Maturity Securities:
  Public corporate........................... $        29 $        1   $     37 $         1  $      66  $       2
  Private corporate..........................          12         --          1          --         13         --
  U.S. Treasury, government
  U.S. Treasury, government and agency.......          16         --         --          --         16         --
  States and political subdivisions..........           1         --         --          --          1         --
  Commercial mortgage-backed.................           1         --         20          11         21         11
  Redeemable preferred stock.................           5         --          4          --          9         --
                                              ----------- ----------   -------- -----------  ---------  ---------

Total........................................ $        64 $        1   $     62 $        12  $     126  $      13
                                              =========== ==========   ======== ===========  =========  =========

   MLOA's investments in fixed maturity securities do not include concentrations of credit risk of any single issuer greater than 10% of the shareholder's equity of MLOA, other than securities of the U.S. government, U.S. government agencies and certain securities guaranteed by the U.S. government. MLOA maintains a diversified portfolio of corporate securities across industries and issuers and does not have exposure to any single issuer in excess of 1.3% of total investments. The largest exposures to a single issuer of corporate securities held at December 31, 2015 and 2014 were $15 million and $15 million, respectively. Corporate high yield securities, consisting primarily of public high yield bonds, are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or the National Association of Insurance Commissioners ("NAIC") designation of 3 (medium grade), 4 or 5 (below investment grade) or 6 (in or near default). At December 31, 2015 and 2014, respectively, approximately $42 million and $48 million, or 4.7% and 5.6%, of the $898 million and $850 million aggregate amortized cost of fixed maturities held by MLOA were considered to be other than investment grade. These securities had net unrealized losses of $1 million and $8 million at December 31, 2015 and 2014, respectively. At December 31, 2015 and 2014, respectively, the $8 million and $12 million of gross unrealized losses of twelve months or more were concentrated in commercial mortgage-backed securities. In accordance with the policy described in Note 2, MLOA concluded that an adjustment to earnings for OTTI for these securities was not warranted at either December 31, 2015 or 2014. At December 31, 2015, MLOA did not intend to sell the securities nor will it likely be required to dispose of the securities before the anticipated recovery of their remaining amortized cost basis.

   At December 31, 2015, the carrying value of fixed maturities that were non-income producing for the twelve months preceding that date was $2 million.

   MORTGAGE LOANS

   During 2014 all of MLOA's mortgage loans matured or prepaid and there were no outstanding balances at December 31, 2015 and 2014.

   EQUITY METHOD INVESTMENTS

   The following table presents MLOA's investment in 2.6 million units of AB (approximately 0.94% ownership) with a fair value of $62 million and $67 million at December 31, 2015 and 2014, respectively. MLOA's investment in AB, an affiliate, is included in Other invested assets:

                                               2015    2014
                                              ------  ------
                                               (IN MILLIONS)

Balance at January 1,........................ $   63  $   70
Equity in net earnings (loss)................      5       1
Dividends received...........................     (5)     (5)
Other........................................     --      (3)
                                              ------  ------
Balance at December 31,...................... $   63  $   63
                                              ======  ======

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The tables below detail the condensed balance sheets and statements of earnings (loss) of AB and MLOA's equity investment and equity in earnings
   (loss) of AB.

                                              DECEMBER 31,
                                              -------------
                                               2015   2014
                                              ------ ------
                                              (IN MILLIONS)
BALANCE SHEETS:
Total Assets................................. $7,436 $7,378
                                              ====== ======
Total Liabilities............................  3,368  3,246
Redeemable non-controlling interest..........     13     17
Total Partners' Capital......................  4,055  4,116
                                              ------ ------
  Total Liabilities and Partners' Capital.... $7,436 $7,379
                                              ====== ======
MLOA's Equity investment in AB............... $   63 $   63
                                              ====== ======

                                               2015   2014   2013
                                              ------ ------ ------
                                                 (IN MILLIONS)
STATEMENTS OF EARNINGS (LOSS):
Total revenues............................... $3,021 $3,005 $2,915
                                              ------ ------ ------
Total Expenses...............................  2,390  2,397  2,351
                                              ------ ------ ------
  Net Earnings (Loss)........................ $  587 $  570 $  518
                                              ====== ====== ======
MLOA's Equity in earnings (loss) of AB....... $    5 $    1 $    5
                                              ====== ====== ======

   DERIVATIVES AND OFFSETTING ASSETS AND LIABILITIES

   MLOA hedges crediting rates in the Market Stabilizer Option(R) ("MSO") in the variable life insurance products and Indexed Universal Life ("IUL") insurance products. The MSO permits the contract owner to participate in the performance of an index, ETF or commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which MLOA will absorb, up to a certain percentage the loss of value in an index, ETF or commodity price, which varies by product segment.

   In order to support the returns associated with these features, MLOA enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers.

   The tables below present quantitative disclosures about MLOA's derivative instruments, including those embedded in other contracts though required to be accounted for as derivative instruments.

                      DERIVATIVE INSTRUMENTS BY CATEGORY

                                                                FAIR VALUE
                                                         ------------------------
                                                                                   GAINS (LOSSES)
                                               NOTIONAL     ASSET      LIABILITY     REPORTED IN
                                                AMOUNT   DERIVATIVES  DERIVATIVES  EARNINGS (LOSS)
                                              ---------- ------------ ----------- ----------------
AT OR FOR THE YEAR ENDED, DECEMBER 31, 2015:                      (IN MILLIONS)
FREESTANDING DERIVATIVES:
Equity contracts:/(1)/
  Options.................................... $      518 $         28 $         4 $             (9)
                                                                                  ----------------
NET INVESTMENT INCOME (LOSS).................                                                   (9)
                                                                                  ----------------

EMBEDDED DERIVATIVES:
  MSO and IUL indexed features/(2)/..........         --           --          24                8
                                              ---------- ------------ ----------- ----------------

Balance, December 31, 2015................... $      518 $         28 $        28 $             (1)
                                              ========== ============ =========== ================

  /(1)/Reported in Other invested assets in MLOA's balance sheets.
  /(2)/MSO and IUL are reported in Future policyholders' benefits and other policyholders' liabilities in the balance sheets.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                                                 FAIR VALUE
                                                         --------------------------
                                                                                    GAINS (LOSSES)
                                               NOTIONAL     ASSET       LIABILITY     REPORTED IN
                                                AMOUNT   DERIVATIVES   DERIVATIVES  EARNINGS (LOSS)
                                              ---------- ------------ ------------- ---------------
                                                                  (IN MILLIONS)
At or For the Year Ended, December 31, 2014:
Freestanding derivatives:
Equity contracts:/(1)/
  Options.................................... $      307 $         32 $           6  $           13
                                              ---------- ------------ -------------  --------------
Net investment income (loss).................                                                    13
                                                                                     --------------

Embedded derivatives:
MSO and IUL indexed features/(2)/............         --           --            26             (13)
                                              ---------- ------------ -------------  --------------
Balance, December 31, 2014................... $      307 $         32 $          32  $           --
                                              ========== ============ =============  ==============

  /(1)/Reported in Other invested assets in MLOA's balance sheets.
  /(2)/MSO and IUL are reported in Future policyholders' benefits and other policyholders' liabilities in the balance sheets.

   CREDIT RISK

   Although notional amount is the most commonly used measure of volume in the derivatives market, it is not used as a measure of credit risk. A derivative with positive fair value (a derivative asset) indicates existence of credit risk because the counterparty would owe money to MLOA if the contract were closed at the reporting date. Alternatively, a derivative contract with negative fair value (a derivative liability) indicates MLOA would owe money to the counterparty if the contract were closed at the reporting date. To reduce credit exposures in OTC derivative transactions MLOA generally enters into master agreements that provide for a netting of financial exposures with the counterparty and allow for collateral arrangements as further described below under "ISDA Master Agreements." MLOA further controls and minimizes its counterparty exposure through a credit appraisal and approval process.

   ISDA MASTER AGREEMENTS

   NETTING PROVISIONS. The standardized "ISDA Master Agreement" under which MLOA conducts its OTC derivative transactions includes provisions for payment netting. In the normal course of business activities, if there is more than one derivative transaction with a single counterparty, MLOA will set-off the cash flows of those derivatives into a single amount to be exchanged in settlement of the resulting net payable or receivable with that counterparty. In the event of default, insolvency, or other similar event pre-defined under the ISDA Master Agreement that would result in termination of OTC derivatives transactions before their maturity, netting procedures would be applied to calculate a single net payable or receivable with the counterparty.

   COLLATERAL ARRANGEMENTS. MLOA generally has executed a CSA under the ISDA Master Agreement it maintains with each of its OTC derivative counterparties that requires both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities or those issued by government agencies. These CSAs are bilateral agreements that require collateral postings by the party "out-of-the-money" or in a net derivative liability position. Various thresholds for the amount and timing of collateralization of net liability positions are applicable. Consequently, the credit exposure of MLOA's OTC derivative contracts is limited to the net positive estimated fair value of those contracts at the reporting date after taking into consideration the existence of netting agreements and any collateral received pursuant to CSAs. Derivatives are recognized at fair value in the consolidated balance sheets and are reported either as assets in Other invested assets or as liabilities in Other liabilities, except for embedded insurance-related derivatives as described above and derivatives transacted with a related counterparty. MLOA nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed.

   At December 31, 2015 and 2014, respectively, MLOA held $27 million and $26 million in cash and securities collateral delivered by trade counterparties, representing the fair value of the related derivative agreements. This unrestricted cash collateral is reported in Cash and cash equivalents, and the obligation to return it is reported in Other liabilities in the balance sheets. The aggregate fair value of all collateralized derivative transactions that were in a liability position at December 31, 2015 and 2014 was not material.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table presents information about MLOA's offsetting of financial assets and liabilities and derivative instruments at December 31, 2015.

   OFFSETTING OF FINANCIAL ASSETS AND LIABILITIES AND DERIVATIVE INSTRUMENTS
                             AT DECEMBER 31, 2015

                                                                GROSS
                                                 GROSS         AMOUNTS        NET AMOUNTS
                                                AMOUNTS     OFFSET IN THE   PRESENTED IN THE
                                               RECOGNIZED   BALANCE SHEETS   BALANCE SHEETS
                                              ------------ ---------------- ----------------
                                                              (IN MILLIONS)
ASSETS
DESCRIPTION
Derivatives:
Equity contracts............................. $         28 $              4 $             24
                                              ------------ ---------------- ----------------
  Total Derivatives, subject to an ISDA
   Master Agreement/(1)/.....................           28                4               24
Other financial instruments..................           65               --               65
                                              ------------ ---------------- ----------------
  Other invested assets...................... $         93 $              4 $             89
                                              ============ ================ ================

LIABILITIES
DESCRIPTION
Derivatives:
Equity contracts............................. $          4 $              4 $             --
                                              ------------ ---------------- ----------------
  Total Derivatives, subject to an ISDA
   Master Agreement/(1)/.....................            4                4               --
Other financial liabilities..................           60               --               60
                                              ------------ ---------------- ----------------
  Other liabilities.......................... $         64 $              4 $             60
                                              ============ ================ ================

  /(1)/All derivatives were subject to ISDA Master Agreements at December 31,
       2015.

   The following table presents information about MLOA's gross collateral amounts that are not offset in the balance sheets at December 31, 2015.

           GROSS COLLATERAL AMOUNTS NOT OFFSET IN THE BALANCE SHEETS
                             AT DECEMBER 31, 2015

                                                                COLLATERAL (RECEIVED)/HELD
                                                NET AMOUNTS     ------------------------
                                              PRESENTED IN THE    FINANCIAL                  NET
                                               BALANCE SHEETS    INSTRUMENTS       CASH    AMOUNTS
                                              ----------------- -------------   ---------  --------
                                                                 (IN MILLIONS)
ASSETS
Counterparty A............................... $               3 $          --   $      (3) $     --
Counterparty V...............................                 1            --          (1)       --
Counterparty F...............................                 2            --          (2)       --
Counterparty G...............................                 2            --          (2)       --
Counterparty H...............................                 6            (6)         --        --
Counterparty K...............................                 7            --          (7)       --
Counterparty L...............................                 2            --          (2)       --
Counterparty T...............................                 1            --          (1)       --
                                              ----------------- -------------   ---------  --------
  Total Derivatives.......................... $              24 $          (6)  $     (18) $     --
Other financial assets.......................                65            --          --        65
                                              ----------------- -------------   ---------  --------
OTHER INVESTED ASSETS                         $              89 $          (6)  $     (18) $     65
                                              ================= =============   =========  ========

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table presents information about MLOA's offsetting of financial assets and liabilities and derivative instruments at December 31, 2014.

   Offsetting of Financial Assets and Liabilities and Derivative Instruments
                             At December 31, 2014

                                                               Gross
                                                 Gross        Amounts        Net Amounts
                                                Amounts    Offset in the   Presented in the
                                               Recognized  Balance Sheets   Balance Sheets
                                              ------------ --------------- ----------------
                                                              (In Millions)
ASSETS
Description
Derivatives:
Equity contracts............................. $         32 $             6  $            26
                                              ------------ ---------------  ---------------
Total Derivatives, subject to an ISDA
  Master Agreement/(1)/......................           32               6               26
Other financial instruments..................           64              --               64
                                              ------------ ---------------  ---------------
  Other invested assets...................... $         96 $             6  $            90
                                              ============ ===============  ===============

LIABILITIES
Description
Derivatives:
Equity contracts............................. $          6 $             6  $            --
                                              ------------ ---------------  ---------------
Total Derivatives, subject to an ISDA
  Master Agreement/(1)/......................            6               6               --
Other financial liabilities..................           63              --               63
                                              ------------ ---------------  ---------------
  Other liabilities.......................... $         69 $             6  $            63
                                              ============ ===============  ===============

   /(1)/All derivatives were subject to ISDA Master Agreements at December 31,
       2014.

   The following table presents information about MLOA's gross collateral amounts that are not offset in the balance sheets at December 31, 2014.

           Gross Collateral Amounts Not Offset in the Balance Sheets
                             At December 31, 2014

                                                                Collateral (Received)/Held
                                                Net Amounts     -------------------------
                                              Presented in the   Financial                     Net
                                               Balance Sheets   Instruments      Cash        Amounts
                                              ----------------- -----------  ------------  -----------
                                                                   (In Millions)
ASSETS
Counterparty A............................... $               5 $        --  $         (5) $        --
Counterparty F...............................                 1          --            (1)          --
Counterparty G...............................                 3          --            (3)          --
Counterparty H...............................                 6          (6)           --           --
Counterparty K...............................                 6          --            (6)          --
Counterparty L...............................                 4          --            (4)          --
Counterparty T...............................                 1          --            (1)          --
                                              ----------------- -----------  ------------  -----------
  Total Derivatives.......................... $              26 $        (6) $        (20) $        --
Other financial assets.......................                64          --            --           64
                                              ----------------- -----------  ------------  -----------
  Other invested assets...................... $              90 $        (6) $        (20) $        64
                                              ================= ===========  ============  ===========

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Net Investment Income (Loss)

   The following table breaks out Net investment income (loss) by asset category:

                                               2015   2014   2013
                                              -----  -----  -----
                                                 (IN MILLIONS)
Fixed maturities............................. $  40  $  36  $  79
Mortgage loans on real estate................    --      2      2
Policy loans.................................     1      1      6
Derivative instruments.......................    (9)    13      8
                                              -----  -----  -----
Gross investment income (loss)...............    32     52     95
Investment expenses..........................    (3)    (2)    (3)
                                              -----  -----  -----
  Net Investment Income (Loss)............... $  29  $  50  $  92
                                              =====  =====  =====

   For 2015, 2014 and 2013 net investment income (loss) from derivatives included $6 million, $8 million and $2 million of realized gains (losses) on contracts closed during those periods and $(15) million, $5 million and $6 million of unrealized gains (losses) on derivative positions at year end.

   Investment Gains (Losses), Net

   Investment gains (losses), net including changes in the valuation allowances and OTTI are as follows:

                                                2015     2014     2013
                                              -------  --------  ------
                                                    (IN MILLIONS)

Fixed maturities............................. $    (1) $    (10) $   67
Mortgage loans on real estate................      --         4       1
                                              -------  --------  ------
Investment Gains (Losses), Net............... $    (1) $     (6) $   68
                                              =======  ========  ======

4) VALUE OF BUSINESS ACQUIRED

   The following table presents MLOA's VOBA asset at December 31, 2015 and 2014:

                                               GROSS      ACCUMULATED
                                              CARRYING    AMORTIZATION
                                               AMOUNT      AND OTHER         NET
                                              -------- ------------       ---------
                                                          (IN MILLIONS)
VOBA
----
DECEMBER 31, 2015............................ $    416 $       (407)/(1)/ $       9
                                              ======== ============       =========
December 31, 2014............................ $    416 $       (409)/(1)/ $       7
                                              ======== ============       =========

  /(1)/Includes reactivity to unrealized investment gains (losses) and $117 million of accelerated VOBA amortization resulting from the reinsurance agreement with Protective Life which is included in the deferred cost of reinsurance.

   For 2015, 2014 and 2013, amortization (negative amortization) expense related to VOBA was $0 million, $10 million and $11 million, respectively. VOBA amortization is estimated to range between $0 million and $1 million annually through 2020.

5) FAIR VALUE DISCLOSURES

   Assets and Liabilities measured at fair value on a recurring basis are summarized below. At December 31, 2015 and 2014, no assets were required to be measured at fair value on a non-recurring basis. Fair value measurements are required on a non-recurring basis for certain assets, including goodwill and mortgage loans on real estate, only when an OTTI or other event occurs. When such fair value measurements are recorded, they must be classified and disclosed within the fair value hierarchy.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                            FAIR VALUE MEASUREMENTS

                                               LEVEL 1  LEVEL 2  LEVEL 3   TOTAL
                                               -------- -------- -------- --------
                                                          (IN MILLIONS)
DECEMBER 31, 2015
-----------------
ASSETS:
Investments:
  Fixed maturity Securities,
  available-for-sale:
   Corporate.................................. $     -- $    814 $      8 $    822
   U.S. Treasury, government and agency.......       --       29       --       29
   States and political subdivisions..........       --        7       --        7
   Commercial mortgage-backed.................       --       --       31       31
   Redeemable preferred stock.................        9        8       --       17
                                               -------- -------- -------- --------
     Subtotal.................................        9      858       39      906
                                               -------- -------- -------- --------
  Other equity investments....................        1       --       --        1
  Options.....................................       --       24       --       24
Cash equivalents..............................      170       --       --      170
Separate Accounts' assets.....................    1,686       14       --    1,700
                                               -------- -------- -------- --------
   Total Assets............................... $  1,866 $    896 $     39 $  2,801
                                               ======== ======== ======== ========
LIABILITIES:
MSO and IUL indexed features' liability....... $     -- $     24 $     -- $     24
                                               -------- -------- -------- --------
   Total Liabilities.......................... $     -- $     24 $     -- $     24
                                               ======== ======== ======== ========

December 31, 2014
-----------------
Assets:
Investments:
  Fixed maturity Securities,
  available-for-sale:
   Corporate.................................. $     -- $    793 $      8 $    801
   U.S. Treasury, government and agency.......       --       27       --       27
   States and political subdivisions..........       --        6       --        6
   Commercial mortgage-backed.................       --       --       26       26
   Redeemable preferred stock.................       10        8       --       18
                                               -------- -------- -------- --------
     Subtotal.................................       10      834       34      878
                                               -------- -------- -------- --------
  Other equity investments....................        1       --       --        1
  Options.....................................       --       26       --       26
Cash equivalents..............................       42       --       --       42
Separate Accounts' assets.....................    1,794       15       --    1,809
                                               -------- -------- -------- --------
   Total Assets............................... $  1,847 $    875 $     34 $  2,756
                                               ======== ======== ======== ========

Liabilities:
MSO and IUL indexed features' liability....... $     -- $     26 $     -- $     26
                                               -------- -------- -------- --------
   Total Liabilities.......................... $     -- $     26 $     -- $     26
                                               ======== ======== ======== ========

   At December 31, 2015 and 2014, respectively, the fair value of public fixed maturities is approximately $701 million and $661 million or approximately 25.0% and 24.0% of MLOA's total assets measured at fair value on a recurring basis. The fair values of MLOA's public fixed maturity securities are generally based on prices obtained from independent valuation service providers and for which MLOA maintains a vendor hierarchy by asset type based on historical pricing experience and vendor expertise. Although each security generally is priced by multiple independent valuation service providers, MLOA ultimately uses the price received from the independent valuation service provider highest in the vendor hierarchy based on the respective asset type, with limited exception. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades. Consistent with the fair value hierarchy, public fixed maturity securities validated in this manner generally are reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. If the pricing information received from independent valuation

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA service providers is not reflective of market activity or other inputs observable in the market, MLOA may challenge the price through a formal process in accordance with the terms of the respective independent valuation service provider agreement. If as a result it is determined that the independent valuation service provider is able to reprice the security in a manner agreed as more consistent with current market observations, the security remains within Level 2. Alternatively, a Level 3 classification may result if the pricing information then is sourced from another vendor, non-binding broker quotes, or internally-developed valuations for which MLOA's own assumptions about market-participant inputs would be used in pricing the security.

   At December 31, 2015 and 2014, respectively, the fair value of private fixed maturities is approximately $205 million and $217 million or approximately 7.3% and 7.9% of MLOA's total assets measured at fair value on a recurring basis. The fair values of MLOA's private fixed maturities, which primarily are comprised of investments in private placement securities generally are determined using a discounted cash flow model. In certain cases, these models use observable inputs with a discount rate based upon the average of spread surveys collected from private market intermediaries who are active in both primary and secondary transactions, taking into account, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Generally, these securities have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may also incorporate unobservable inputs, which reflect MLOA's own assumptions about the inputs market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the fair value measurement of a security, a Level 3 classification generally is made.

   At December 31, 2015 and 2014, respectively, investments classified as Level 1 comprise approximately 66.6% and 67.0% of assets measured at fair value on a recurring basis and primarily include redeemable preferred stock, cash equivalents and Separate Accounts assets. Fair value measurements classified as Level 1 include exchange-traded prices of fixed maturities, equity securities and net asset values for transacting subscriptions and redemptions of mutual fund shares held by Separate Accounts. Cash equivalents classified as Level 1 include money market accounts, overnight commercial paper and highly liquid debt instruments purchased with an original maturity of three months or less, and are carried at cost as a proxy for fair value measurement due to their short-term nature.

   At December 31, 2015 and 2014, respectively, investments classified as Level 2 comprise approximately 32.0% and 31.7% of assets measured at fair value on a recurring basis and primarily include U.S. government and agency securities and certain corporate debt securities, such as public and private fixed maturities. As market quotes generally are not readily available or accessible for these securities, their fair value measures are determined utilizing relevant information generated by market transactions involving comparable securities and often are based on model pricing techniques that effectively discount prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security's duration, also taking into consideration issuer-specific credit quality and liquidity.

   MLOA's IUL product and in the MSO investment option available in some life contracts offer investment options which permit the contract owner to participate in the performance of an index, ETF or commodity price. These investment options, which depending on the product and on the index selected can currently have 1 or 3 year terms, provide for participation in the performance of specified indices, ETF or commodity price movement up to a segment-specific declared maximum rate. Under certain conditions that vary by product, e.g. holding these segments for the full term, these segments also shield policyholders from some or all negative investment performance associated with these indices, ETF or commodity price. These investment options have defined formulaic liability amounts, and the current values of the option component of these segment reserves are accounted for as Level 2 embedded derivatives. The fair values of these embedded derivatives are based on prices obtained from independent valuation service providers.

   At December 31, 2015 and 2014, respectively, investments classified as Level 3 comprise approximately 1.4% and 1.2% of assets measured at fair value on a recurring basis and primarily include commercial mortgage-backed securities ("CMBS") and corporate debt securities. Determinations to classify fair value measures within Level 3 of the valuation hierarchy generally are based upon the significance of the unobservable factors to the overall fair value measurement. At December 31, 2015 and 2014, MLOA did not hold any fixed maturities, included in the Level 3 classification, with indicative pricing obtained from brokers that otherwise could not be corroborated to market observable data. MLOA applies various due-diligence procedures, as considered appropriate, to validate these non-binding broker quotes for reasonableness, based on its understanding of the markets, including use of internally-developed assumptions about inputs a market participant would use to price the security. In addition, approximately $31 million and $26 million of mortgage- and asset-backed securities, including CMBS, are classified as Level 3 at December 31, 2015 and 2014, respectively. MLOA utilizes prices obtained from an independent valuation service vendor to measure fair value of CMBS securities.

   In 2015, AFS fixed maturities with fair value of $1 million were transferred from Level 2 into the Level 3 classification. These transfers in the aggregate represent approximately 0.2% of total equity at December 31, 2015. In 2014, there were no AFS fixed maturities transferred from Level 2 into the Level 3 or from Level 3 to Level 2 classification.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The table below presents a reconciliation for all Level 3 assets at December 31, 2015 and 2014, respectively.

                              LEVEL 3 INSTRUMENTS
                            FAIR VALUE MEASUREMENTS

                                                            COMMERCIAL                  GMIB
                                                            MORTGAGE-     ASSET-     REINSURANCE
                                                CORPORATE     BACKED      BACKED      CONTRACTS
                                                ---------  -----------  ----------  ------------
                                                                  (IN MILLIONS)
BALANCE, JANUARY 1, 2015....................... $       8  $        26  $       --  $         --
Total gains (losses), realized and
  unrealized included in:
   Earnings (loss) as:
     Investment gains (losses), net............        --           (2)         --            --
Other comprehensive income (loss)..............        --            8          --            --
Sales..........................................        (1)          (1)         --            --
Transfers into Level 3/(1)/....................         1           --          --            --
                                                ---------  -----------  ----------  ------------
BALANCE, DECEMBER 31, 2015..................... $       8  $        31  $       --  $         --
                                                =========  ===========  ==========  ============

BALANCE, JANUARY 1, 2014....................... $       9  $        24  $       --  $         --
Total gains (losses), realized and
  unrealized included in:
   Earnings (loss) as:
     Investment gains (losses), net............        (1)         (11)         --            --
Other comprehensive income (loss)..............         1           13          --            --
Sales..........................................        (1)          --          --            --
Transfers into Level 3/(1)/....................        --           --          --            --
                                                ---------  -----------  ----------  ------------
BALANCE, DECEMBER 31, 2014..................... $       8  $        26  $       --  $         --
                                                =========  ===========  ==========  ============

BALANCE, JANUARY 1, 2013....................... $      35  $        35  $        6  $          7
Total gains (losses), realized and
  unrealized included in:
   Earnings (loss) as:
     Investment gains (losses), net............         2           (9)          2            --
     Increase (decrease) in the fair value
       of reinsurance contracts................        --           --          --            (7)
Other comprehensive income (loss)..............        (2)          (1)         (2)           --
Sales..........................................       (26)          (1)         (6)           --
Transfers into Level 3/(1)/....................        --           --          --            --
                                                ---------  -----------  ----------  ------------
BALANCE, DECEMBER 31, 2013..................... $       9  $        24  $       --  $         --
                                                =========  ===========  ==========  ============

  /(1)/Transfers into/out of Level 3 classification are reflected at beginning-of-period fair values.

   The table below details changes in unrealized gains (losses) for 2015 and 2014 by category for Level 3 assets still held at December 31, 2015 and 2014, respectively.

                                                     OCI
                                                -------------
                                                (IN MILLIONS)
                                                -------------
LEVEL 3 INSTRUMENTS
FULL YEAR 2015
STILL HELD AT DECEMBER 31, 2015:
  Change in unrealized gains (losses):
   Fixed maturity securities,
   available-for-sale:
     Corporate.................................           $(1)
     Commercial mortgage-backed................             8
                                                          ---
       Total...................................           $ 7
                                                          ===

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                                      OCI
                                                ---------------
                                                 (IN MILLIONS)
                                                ---------------
Level 3 Instruments
Full Year 2014
Still Held at December 31, 2014:
  Change in unrealized gains (losses):
   Fixed maturity securities,
   available-for-sale:
     Corporate................................. $             1
     Commercial mortgage-backed................ $            12
                                                ---------------
       Total................................... $            13
                                                ===============

   At December 31, 2015 and 2014, MLOA had $39 million and $34 million, respectively, of investments classified as Level 3. The underlying quantitative inputs to measure the fair value of these investments are not developed by MLOA and are not readily available. These investments primarily consist of certain privately placed debt securities with limited trading activity, including asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in MLOA's reporting significantly higher or lower fair value measurements for these Level 3 investments.

   The carrying values and fair values at December 31, 2015 and 2014 for financial instruments not otherwise disclosed in Note 3 are presented in the table below. Certain financial instruments are exempt from the requirements for fair value disclosure, such as insurance liabilities other than financial guarantees and investment contracts and pension and other postretirement obligations.

                                                                  FAIR VALUE
                                              CARRYING --------------------------------
                                               VALUE   LEVEL 1 LEVEL 2 LEVEL 3   TOTAL
                                              -------- ------- ------- -------- -------
                                                            (IN MILLIONS)
DECEMBER 31, 2015
-----------------
Policyholders liabilities:
  Investment contracts....................... $    177 $    -- $    -- $    184 $   184
Policy Loans.................................      159      --      --      189     189

December 31, 2014
-----------------
Policyholders liabilities:
  Investment contracts....................... $    190 $    -- $    -- $    200 $   200
Policy Loans.................................      151      --      --      184     184

   The fair value of policy loans is calculated by discounting expected cash flows based upon the U.S. treasury yield curve and historical loan repayment patterns.

   The fair values for MLOA's supplementary contracts not involving life contingencies, single premium deferred annuities and certain annuities, which are included in Policyholder's account balances, are estimated using projected cash flows discounted at rates reflecting current market rates. Significant unobservable inputs reflected in the cash flows include lapse rates and withdrawal rates. Incremental adjustments may be made to the fair value to reflect non-performance risk.

6) REINSURANCE

   MLOA cedes and assumes reinsurance with other insurance companies. Since ceded reinsurance does not relieve the originating insurer of liability, MLOA evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

   On October 1, 2013, MLOA entered into an agreement with Protective Life to reinsure an in-force book of life insurance and annuity policies, written primarily prior to 2004. As of December 31, 2015 and 2014 included in MLOA's balance sheet were Amounts due from reinsurers of $1,179 million and $1,213 million, respectively (net of $130 million and $131 million of ceded policy loans, respectively), including $1,124 million and $1,154 million of Policyholder's account balances relating to the reinsurance agreement with Protective Life. During 2015, 2014 and 2013, respectively, total premiums ceded to Protective Life were $21 million, $24 million and $6 million and policyholder benefits ceded were $219 million, $242 million and $18 million. As of December 31, 2015, Protective Life is rated AA-. Included in the reinsured business to Protective Life were policies with GMDB and GMIB features which had a reserve balance of $9 million and $1 million at December 31, 2015, respectively and $5 million and $1 million at December 31, 2014, respectively. As a result of the reinsurance agreement Protective Life will receive all the benefits from and assumes all the risks from other reinsurance contracts to which MLOA was a party for the block of business reinsured.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   For business not reinsured with Protective Life, MLOA generally reinsures its variable life, UL and term life insurance policies on an excess of retention basis. MLOA generally retains up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to-die policies. For amounts applied for in excess of those limits, reinsurance is ceded to AXA Equitable Life Insurance Company ("AXA Equitable"), an affiliate and wholly-owned subsidiary of AXA Financial, up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million on second-to-die policies. For amounts issued in excess of those limits MLOA typically obtains reinsurance from unaffiliated third parties. The reinsurance arrangements obligate the reinsurer to pay a portion of any death claim in excess of the amount MLOA retained in exchange for an agreed-upon premium.

   At December 31, 2015 and 2014, respectively, amounts due from reinsurers related to insurance contracts amounted to $1,299 million and $1,336 million, of which $33 million and $37 million (not including Protective
   Life) related to one specific reinsurer, which is rated AA- with the remainder of the reinsurers rated AA- or not rated. A contingent liability exists with respect to reinsurance should the reinsurers be unable to meet their obligations.

   For affiliated reinsurance agreements see Note 7 "Related Party
   Transactions".

   The following table summarizes the effect of reinsurance:

                                               2015    2014    2013
                                              ------  ------  ------
                                                   (IN MILLIONS)

Direct premiums.............................. $   39  $   46  $   72
Assumed......................................      1       1       1
Reinsurance ceded............................    (39)    (46)    (48)
                                              ------  ------  ------
Premiums..................................... $    1  $    1  $   25
                                              ======  ======  ======
Variable Life and Investment-type Product
  Policy Fee Income Ceded.................... $   73  $   48  $   31
                                              ======  ======  ======
Policyholders' Benefits Ceded................ $  261  $  291  $  125
                                              ======  ======  ======

7) RELATED PARTY TRANSACTIONS

   In 2013, MLOA used a portion of the consideration received from the reinsurance agreement with Protective to return $200 million of capital to its parent AEFS and to donate $20 million to AXA Foundation, Inc. (the "Foundation"). The Foundation was organized for the purpose of distributing grants to various tax-exempt charitable organizations and administering various matching gift programs for AXA Equitable and its subsidiaries and affiliates, including MLOA.

   Under its service agreement with AXA Equitable, personnel services, employee benefits, facilities, supplies and equipment are provided to MLOA to conduct its business. The associated costs related to the service agreement are allocated to MLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support MLOA. As a result of such allocations, MLOA incurred expenses of $88 million, $67 million and $87 million for 2015, 2014 and 2013, respectively. At December 31, 2015 and 2014, respectively, MLOA reported a $15 million and $16 million payable to AXA Equitable in connection with its service agreement.

   Various AXA affiliates, including MLOA, cede a portion of their life, health and catastrophe insurance business through reinsurance agreements to AXA Global Life an affiliate. Beginning in 2008 AXA Global Life, in turn, retrocedes a quota share portion of these risks to MLOA on a one-year term basis.

   MLOA cedes a portion of its life business through excess of retention treaties to AXA Equitable on a yearly renewal term basis and reinsured the no lapse guarantee riders through AXA RE Arizona Company, an affiliate.

   During 2015, 2014 and 2013, premiums, claims and expenses assumed and ceded under these agreements were not significant.

   In 2015, 2014 and 2013, respectively, MLOA paid AXA Distribution Holding Corporation ("AXA Distribution") and its subsidiaries $64 million, $52 million and $47 million of commissions and fees for sales of insurance products.

   MLOA paid $13 million, $2 million and $2 million in commissions and fees for the sale of its insurance products to AXA Distributors, LLC ("AXA Distributors") a broker-dealer and insurance general agency affiliate, in 2015, 2014 and 2013, respectively.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   In addition to the AXA Equitable service agreement, MLOA has various other service and investment advisory agreements with affiliates. The amount of expenses incurred by MLOA related to these agreements were $1 million, $1 million and $2 million for 2015, 2014 and 2013, respectively.

8) SHARE-BASED COMPENSATION

   Certain employees of AXA Equitable who perform services for MLOA participate in various share-based payment arrangements sponsored by AXA Financial or AXA. MLOA was allocated $3 million, $2 million and $3 million of compensation costs, included in Compensation and benefits in the statement of Earnings (Loss), for share-based payment arrangements during 2015, 2014 and 2013, respectively.

9) INCOME TAXES

   A summary of the income tax (expense) benefit in the statements of earnings
   (loss) follows:

                                               2015   2014    2013
                                              ------ -----  -------
                                                  (IN MILLIONS)
Income tax (expense) benefit:
  Current (expense) benefit.................. $    5 $  (3) $   (90)
  Deferred (expense) benefit.................      8     8       74
                                              ------ -----  -------
Total........................................ $   13 $   5  $   (16)
                                              ====== =====  =======

   The Federal income taxes attributable to operations are different from the amounts determined by multiplying the earnings (loss), before income taxes by the expected Federal income tax rate of 35%. The sources of the difference and their tax effects are as follows:

                                               2015  2014    2013
                                              ------ ----- -------
                                                  (IN MILLIONS)
Expected income tax (expense) benefit........ $   11 $   4 $   (15)
Dividends received deduction.................      1     1       1
Prior year adjustment........................     --    --      (2)
Other........................................      1    --      --
                                              ------ ----- -------
Income Tax (Expense) Benefit................. $   13 $   5 $   (16)
                                              ====== ===== =======

   The components of the net deferred income taxes are as follows:

                                               DECEMBER 31, 2015    December 31, 2014
                                              -------------------- --------------------
                                               ASSETS  LIABILITIES  Assets  Liabilities
                                              -------- ----------- -------- -----------
                                                            (IN MILLIONS)
Reserves and reinsurance..................... $     97 $        -- $    105 $        --
DAC..........................................       --          93       --          78
VOBA.........................................       --           3       --           3
Investments..................................       --          10       --          18
Goodwill and other intangible assets.........       --          --       --           9
Other........................................       12          --       --           8
                                              -------- ----------- -------- -----------
Total........................................ $    109 $       106 $    105 $       116
                                              ======== =========== ======== ===========

   MLOA does not provide income taxes on the undistributed earnings related to its investment in AB units except to the extent that such earnings are not permanently invested outside the United States. As of December 31, 2015, $8 million of accumulated undistributed earnings related to its investment in AB units were permanently invested outside the United States. At existing applicable income tax rates, additional taxes of approximately $3 million would need to be provided if such earnings were remitted to the United States.

   At December 31, 2015 and 2014, of the total amount of unrecognized tax benefits, $7 million and $6 million, respectively, would affect the effective tax rate.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   MLOA recognizes accrued interest and penalties related to unrecognized tax benefits in tax (expense) benefit. Interest and penalties included in the amounts of unrecognized tax benefits at December 31, 2015 and 2014 were $1 million and $0 million, respectively. Tax expense for 2015 reflected an expense of $0 million in interest expense related to unrecognized tax benefits.

   A reconciliation of unrecognized tax benefits (excluding interest and penalties) follows:

                                              2015  2014  2013
                                              ----- ----- -----
                                                (IN MILLIONS)
Balance, beginning of year................... $   6 $   5 $   4
Additions for tax positions of prior years...     1     1     1
                                              ----- ----- -----
Balance, End of Year......................... $   7 $   6 $   5
                                              ===== ===== =====

   It is reasonably possible that the total amounts of unrecognized tax benefits will change within the next 12 months. The possible change in the amount of unrecognized tax benefits cannot be estimated at this time.

   During the first quarter of 2016, the Company agreed to the Internal Revenue Service's draft Revenue Agent's Reports for MONY's consolidated amended Federal 2004-2007 and consolidated Federal 2008 and 2009 corporate income tax returns. The expected impact on MLOA's statement of earnings (loss) is an income tax benefit of approximately $2 million.

10)ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

   AOCI represents cumulative gains (losses) on investments that are not reflected in earnings (loss). The balances for the past three years follow:

                                                 DECEMBER 31,
                                              ------------------
                                              2015   2014  2013
                                              ----- ------ -----
                                                (IN MILLIONS)
Unrealized gains (losses) on investments,
  net of adjustments......................... $   5 $   17 $   8
                                              ----- ------ -----
Total Accumulated Other Comprehensive
  Income (Loss).............................. $   5 $   17 $   8
                                              ===== ====== =====

   The components of OCI for the past three years follow:

                                                     DECEMBER 31,
                                              -------------------------
                                                2015     2014     2013
                                              --------  ------  -------
                                                    (IN MILLIONS)
Change in net unrealized gains (losses) on
  investments:
  Net unrealized gains (losses) arising
   during the year........................... $    (13) $   11  $   (58)
  (Gains) losses reclassified into net
   earnings (loss) during the year/(1)/......       --       7      (44)
                                              --------  ------  -------
Change in net unrealized gains (losses)
  on investments.............................      (13)     18     (102)
Adjustments for DAC, VOBA and Other..........        1      (9)      28
                                              --------  ------  -------
Other Comprehensive Income (Loss), net of
  adjustments and (net of deferred income
  tax expense (benefit) of $(6), $(5) and $40 $    (12) $    9  $   (74)
                                              ========  ======  =======

  /(1)/See "Reclassification adjustments" in Note 3. Reclassification amounts presented net of income tax expense (benefit) of $0 million, $(3) million and $24 million for 2015, 2014 and 2013, respectively.

   Investment gains and losses reclassified from AOCI to net earnings (loss) primarily consist of realized gains (losses) on sales and OTTI of AFS securities and are included in Total investment gains (losses), net on the statements of earnings (loss). Amounts presented in the table above are net of tax.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

11)LITIGATION

   A number of lawsuits, claims, assessments and regulatory inquiries have been filed or commenced against life insurers in the jurisdictions in which MLOA does business. These actions and proceedings involve, among other things, insurers' sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, the use of captive reinsurers, payment of death benefits and the reporting and escheatment of unclaimed property, alleged breach of fiduciary duties, alleged mismanagement of client funds and other matters. Some of the matters have resulted in the award of substantial judgments against other insurers, including material amounts of punitive damages, or in substantial settlements. Courts, juries and regulators often have substantial discretion in awarding damage awards and fines, including punitive damages. MLOA, from time to time, is involved in such actions and proceedings. While the ultimate outcome of such matters cannot be predicted with certainty, in the opinion of management no such matter is likely to have a material adverse effect on MLOA's financial position or results of operations. However, it should be noted that the frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter.

12)STATUTORY FINANCIAL INFORMATION

   MLOA is restricted as to the amounts it may pay as dividends to AEFS. Under Arizona Insurance Law, a domestic life insurer may not, without prior approval of the Director of Insurance, pay a dividend to its shareholder exceeding an amount calculated based on a statutory formula. This formula would not permit MLOA to pay shareholder dividends during 2016. For 2015, 2014 and 2013, MLOA's statutory net income (loss) was $(4) million, $12 million and $34 million, respectively. Statutory surplus, capital stock and Asset Valuation Reserve ("AVR") totaled $366 million and $401 million at December 31, 2015 and 2014, respectively. There were no shareholder dividends paid to its parent by MLOA in 2015, 2014 and 2013. In 2013 MLOA, utilized a portion of the consideration from the reinsurance agreement with Protective Life to return $200 million of surplus to its parent, AEFS.

   At December 31, 2015, MLOA, in accordance with various government and state regulations, had $6 million of securities on deposit with such government or state agencies.

   At December 31, 2015 and for the year then ended, there were no differences in net income (loss) and capital and surplus resulting from practices prescribed and permitted by the Arizona Department of Insurance and those prescribed by NAIC Accounting Practices and Procedures effective at December 31, 2015.

   Accounting practices used to prepare statutory financial statements for regulatory filings of stock life insurance companies differ in certain instances from U.S. GAAP. The differences between statutory surplus and capital stock determined in accordance with Statutory Accounting Principles ("SAP") and total shareholder's equity under U.S. GAAP are primarily:
   (a) the inclusion in SAP of an AVR intended to stabilize surplus from fluctuations in the value of the investment portfolio; (b) future policy benefits and policyholders' account balances under SAP differ from U.S. GAAP due to differences between actuarial assumptions and reserving methodologies; (c) certain policy acquisition costs are expensed under SAP but deferred under U.S. GAAP and amortized over future periods to achieve a matching of revenues and expenses; (d) under SAP, Federal income taxes are provided on the basis of amounts currently payable with limited recognition of deferred tax assets while under U.S. GAAP, deferred taxes are recorded for temporary differences between the financial statements and tax basis of assets and liabilities where the probability of realization is reasonably assured; (e) the valuation of assets under SAP and U.S. GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral of interest-related realized capital gains and losses on fixed income investments; (f) the valuation of the investment in Alliance Units under SAP reflects a portion of the market value appreciation rather than the equity in the underlying net assets as required under U.S. GAAP;
   (g) computer software development costs are capitalized under U.S. GAAP but expensed under SAP; (h) certain assets, primarily pre-paid assets, are not admissible under SAP but are admissible under U.S. GAAP (i) the fair valuing of all acquired assets and liabilities including VOBA assets required for U.S. GAAP purchase accounting and (j) cost of reinsurance is recognized as expense under SAP and amortized over the life of the underlying reinsured policies under U.S. GAAP.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                            SELECTED FINANCIAL DATA

   The following selected financial data have been derived from MLOA's audited financial statements. The statements of earnings (loss) for the years ended December 31, 2015, 2014 and 2013, and the balance sheet data at December 31, 2015 and 2014 have been derived from MLOA's audited financial statements included elsewhere herein. The statements of earnings (loss) for the years ended December 31, 2012 and 2011, and the balance sheet data at December 31, 2013, 2012 and 2011 have been derived from MLOA's previously reported audited financial statements not included herein. This selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and related notes included elsewhere herein.

                                                             YEARS ENDED DECEMBER 31,
                                                    ------------------------------------------
                                                     2015     2014     2013     2012     2011
                                                    ------  -------  -------  -------  -------
                                                                   (IN MILLIONS)
STATEMENTS OF EARNINGS (LOSS) DATA:
-----------------------------------
REVENUES:
  Universal life and investment-type product
   policy fee income............................... $  152  $    91  $   131  $   117  $   123
  Premiums.........................................      1        1       25       32       42
Net investment income (loss):
  Investment income (loss) from derivatives........     (9)      13        8       --       --
  Other investment income (loss)...................     38       37       84      110      116
                                                    ------  -------  -------  -------  -------
   Net investment income (loss)....................     29       50       92      110      116
  Investment gains (losses), net:
   Total other-than-temporary impairment losses....     (1)     (10)      (6)      (7)      (2)
   Portion of loss recognized in other
     comprehensive income (loss)...................     --       --       --       --       --
                                                    ------  -------  -------  -------  -------
     Net impairment losses recognized..............     (1)     (10)      (6)      (7)      (2)
   Other investment gains (losses), net............     --        4       74        2        1
                                                    ------  -------  -------  -------  -------
     Total investment gains (losses), net..........     (1)      (6)      68       (5)      (1)
                                                    ------  -------  -------  -------  -------
  Equity in earnings (loss) of AB..................      5        1        5        2       (2)
  Other income (loss)..............................      9        8        5        5        6
  Increase (decrease) in the fair value of the
   reinsurance contract asset......................     --       --       (7)      (2)       7
                                                    ------  -------  -------  -------  -------
     Total revenues................................    195      145      319      259      291
                                                    ------  -------  -------  -------  -------

BENEFITS AND OTHER DEDUCTIONS:
  Policyholders' benefits..........................     39       31       78      103       96
  Interest credited to policyholders'
   account balances................................     36       39       65       61       61
  Compensation and benefits........................     36       29       32       25       30
  Commissions......................................    121       73       80       38       33
  Amortization of deferred policy acquisition
   costs and value of business acquired............     35       14       21      (27)     (12)
  Capitalization of deferred policy
   acquisition costs...............................   (108)     (78)     (81)     (31)     (25)
  Amortization of deferred cost of reinsurance.....      8        8        4       --       --
  Rent expense.....................................      2        2        2        2        3
  Other operating costs and expenses...............     56       37       74       44       29
                                                    ------  -------  -------  -------  -------
   Total benefits and other deductions.............    225      155      275      215      215
                                                    ------  -------  -------  -------  -------
Earnings (loss), before income taxes...............    (30)     (10)      44       44       76
Income tax benefit (expense).......................     13        5      (16)      (6)       1
                                                    ------  -------  -------  -------  -------
Net Earnings (Loss)................................ $  (17) $    (5) $    28  $    38  $    77
                                                    ======  =======  =======  =======  =======

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                                                      DECEMBER 31,
                                                   --------------------------------------------------
                                                      2015      2014     2013      2012       2011
                                                   ---------- -------- --------- --------- ----------
                                                                     (IN MILLIONS)
BALANCE SHEET DATA:
-------------------
Total Investments................................. $    1,154 $  1,119 $     967 $   2,279 $    2,299
Separate Accounts assets..........................      1,701    1,810     1,839     1,640      1,604
Total Assets......................................      4,782    4,700     4,598     4,588      4,408
Policyholders' account balances...................      2,158    1,919     1,777     1,615      1,608
Future policy benefits and other
  policyholders liabilities.......................        389      389       323       397        380
Separate Accounts liabilities.....................      1,701    1,810     1,839     1,640      1,604
Total liabilities.................................      4,308    4,200     4,104     3,847      3,733
Total shareholder's equity........................ $      474 $    500 $     494 $     741 $      675

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ("MD&A") FOR MONY LIFE INSURANCE COMPANY OF AMERICA ("MLOA") SHOULD BE READ IN CONJUNCTION WITH "RISK FACTORS," "SELECTED FINANCIAL DATA" AND THE FINANCIAL STATEMENTS AND RELATED NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE HEREIN.

   FORWARD-LOOKING INFORMATION

   This document contains "forward-looking statements" that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

   These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "seeks," "expects," "will," "should," "anticipates," "estimates," "intends," "believes," "likely," "targets" and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

   In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed in the "Risk Factors" section of this report, which apply to us. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the United States Securities and Exchange Commission ("SEC") or in materials incorporated therein by reference.

   BACKGROUND

   MLOA, established in the state of Arizona in 1969, is a wholly-owned subsidiary of AXA Equitable Financial Services LLC ("AEFS"). MLOA's primary business is to provide life insurance and employee benefit products to both individuals and small and medium-size businesses. MLOA is licensed to sell its products in 49 states (not including New York), the District of Columbia and Puerto Rico.

   AEFS is an indirect, wholly-owned subsidiary of AXA Financial and AXA Financial is an indirect, wholly-owned subsidiary of AXA, a French holding company for the AXA Group, a worldwide leader in financial protection. For additional information regarding AXA, see "Description of Business -- Parent Company".

   PROTECTIVE LIFE REINSURANCE AGREEMENT

   On October 1, 2013, MLOA reinsured an in-force book of life insurance and annuity policies written primarily prior to 2004 to Protective Life. MLOA transferred and ceded assets to Protective Life equal to $1,308 million, net of ceding commission of $370 million in consideration of the transfer of liabilities amounting to $1,374 million in connection with the reinsurance agreement. As a result of the reinsurance agreement, MLOA recorded a deferred cost of reinsurance asset amounting to $83 million which is amortized over the life of the underlying reinsured policies.

   OVERVIEW

   EARNINGS. MLOA's business results of operations are materially affected by conditions in the capital markets and the economy, generally. MLOA's net loss for 2015 was $17 million. See "Results of Operations" below for a discussion of MLOA's Earnings.

   SALES. Life insurance first year premiums and deposits by MLOA increased by $104 million, or 50.4% from 2014, primarily due to higher sales of indexed life insurance products in the retail channel. In 2015, strong sales of MLOA's BrightLife(R) universal life product continued. For additional information on sales, see "Premiums and Deposits" below.

   PRODUCTS. MLOA recently entered the group employee benefits business. MLOA currently offers a suite of insurance products to small and medium-size businesses. MLOA's primary employee benefit product offerings include: dental, vision, life insurance, short-and long-term disability, deductible insurance, hospital plus and critical illness insurance. Sales of employee benefit products were not significant in 2015. For additional information, see "Description of Business-Products-Employee Benefits".

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



   As part of AXA Financial's ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of AXA Financial, most sales of indexed universal life insurance and employee benefit products to policyholders located outside of New York are being issued through MLOA instead of AXA Equitable. MLOA expects that AXA Financial will continue to issue newly developed life and employee benefit insurance products to policyholders located outside of New York through MLOA instead of AXA Equitable. Since future decisions regarding product development and availability depend on factors and considerations not yet known, management is unable to predict the extent to which MLOA will offer other products in the future.

   ASSUMPTION UPDATES

   In 2015, based upon management's current expectations of interest rates and future fund growth, MLOA updated its RTM assumption used to calculate VISL and amortization of DAC from 9.0% to 7.0%. The impact of this assumption update in 2015 was an increase in VISL reserves of $4 million and an increase in amortization of DAC of $8 million. In 2015, the after tax impact of this assumption update increased the Net loss by approximately $8 million.

   CRITICAL ACCOUNTING ESTIMATES

   MLOA's MD&A is based upon its financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The preparation of these financial statements requires the application of accounting policies that often involve a significant degree of judgment, requiring management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management, on an ongoing basis, reviews and evaluates the estimates and assumptions used in the preparation of the financial statements, including those related to investments, recognition of insurance income and related expenses, DAC and VOBA and future policy benefits. MLOA bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The results of such factors form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the results of operations and financial position as reported in the Financial Statements could change significantly.

   Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

      .   Revenue Recognition

      .   Insurance Reserves and Policyholder Benefits

      .   DAC and VOBA

      .   Benefit plan costs

      .   Share-based and Other Compensation Programs

      . Investments -- Impairments, valuation allowance and Fair Value Measurements

      .   Income Taxes

   REVENUE RECOGNITION

   Prior to the reinsurance agreement with Protective Life, profits on non-participating traditional life policies and annuity contracts with life contingencies emerged from the matching of benefits and other expenses against the related premiums. Profits on universal life-type and investment-type contracts emerge from the matching of benefits and other expenses against the related contract margins after the impacts of reinsurance ceded. This matching was accomplished by means of the provision for liabilities for future policy benefits and the deferral, and subsequent amortization, of policy acquisition costs. Trends in the general population and MLOA's own mortality, morbidity, persistency and claims experience, net of reinsurance, have a direct impact on the benefits and expenses reported in any given period.

   INSURANCE RESERVES AND POLICYHOLDER BENEFITS

   NON-PARTICIPATING TRADITIONAL LIFE POLICIES

   The future policy benefit reserves for non-participating traditional life insurance policies relate primarily to non-participating term life products and are calculated using a net level premium method equal to the present value of expected future benefits plus the present value of future maintenance expenses less the present value of future net premiums. The expected future benefits and expenses are determined using

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



   actuarial assumptions as to mortality, persistency and interest established at policy issue. Reserve assumptions established at policy issue reflect best estimate assumptions based on MLOA's experience that, together with interest and expense assumptions, include a margin for adverse deviation. Mortality assumptions are reviewed annually and are generally based on MLOA's historical experience or standard industry tables, as applicable; expense assumptions are based on current levels of maintenance costs, adjusted for the effects of inflation; and interest rate assumptions are based on current and expected net investment returns.

   UNIVERSAL LIFE AND INVESTMENT-TYPE CONTRACTS

   Policyholders' account balances for UL and investment-type contracts represent an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals.

   MLOA had issued certain variable annuity products with guaranteed minimum death benefit ("GMDB") and guaranteed minimum income benefit ("GMIB") features. The GMDB feature provided that in the event of an insured's death, the beneficiary would receive the higher of the current contract account balance or another amount defined in the contract. The GMIB feature which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates applied to a guaranteed minimum income benefit base.

   Reserves for GMDB and GMIB obligations are calculated on the basis of actuarial assumptions related to projected benefits and related contract charges generally over the lives of the contracts. The determination of this estimated liability is based on models that involve numerous estimates and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, mortality experience, and, for contracts with the GMIB feature, GMIB election rates. Assumptions related to contractholder behavior and mortality are updated when a material change in behavior or mortality experience is observed in an interim period.

   SENSITIVITY OF FUTURE RATE OF RETURN ASSUMPTIONS ON GMDB/GMIB RESERVES

   The future rate of return assumptions used in establishing reserves for GMDB and GMIB features regarding Separate Account performance used for purposes of this calculation are set using a long-term view of expected average market returns by applying a reversion to the mean approach, consistent with that used for DAC and VOBA amortization. For additional information regarding the future expected rate of return assumptions and the reversion to the mean approach, see, "-- DAC and VOBA".

   The GMDB/GMIB reserve balance before reinsurance ceded was $10 million ($0 net of reinsurance) at December 31, 2015. Given that 100% of the GMDB/GMIB reserve balance is ceded, the sensitivity risk of any increase or decrease in interest rates is transferred to the reinsurer.

   REINSURANCE

   Reinsurance recoverable balances are calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.

   DEFERRED COST OF OR GAIN ON REINSURANCE

   The cost of or gain on reinsurance at the inception of a coinsurance treaty, defined as the difference between the initial coinsurance premium paid and the amount of the net liabilities relating to the underlying policies, see
   Note 2 of Financial Statements, net of the ceded commission received is deferred and amortized over the lives of the underlying policies.

   DAC AND VOBA

   Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the portion of employee compensation, including payroll fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred. Depending on the type of contract, DAC is amortized over the expected total life of the contract group, based on MLOA's estimates of the level and timing of gross margins, gross profits or assessments, or anticipated premiums. In calculating DAC amortization, management is required to make assumptions about investment results including hedging costs, Separate Account performance, Separate Account fees, mortality and expense margins, lapse rates and anticipated surrender charges that impact the estimates of the level and timing of estimated gross profits or assessments, margins and anticipated future experience. VOBA, which arose from

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



   MLOA's acquisition by AXA Financial, was established in accordance with purchase accounting guidance for business combinations. VOBA is the actuarially determined present value of estimated future gross profits from insurance contracts in force at the date of the acquisition. DAC and VOBA are amortized over the expected life of the contracts (up to 50 years from date of issue) according to the type of contract using the methods described below as applicable. DAC and VOBA are subject to loss recognition testing at the end of each accounting period. As a result of the reinsurance agreement, effective October 1, 2013, with Protective Life, $188 million of DAC and VOBA amortization was accelerated, which is included in the deferred cost of reinsurance.

   UNIVERSAL LIFE AND INVESTMENT-TYPE CONTRACTS

   DAC and VOBA associated with UL and investment-type products, are amortized over the expected total life of the contract group as a constant percentage of estimated gross profits arising principally from investment results, Separate Account fees, mortality and expense margins and surrender charges based on historical and anticipated future experience, updated at the end of each accounting period. When estimated gross profits are expected to be negative for multiple years of a contract life, DAC and VOBA are amortized using the present value of estimated assessments. The effect on the amortization of DAC of revisions to estimated gross profits or assessments is reflected in earnings (loss) in the period such estimated gross profits or assessments are revised. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to accumulated other comprehensive income (loss) ("AOCI") in shareholder's equity as of the balance sheet date.

   Quarterly adjustments to the DAC and VOBA balances are made for current period experience and market performance related adjustments, and the impact of reviews of estimated total gross profits. The quarterly adjustments for current period experience reflect the impact of differences between actual and previously estimated expected gross profits for a given period. Total estimated gross profits include both actual experience and estimates of gross profits for future periods. To the extent each period's actual experience differs from the previous estimate for that period, the assumed level of total gross profits may change. In these cases, cumulative adjustment to all previous periods' costs is recognized.

   During each accounting period, the DAC and VOBA balances are evaluated and adjusted with a corresponding charge or credit to current period earnings for the effects of MLOA's actual gross profits and changes in the assumptions regarding estimated future gross profits. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to AOCI in shareholder's equity as of the balance sheet date.

   For the variable and UL policies a significant portion of the gross profits is derived from mortality margins and therefore, are significantly influenced by the mortality assumptions used. Mortality assumptions represent the Company's expected claims experience over the life of these policies and are based on a long-term average of actual company experience. This assumption is updated quarterly to reflect recent experience as it emerges. Improvement of life mortality in future periods from that currently projected would result in future deceleration of DAC and VOBA amortization. Conversely, deterioration of life mortality in future periods from that currently projected would result in future acceleration of DAC and VOBA amortization. Generally, life mortality experience has been improving in recent years. However, changes to the mortality assumptions in future periods could have a significant adverse or favorable effect on the results of operations.

   PREMIUM DEFICIENCY RESERVES AND LOSS RECOGNITION TESTS

   After the initial establishment of reserves, premium deficiency and loss recognition tests are performed using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for the aggregate product group are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any DAC asset), DAC and VOBA would first be written off and thereafter, if required, a premium deficiency reserve would be established by a charge to earnings (loss).

   SENSITIVITY OF DAC AND VOBA TO CHANGES IN FUTURE MORTALITY ASSUMPTIONS

   The variable and UL policies DAC and VOBA balance was $373 million at December 31, 2015. The following table demonstrates the sensitivity of the DAC and VOBA balance relative to future mortality assumptions by quantifying the adjustments that would be required, assuming an increase and decrease in the future mortality rate by 1%. This information considers only the direct effect of changes in the mortality assumptions on the DAC and VOBA balance and not changes in any other assumptions used in the measurement of the DAC and VOBA balance and does not assume changes in reserves.

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




                     DAC AND VOBA SENSITIVITY -- MORTALITY
                               DECEMBER 31, 2015

                                                       INCREASE/(REDUCTION) IN
                                                            DAC AND VOBA
                                                       -----------------------
                                                            (IN MILLIONS)
Decrease in future mortality by 1%....................         $           (1)
Increase in future mortality by 1%....................                       1

   SENSITIVITY OF DAC AND VOBA TO CHANGES IN FUTURE RATE OF RETURN ASSUMPTIONS

   A significant assumption in the amortization of DAC and VOBA on variable and interest-sensitive life insurance relates to projected future Separate Account performance. Management sets estimated future gross profit or assessment assumptions related to Separate Account performance using a long-term view of expected average market returns by applying a reversion to the mean approach, a commonly used industry practice. This future return approach influences the projection of fees earned, as well as other sources of estimated gross profits. Returns that are higher than expectations for a given period produce higher than expected account balances, increase the fees earned resulting in higher expected future gross profits and lower DAC amortization for the period. The opposite occurs when returns are lower than expected.

   In applying this approach to develop estimates of future returns, it is assumed that the market will return to an average gross long-term return estimate, developed with reference to historical long-term equity market performance. In 2015, based upon management's current expectations of interest rates and future fund growth, MLOA updated its RMT assumption from 9.0% to 7.0%. The average gross long term return measurement start date was also updated to December 31, 2014. Management has set limitations as to maximum and minimum future rate of return assumptions, as well as a limitation on the duration of use of these maximum or minimum rates of return. At December 31, 2015, the average gross short-term and long-term annual return estimate on variable and interest-sensitive life insurance was 7.0% (5.0% net of product weighted average Separate Account fees), and the gross maximum and minimum short-term annual rate of return limitations were 15.0% (13.0% net of product weighted average Separate Account fees) and 0.0% (-2.0% net of product weighted average Separate Account fees), respectively. The maximum duration over which these rate limitations may be applied is 5 years. This approach will continue to be applied in future periods. These assumptions of long-term growth are subject to assessment of the reasonableness of resulting estimates of future return assumptions.

   If actual market returns continue at levels that would result in assuming future market returns of 15.0% for more than 5 years in order to reach the average gross long-term return estimate, the application of the 5 year maximum duration limitation would result in an acceleration of DAC and VOBA amortization. Conversely, actual market returns resulting in assumed future market returns of 0.0% for more than 5 years would result in a required deceleration of DAC and VOBA amortization. At December 31, 2015, current projections of future returns assume a reversion to the mean of 7.0% in six quarters. At December 31, 2015, current projections of future average gross market returns assume a 15.0% annualized return for the next four quarters, grading to a RTM of 7.0% in six quarters.

   Other significant assumptions underlying gross profit estimates for UL and investment-type products relate to contract persistency and General Account investment spread.

   The following table provides an example of the sensitivity of that DAC and VOBA balance relative to future return assumptions by quantifying the adjustments to the DAC and VOBA balance that would be required assuming both an increase and decrease in the future rate of return by 1%. This information considers only the effect of changes in the future Separate Account rate of return and not changes in any other assumptions used in the measurement of the DAC and VOBA balance.

                  DAC AND VOBA SENSITIVITY -- RATE OF RETURN
                               DECEMBER 31, 2015

                                                       INCREASE/(REDUCTION) IN
                                                            DAC AND VOBA
                                                       -----------------------
                                                            (IN MILLIONS)
Decrease in future rate of return by 1%...............     $                 1
Increase in future rate of return by 1%...............                     (1)

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   BENEFIT PLAN COSTS

   Although MLOA has no employees, under service agreements with affiliates, MLOA is charged for services, including personnel services that include a component related to employee benefits (see Note 7 of Notes to Financial Statements). Net periodic pension cost is the aggregation of the compensation cost of benefits promised, interest cost resulting from deferred payment of those benefits, and investment results of assets dedicated to fund those benefits. Each component of net periodic pension benefits cost is based on the affiliated company's best estimate of long-term actuarial and investment return assumptions and consider, as appropriate, an assumed discount rate, an expected rate of return on plan assets, inflation costs, expected increases in compensation levels and trends in health care costs. Of these assumptions, the discount rate and expected rate of return assumptions generally have the most significant impact on the resulting net periodic cost associated with these plans. Actual experience different from that assumed generally is recognized prospectively over future periods; however, significant variances could result in immediate recognition of net periodic cost or benefit if they exceed certain prescribed thresholds or in conjunction with a reconsideration of the related assumptions.

   SHARE-BASED AND OTHER COMPENSATION PROGRAMS

   Although MLOA has no employees, under service agreements with affiliates, MLOA is charged for services, including personnel services that include a component related to employee compensation (see Note 8 of Notes to Financial Statements). AXA and AXA Financial Group sponsor various share-based compensation plans for eligible employees and associates. Compensation expense related to these awards is measured based on the estimated fair value of the equity instruments issued or the liabilities incurred. AXA Financial Group uses the Black-Scholes option valuation model to determine the grant-date fair values of equity share/unit option awards and similar instruments, requiring assumptions with respect to the expected term of the award, expected price volatility of the underlying share/unit, and expected dividends. These assumptions are significant factors in the resulting measure of fair value recognized over the vesting period and require use of management judgment as to likely future conditions, including employee exercise behavior, as well as consideration of historical and market observable data.

   INVESTMENTS -- IMPAIRMENTS AND VALUATION ALLOWANCES AND FAIR VALUE
   MEASUREMENTS

   MLOA's investment portfolio principally consists of public and private fixed maturities, mortgage loans, derivative financial instruments, including equity options and Units in AB. In applying the Company's accounting policies with respect to these investments, estimates, assumptions, and judgments are required about matters that are inherently uncertain, particularly in the identification and recognition of other-than-temporary impairments ("OTTI"), determination of the valuation allowance for losses on mortgage loans and measurements of fair value.

   IMPAIRMENTS AND VALUATION ALLOWANCES

   The assessment of whether OTTIs have occurred is performed quarterly by MLOA's Investment Under Surveillance ("IUS") Committee, with the assistance of its investment advisors, on a security-by-security basis for each available-for-sale fixed maturity and equity security that has experienced a decline in fair value for purpose of evaluating the underlying reasons. The analysis begins with a review of gross unrealized losses by the following categories of securities: (i) all investment grade and below investment grade fixed maturities for which fair value has declined and remained below amortized cost by 20% or more; and (ii) below-investment-grade fixed maturities for which fair value has declined and remained below amortized cost for a period greater than 12 months. Integral to the analysis is an assessment of various indicators of credit deterioration to determine whether the investment security is expected to recover, including, but not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, resulting in identification of specific securities for which OTTI is recognized.

   If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting OTTI is recognized in earnings and the remainder of the fair value loss is recognized in other comprehensive income (loss) ("OCI"). The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management's best estimate of projected future cash flows at the effective interest rate implicit in the debt security prior to impairment. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage- and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

   Mortgage loans also are reviewed quarterly by the IUS Committee for impairment on a loan-by-loan basis, including an assessment of related collateral value. Commercial mortgages 60 days or more past due and agricultural mortgages 90 days or more past due, as well as all

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



   mortgages in the process of foreclosure, are identified as problem mortgages. Based on its monthly monitoring of mortgages, a class of potential problem mortgages also is identified, consisting of mortgage loans not currently classified as problems but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being restructured. The decision whether to classify a performing mortgage loan as a potential problem involves significant subjective judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.

   For problem mortgage loans a valuation allowance is established to provide for the risk of credit losses inherent in the lending process. The allowance includes loan specific reserves for loans determined to be non-performing as a result of the loan review process. A non-performing loan is defined as a loan for which it is probable that amounts due according to the contractual terms of the loan agreement will not be collected. The loan specific portion of the loss allowance is based on the Company's assessment as to ultimate collectability of loan principal and interest. Valuation allowances for a non-performing loan are recorded based on the present value of expected future cash flows discounted at the loan's effective interest rate or based on the fair value of the collateral if the loan is collateral dependent. The valuation allowance for mortgage loans can increase or decrease from period to period based on such factors.

   FAIR VALUE MEASUREMENTS

   Investments reported at fair value in the balance sheets of MLOA include fixed maturity securities classified as available-for-sale ("AFS"). In addition, exposure in certain variable life products issued by MLOA are considered embedded derivatives and reported at fair value.

   When available, the estimated fair value of securities is based on quoted prices in active markets that are readily and regularly obtainable; these generally are the most liquid holdings and their valuation does not involve management judgment. When quoted prices in active markets are not available, MLOA estimates fair value based on market standard valuation methodologies, including discounted cash flow methodologies, matrix pricing, or other similar techniques. For securities with reasonable price transparency, the significant inputs to these valuation methodologies either are observable in the market or can be derived principally from or corroborated by observable market data. When the volume or level of activity results in little or no price transparency, significant inputs no longer can be supported by reference to market observable data but instead must be based on management's estimation and judgment.

   As required by the accounting guidance, MLOA categorizes its assets and liabilities measured at fair value into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique, giving the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level
   3). For additional information regarding the key estimates and assumptions surrounding the determinations of fair value measurements, see Note 5 to the Financial Statements -- Fair Value Disclosures.

   INCOME TAXES

   Income taxes represent the net amount of income taxes that MLOA expects to pay to or receive from various taxing jurisdictions in connection with its operations. MLOA provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carry forward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. MLOA's accounting for income taxes represents management's best estimate of the tax consequences of various events and transactions.

   Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities and in evaluating MLOA's tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income taxes. Under the guidance, MLOA determines whether it is more-likely-than-not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

   MLOA's tax positions are reviewed quarterly and the balances are adjusted as new information becomes available.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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




   RESULTS OF OPERATIONS

   The earnings narratives that follow discuss the results for 2015 compared to 2014's results, followed by the results for 2014 compared to 2013's results.

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                             RESULTS OF OPERATIONS

                                                      2015     2014     2013
                                                    --------  ------  --------
                                                           (IN MILLIONS)
REVENUES
Universal life and investment-type product policy
  fee income....................................... $    152  $   91  $    131
Premiums...........................................        1       1        25
Net investment income (loss):
  Investment income (loss) from
   derivatives instruments.........................       (9)     13         8
  Other investment income (loss)...................       38      37        84
                                                    --------  ------  --------
   Total Net investment income (loss)..............       29      50        92
Investment gains (losses), net:
  Total other-than-temporary impairment losses.....       (1)    (10)       (6)
  Portion of loss recognized in other
   comprehensive income (loss).....................       --      --        --
                                                    --------  ------  --------
  Net impairment losses recognized.................       (1)    (10)       (6)
  Other investment gains (losses), net.............       --       4        74
                                                    --------  ------  --------
   Total investment gains (losses), net............       (1)     (6)       68
                                                    --------  ------  --------
Equity in earnings (loss) of AB....................        5       1         5
Other income (loss)................................        9       8         5
Increase (decrease) in the fair value of the
  reinsurance contract.............................       --      --        (7)
                                                    --------  ------  --------
   Total revenues..................................      195     145       319
                                                    --------  ------  --------

BENEFITS AND OTHER DEDUCTIONS
Policyholders' benefits............................       39      31        78
Interest credited to policyholders'
  account balances.................................       36      39        65
Compensation and benefits..........................       36      29        32
Commissions........................................      121      73        80
Amortization of deferred policy acquisition costs
  and value of business acquired...................       35      14        21
Capitalization of deferred policy acquisition costs     (108)    (78)      (81)
Amortization of deferred costs of reinsurance......        8       8         4
Rent expense.......................................        2       2         2
Other operating costs and expenses.................       56      37        74
                                                    --------  ------  --------
   Total benefits and other deductions.............      225     155       275
                                                    --------  ------  --------
Earnings (loss) before income taxes................      (30)    (10)       44
Income tax (expense) benefit.......................       13       5       (16)
                                                    --------  ------  --------
Net Earnings (Loss)................................ $    (17) $   (5) $     28
                                                    ========  ======  ========

   YEAR ENDED DECEMBER 31, 2015 COMPARED TO YEAR ENDED DECEMBER 31, 2014

   Net loss was $17 million in 2015, a $12 million increase in net loss from the net loss of $5 million in 2014 primarily due to $48 million, $21 million and $19 million higher commission expense, amortization of DAC and VOBA and Other operating expenses, respectively and $22 million lower investment income from derivative instruments ($9 million investment loss from derivative instruments in 2015 as compared to $13 million of investment income from derivative instruments in 2014). The increases to the net loss were partially offset by $61 million higher Universal life and investment-type product policy fee income and $30 million higher capitalization of DAC.

   Income tax benefit was $13 million in 2015 as compared to the income tax benefit of $5 million in 2014. The $8 million higher income tax benefit was primarily related to $30 million of pre-tax losses in 2015 compared to $10 million of pre-tax losses in 2014. In 2015 and 2014, Federal income taxes attributable to consolidated operations were different from the amounts determined by multiplying the earnings before income taxes by the expected Federal income tax rate of 35%. The primary difference relates to the dividends received deduction.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Loss from operations before income taxes was $30 million in 2015 and $10 million in 2014, respectively.

   REVENUES. Total revenues in 2015 increased $50 million to $195 million from $145 million in 2014. The increase was primarily due to $61 million higher universal life and investment-type product policy fee income, $5 million lower investment losses and $4 million higher equity in earnings from AB which was partially offset by $22 million lower investment income from derivative instruments ($9 million investment loss from derivative instruments in 2015 as compared to $13 million of investment income from derivative instruments in 2014).

   Universal life and investment-type product policy fee income increased $61 million in 2015 to $152 million from $91 million in 2014 primarily due to $47 million higher fees as a result of sales of indexed universal life products and a $14 million lower increase in the initial fee liability.

   Net investment income decreased $21 million in 2015 to $29 million from $50 million in 2014 principally due to $22 million lower investment income from derivative instruments ($9 million investment loss from derivative instruments in 2015 as compared to $13 million of investment income from derivative instruments in 2014). The decrease in investment income was partially offset by $4 million higher investment income from fixed maturities as a result of higher average fixed maturities available for sale portfolio.

   Investment losses, net decreased $5 million in 2015 to a loss of $1 million from a loss of $6 million in 2014 primarily due to $9 million lower impairments of fixed maturities ($1 million in 2015 compared to $10 million in 2014), primarily CMBS securities, partially offset by the absence of a $3 million gain on a pre-payment of mortgage loans on real estate recorded in 2014.

   BENEFITS AND OTHER DEDUCTIONS. Total benefits and other deductions totaled $225 million in 2015, an increase of $70 million from $155 million in 2014. The increase primarily resulted from $48 million higher commission expenses, $21 million higher amortization of DAC and VOBA, $19 million higher other operating costs and expenses and $8 million higher policyholders' benefits which were partially offset by $30 million higher capitalization of DAC.

   Policyholders' benefits increased $8 million in 2015 to $39 million from $31 million in 2014 primarily due to $9 million higher death benefits. In 2015 policyholders' reserve balances increased $6 million as compared to $7 million in 2014. The 2015 increase in reserves includes a $4 million increase as a result of updates in the RTM assumption.

   Compensation and benefits expense increased $7 million to $36 million in 2015 from $29 million in 2014 due to higher allocated salary and stock option expenses.

   Commissions increased $48 million in 2015 to $121 million from $73 million in 2014 due to $107 million higher first year indexed universal life insurance sales.

   DAC and VOBA amortization in 2015 was $35 million reflecting $2 million of net favorable updates and balance true-ups primarily for variable and interest sensitive life products, including updates to the RTM assumption and $37 million of baseline amortization. DAC and VOBA amortization in 2014 was $14 million reflecting $10 million of updates primarily relating to updating the projected cost of reinsurance for COLI and business owned life insurance ("BOLI") lines of business based on an updated study, and $4 million of baseline amortization.

   DAC capitalization totaled $108 million in 2015, an increase of $30 million from the $78 million reported in 2014. The increase was primarily due to $26 million higher deferrable commissions and $4 million higher deferrable expenses. The increase in deferrable commission expenses is in line with the higher commission expense resulting from higher first year sales of indexed universal life products.

   Other operating costs and expenses, totaled $56 million in 2015, an increase of $19 million from the $37 million reported in 2014. The increase is primarily attributable to $10 million higher consulting expenses, primarily in consulting projects invested to launch MLOA's new employee benefits business, $5 million higher commission expense allowance expenses and $4 million higher premium taxes and other insurance taxes, licenses and fee expenses.

   YEAR ENDED DECEMBER 31, 2014 COMPARED TO YEAR ENDED DECEMBER 31, 2013

   In 2014, the $33 million decrease in net earnings from net earnings (loss) of $28 million in 2013 to a net loss of $5 million was primarily due to the absence of certain 2013 transactions resulting from the reinsurance transaction with Protective Life, including, a $74 million realized investment gain resulting from the assets transferred to Protective Life, this realized gain was partially offset by a $20 million donation to the AXA Foundation and $11 million of transaction and transition costs. Other factors leading to the decrease in earnings were the impact of higher death claims for retained MLOA business and one-time assumption updates in the amortization of DAC and VOBA. These decreases were partially offset by higher policy fee income.

   Income tax benefit was $5 million in 2014 as compared to the tax expense of $16 million in 2013. The $21 million lower income tax expense was primarily related to $10 million of pre-tax losses in 2014 compared to $44 million of pre-tax earnings in 2013.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Earnings (loss) before income taxes were $(10) million in 2014 and $44 million in 2013, respectively.

   REVENUES. Total revenues in 2014 decreased $174 million to $145 million from $319 million in 2013. The decrease was primarily due to the absence of $130 million of revenues included in the 2013 results for the portion of the business reinsured to Protective Life and the absence of a $74 million realized investment gain for the assets transferred to Protective Life upon the completion of the reinsurance transaction. For the portion of the business not reinsured to Protective Life, there was an increase in universal life and investment-type product policy fee income and higher investment income from derivative instruments.

   Universal life and investment-type product policy fee income decreased $40 million in 2014 to $91 million from $131 million in 2013 primarily due the absence of $62 million of universal life and investment-type product policy fee income included in the 2013 results for the portion of the business reinsured to Protective Life. Partially offsetting the decrease were higher fees earned on higher indexed universal life insurance product account balances.

   Premiums totaled $1 million in 2014, a decrease of $24 million from $25 million in 2013 primarily related to the absence of $23 million of premiums included in 2013 results for the portion of business reinsured to Protective Life.

   Net investment income decreased $42 million in 2014 to $50 million from $92 million in 2013 principally due to the absence of $48 million of investment income included in the 2013 results from the assets transferred to Protective Life. Partially offsetting these decreases were $5 million higher investment income from derivative instruments supporting the MSO in MLOA's variable life insurance products and indexed universal life products.

   Investment gains (losses), net decreased $74 million in 2014 to a loss of $6 million from a gain of $68 million in 2013 primarily due to the absence of a $74 million of realized gain on the transfer of assets to Protective Life resulting from the reinsurance agreement and $4 million higher impairments of fixed maturities, primarily CMBS securities, partially offset by $3 million of gains on pre-payments of mortgage loans on real estate.

   Increase (decrease) in the fair value of the reinsurance contract asset decreased $7 million in 2014 to $0 million from $7 million in 2013. The 2013 decrease reflected the impacts of the market conditions through September 30, 2013. As a result of reinsuring 100% of the risk of GMIB liabilities to Protective Life, the GMIB ceded liabilities are no longer considered an embedded derivative resulting in the write off of the remaining $2 million balance of the asset at September 30, 2013 in fourth quarter 2013.

   BENEFITS AND OTHER DEDUCTIONS. Total benefits and other deductions totaled $155 million in 2014, a decrease of $120 million from $275 million in 2013. The decrease was primarily due to the absence of $126 million of total benefits and deductions included in the 2013 results from the business reinsured to Protective Life, a $20 million donation to the AXA Foundation and $11 million of one-time transaction transition related costs in 2013 related to the reinsurance agreement with Protective Life. These decreases were partially offset by $16 million of higher policyholders' benefits and $10 million higher amortization of DAC and VOBA for the business retained.

   Policyholders' benefits decreased $47 million in 2014 to $31 million from $78 million in 2013 primarily due to the absence of $63 million of policyholders included in the 2013 results for the portion of the business reinsured to Protective Life. Partially offsetting these benefit decreases were $17 million higher death claims for the retained business in 2014 as a result of a few large death claims and unfavorable mortality experience for indexed universal life and corporate owned life insurance ("COLI") products.

   Compensation and benefits expense decreased $3 million to $29 million in 2014 from $32 million in 2013 due to lower allocated salary and stock option expenses.

   Commissions decreased $7 million in 2014 to $73 million from $80 million in 2013 due to lower first year recurring sales

   DAC and VOBA amortization in 2014 was $14 million reflecting $10 million of updates primarily relating to updating the projected cost of reinsurance for COLI and BOLI lines of business based on an updated study, and $4 million of baseline amortization. DAC and VOBA amortization in 2013 was $21 million reflecting $17 million of amortization related to the business reinsured to Protective Life and $4 million of baseline amortization.

   DAC capitalization totaled $78 million in 2014, a decrease of $3 million from the $81 million reported in 2013. The decrease was primarily due to $10 million lower deferrable commissions partially offset by $7 million higher deferrable expenses.

   Other operating costs and expenses, totaled $37 million in 2014, a decrease of $37 million from the $74 million reported in 2013. The decrease was primarily due to the absence of a $20 million donation from MLOA to the AXA Foundation from the consideration received from Protective Life, $15 million of expenses included in the 2013 results related to the portion of business reinsured to Protective Life and $11 million of allocated transaction and transition costs related to the reinsurance agreement with Protective Life. Partially offsetting these decreases were $6 million of expenses related to the administrative service agreement with Protective Life.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   PREMIUMS AND DEPOSITS

   As part of AXA Financial's ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of AXA Financial, most sales of indexed life insurance and employee benefits to policyholders located outside of New York are being issued through MLOA instead of AXA Equitable. It is expected that AXA Financial will continue to issue newly developed life insurance and employee benefits products which are issued to policyholders located outside of New York through MLOA instead of AXA Equitable. Since future decisions regarding product development depend on factors and considerations not yet known, management is unable to predict the extent to which we will offer other products in the future. Sale of employee benefit products were not significant in 2015.

   The following table lists the sales for major insurance product lines for 2015, 2014 and 2013. Premiums and deposits are presented gross of internal conversions and are presented net of reinsurance ceded, except for the business reinsured to Protective Life.

                             PREMIUMS AND DEPOSITS

                                                     2015      2014      2013
                                                   --------- --------- ---------
RETAIL:
Annuities
  First year...................................... $      -- $      -- $      --
  Renewal.........................................        26        29        36
                                                   --------- --------- ---------
                                                          26        29        36

Life/(1)/
  First year......................................       171       167       159
  Renewal.........................................       203       171       160
                                                   --------- --------- ---------
                                                         374       338       319

Other/(2) (3)/
  First year......................................         4         7         5
  Renewal.........................................        --        --        --
                                                   --------- --------- ---------
                                                           4         7         5
                                                   --------- --------- ---------

   Total retail...................................       404       374       360
                                                   --------- --------- ---------
WHOLESALE:
Annuities
  First year......................................        --        --        --
  Renewal.........................................         1        --         2
                                                   --------- --------- ---------
                                                           1        --         2
Life/(1)/
  First year......................................       135        32        37
  Renewal.........................................        58        47        45
                                                   --------- --------- ---------
                                                         193        79        82

   Total wholesale................................       194        79        84
                                                   --------- --------- ---------

Total Premiums and Deposits....................... $     598 $     453 $     444
                                                   ========= ========= =========

  /(1)/Includes variable, interest-sensitive and traditional life products. /(2)/Includes reinsurance assumed.
  /(3)/Includes premiums and deposits from supplementary contracts -- A form of settlement under a life insurance or annuity contract whereby funds are made payable or used by the beneficiary to purchase a new insurance policy.

   2015 COMPARED TO 2014. Total premiums and deposits for life insurance products for 2015 were $598 million, a $145 million increase from $453 million in 2014 while total first year premiums and deposits increased $104 million to $310 million in 2015 from $206 million in 2014. First year premiums and deposits for life insurance products increased $107 million, primarily due to the $103 million and $4 million increase in sales of indexed and variable universal life insurance products in the retail and wholesale channels, reflecting continued strong sales of MLOA's BrightLife(R) universal life product.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   2014 COMPARED TO 2013. Total premiums and deposits for life insurance products for 2014 were $453 million, an $11 million increase from $444 million in 2013 while total first year premiums and deposits increased $5 million to $206 million in 2014 from $201 million in 2013. First year premiums and deposits for life insurance products increased $3 million, primarily due to the $8 million increase in sales of indexed and variable universal life insurance products in the retail channel partially offset by a decrease of $5 million in the wholesale channels.

   SURRENDERS AND WITHDRAWALS.

   The following table presents surrender and withdrawal amounts and rates for major insurance product lines. Annuity surrenders and withdrawals are presented net of internal replacements.

                          SURRENDERS AND WITHDRAWALS

                                                                            RATES/(1)/
                                                                         ----------------
                                                2015     2014     2013   2015  2014  2013
                                              -------- -------- -------- ----  ----  ----
                                                         (DOLLARS IN MILLIONS)
Annuities.................................... $    133 $    150 $    150 11.6% 11.9% 11.7%
Variable and interest-sensitive life.........       79       71       88  6.5%  5.8%  5.8%
                                              -------- -------- --------
Total........................................ $    212 $    221 $    238
                                              ======== ======== ========

  /(1)/Surrender rates are based on the average surrenderable future policy benefits and/or policyholders' account balances for the related policies and contracts in force during each year.

   2015 COMPARED TO 2014. Surrenders and withdrawals decreased $9 million, from $221 million in 2014 to $212 million for 2015. There was a $17 million decrease in annuity surrenders and withdrawals partially offset by an $8 million increase in variable and interest sensitive life insurance surrenders withdrawals. The annualized annuities surrender rate decreased to 11.56% in 2015 from 11.9% in 2014. The variable and interest sensitive life products' annualized surrender rate increased to 6.5% in 2015 from 5.8% in 2014.

   2014 COMPARED TO 2013. Surrenders and withdrawals decreased $17 million, from $238 million in 2013 to $221 million for 2014. There was a decrease of $17 million for variable and interest sensitive life insurance surrenders withdrawals. Individual annuities surrenders and withdrawals remained flat year over year. The annualized annuities surrender rate decreased to 11.9% in 2014 from 11.7% in 2013. The variable and interest sensitive life products' annualized surrender rate for both 2014 and 2013 was 5.8%.

   GENERAL ACCOUNT INVESTMENT PORTFOLIO

   The General Account Investment Assets ("GAIA") portfolio consists of a well-diversified portfolio of public and private fixed maturities, commercial mortgages and other loans and other invested assets.

   The General Accounts' portfolios and investment results support the insurance liabilities of MLOA's business operations. The following table reconciles the balance sheet asset amounts to GAIA.

                       GENERAL ACCOUNT INVESTMENT ASSETS
                               DECEMBER 31, 2015

                                                BALANCE
                                              SHEET TOTAL OTHER/(1)/    GAIA
BALANCE SHEET CAPTIONS:                       ----------- ---------  ----------
                                                       (IN MILLIONS)

Fixed maturities, available for sale, at
  fair value.................................  $      906  $     --  $      906
Policy Loans.................................         159       130          29
Other invested assets........................          89        89          --
                                               ----------  --------  ----------
  Total investments..........................       1,154       219         935
Cash and cash equivalents....................         176         4         172
                                               ----------  --------  ----------
Total........................................  $    1,330  $    223  $    1,107
                                               ==========  ========  ==========

  /(1)/Assets listed in the "Other" category principally consist of MLOA's miscellaneous assets and liabilities related to GAIA that are reclassified from various balance sheet lines held in portfolios other than the General Account which are not managed as part of GAIA, including related accrued income or expense and certain reclassifications and, for fixed maturities, the reversal of net unrealized gains (losses). The "Other" category is deducted in arriving at GAIA. Included in other were $130 million of ceded policy loans to Protective Life.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   INVESTMENT RESULTS OF GENERAL ACCOUNT INVESTMENT ASSETS

   The following table summarizes investment results by asset category for the periods indicated.

                                                     2015              2014              2013
                                              -----------------  ----------------  ---------------
                                               YIELD    AMOUNT     Yield   Amount   Yield   Amount
                                              ------   --------  -------   ------  -------  ------
                                                              (DOLLARS IN MILLIONS)
FIXED MATURITIES:
  Investment grade
   Income (loss).............................   4.42%        36     4.37%      32     4.66%     70
   Ending assets.............................               863               811              664
  Below investment grade
   Income....................................   9.34%         4     6.71%       4     6.49%      9
   Ending assets.............................                43                48               61
MORTGAGES:
   Income (loss).............................     --%        --     5.09%       2     6.65%      2
   Ending assets.............................                --                --               26
POLICY LOANS:
   Income....................................   3.25%         1     2.71%      --     5.18%      6
   Ending assets.............................                29                20               12
CASH AND SHORT-TERM INVESTMENTS:
   Income....................................   0.10%        --     0.07%      --     0.08%     --
   Ending assets.............................               172                46               73
OTHER INVESTED ASSETS:
   Income....................................                --                --               --
   Ending assets.............................                --                --                2
TOTAL INVESTED ASSETS:
                                                       --------            ------           ------
   Income....................................   4.09%        41     4.32%      38     4.46%     87
   Ending Assets.............................             1,107               925              838
TOTAL:
                                                       --------            ------           ------
   Investment income.........................   4.09%        41     4.32%      38     4.46%     87
   Less: investment fees.....................  (0.09)%       (1)   (0.09)%     (1)    0.09%     (2)
                                              ------   ========  -------   ======  -------  ======
   Investment Income, Net....................   4.00%        40     4.23%      37     4.37%     87
                                                       ========            ======           ======
ENDING NET ASSETS                                         1,107               925              838
                                                       ========            ======           ======

   FIXED MATURITIES

   The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. At December 31, 2015, 77.4% of the fixed maturity portfolio was publicly traded. At December 31, 2015, GAIA held CMBS with an amortized cost of $32 million. The General Account had no direct exposure to the sovereign debt of Italy, Greece, Portugal, Spain and the Republic of Ireland. The General Account had $84 million or 9.4% of exposure to the oil and gas industry ($67 million in the Energy sector and $17 million in the Utility sector) all of which were above investment grade at December 31, 2015. Given recent market conditions the Company expects some of these securities to fall below investment grade in the future. See "Fixed Maturities by Industry" below.

   The decline in the book yield for the twelve months ended December 31, 2015 when compared to the comparable 2014 period was accompanied by an increase in the credit quality of the portfolio. See "Fixed Maturities Credit Quality" below.

   FIXED MATURITIES BY INDUSTRY

   The General Accounts' fixed maturities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table sets forth these fixed maturities by industry category as of the dates indicated along with their associated gross unrealized gains and losses.

                       FIXED MATURITIES BY INDUSTRY/(1)/

                                                          GROSS      GROSS
                                              AMORTIZED UNREALIZED UNREALIZED
                                                COST      GAINS      LOSSES   FAIR VALUE
                                              --------- ---------- ---------- ----------
                                                            (IN MILLIONS)
AT DECEMBER 31, 2015:
Corporate Securities:
  Finance.................................... $     121 $        3 $        1 $      123
  Manufacturing..............................       260          6          2        264
  Utilities..................................       147          4          3        148
  Services...................................       134          4          1        137
  Energy.....................................        67          1          4         64
  Retail and wholesale.......................        54          1          1         54
  Transportation.............................        31          1         --         32
                                              --------- ---------- ---------- ----------
   Total corporate securities................       814         20         12        822
                                              --------- ---------- ---------- ----------
U.S. government..............................        29         --         --         29
Commercial mortgage-backed...................        32          6          7         31
Preferred stock..............................        17         --         --         17
State & municipal............................         6          1         --          7
                                              --------- ---------- ---------- ----------
Total........................................ $     898 $       27 $       19 $      906
                                              ========= ========== ========== ==========
At December 31, 2014:
Corporate Securities:
  Finance.................................... $     116 $        5 $       -- $      121
  Manufacturing..............................       235         13          1        247
  Utilities..................................       146          8          1        154
  Services...................................       128          7         --        135
  Energy.....................................        54          2          1         55
  Retail and wholesale.......................        59          2         --         61
  Transportation.............................        26          1         --         27
                                              --------- ---------- ---------- ----------
   Total corporate securities................       764         38          3        800
                                              --------- ---------- ---------- ----------
U.S. government..............................        27         --         --         27
Commercial mortgage-backed...................        35          2         10         27
Preferred stock..............................        18         --         --         18
State & municipal............................         6         --         --          6
                                              --------- ---------- ---------- ----------
Total........................................ $     850 $       40 $       13 $      878
                                              ========= ========== ========== ==========

  /(1)/Investment data has been classified based on standard industry categorizations for domestic public holdings and similar classifications by industry for all other holdings.

   FIXED MATURITIES CREDIT QUALITY

   The Securities Valuation Office ("SVO") of the NAIC, evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturity securities to one of six categories ("NAIC Designations"). NAIC designations of "1" or "2" include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody's or BBB- or higher by Standard & Poor's. NAIC Designations of "3" through "6" are referred to as below investment grade, which include securities rated Ba1 or lower by Moody's and BB+ or lower by Standard & Poor's. As a result of time lags between the funding of investments, and the completion of the SVO filing process, the fixed maturity portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The amortized cost of the General Accounts' public and private below investment grade fixed maturities totaled $21 million, or 2.3%, of the total fixed maturities at December 31, 2015 and $36 million, or 4.2%, of the total fixed maturities at December 31, 2014. Gross unrealized losses on public and private fixed maturities increased from $13 million in 2014 to $19 million in 2015. Below investment grade fixed maturities represented 10.5% and 61.5% of the gross unrealized losses at December 31, 2015 and 2014, respectively. For public, private and corporate fixed maturity categories, gross unrealized gains were higher and gross unrealized losses were lower in 2015 than in the prior year.

   PUBLIC FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' public fixed maturities portfolios by NAIC rating at the dates indicated.

                            PUBLIC FIXED MATURITIES

                                                         GROSS      GROSS
     NAIC                                   AMORTIZED  UNREALIZED UNREALIZED
DESIGNATION/(1)/  RATING AGENCY EQUIVALENT    COST       GAINS      LOSSES   FAIR VALUE
---------------   ------------------------  ---------- ---------- ---------- ----------
                                                           (IN MILLIONS)
AT DECEMBER 31, 2015:
1                  Aaa, Aa, A.............. $      385 $       12 $        3 $      394
2                  Baa.....................        304          4          7        301
                                            ---------- ---------- ---------- ----------
                   Investment grade........        689         16         10        695
                                            ---------- ---------- ---------- ----------

3                  Ba......................          4         --         --          4
4                  B.......................          1         --         --          1
5                  C and lower.............         --         --         --         --
6                  In or near default......          1         --         --          1
                                            ---------- ---------- ---------- ----------
                   Below investment grade..          6         --         --          6
                                            ---------- ---------- ---------- ----------
Total...................................... $      695 $       16 $       10 $      701
                                            ========== ========== ========== ==========

At December 31, 2014:
1                  Aaa, Aa, A.............. $      382 $       17 $        3 $      396
2                  Baa.....................        248         10          1        257
                                            ---------- ---------- ---------- ----------
                   Investment grade........        630         27          4        653
                                            ---------- ---------- ---------- ----------

3                  Ba......................          4         --         --          4
4                  B.......................          2         --         --          2
5                  C and lower.............          1         --         --          1
6                  In or near default......         --          1         --          1
                                            ---------- ---------- ---------- ----------
                   Below investment grade..          7          1         --          8
                                            ---------- ---------- ---------- ----------
Total...................................... $      637 $       28 $        4 $      661
                                            ========== ========== ========== ==========

  /(1)/At December 31, 2015 and 2014, no securities had been categorized based on expected NAIC designation pending receipt of SVO ratings.

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




   PRIVATE FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' private fixed maturities portfolios by NAIC rating at the dates indicated.

                           PRIVATE FIXED MATURITIES

                                                        GROSS      GROSS
     NAIC                                   AMORTIZED UNREALIZED UNREALIZED
DESIGNATION/(1)/  RATING AGENCY EQUIVALENT    COST      GAINS      LOSSES   FAIR VALUE
---------------   ------------------------  --------- ---------- ---------- ----------
                                                          (IN MILLIONS)
AT DECEMBER 31, 2015:
1                  Aaa, Aa, A.............. $      97 $        9 $        5 $      101
2                  Baa.....................        91          2          2         91
                                            --------- ---------- ---------- ----------
                   Investment grade........       188         11          7        192
                                            --------- ---------- ---------- ----------

3                  Ba......................        --         --         --         --
4                  B.......................         4         --          1          3
5                  C and lower.............         8         --         --          8
6                  In or near default......         3         --          1          2
                                            --------- ---------- ---------- ----------
                   Below investment grade..        15         --          2         13
                                            --------- ---------- ---------- ----------
Total...................................... $     203 $       11 $        9 $      205
                                            ========= ========== ========== ==========

At December 31, 2014:
1                  Aaa, Aa, A.............. $      82 $        5 $        1 $       86
2                  Baa.....................       102          7         --        109
                                            --------- ---------- ---------- ----------
                   Investment grade........       184         12          1        195
                                            --------- ---------- ---------- ----------

3                  Ba......................         3         --         --          3
4                  B.......................         2         --         --          2
5                  C and lower.............        10         --          1          9
6                  In or near default......        14          1          7          8
                                            --------- ---------- ---------- ----------
                   Below investment grade..        29          1          8         22
                                            --------- ---------- ---------- ----------
Total...................................... $     213 $       13 $        9 $      217
                                            ========= ========== ========== ==========

  /(1)/Includes no securities, as of December 31, 2015 and 2014, that have been categorized based on expected NAIC designation pending receipt of SVO ratings.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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




   CORPORATE FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' public and private holdings of corporate fixed maturities by NAIC rating at the dates indicated.

                          CORPORATE FIXED MATURITIES

                                                   GROSS      GROSS
   NAIC                                AMORTIZED UNREALIZED UNREALIZED
DESIGNATION  RATING AGENCY EQUIVALENT    COST      GAINS      LOSSES   FAIR VALUE
-----------  ------------------------  --------- ---------- ---------- ----------
                                                     (IN MILLIONS)
AT DECEMBER 31, 2015:
1             Aaa, Aa, A.............. $     421 $       13 $        3 $      431
2             Baa.....................       382          7          9 $      380
                                       --------- ---------- ---------- ----------
              Investment grade........       803         20         12        811
                                       --------- ---------- ---------- ----------

3             Ba......................         4         --         -- $        4
4             B.......................        --         --         -- $       --
5             C and lower.............         7         --         -- $        7
6             In or near default......        --         --         -- $       --
                                       --------- ---------- ---------- ----------
              Below investment grade..        11         --         --         11
                                       --------- ---------- ---------- ----------
Total................................. $     814 $       20 $       12 $      822
                                       ========= ========== ========== ==========

At December 31, 2014:
1             Aaa, Aa, A.............. $     413 $       20 $        1 $      432
2             Baa.....................       337         17          1        353
                                       --------- ---------- ---------- ----------
              Investment grade........       750         37          2        785
                                       --------- ---------- ---------- ----------

3             Ba......................         4         --         --          4
4             B.......................         2         --         --          2
5             C and lower.............         8         --         --          8
6             In or near default......         1          1         --          2
                                       --------- ---------- ---------- ----------
              Below investment grade..        15          1         --         16
                                       --------- ---------- ---------- ----------
Total................................. $     765 $       38 $        2 $      801
                                       ========= ========== ========== ==========

  /(1)/Includes no securities, as of December 31, 2015 and 2014, that have been categorized based on expected NAIC designation pending receipt of SVO ratings.

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



   COMMERCIAL MORTGAGE-BACKED SECURITIES

   The following table sets forth the amortized cost and fair value of the Company's commercial mortgage-backed securities at the dates indicated by credit quality and by year of issuance (vintage).

                     COMMERCIAL MORTGAGE-BACKED SECURITIES

                                                      DECEMBER 31, 2015
                                              ---------------------------------
                                                    MOODY'S AGENCY RATING
                                              ---------------------------------    TOTAL        TOTAL
                                                                         BA AND DECEMBER 31, DECEMBER 31,
                                               AAA     AA     A     BAA  BELOW      2015         2014
VINTAGE                                       ------ ------ ------ ----- ------ ------------ ------------
                                                                     (IN MILLIONS)
At amortized cost:
  2004....................................... $   -- $   -- $   -- $  -- $   -- $         -- $         --
  2005.......................................     --     --     --     2     13           15           17
  2006.......................................     --     --     --    --      6            6            6
  2007.......................................     --     --     --    --     11           11           12
                                              ------ ------ ------ ----- ------ ------------ ------------
Total CMBS................................... $   -- $   -- $   -- $   2 $   30 $         32 $         35
                                              ====== ====== ====== ===== ====== ============ ============

At fair value:
  2004....................................... $   -- $   -- $   -- $  -- $   -- $         -- $         --
  2005.......................................     --     --     --     2     12           14           13
  2006.......................................     --     --     --    --      3            3            3
  2007.......................................     --     --     --    --     14           14           10
                                              ------ ------ ------ ----- ------ ------------ ------------
Total CMBS................................... $   -- $   -- $   -- $   2 $   29 $         31 $         26
                                              ====== ====== ====== ===== ====== ============ ============

   MORTGAGE LOANS

   During 2014 all of MLOA's mortgage loans matured or prepaid and there were no outstanding balances at December 31, 2015 and 2014.

   DERIVATIVES AND OFFSETTING ASSETS AND LIABILITIES

   MLOA hedges crediting rates in the Market Stabilizer Option(R) ("MSO") in the variable life insurance products and Indexed Universal Life ("IUL") insurance products. The MSO permits the contract owner to participate in the performance of an index, ETF or commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which MLOA will absorb, up to a certain percentage the loss of value in an index, ETF or commodity price, which varies by product segment.

   In order to support the returns associated with these features, MLOA enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers.

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




   The tables below present quantitative disclosures about MLOA's derivative instruments, including those embedded in other contracts though required to be accounted for as derivative instruments.

                      DERIVATIVE INSTRUMENTS BY CATEGORY

                                                                  FAIR VALUE
                                                          ---------------------------
                                                                                       GAINS (LOSSES)
                                               NOTIONAL      ASSET       LIABILITY       REPORTED IN
                                                AMOUNT    DERIVATIVES   DERIVATIVES    EARNINGS (LOSS)
                                              ----------- ------------ -------------- ----------------
AT OR FOR THE YEAR ENDED, DECEMBER 31, 2015:                     (IN MILLIONS)
FREESTANDING DERIVATIVES:
Equity contracts:/(1)/
  Options.................................... $       518 $         28 $            4 $             (9)
                                                                                      ----------------
NET INVESTMENT INCOME (LOSS).................                                                       (9)
                                                                                      ----------------

EMBEDDED DERIVATIVES:
MSO and IUL indexed features/(2)/............          --           --             24                8
                                              ----------- ------------ -------------- ----------------

Balance, December 31, 2015................... $       518 $         28 $           28 $             (1)
                                              =========== ============ ============== ================

At or For the Year Ended, December 31, 2014:
Freestanding derivatives:
Equity contracts:/(1)/
  Options.................................... $       307 $         32 $            6 $             13
                                                                                      ----------------
Net investment income (loss).................                                                       13
                                                                                      ----------------

Embedded derivatives:
MSO and IUL indexed features/(2)/............          --           --             26              (13)
                                              ----------- ------------ -------------- ----------------
Balance, December 31, 2014................... $       307 $         32 $           32 $             --
                                              =========== ============ ============== ================

  /(1)/Reported in Other invested assets in MLOA's balance sheets.
  /(2)/MSO and IUL are reported in Future policyholders' benefits and other policyholders' liabilities in the balance sheets.

   REALIZED INVESTMENT GAINS (LOSSES)

   Realized investment gains (losses) are generated from numerous sources, including the sale of fixed maturity securities, equity securities, investments in limited partnerships and other types of investments, as well as adjustments to the cost basis of investments for OTTI. Realized investment gains (losses) are also generated from prepayment premiums received on private fixed maturity securities, recoveries of principal on previously impaired securities, provisions for losses on commercial mortgage and other loans and fair value changes on commercial mortgage loans carried at fair value.

   The following table sets forth "Realized investment gains (losses), net," for the years indicated:

                    REALIZED INVESTMENT GAINS (LOSSES), NET

                                                2015     2014    2013
                                              -------  -------  -------
                                                    (IN MILLIONS)
Fixed maturities............................. $    (1) $   (10) $    68
Other........................................      --        4        1
                                              -------  -------  -------
Total........................................ $    (1) $    (6) $    69
                                              =======  =======  =======

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




   The following table further describes realized gains (losses), net for Fixed maturities:

                               FIXED MATURITIES
                    REALIZED INVESTMENT GAINS (LOSSES), NET

                                                2015     2014      2013
                                              -------  --------  -------
                                                     (IN MILLIONS)
Gross realized investment gains:
  Gross gains on sales and maturities/(1)/... $     1  $      3  $    86
                                              -------  --------  -------
   Total gross realized investment gains.....       1         3       86
                                              -------  --------  -------
Gross realized investment losses:
  Other-than-temporary impairments
   recognized in earnings (loss).............      (1)      (10)      (6)
  Gross losses on sales and maturities/(2)/..      (1)       (3)     (12)
                                              -------  --------  -------
   Total gross realized investment losses....      (2)      (13)     (18)
                                              -------  --------  -------
Total........................................ $    (1) $    (10) $    68
                                              =======  ========  =======

  /(1)/2013 includes $81 million of gross gains from assets transferred to
       Protective Life.
  /(2)/2013 includes $6 million of gross losses from assets transferred to Protective Life.

   The following table sets forth, for the periods indicated, the composition of other-than-temporary impairments recorded in Earnings (loss) by asset type.

         OTHER-THAN-TEMPORARY IMPAIRMENTS RECORDED IN EARNINGS (LOSS)

                                                2015     2014      2013
                                              -------  --------  -------
                                                     (IN MILLIONS)
Fixed Maturities:
  Private fixed maturities................... $    (1) $    (10) $    (6)
                                              -------  --------  -------
   Total fixed maturities securities......... $    (1) $    (10) $    (6)
                                              =======  ========  =======

   OTTI on fixed maturities recorded in income in 2015, 2014 and 2013 were due to credit events or adverse conditions of the respective issuer. In these situations, management believes such circumstances have caused, or will lead to, a deficiency in the contractual cash flows related to the investment. The amount of the impairment recorded in earnings (loss) is the difference between the amortized cost of the debt security and the net present value of its projected future cash flows discounted at the effective interest rate implicit in the debt security prior to impairment.

   LIQUIDITY AND CAPITAL RESOURCES

   OVERVIEW

   MLOA's principal sources of cash flows are premiums and charges on policies and contracts, investment income, repayments of principal and proceeds from sales of fixed maturities and other General Account Investment Assets and capital contributions from AEFS. Liquidity management is focused around a centralized funds management process. This centralized process includes the monitoring and control of cash flow associated with policyholder receipts and disbursements and General Account portfolio principal, interest and investment activity. Funds are managed through a banking system designed to reduce float and maximize funds availability.

   In addition to gathering and analyzing information on funding needs, the Company has a centralized process for both investing short-term cash and borrowing funds to meet cash needs. In general, the short-term investment positions have a maturity profile of 1-7 days with considerable flexibility as to availability.

   MLOA's liquidity requirements principally relate to the payment of benefits under its various life insurance and annuity products, cash payments in connection with policy surrenders, withdrawals and loans and payment of its operating expenses, including payments to affiliates in connection with service agreements.

   In managing the liquidity of MLOA's business, management also considers the risk of policyholder and contractholder withdrawals of funds earlier than assumed when selecting assets to support these contractual obligations. Surrender charges and other contract provisions are

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



   used to mitigate the extent, timing and profitability impact of withdrawals of funds by customers from annuity contracts and deposit liabilities. The following table sets forth withdrawal characteristics of MLOA's General Account annuity reserves and deposit liabilities (based on statutory liability values) as of the dates indicated.

           GENERAL ACCOUNTS ANNUITY RESERVES AND DEPOSIT LIABILITIES

                                                DECEMBER 31, 2015     December 31, 2014
                                              --------------------  --------------------
                                               AMOUNT   % OF TOTAL   Amount   % of Total
                                              --------- ----------  --------- ----------
                                                         (DOLLARS IN MILLIONS)
Not subject to discretionary
  withdrawal provisions...................... $      84        6.9% $      88        6.6%
Subject to discretionary withdrawal,
  with adjustment:
  With market value adjustment...............       844       68.8        945       70.8
  At contract value, less surrender charge
   of 5% or more.............................
   Subtotal..................................       928       75.7      1,033       77.4
Subject to discretionary withdrawal at
  contract value with no surrender charge or
  surrender charge of less than 5%...........       298       24.3        302       22.6
                                              ---------      -----  ---------      -----
Total Annuity Reserves And
  Deposit Liabilities........................ $   1,226      100.0% $   1,335      100.0%
                                              =========      =====  =========      =====

   ANALYSIS OF STATEMENT OF CASH FLOWS

   YEARS ENDED DECEMBER 31, 2015 AND 2014

   Cash and cash equivalents were $176 million at December 31, 2015 an increase of $129 million from $47 million at December 31, 2014.

   Net cash used in operating activities was $191 million in 2015 as compared to $177 million in 2014. Cash flows from operating activities include such sources as premiums, investment income and dividends from AB offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

   Net cash used in investing activities was $67 million in 2015 as compared to net cash used in investing activities of $162 million in 2014. The change was principally due to lower net purchases of $153 million in 2015 as compared to 2014.

   Net cash provided by financing activities was $387 million in 2015 as compared to $247 million in 2014. The impact of the net deposits to policyholders' account balances was $387 million in 2015 as compared to net deposits to policyholders' account balances of $240 million in 2014. Change collateralized pledged liabilities were $0 million and $7 million in 2015 and 2014 respectively.

   YEARS ENDED DECEMBER 31, 2014 AND 2013

   Cash and cash equivalents were $47 million at December 31, 2014 a decrease of $92 million from $139 million at December 31, 2013.

   Net cash used in operating activities was $176 million in 2014 as compared to $227 million in 2013. Cash flows from operating activities include such sources as premiums and investment income offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

   Net cash used in investing activities was $163 million in 2014 as compared to net cash provided by investing activities of $165 million in 2013. The change was principally due to purchases of $119 million in 2014 as compared to net sales and maturities of $150 million in 2013.

   Net cash provided by financing activities was $247 million in 2014 as compared to $50 million in 2013. The impact of the net deposits to policyholders' account balances was $240 million in 2014 as compared to net deposits to policyholders' account balances of $238 million in 2013. Change collateralized pledged liabilities were $7 million and $12 million in 2014 and 2013 respectively. The 2013 cash provided by financing activities was partially offset by a $200 million return of capital to MLOA's parent AEFS.

   SOURCES OF LIQUIDITY The principal sources of MLOA's cash flows are premiums, deposits and charges on policies and contracts, investment income, repayments of principal and sales proceeds from its fixed maturity portfolios, sales of other General Account Investment Assets and dividends and distributions from AB.

   MLOA's primary source of short-term liquidity to support its insurance operations is a pool of highly liquid, high quality short-term instruments structured to provide liquidity in excess of the expected cash requirements. At December 31, 2015, this asset pool included an

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



   aggregate of $175 million in highly liquid short-term investments, as compared to $47 million at December 31, 2014. In addition, a substantial portfolio of public bonds including U.S. Treasury and agency securities and other investment grade fixed maturities is available to meet MLOA's liquidity needs.

   OFF-BALANCE SHEET TRANSACTIONS

   At December 31, 2015 and 2014, MLOA was not a party to any off-balance sheet transactions.

   STATUTORY REGULATION, CAPITAL AND DIVIDENDS

   MLOA is subject to the regulatory capital requirements of Arizona, which are designed to monitor capital adequacy. The level of an insurer's required capital is impacted by many factors including, but not limited to, business mix, product design, sales volume, invested assets, liabilities, reserves and movements in the capital markets, including interest rates and equity markets. As of December 31, 2015, the total adjusted capital of MLOA was in excess of Arizona's regulatory capital requirements.

   Management monitors its regulatory capital requirements on an ongoing basis taking into account the prevailing conditions in the capital markets. While future capital requirements will depend on future market conditions, management believes that MLOA will continue to have the ability to meet the capital requirements necessary to support its business. For additional information, see "Risk Factors".

   MLOA is restricted as to the amounts it may pay as dividends to AEFS. Under Arizona Insurance Law, a domestic life insurer may not, without prior approval of the Director of Insurance, pay a dividend to its shareholder exceeding an amount calculated based on a statutory formula. This formula would not permit MLOA to pay shareholder dividends during 2016. For 2015, 2014 and 2013, respectively, MLOA's statutory net income (loss) totaled $(4) million, $12 million and $34 million. Statutory surplus, capital stock and Asset Valuation Reserve totaled $366 million and $401 million at December 31, 2015 and 2014, respectively. In 2013 MLOA used a portion of the consideration from the reinsurance agreement with Protective Life to return $200 million of capital to its parent AEFS.

   SUPPLEMENTARY INFORMATION

   A schedule of future payments under certain of MLOA's contractual obligations follows:

                 CONTRACTUAL OBLIGATIONS -- DECEMBER 31, 2015

                                                                     PAYMENTS DUE BY PERIOD
                                                      ----------------------------------------------------
                                                      LESS THAN 1                                OVER
                                               TOTAL     YEAR      1 - 3 YEARS  4 - 5 YEARS     5 YEARS
                                              ------- ------------ ------------ ------------ -------------
                                                                     (IN MILLIONS)
Contractual obligations:
  Policyholders liabilities --
   policyholders' account balances, future
   policy benefits and other policyholder
   liabilities/(1)/.......................... $ 2,816 $         76 $        122 $        132 $       2,486
                                              ------- ------------ ------------ ------------ -------------
   Total Contractual Obligations............. $ 2,816 $         76 $        122 $        132 $       2,486
                                              ======= ============ ============ ============ =============

  /(1)/Policyholders liabilities represent estimated cash flows out of the General Account related to the payment of death and disability claims, policy surrenders and withdrawals, annuity payments, minimum guarantees on Separate Account funded contracts, matured endowments, policyholder dividends and future renewal premium-based and fund-based commissions offset by contractual future premiums and deposits on in-force contracts. These estimated cash flows are based on mortality, morbidity and lapse assumptions comparable with the MLOA experience and assume market growth and interest crediting consistent with assumptions used in amortizing DAC and VOBA. These amounts are undiscounted and, therefore, exceed the Policyholders' account balances and Future policy benefits and other policyholder liabilities included in the balance sheet included elsewhere herein. They do not reflect projected recoveries from reinsurance agreements. Due to the use of assumptions, actual cash flows will differ from these estimates (see "Critical Accounting Estimates--Future Policy Benefits"). Separate Accounts liabilities have been excluded as they are legally insulated from General Account obligations and will be funded by cash flows from Separate Accounts assets.

   Unrecognized tax benefits of $7 million were not included in the above table because it is not possible to make reasonably reliable estimates of the occurrence or timing of cash settlements with the respective taxing authorities.

   In addition, MLOA has financial obligations under contingent commitments at December 31, 2015 including guarantees or commitments to fund private fixed maturities. Information on these contingent commitments can be found in Notes 2, 5, 7, 8 and 11 of Notes to Financial Statements.

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                                      77

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

                                     None.

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                                      78

                   QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

   MLOA's operations are subject to financial, market, political and economic risks, as well as to risks inherent in its business operations. The discussion that follows provides additional information on market risks arising from its insurance asset/liability management activities. Primary market risk exposure results from interest rate fluctuations and changes in credit quality.

   MLOA's results of operations significantly depend on profit margins between investment results from General Account Investment Assets and interest credited on individual insurance products. Management believes its fixed rate liabilities should be supported by a portfolio principally composed of fixed rate investments that generate predictable, steady rates of return. Although these assets are purchased for long-term investment, the portfolio management strategy considers them available for sale in response to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. See the "Investments" section of Note 2 of Notes to Financial Statements for the accounting policies for the investment portfolios. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks. Insurance asset/liability management includes strategies to minimize exposure to loss as interest rates and economic and market conditions change. As a result, the fixed maturity portfolio has modest exposure to call and prepayment risk and the vast majority of mortgage holdings are fixed rate mortgages that carry yield maintenance and prepayment provisions.

   INVESTMENTS WITH INTEREST RATE RISK -- Fair Value. MLOA's assets with interest rate risk include fixed maturities that make up 94.8% of the carrying value of General Account Investment Assets at December 31, 2015. As part of its asset/liability management, quantitative analyses are used to model the impact various changes in interest rates have on assets with interest rate risk. The table that follows shows the impact an immediate 100 BP increase in interest rates at December 31, 2015 and 2014 would have on the fair value of fixed maturities:

                                                   DECEMBER 31, 2015           December 31, 2014
                                              --------------------------- ---------------------------
                                                            BALANCE AFTER               Balance After
                                                               +100 BP                     +100 BP
                                               FAIR VALUE      CHANGE      Fair Value      Change
                                              ------------- ------------- ------------- -------------
                                                                   (IN MILLIONS)
Fixed maturities............................. $         906 $         860 $         878 $         832
                                              ------------- ------------- ------------- -------------
  Total...................................... $         906 $         860 $         878 $         832
                                              ============= ============= ============= =============

   A 100 BP increase in interest rates is a hypothetical rate scenario used to demonstrate potential risk; it does not represent management's view of future market changes. While these fair value measurements provide a representation of interest rate sensitivity of fixed maturities and mortgage loans, they are based on various portfolio exposures at a particular point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio activities in response to management's assessment of changing market conditions and available investment opportunities.

   LIABILITIES WITH INTEREST RATE RISK -- FAIR VALUE.

   Asset/liability management is integrated into many aspects of MLOA's operations, including investment decisions, product development and determination of crediting rates. As part of the risk management process, numerous economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine if existing assets would be sufficient to meet projected liability cash flows. Key variables include policyholder behavior, such as persistency, under differing crediting rate strategies.

   DERIVATIVES AND INTEREST RATE AND EQUITY RISKS -- FAIR VALUE. MLOA uses derivatives for asset/liability risk management primarily to reduce exposures to equity market fluctuations. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a "Derivative Use Plan" approved by the Arizona Department of Insurance ("AID"). To minimize credit risk exposure associated with its derivative transactions, each counterparty's credit is appraised and approved and risk control limits and monitoring procedures are applied. Credit limits are established and monitored on the basis of potential exposures that take into consideration current market values and estimates of potential future movements in market values given potential fluctuations in market interest rates. In addition, MLOA executed various collateral arrangements with counterparties to over-the-counter derivative transactions that require both the pledging and accepting of collateral either in the form of cash or high-quality Treasury or government agency securities.

   Mark to market exposure is a point-in-time measure of the value of a derivative contract in the open market. A positive value indicates existence of credit risk for MLOA because the counterparty would owe money to MLOA if the contract were closed. Alternatively, a negative value

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   indicates MLOA would owe money to the counterparty if the contract were closed. If there is more than one derivative transaction outstanding with a counterparty, a master netting arrangement exists with the counterparty. In that case, the market risk represents the net of the positive and negative exposures with the single counterparty. In management's view, the net potential exposure is the better measure of credit risk.

   At December 31, 2015 and 2014, the net fair values of MLOA's derivatives were $24 million and $26 million, respectively. The table that follows shows equity sensitivities of those derivatives, measured in terms of fair value. These exposures will change as a result of ongoing portfolio and risk management activities.

                                                              EQUITY SENSITIVITIES
                                                        --------------------------------
                                                                        BALANCE AFTER -
                                              NOTIONAL                    10% EQUITY
                                               AMOUNT    FAIR VALUE       PRICE SHIFT
                                              --------- -------------- -----------------
                                                        (IN MILLIONS)
DECEMBER 31, 2015
  Options.................................... $     518 $           24 $              --
December 31, 2014
  Options.................................... $     307 $           26 $              (6)

   In addition to the freestanding derivatives discussed above MLOA has liabilities associated with the MSO in MLOA's variable life insurance products and IUL insurance products features which are considered to be derivatives for accounting purposes and were reported at its fair value. The liability for MSO and IUL features was $24 million and $26 million at December 31, 2015 and 2014, respectively. The potential fair value exposure to an immediate 10% drop in equity prices from those prevailing at December 31, 2015 and 2014, would be to decrease the liability balance to $10 million and $12 million respectively.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

BOARD OF DIRECTORS

The Board currently consists of eleven members, including our Chairman of the Board, President and Chief Executive Officer, two senior executives of AXA, one senior executive of AB and seven independent members.

The Board holds regular quarterly meetings, generally in February, May, September, and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, Organization and Compensation, and Investment Committees, each of which is described in further detail below. Each of the Directors attended at least 75% of the Board and committee meetings to which he or she was assigned during 2015, except Mr. de Castries.

The current members of our Board are as follows:

MARK PEARSON

Mr. Pearson, age 57, has been a Director of MLOA since January 2011.
Mr. Pearson currently serves as Chairman of the Board, President and Chief Executive Officer. From February 2011 through September 2013, he served as Chairman of the Board and Chief Executive Officer. Mr. Pearson also serves as President and Chief Executive Officer of AXA Financial since February 2011 and as Chairman of the Board, President and Chief Executive Officer of AXA Equitable since February 2011. Mr. Pearson is also a member of the Management and Executive Committees at AXA. Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings (now AXA Asia Pacific Holdings) and was appointed Regional Chief Executive of AXA Asia Life in 2001. In 2008, he became President and Chief Executive Officer of AXA Japan Holding Co. Ltd. ("AXA Japan") and was appointed a member of the Executive Committee of AXA. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants and is a member of the Board of Directors of the American Council of Life Insurers and the Financial Services Roundtable. Mr. Pearson is also a director of AXA Financial (since January 2011), AXA Equitable (since January 2011) and AllianceBernstein Corporation (since February 2011).

Mr. Pearson brings to the Board diverse financial services experience developed though his service as an executive, including as a Chief Executive Officer, to AXA Financial, AXA Japan and other AXA affiliates.

HENRI DE CASTRIES

Mr. de Castries, age 61, has been a Director of MLOA since July 2004. Mr. de Castries has also served as Chairman of the Board of AXA Financial since April 1998. Since April 2010, Mr. de Castries has been Chairman of the Board and Chief Executive Officer of AXA. Mr. de Castries served as the Chairman of the Management Board of AXA from May 2000 through April 2010. Prior thereto, he served AXA in various capacities, including Vice Chairman of the AXA Management Board; Senior Executive Vice President-Financial Services and Life Insurance Activities in the United States, Germany, the United Kingdom and Benelux from 1996 to 2000; Executive Vice President-Financial Services and Life Insurance Activities from 1993 to 1996; Corporate Secretary from 1991 to 1993; and Central Director of Finances from 1989 to 1991. Mr. de Castries is a member of the Board of Directors of Nestle S.A., where he serves on the Audit Committee, and HSBC Holdings plc. Mr. de Castries is also a director of AXA Financial (since September 1993), AXA Equitable (since September 1993), and various other subsidiaries and affiliates of the AXA Group. Mr. de Castries was a director of AllianceBernstein Corporation from October 1993 through July 2015.

Mr. de Castries brings to the Board his extensive experience as an AXA executive and, prior thereto, his financial and public sector experience gained from working in French government. The Board also benefits from his invaluable perspective as the Chairman and Chief Executive Officer of AXA.

RAMON DE OLIVEIRA

Mr. de Oliveira, age 61, has been a Director of MLOA since May 2011. Since April 2010, Mr. de Oliveira has been a member of AXA's Board of Directors, where he serves on the Finance Committee (Chair) and Audit Committee, and from April 2009 to May 2010, he was a member of AXA's Supervisory Board. He is currently the Managing Director of the consulting firm Investment Audit Practice, LLC, based in New York, NY. From 2002 to 2006, Mr. de Oliveira was an adjunct professor of Finance at Columbia University. Prior thereto, starting in 1977, he spent 24 years at JP Morgan & Co. where he was Chairman and Chief Executive Officer of JP Morgan Investment Management and was also a member of the firm's Management Committee since its inception in 1995. Upon the merger with Chase Manhattan Bank in 2001, Mr. de Oliveira was the only executive from JP Morgan & Co. asked to join the Executive Committee of the new firm with operating responsibilities. Mr. de Oliveira

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is currently a member of the Board of Directors of Investment Audit Practice,
LLC, Fonds de Dotation du Louvre and JACCAR Holdings. Previously he was a Director of JP Morgan Suisse, American Century Company, Inc., SunGard Data Systems and The Hartford Insurance Company. Mr. de Oliveira is also a director of AXA Financial and AXA Equitable since May 2011.

Mr. de Oliveira brings to the Board extensive financial services experience, and key leadership and analytical skills developed through his roles within the financial services industry and academia. The Board also benefits from his perspective as a director of AXA and as a former director of other companies.

DENIS DUVERNE

Mr. Duverne, age 62, has been a Director of MLOA since July 2004. Since April 2010, Mr. Duverne has been the Deputy Chief Executive Officer of AXA, in charge of Finance, Strategy and Operations and a member of AXA's Board of Directors. From January 2010 until April 2010, Mr. Duverne was AXA's Management Board member in charge of Finance, Strategy and Operations. Mr. Duverne was a member of the AXA Management Board from February 2003 through April 2010. He was Chief Financial Officer of AXA from May 2003 through December 2009. From January 2000 to May 2003, Mr. Duverne served as Group Executive Vice President-Finance, Control and Strategy. Mr. Duverne joined AXA as Senior Vice President in 1995. Mr. Duverne is also a director of AXA Financial (since November 2003), AXA Equitable (since February 1998), AllianceBernstein Corporation (since February
1996) and various other subsidiaries and affiliates of the AXA Group.

Mr. Duverne brings to the Board the highly diverse experience he has attained from the many key roles he has served for AXA. The Board also benefits from his invaluable perspective as director and Deputy Chief Executive Officer of AXA.

BARBARA FALLON-WALSH

Ms. Fallon-Walsh, age 63, has been a Director of MLOA since May 2012.
Ms. Fallon-Walsh was with The Vanguard Group, Inc. ("Vanguard") from 1995 until her retirement in 2012, where she held several executive positions, including Head of Institutional Retirement Plan Services from 2006 through 2011.
Ms. Fallon-Walsh started her career at Security Pacific Corporation in 1979 and held a number of senior and executive positions with the company, which merged with Bank of America in 1992. From 1992 until joining Vanguard in 1995,
Ms. Fallon-Walsh served as Executive Vice President, Bay Area Region and Los Angeles Gold Coast Region for Bank of America. Ms. Fallon-Walsh is currently a member of the Board of Directors of AXA Investment Managers S.A. ("AXA IM"), where she serves on the Audit and Risk Committee and the Remuneration Committee, and of AXA Rosenberg Group LLC ("AXA Rosenberg"). Ms. Fallon-Walsh is also a director of AXA Financial and AXA Equitable since May 2012.

Ms. Fallon-Walsh brings to the Board extensive financial services and general management expertise through her executive positions at Vanguard, Bank of America and Security Pacific National Bank and through her perspective as a director of AXA IM and AXA Rosenberg. The Board also benefits from her extensive knowledge of the retirement business.

DANIEL G. KAYE

Mr. Kaye, age 61, has been a Director of MLOA since September 2015. From January 2013 to May 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System ("HealthEast"). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP ("Ernst & Young") from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance.
Mr. Kaye was a member of the Board of Directors of Ferrellgas Partners L.P. ("Ferrellgas") from August 2012 to November 2015 where he served on the Audit Committee and Corporate Governance and Nominating Committee (Chair). Mr. Kaye is a Certified Public Accountant and National Association of Corporate Directors (NACD) Board Leadership Fellow. Mr. Kaye is also a director of AXA Financial and AXA Equitable since September 2015.

Mr. Kaye brings to the Board invaluable expertise as an audit committee financial expert, and extensive financial services and insurance industry experience and his general knowledge and experience in financial matters developed through his roles at Ernst & Young and HealthEast. The Board also benefits from his experience as a director of Ferrellgas.

PETER S. KRAUS

Mr. Kraus, age 63, has been a Director of MLOA since February 2009. Since December 2008, Mr. Kraus has served as Chairman of the Board of AllianceBernstein Corporation and Chief Executive Officer of AllianceBernstein Corporation, AB and AB Holding. From September 2008 through December 2008,
Mr. Kraus served as an executive vice president, the head of global strategy and a member of the Management Committee of Merrill Lynch & Co. Inc. ("Merrill Lynch"). Prior to joining Merrill Lynch, Mr. Kraus spent 22 years with Goldman Sachs Group

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Inc. ("Goldman"), where he most recently served as co-head of the Investment
Management Division and a member of the Management Committee, as well as head of firm-wide strategy and chairman of the Strategy Committee. Mr. Kraus also served as co-head of the Financial Institutions Group. Mr. Kraus is a member of the Management and Executive Committees of AXA. Mr. Kraus is also a director of AXA Financial and AXA Equitable since February 2009.

Mr. Kraus brings to the Board extensive knowledge of the financial services industry and in-depth experience in the financial markets, including experience as co-head of the Investment Management Division and head of firm-wide strategy at Goldman.

KRISTI A. MATUS

Ms. Matus, age 47, has been a Director of MLOA since September 2015. Ms. Matus currently serves as Executive Vice President and Chief Financial & Administrative Officer of athenahealth, Inc. ("athenahealth") since July 2014. Prior to joining athenahealth, Ms. Matus served as Executive Vice President and Head of Government Services of Aetna, Inc. ("Aetna") from February 2012 to July 2013. Prior to Aetna, she held several senior leadership roles at United Services Automobile Association ("USAA"), including Executive Vice President and Chief Financial Officer from 2008 to 2012. She began her career at the Aid Association for Lutherans, where she held various financial and operational roles for over a decade. Ms. Matus is also a director of AXA Financial and AXA Equitable since September 2015.

Ms. Matus brings to the Board extensive management expertise, finance, corporate governance and key leadership skills developed through her roles at athenahealth, Aetna and USAA.

BERTRAM L. SCOTT

Mr. Scott, age 64, has been a Director of MLOA since May 2012. Since February 2015, Mr. Scott has served as Senior Vice President of population health of Novant Health, Inc. From November 2012 through December 2014, Mr. Scott served as President and Chief Executive Officer of Affinity Health Plans. From June 2010 to December 2011, Mr. Scott served as President, U.S. Commercial of CIGNA Corporation. Prior thereto, he served as Executive Vice President of TIAA-CREF from 2000 to June 2010 and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to 2007. Mr. Scott is currently a member of the Board of Directors of Becton, Dickinson and Company, where he serves on the Audit Committee (Chair) and Compensation and Benefits Committee, and Lowe's Companies, Inc., where he serves on the Audit Committee and Governance Committee. Mr. Scott is also a director of AXA Financial and AXA Equitable since May 2012.

Mr. Scott brings to the Board invaluable expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles in which he has served during his career. The Board also benefits from his perspective as a director of Becton, Dickinson and Company and Lowe's Companies, Inc.

LORIE A. SLUTSKY

Ms. Slutsky, age 63, has been a Director of MLOA since September 2006. Since January 1990, Ms. Slutsky has been President and Chief Executive Officer of The New York Community Trust, a community foundation that manages a $2.5 billion endowment and annually grants more than $150 million to non-profit organizations. Ms. Slutsky was a board member of the Independent Sector and co-chaired its National Panel on the Non-Profit Sector, which focused on reducing abuse and improving governance practices at non-profits. She also served on the Board of Directors of BoardSource from 1999 to 2008 and served as its Chair from 2005 to 2007. She also served on the Board of Directors of the Council on Foundations from 1989 to 1995 and as its Chair from 1992 to 1994. Ms. Slutsky served as Trustee and Chair of the Budget Committee of Colgate University from 1989 to 1997. Ms. Slutsky is also a director of AXA Financial and AXA Equitable (since September 2006) and AllianceBernstein Corporation (since July 2002).

Ms. Slutsky brings to the Board extensive corporate governance experience through her executive and managerial roles at The New York Community Trust, BoardSource and various other non-profit organizations.

RICHARD C. VAUGHAN

Mr. Vaughan, age 66, has been a Director of MLOA since May 2010. From 1995 to May 2005, Mr. Vaughan served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group ("Lincoln"). Mr. Vaughan joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln's Employee Benefits Division. In June 1992, Mr. Vaughan was appointed Chief Financial Officer of Lincoln and was promoted to Executive Vice President of Lincoln in January 1995. Mr. Vaughan is a member of the Board of Directors of MBIA Inc., where he serves on the Finance and Risk Committee (Chair), Audit Committee and Executive Committee. Previously, Mr. Vaughan was also a Director of The Bank of New York and Davita, Inc. Mr. Vaughan is also a director of AXA Financial and AXA Equitable since May 2010.

Mr. Vaughan brings to the Board invaluable expertise as an audit committee financial expert, and extensive financial services and insurance industry experience and his general knowledge and experience in financial matters, including as a Chief Financial Officer. The Board also benefits from his perspective as a director of MBIA, Inc. and as a former director to other public companies.

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EXECUTIVE OFFICERS

The current executive officers (other than Mr. Pearson, whose biography is included above in the Board of Directors information) are as follows:

PRISCILLA S. BROWN, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF MARKETING OFFICER

Ms. Brown, age 58, joined AXA Financial Group in September 2014 and currently serves Senior Executive Vice President and Chief Marketing Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Marketing Officer of AXA Equitable. Ms. Brown has overall responsibility for the Company's customer strategy and building the Company's brand. Ms. Brown leads the marketing and communications team which includes brand management and advertising, digital and multichannel programs, marketing for the Company's core life insurance and retirement savings areas, insights and analytics and communications. In addition, she works closely with AXA on global marketing strategies. Prior to joining AXA Financial Group, Ms. Brown was Senior Vice President and Chief Marketing and Development Officer at AmeriHealth Caritas, where she was responsible for marketing, product development, market expansion and corporate communications efforts across the enterprise. Before joining AmeriHealth Caritas in April 2013, Ms. Brown served as Head of Marketing U.S. for Sun Life Financial since January 2009. From February 1991 to December 2008, Ms. Brown served in numerous roles at Lincoln Financial Group, the most recent being Chief Marketing Officer. Ms. Brown is a member of the Board of Directors of AXA Assistance USA, Inc.

DAVE S. HATTEM, SENIOR EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

Mr. Hattem, age 59, joined AXA Financial Group in 1994 and currently serves as Senior Executive Vice President and General Counsel of AXA Financial and MLOA and as Senior Executive Director and General Counsel of AXA Equitable. Prior to his election as general counsel in 2010, Mr. Hattem served as senior vice president and deputy general counsel, taking on this role in 2004. Mr. Hattem is responsible for oversight of the Law Department, including the National Compliance Office, setting the strategic direction of the Department and ensuring the business areas are advised as to choices and opportunities available under existing law to enable company goals. Prior to joining AXA Financial Group, Mr. Hattem served in several senior management positions in the Office of the United States Attorney for the Eastern District of New York. Mr. Hattem began his professional legal career as an Associate in the Litigation Department of Barrett Smith Schapiro Simon & Armstrong. Mr. Hattem is a member of the Board of Directors of The Life Insurance Council of New York.

NICHOLAS B. LANE, SENIOR EXECUTIVE VICE PRESIDENT AND HEAD OF U.S. LIFE & RETIREMENT

Mr. Lane, age 42, rejoined AXA Financial Group in February 2011 and currently serves as Senior Executive Vice President and Head of U.S. Life & Retirement of AXA Financial and MLOA and as Senior Executive Director and Head of U.S. Life & Retirement of AXA Equitable. Prior to becoming the Head of U.S. Life & Retirement in November 2013, Mr. Lane served as Senior Executive Vice President and President, Retirement Savings. Mr. Lane is responsible for all aspects of manufacturing and distribution of AXA Financial Group's life and annuity business lines, including Financial Protection, Wealth Management, Employer Sponsored and Individual Annuity. Mr. Lane also leads AXA Equitable Funds Management Group. Mr. Lane rejoined AXA Financial Group in 2011 from AXA, where he served as head of AXA Group Strategy since 2008. Prior to joining AXA Group in 2008, he was a director of AXA Advisors LLC and a director and Vice Chairman of AXA Network LLC, AXA Financial Group's retail broker dealer and insurance general agency, respectively. Prior to joining AXA Financial Group, he was a leader in the sales and marketing practice of the strategic consulting firm McKinsey & Co. Prior thereto, Mr. Lane served as a captain in the U.S. Marine Corps. Mr. Lane currently serves as the Chairman of the Board of Directors of the Insured Retirement Institute.

ANDERS MALMSTROM, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Malmstrom, age 48, joined AXA Financial Group in June 2012 and currently serves as Senior Executive Vice President and Chief Financial Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Financial Officer of AXA Equitable. Mr. Malmstrom is responsible for all actuarial and investment functions, with oversight of the controller, tax, expense management and corporate real estate, corporate sourcing and procurement, and distribution finance areas. Prior to joining AXA Financial Group, Mr. Malmstrom was a member of the Executive Board and served as the Head of the Life Business at AXA Winterthur. Prior to joining AXA Winterthur in January 2009, Mr. Malmstrom was a Senior Vice President at Swiss Life, where he was also a member of the Management Committee. Mr. Malmstrom joined Swiss Life in 1997, and held several positions of increasing responsibility during his tenure.

SALVATORE PIAZZOLLA, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF HUMAN RESOURCES OFFICER

Mr. Piazzolla, age 63, joined AXA Financial Group in March 2011 and currently serves as Senior Executive Vice President and Chief Human Resources Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Human Resources Officer of AXA Equitable. Mr. Piazzolla is responsible for developing and executing a business-aligned human capital management strategy focused on leadership development, talent management and total rewards. Prior to joining AXA Financial Group, Mr. Piazzolla was Senior Executive Vice President,

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Head of Human Resources at UniCredit Group, where he was responsible for all aspects of human resources management, including leadership development, learning and industrial relations. Before joining UniCredit Group in 2005, he held various human resources senior management positions in the United States and abroad at General Electric Company, Pepsi Cola International and S.C. Johnson Wax. Mr. Piazzolla is a member of the Board of Directors of AXA Assicurazioni S.p.A.

SHARON RITCHEY, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

Ms. Ritchey, age 57, joined AXA Financial Group in November 2013 and currently serves as Senior Executive Vice President and Chief Operating Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Operating Officer of AXA Equitable. Ms. Ritchey is responsible for operations and technology, including customer service centers, with an emphasis on leveraging AXA's global reach and optimizing organizational nimbleness and flexibility in the U.S. market. Prior to joining AXA Financial Group, Ms. Ritchey was Executive Vice President of the Retirement Plans Group at The Hartford. Ms. Ritchey joined The Hartford in 1999 and served in several roles of increasing responsibility throughout her tenure, including leading global operations and technology for the life business, and serving as chief operating officer of the U.S. wealth management, the North American property and casualty, and the affinity personal lines businesses, respectively. Prior to joining The Hartford, Ms. Ritchey spent four years in senior marketing and six sigma leadership roles at GE Capital, and got her start at Citi, with roles of increasing responsibility across the company's retail, banking and customer service divisions.
Ms. Ritchey is a member of the Insurance Advisory Board of Accenture and a member of the Board of Directors of AXA Business Services Private Limited.

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD

The Executive Committee of the Board ("Executive Committee") is currently comprised of Mr. Pearson (Chair), Mr. de Castries, Mr. Duverne,
Ms. Fallon-Walsh, Ms. Slutsky and Mr. Vaughan. The function of the Executive Committee is to exercise the authority of the Board in the management of the Company between meetings of the Board with the exceptions set forth in the Company's By-Laws. The Executive Committee held no meetings in 2015.

The Audit Committee of the Board ("Audit Committee") is currently comprised of Mr. Vaughan (Chair), Ms. Fallon-Walsh, Mr. Kaye and Mr. Scott. The primary purposes of the Audit Committee are to: (i) assist the Board of Directors in its oversight of the (1) adequacy and effectiveness of the internal control and risk management frameworks, (2) financial reporting process and the integrity of the publicly reported results and disclosures made in the financial statements and (3) effectiveness and performance of the internal and external auditors and the independence of the external auditor; (ii) approve (1) the appointment, compensation and retention of the external auditor in connection with the annual audit and (2) the audit and non-audit services to be performed by the external auditor and (iii) resolve any disagreements between management and the external auditor regarding financial reporting. The Board has determined that each of Messrs. Vaughan, Kaye and Scott is an "audit committee financial expert" within the meaning of Item 407(d) of Regulation S-K. The Board has also determined that each member of the Audit Committee is financially literate. The Audit Committee met eight times in 2015.

The Investment Committee of the Board ("Investment Committee") is currently comprised of Ms. Fallon-Walsh (Chair), Mr. de Castries, Mr. de Oliveira,
Mr. Kaye, Mr. Pearson and Mr. Vaughan. The primary purpose of the Investment Committee is to oversee the investments of the Company by (i) taking actions with respect to the acquisition, management and disposition of investments and
(ii) reviewing investment risk, exposure and performance, as well as the investment performance of products and accounts managed on behalf of third parties. The Investment Committee met four times in 2015.

INDEPENDENCE OF CERTAIN DIRECTORS

Although not subject to the independence standards of the New York Stock Exchange, as a best practice we have applied the independence standards required for listed companies of the New York Stock Exchange to the current members of the Board of Directors. Applying these standards, the Board of Directors has determined that Mr. de Oliveira, Ms. Fallon-Walsh, Mr. Kaye, Ms. Matus, Mr. Scott, Ms. Slutsky and Mr. Vaughan are independent as of February 19, 2016.

CODE OF ETHICS

All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are subject to the AXA Financial Policy Statement on Ethics (the "Code of Ethics"), a code of ethics as defined under Regulation S-K.

The Code of Ethics is available on our website at www.axa.com.

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                            EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview of how the compensation of the "Named Executive Officers" is determined. For 2015, the Named Executive Officers were:

   .   MARK PEARSON, Chairman of the Board, President and Chief Executive
       Officer

   .   ANDERS B. MALMSTROM, Senior Executive Director and Chief Financial
       Officer

   . NICHOLAS B. LANE, Senior Executive Director and Head of U.S. Life and Retirement

   . SALVATORE F. PIAZZOLLA, Senior Executive Director and Chief Human Resources Officer

   .   DAVE S. HATTEM, Senior Executive Director and General Counsel

The details of each Named Executive Officer's compensation may be found in the Summary Compensation Table and other compensation tables included in this section.

       NOTE: Executive officers of MLOA are employees of AXA Equitable Life Insurance Company ("AXA Equitable") and receive no compensation directly from MLOA. Rather, a portion of their compensation from AXA Equitable is allocated to MLOA under the Amended Services Agreement between AXA Equitable and MLOA, effective as of February 1, 2005 (the "Services Agreement"). As a result, the compensation discussion set forth below represents the compensation decisions of AXA Equitable.

COMPENSATION PROGRAM OVERVIEW

GOAL

The overriding goal of AXA Equitable's executive compensation program is to attract, retain and motivate top-performing executive officers who will dedicate themselves to the long-term financial and operational success of AXA Equitable, AXA Financial and AXA Financial Group's insurance-related businesses ("AXA Financial Life and Savings Operations") as well as our ultimate parent and shareholder, AXA. Accordingly, as further described below, the program incorporates metrics which measure that success.

Since the executive officers of AB are principally responsible for the success of the Investment Management Segment, they do not participate in AXA Equitable's executive compensation program. AB maintains separate compensation plans and programs, the details of which may be found in the AB 10-K.

PHILOSOPHY AND STRATEGY

To achieve its goal, AXA Equitable's executive compensation program is structured to foster a pay-for-performance management culture by:

   . providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which the AXA Financial Group most directly competes in the marketplace;

   . making performance-based variable compensation the principal component of executive pay to drive superior performance by basing a significant portion of the executive officers' financial success on the financial and operational success of AXA Financial Life and Savings Operations and AXA;

   . setting performance objectives and targets for variable compensation arrangements that provide individual executives with the opportunity to earn above-median compensation by achieving above-target results;

   . establishing equity-based arrangements that align the executives' financial interests with those of AXA by ensuring the executives have a material financial stake in the rising equity value of AXA and the business success of its affiliates; and

   .   structuring compensation packages and outcomes to foster internal equity.

COMPENSATION COMPONENTS

To support this pay-for-performance strategy, the Total Compensation Program provides a mix of fixed and variable compensation components that bases the majority of each executive's compensation on the success of AXA Financial Life and Savings Operations and AXA as well as an assessment of each executive's overall contribution to that success.

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Fixed Component

The fixed compensation component of the Total Compensation Program, base salary, falls within the market median of the large diversified financial services companies that are the AXA Financial Group's major competitors and is meant to fairly and competitively compensate executives for their positions and the scope of their responsibilities.

Variable Components

The variable compensation components of the Total Compensation Program, the short-term incentive compensation program and equity-based awards, give executives the opportunity to receive compensation at the median of the market if they meet various corporate and individual financial and operational goals and to receive compensation above the median if they exceed their goals. The variable compensation components measure and reward performance with short-term, medium-term and long-term focuses.

The short-term incentive compensation program focuses executives on annual corporate and business unit goals that, when attained, drive AXA's global success. It also serves as the primary means for differentiating, recognizing and most directly rewarding individual executives for their personal achievements and leadership based on both qualitative and quantitative results.

Equity-based awards are currently structured to reward both medium-term and long-term value creation. Performance unit and performance share awards granted in 2012 and 2013 serve as a medium range incentive, with a three-year vesting schedule. In 2014, AXA transitioned to a four-year vesting schedule for performance shares to align with the regulatory environment and the recommendations of proxy advisors. Accordingly, the first half of the 2014 performance share grant will vest after three years and the second half will vest after four years. The 2015 performance share grant completed the transition so that the entire grant will vest after four years. Stock options are intended to focus executives on a longer time horizon. Stock options are typically granted with vesting schedules of four or five years and terms of 10 years so that they effectively merge a substantial portion of each executive's compensation with the long-term financial success of AXA. AXA Equitable is confident that the direct alignment of the long-term interests of the executives with those of AXA, combined with the multi-year vesting and performance periods of its equity-based awards, promotes executive retention, focuses executives on gearing their performances to long-term value-creation strategies and discourages excessive risk-taking.

HOW COMPENSATION DECISIONS ARE MADE

ROLE OF THE AXA BOARD OF DIRECTORS

The global framework governing the executive compensation policies for AXA
Group and its U.S. subsidiaries, including AXA Equitable, is set and administered at the AXA level through the operations of AXA's Board of Directors. The AXA Board of Directors (i) reviews the compensation policies that apply to executives of AXA Group worldwide, which are then adapted to local law, conditions and practices by the boards of directors and compensation committees of AXA's subsidiaries, (ii) sets annual caps on equity-based awards,
(iii) reviews and approves all AXA equity-based compensation programs prior to their implementation and (iv) approves individual grants of equity-based awards.

The Compensation and Governance Committee of the AXA Board of Directors is responsible for reviewing the compensation of key executives of the AXA Group, including Mr. Pearson. The Compensation and Governance Committee also recommends to the AXA Board of Directors the amount of equity-based awards to be granted to the members of the Management Committee, an internal committee established to assist the Chairman and Chief Executive Officer of AXA with the operational management of the AXA Group. Mr. Pearson is a member of the Management Committee. The Compensation and Governance Committee is exclusively composed of directors determined to be independent by the AXA Board of Directors in accordance with the criteria set forth in the AFEP/MEDEF Code (a code of corporate governance principles issued by the French Association of Private Companies (Association Francaise des Entreprises Privees -- AFEP) and the French Confederation of Business Enterprises (Mouvement des Entreprises de France -- MEDEF). The Vice-Chairman of the Board of Directors - Lead Independent Director is regularly involved with the Committee's work, even if not a member of the Committee, and presents the compensation policies of AXA each year at the AXA shareholder meeting. The Chairman and Chief Executive Officer of AXA, although not a member of the Committee, also takes part in its work and attends its meetings unless his personal performance or compensation is being discussed.

ROLE OF THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF AXA EQUITABLE

Within the global framework of executive compensation policies that AXA has established, direct responsibility for overseeing the development and administration of the executive compensation program for AXA Equitable falls to the Organization and Compensation Committee (the "OCC") of the Board of Directors of AXA Equitable (the "Board of Directors"). The OCC consists of four members, all of whom were determined to be independent directors by the Board of Directors under New York Stock Exchange standards as of February 19, 2016. In

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implementing AXA's global compensation program at the entity level, the OCC is aided by the Chairman and Chief Executive Officer of AXA who, while not a formal member of the OCC, is a member of the Board of Directors and participates in the OCC's deliberations related to compensation issues and assists in ensuring coordination with AXA's global compensation policies.

The OCC is primarily responsible for general oversight of compensation and compensation related matters, including reviewing new benefit plans, equity-based plans and the compensation practices of AXA Equitable to ensure they support AXA Equitable's business strategy and meet the objectives set by AXA for its global compensation policy. In particular, the OCC of AXA Equitable is responsible for:

   . evaluating the performance of the Named Executive Officers and recommending their compensation to the Board of Directors, including their salaries and variable compensation;

   . supervising the policies relating to compensation of officers and employees; and

   . reviewing and approving corporate goals and objectives included in variable compensation arrangements and evaluating executive management performance in light of those goals and objectives.

Following its review and discussion, the OCC submits its compensation recommendations to the Board of Directors for its discussion and approval. Pursuant to the provisions of the New York Insurance Law, the Board of Directors must approve the compensation of all principal officers of AXA Equitable and comparably paid employees. As of February 19, 2016, all of the Named Executive Officers were principal officers or comparably paid employees.

ROLE OF THE CHIEF EXECUTIVE OFFICER

As Chief Executive Officer of AXA Equitable, Mr. Pearson assists the OCC in its review of the total compensation of all the Named Executive Officers except himself. Mr. Pearson provides the OCC with his assessment of the performance of each named executive officer relative to the corporate and individual goals and other expectations set for the named executive officer for the preceding year. Based on these assessments, he then provides his recommendations for each Named Executive Officer's total compensation and the appropriate goals for each in the year to come. However, the OCC is not bound by his recommendations.

Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. As Chief Human Resources Officer, Mr. Piazzolla plays an administrative role as described below in "Role of AXA Equitable Human Resources."

ROLE OF AXA EQUITABLE HUMAN RESOURCES

AXA Equitable Human Resources supports the OCC's work on executive compensation matters and is responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Human Resources' efforts include, among other things:

   . evaluating the compensation data from peer groups, national executive pay surveys and other sources for the Named Executive Officers and other officers as appropriate;

   . gathering and correlating performance ratings and reviews for individual executive officers, including the Named Executive Officers;

   . reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and

   .   reporting to, and answering requests for information from, the OCC.

Human Resources officers also coordinate and share information with their counterparts at our ultimate parent company, AXA, and take part in its annual comprehensive review of the total compensation of executive officers, as described below in the section entitled "EXECUTIVE COMPENSATION REVIEW."

ROLE OF COMPENSATION CONSULTANT

Towers Watson continues to be retained by AXA Equitable to serve as an executive compensation consultant. Towers Watson provides various services including advising AXA Equitable management on issues relating to AXA Equitable's executive compensation practices and providing market information and analysis regarding the competitiveness of the Total Compensation Program.

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During 2015, Towers Watson performed the following specific services for AXA
Equitable management:

   . prepared a comparative review of the total compensation of Mr. Pearson against that received by chief executive officers at peer companies;

   . provided periodic updates on legal, accounting and other developments and trends affecting compensation and benefits generally and executive compensation specifically;

   . offered a competitive review of total compensation (including base salary, targeted and actual annual incentives, annualized value of long-term incentives, welfare and retirement benefits) against selected peer companies, covering specific groups of executive and director positions; and

   . assisted in analyzing general reports published by third party national compensation consultants on corporate compensation and benefits.

Although AXA Equitable management has full authority to approve all fees paid to Towers Watson, determine the nature and scope of its services, evaluate its performance and terminate its engagement, the OCC reviewed the services to be provided by Towers Watson in 2015 as well as the related fees. The total amount of fees paid to Towers Watson by AXA Equitable in 2015 for executive compensation services was approximately $92,000. AXA Equitable also paid Towers Watson $70,000 in 2015 for services related to its performance management system. The AXA Financial Group may also pay fees to Towers Watson from time to time for actuarial or other services unrelated to its compensation programs. AXA and other AXA affiliates may also pay fees to Towers Watson for various services. Specifically, AXA pays fees for services in connection with its Executive Compensation Review described below.

EXECUTIVE COMPENSATION REVIEW

In addition to the foregoing processes, each year, AXA Human Resources conducts a comprehensive review of the total compensation paid to the top approximately 200 executives of AXA Group worldwide, including all the Named Executive Officers except Mr. Pearson since compensation of the members of AXA's Management Committee is reviewed separately by the Compensation and Governance Committee of the AXA Board of Directors. The Management Committee participates in this review which focuses on each executive's performance over the last year and the decisions made about the executive's compensation in light of that performance. AXA Equitable Human Resources provides detailed information to AXA Human Resources in preparation for the review.

USE OF COMPETITIVE COMPENSATION DATA

Because AXA Equitable competes most directly for executive talent with large diversified financial services companies, AXA Equitable regards it as essential to regularly review the competitiveness of the Total Compensation Program for its executives to ensure that they are provided compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by peer companies. A variety of sources of compensation information are used to benchmark the competitive market for AXA Equitable executives, including the Named Executive Officers.

PRIMARY COMPENSATION DATA SOURCE

For all Named Executive Officers, AXA Equitable currently relies primarily on the Towers Watson U.S. Diversified Insurance Study of Executive Compensation for information to compare their total compensation to the total compensation reported for equivalent executive officer positions at peer companies. For the 2014 study (which was used in determining 2015 target compensation), the companies included:

AFLAC                               John Hancock                   Principal Financial
AIG                                 Lincoln Financial              Prudential Financial
Allstate                            Massachusetts Mutual           Securian Financial Group
CIGNA                               MetLife                        Sun Life Financial
CNO Financial                       Nationwide                     Thrivent Financial for Lutherans
Genworth Financial                  New York Life                  TIAA-CREF
Guardian Life                       Northwestern Mutual            Transamerica
Hartford Financial Services         OneAmerica Financial Partners  Unum Group
                                    Pacific Life                   USAA
                                    Phoenix Companies Group        Voya Financial Services

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OTHER COMPENSATION DATA SOURCES

The above U.S. compensation data source is supplemented with additional information from general surveys of corporate compensation and benefits published by various national compensation consulting firms. AXA Equitable also participates in surveys conducted by Mercer, McLagan Partners, Towers Watson and LOMA Executive Survey to benchmark both the executive and non-executive compensation programs.

All these information sources are employed to measure and compare actual pay levels not only on a total compensation basis but also by breaking down the Total Compensation Program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at peer companies. This information, as collected and reviewed by Human Resources, is submitted to the OCC for review and discussion.

PRICING PHILOSOPHY

AXA Equitable's compensation practices are designed with the aid of the market data to set the total target compensation of each Named Executive Officer at the median for total compensation with respect to the pay for comparable positions at peer companies. The analysis takes into account certain individual factors such as the specific characteristics and responsibilities of a particular Named Executive Officer's position as compared to similarly situated executives at peer companies. Differences in the amounts of total compensation for the Named Executive Officers in 2015 resulted chiefly from differences in each executive's level of responsibilities, tenure, performance and appropriate benchmark data as well as general considerations of internal consistency and equity.

COMPONENTS OF THE TOTAL REWARDS PROGRAM

The Total Rewards Program for the Named Executive Officers consists of six components. These components include the three components of the Total Compensation Program (i.e., base salary, short-term incentive compensation and equity-based awards) as well as: (i) retirement, health and other benefit programs, (ii) severance and change-in-control benefits and (iii) perquisites.

BASE SALARY

The primary purpose of base salary is to compensate each Named Executive Officer fairly based on the position held, the Named Executive Officer's career experience, the scope of the position's responsibilities and the Named Executive Officer's own performance, all of which are reviewed with the aid of market survey data. Using this data, a 50th percentile pricing philosophy is maintained, comparing base salaries against the median for comparable salaries at peer companies, unless exceptional conditions require otherwise (for example, in some cases, base salaries include an additional amount in lieu of a housing or education allowance) or a Named Executive Officer's experience and tenure warrant a lower initial salary with an adjustment to market over time. Once set, base salaries for the Named Executive Officers are typically not increased, except to reflect a change in job responsibility, a sustained change in the market compensation for the position or a market adjustment for a Named Executive Officer whose initial base salary was set below the 50th percentile.

Mr. Pearson is the only Named Executive Officer with an employment agreement. Under this agreement, Mr. Pearson's employment will continue until he is age 65 unless the employment agreement is terminated earlier by either party on 30 days' prior written notice. Mr. Pearson is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all AXA Equitable officers with the title of Executive Director or higher.

None of the Named Executive Officers received an increase in their annual rate of base salary in 2015.

The base salaries earned by the Named Executive Officers in 2015, 2014 and 2013 are reported in the Summary Compensation Table included in this section.

SHORT-TERM INCENTIVE COMPENSATION PROGRAM

Annual variable cash awards for the Named Executive Officers are available under The AXA Equitable Short-Term Incentive Compensation Program (the "STIC Program").

The purpose of the STIC Program is to:

   . align incentive awards with corporate strategic objectives and reward participants based on both company and individual performance;

   . enhance the performance assessment process with a focus on accountability;

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   .   establish greater compensation differentiation based on performance;

   .   provide competitive total compensation opportunities; and

   .   attract, motivate and retain top performers.

The STIC Program awards are typically made in February each year, following review of each participant's performance and achievements over the course of the preceding fiscal year. Awards can vary from year to year, and differ by participant, depending primarily on the business and operational results of AXA Financial Life and Savings Operations, as measured by the performance objectives under the STIC Program with a discretionary adjustment as described below under "DISCRETIONARY ADJUSTMENT BY MANAGEMENT COMMITTEE," as well as the participant's individual contributions to those results. No individual is guaranteed any award under the STIC Program, except for certain limited guarantees for new hires.

Individual Targets

Initially, individual award targets are assigned to each STIC Program participant based on evaluations of competitive market data for his or her position. These individual award targets are reviewed each year and may be increased or decreased, but generally remain constant from year to year unless there has been a significant change in the level of the participant's responsibilities or a proven and sustained change in the market compensation for the position.

STIC Program Pool

All the money available to pay STIC Program awards to the Named Executive Officers (other than Mr. Pearson) and certain other executive officers comes from, and is limited by, a cash pool (the "Executive STIC Pool") from which the awards of all the Named Executive Officers other than Mr. Pearson are paid. The size of this pool is determined each year by a formula under which the sum of all the individual award targets established for all the Executive STIC Pool participants for the year is multiplied by a funding percentage (the "Funding Percentage"). The Funding Percentage is determined by combining the individual performance percentages for AXA Financial Life and Savings Operations (weighted 90%) and AXA Group (weighted 10%) which measure their performance against certain financial and other targets.

After the performance percentage for AXA Financial Life and Savings Operations is determined, it may be adjusted positively or negatively by the Management Committee, as described below, before being combined with the AXA Group performance percentage to arrive at the Funding Percentage.

Mr. Pearson's STIC Program award is determined independently of the Executive STIC Pool and is based 20% on AXA Group's performance (which reflects his broader range of performance responsibilities within AXA Group worldwide as a member of the Management Committee), 30% on the performance of AXA Financial Life and Savings Operations and 50% on his individual performance.

Performance Percentages

To determine the performance percentage for AXA Financial Life and Savings Operations, various performance objectives are established for AXA Financial Life and Savings Operations, and a target is set for each one. Each performance objective is separately subject to a 150% cap and a 50% cliff. For example, if a particular performance objective is weighted 15% for AXA Financial Life and Savings Operations, 15% will be added to the overall performance percentage for AXA Financial Life and Savings Operations if that target is met, regardless of AXA Financial Life and Savings Operations' performance on its other objectives. If the target for that performance objective is exceeded, the amount added to the overall performance percentage for AXA Financial Life and Savings Operations will be increased up to a maximum of 22.5% (150% x 15%). If the target for the performance objective is not met, the amount added to the performance percentage will be decreased down to a threshold of 7.5% (50% x 15%). If performance is below the threshold for a performance objective, 0% will be added to AXA Financial Life and Savings Operations' overall performance percentage.

AXA FINANCIAL LIFE AND SAVINGS OPERATIONS -- The following grid presents the targets for each of the performance objectives used to measure the performance of AXA Financial Life and Savings Operations in 2015, along with their relative weightings. The performance objectives for AXA Financial Life and Savings Operations and their relative weightings are standardized for AXA Group life and savings companies in mature markets worldwide and, accordingly, are not measures calculated and presented in accordance with U.S. GAAP.

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
AXA FINANCIAL LIFE AND SAVINGS OPERATIONS
PERFORMANCE OBJECTIVES                             WEIGHTING  TARGET/(1)/
-----------------------------------------          ---------  ----------
Underlying earnings/(2)/..........................      40.0%        910
Economic expenses/(3)/............................      10.0%      1,210
Gross Written Premiums/(4)/.......................      15.0%      2,291
Return on Capital/(5)/............................      15.0%       6.60%
Customer Centricity/(6)/
  Customer Experience Tracking....................      20.0%       80.5%
  Brand Preference Tracking.......................       5.0%       44.0%

/(1)/All numbers other than those stated in percentages are in millions of U.S.
    dollars.
/(2)/"Underlying earnings" means adjusted earnings excluding net capital gains or losses attributable to shareholders. Adjusted earnings means net income before the impact of exceptional and discontinued operations, certain integration and restructuring costs, goodwill and other related intangibles and profit or loss on financial assets accounted for under the fair value option and derivatives. Underlying earnings and adjusted earnings are measured using International Financial Reporting Standards ("IFRS") since AXA uses IFRS as its principal method of accounting.
/(3)/"Economic expenses" means various controllable expenses as determined by
    AXA.
/(4)/"Gross Written Premiums" means total premiums (first year premiums plus renewal premiums) for pure life insurance protection business.
/(5)/"Return on Capital" means the IFRS adjusted earnings of the AXA Financial
    Group (excluding AllianceBernstein) divided by: (a) the opening allocated shareholders' equity for AXA Financial Life and Savings Operations, plus
    (b) the adjusted earnings of the AXA Financial Group (excluding AllianceBernstein), minus (c) dividends and other similar payments to AXA, plus (d) any capital contributions from AXA.
/(6)/"Customer Centricity" is comprised of two components -- Customer
    Experience Tracking and Brand Preference Tracking. Generally, Customer Experience Tracking measures customers' level of satisfaction based on the responses received for a certain customer survey question. Brand Preference Tracking measures brand preference among clients who currently own a life insurance or annuity product based on the percentage of favorable responses received for a certain customer survey question.

Since the performance objectives are meant to cover only the key performance indicators for a year, there are generally no more than five objectives. The performance objectives and their relative weightings are determined based on AXA's strategy and focus and they may change from year to year as different metrics may become more relevant. The 2015 STIC Program performance objectives remained the same as the performance objectives for the 2014 STIC Program. Their weightings were changed, however, as follows: the weightings for underlying earnings and return on capital were each reduced by 5% (from 45% and 15% respectively) and the weighting for Customer Experience Tracking was increased by 10% to reflect AXA's steadfast commitment to focus on customers. Underlying earnings is generally the most highly weighted performance objective reflecting AXA's belief that it is the strongest indicator of performance for a year and should be the dominant metric to determine an executive's annual incentive income.

For 2015, the targets for Underlying Earnings, Gross Written Premiums, Return on Capital and Customer Centricity were met or exceeded. Actual Economic Expenses were slightly higher than target.

AXA GROUP -- AXA Group's performance percentage is primarily based on underlying earnings per share (65%). Return on equity (20%) and customer scope (15%) are also considered. For this purpose, "return on equity" means the ratio of the change in available financial resources for a year to the average short-term economic capital. Short-term economic capital measures the portion of the available financial resources that could be lost in a year if a 1 in 200 year "shock" were to occur.

Discretionary Adjustment by the Management Committee

As stated above, the performance percentage for AXA Financial Life and Savings Operations may be adjusted by the Management Committee before being combined with AXA's performance percentage to arrive at the Funding Percentage. When making this adjustment, the Management Committee generally considers whether any uncontrollable factors such as market fluctuations may have unduly influenced AXA Financial Life and Savings Operations' results with respect to the performance objectives listed above and may increase or decrease the Performance Percentage by 15%, subject to an overall cap of 150% for the Funding Percentage. With respect to 2015, the Management Committee did not make an adjustment.

Individual Determinations

Once the Executive STIC Pool is determined, it is allocated to the participants in the pool based on their individual performance and demonstrated leadership behaviors. As stated above, no participant is guaranteed his or her target award or any award under the STIC Program except for certain limited guarantees for new hires. This section describes how the amounts of the STIC Program awards for the Named Executive Officers were determined.

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The OCC reviewed the performance of each Named Executive Officer during 2015.
Based on its subjective determination of each Named Executive Officer's performance, the OCC made its recommendations as to the STIC Program award for each Named Executive Officer to the AXA Equitable Board of Directors who approved the final award amounts. In making its recommendations, the OCC took into account the factors that it deemed relevant, including the following accomplishments achieved in 2015 and the Funding Percentage. Since the executives are responsible for the success of each of AXA Equitable, AXA Financial and AXA Financial Life and Savings Operations, the OCC considered all related 2015 accomplishments. The accomplishments considered included:

   . Actively managed the capital of AXA Financial and AXA Equitable by taking such actions as: (a) successfully negotiating sale agreements for equity real estate owned by the AXA Financial Group and located at 787 Seventh Avenue and 1285 Sixth Avenue in New York City, (b) paying part of AXA Equitable's extraordinary dividend to AXA Financial in 10 million AB Units and (c) reducing AXA Financial's debt to AXA Group;

   . Continued growth in new distribution channels such as the property and casualty and third party Employer-Sponsored channels, as well as growth in direct business by implementing online enrollment for certain business lines;

   . Maintained and grew market share in select segments, including the 403(b) kindergarten to 12/th/ grade education market, the variable universal life market and individual annuity;

   .   Launched the new group employee benefits business line;

   .   Continued to actively manage AXA Equitable's in-force business by: (a) initiating a program to purchase from certain policyholders all or 50% of the GMDB and GMIB riders contained in their Accumulator contracts which AXA Equitable believes was mutually beneficial to AXA Equitable and policyholders who no longer needed or wanted the GMDB or GMIB rider and (b) adding a lump sum payment option to certain contracts with GMIB and GWBL benefits at the time their annuity account value falls to zero, giving policyholders another benefit alternative while reducing uncertainly associated with future GMIB and GWBL costs; and

   .   Advanced AXA Group's customer centricity and digital strategy by: (a) strengthening AXA Equitable's connection with clients, growing in key digital client metrics such as usage of AXA Equitable's online account platform, (b) launching new client facing mobile applications for certain products and (c) launching a new brand television and multi-media campaign that effectively targeted high value segments and significantly increased AXA brand awareness.

No specific weight was assigned to any particular factor and all were evaluated in the aggregate to arrive at the recommended STIC Program award for each of the Named Executive Officers. For the Named Executive Officers who are paid their STIC Program awards from the Executive STIC Pool (i.e., all Named Executive Officers except Mr. Pearson), all received a percentage of their target award that was greater than the Funding Percentage. Mr. Pearson received an award equal to 110% of his target.

Mr. Hattem was also paid a bonus in May 2015 to compensate him for the loss of stock options due to regulatory and other constraints prohibiting his exercise.

The STIC Program awards and bonuses earned by the Named Executive Officers in 2015, 2014 and 2013 are reported in the Summary Compensation Table included in this section.

EQUITY-BASED AWARDS

Annual equity-based awards for eligible employees, including the Named Executive Officers, are available under the umbrella of AXA's global equity program. The value of the equity-based awards is linked to the performance of AXA's stock.

The purpose of the equity-based awards is to:

   . align strategic interests of award recipients with those of our ultimate parent and shareholder, AXA;

   .   provide competitive total compensation opportunities;

   . focus on achievement of medium-range and long-term strategic business objectives; and

   .   attract, motivate and retain top performers.

Equity-based awards are subject to the oversight of the AXA Board of Directors, which is authorized to approve all programs prior to their implementation and to approve all individual grants. The AXA Board of Directors also sets the size of the equity pool each year, after considering the amounts authorized by shareholders for equity-based (AXA's shareholders authorize a global cap for equity-based awards awards every three to four years) and the recommendations of chief executive officers or boards of directors of affiliates worldwide on the

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



number of stock option and other grants for the year. The pools are allocated annually among AXA Group affiliates based on each affiliate's contribution to AXA Group's financial results during the preceding year and with consideration for specific local needs (e.g., market competitiveness, consistency with local practices, group development).

The AXA Board of Directors sets the mix of equity-based awards for individual grants, which is standardized through AXA Group worldwide. Since 2004, there has been a decreasing reliance on stock options in equity-based awards. For example, in 2015, equity grants were awarded entirely in performance shares at the senior and junior employee levels. Executive officers have continued to receive a portion of their grant in stock options, however, since stock options are a long-term award and AXA believes that executive officers are required to have a more significant long-term focus than senior or junior employees.

Grants for the Named Executive Officers

Individual equity-based award targets are assigned to each of the Named Executive Officers based on evaluations of competitive market data for his or her position. These individual award targets are reviewed each year and may be increased or decreased, but generally remain constant from year to year unless there has been a significant change in the level of the participant's responsibilities or a proven and sustained change in the market compensation for the position.

Each year, the OCC submits recommendations to the AXA Board of Directors with respect to equity-based awards for the Named Executive Officers, taking into account the available equity pool allocation and based on a review of each officer's potential future contributions, consideration of the importance of retaining the officer in his or her current position and a review of competitive market data relating to equity-based awards for similar positions at peer companies, as described above in the section entitled, "Use of Competitive Compensation Data." The AXA Board of Directors approves the individual grants as it deems appropriate.

For 2015, grants to the Named Executive Officers involved a mix of two equity-based components: (1) AXA ordinary share options granted under the AXA Stock Option Plan for AXA Financial Employees and Associates (the "Stock Option Plan") and (2) performance shares granted under the AXA International Performance Shares Plan (the "International Performance Shares Plan").

The 2015 equity-based awards to the Named Executive Officers were granted using U.S. dollar values. The U.S. dollar values were allocated between stock options and performance shares in accordance with the mix determined by the AXA Board of Directors. For this purpose, the value of the stock options and performance shares granted were determined using a Black-Scholes pricing methodology which was based on assumptions which differ from the assumptions used in determining an option's or performance share's grant date fair value reflected in the Summary Compensation Table which is based on FASB ASC Topic 718.

Stock Options

The stock options granted to the Named Executive Officers on June 19, 2015 have a 10-year term and a vesting schedule of five years, with one-third of the grant vesting on each of the third, fourth and fifth anniversaries of the grant, provided that the last third will vest on June 19, 2020 only if the AXA ordinary share performs at least as well as the Stoxx Insurance Index ("SXIP Index") over a specified period of at least three years. This performance condition applies to all of Mr. Pearson's options. The exercise price for the options is 22.90 euro, which was the average of the closing prices for the AXA ordinary share on Euronext Paris SA over the 20 trading days immediately preceding June 19, 2015.

In the event of a Named Executive Officer's retirement, the stock options continue to vest and may be exercised until the end of the term, except in the case of misconduct. Accordingly, since Mr. Hattem, Mr. Piazzolla and Mr. Pearson are currently eligible to retire, these stock options will not be forfeited due to any service condition.

Performance Shares

AWARDS -- A performance share is a "phantom" share of AXA stock that, once earned and vested, provides the right to receive an AXA ordinary share at the time of payment. Performance shares are granted unearned. Under the 2015 International Performance Shares Plan, the number of shares that is earned is determined at the end of a three-year performance period, starting on January 1, 2015 and ending on December 31, 2017, by multiplying the number of shares granted by a performance percentage that is determined based on the performance of AXA Group and AXA Financial Life and Savings Operations over the performance period. If no dividend is paid by AXA for each of 2015, 2016 or 2017, the performance percentage for the grant will be divided in half. The performance shares granted to the Named Executive Officers on June 19, 2015 have a cliff vesting schedule of four years.

PERFORMANCE OBJECTIVES -- AXA Group and AXA Financial Life and Savings Operations each have their own performance objectives under the 2015 International Performance Shares Plan, with AXA Group's performance over the performance period counting for one-third and AXA

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Financial Life and Savings Operations' performance counting for two-thirds toward the final determination of how many performance shares a participant has earned. If performance targets are met, 100% of the performance shares initially granted is earned. Performance that exceeds the targets results in increases in the number of shares earned, subject to a cap of 130% of the initial number of shares. Performance that falls short of targets results in a decrease in the number of shares earned with a possible forfeiture of all shares. Since AXA uses IFRS as its principal method of accounting, the performance objectives are measured using IFRS. Accordingly, the performance objectives are not measures calculated and presented in accordance with U.S. GAAP.

For performance shares granted under the 2015 International Performance Shares Plan, the performance objectives are:

                                                 AXA FINANCIAL LIFE AND SAVINGS
AXA GROUP (1/3 WEIGHT)                              OPERATIONS (2/3 WEIGHT)
----------------------                        -------------------------------------
..  Adjusted Earnings Per Share                .Adjusted Earnings    (weighted 50%)

                                              .Underlying Earnings  (weighted 50%)

The performance objectives and their targets are determined by the AXA Board of Directors based on their review of AXA's strategic objectives, market practices and regulatory changes.

PAYOUT -- The settlement of 2015 performance shares will be made in AXA ordinary shares on June 19, 2019. The 2015 plan provides that, in the case of retirement, a participant is treated as if he or she continued employment until the settlement date. Accordingly, Mr. Hattem, Mr. Piazzolla and Mr. Pearson will still receive a payout under this plan if they choose to retire prior to the end of the vesting period.

PAYOUT OF 2012 PERFORMANCE UNITS IN 2015

In 2015, the Named Executive Officers received the payout of their performance units under AXA's 2012 Performance Unit Plan. The 2012 Performance Unit Plan was Grants for the Named Executive Officers similar to the 2015 International Performance Shares Plan except that 100% of the units earned were vested after three years, on March 16, 2015. Also, settlement was in cash rather than stock. As in the 2015 International Performance Shares Plan, AXA Financial Life and Savings Operations and AXA Group each had their own performance objectives under the 2012 Performance Unit Plan, with AXA Financial Life and Savings Operations' performance over a two-year performance period (i.e., January 1, 2012 through December 31, 2013) counting for two-thirds and AXA Group's performance over the same period counting for one-third toward the final determination of how many performance units a participant earned. AXA Group's performance was based on net income per share while AXA Financial Life and Savings Operations' performance was based on net income (weighted 50%) and underlying earnings (weighted 50%). The performance percentage that was ultimately achieved under the plan was 122.89%, based on AXA Financial Life and Savings Operations' performance of 130% and AXA Group's performance of 109%.

Detailed information on the stock option and performance share grants for each of the Named Executive Officers in 2015 is reported in the 2015 Grants of Plan-Based Awards Table included in this section.

OTHER COMPENSATION AND BENEFITS

AXA Equitable believes that a comprehensive benefits program which offers long-term financial support and security for all employees plays a critical role in attracting high caliber executives and encouraging their long-term service. Accordingly, all employees, including the Named Executive Officers, are offered a benefits program that includes group health and disability coverage, group life insurance and various deferred compensation and retirement benefits. The program is periodically reviewed to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

RETIREMENT AND DEFERRED COMPENSATION PLANS

The following retirement and deferred compensation plans are offered to eligible employees, including the Named Executive Officers:

AXA EQUITABLE 401(K) PLAN (THE "401(K) PLAN"). AXA Equitable sponsors the 401(k) Plan, a tax-qualified defined contribution plan, for its eligible employees, including the Named Executive Officers. Eligible employees may contribute to the 401(k) Plan on a before tax, after-tax, or Roth 401(k) basis (or any combination of the foregoing), up to plan and tax law limits. The 401(k) Plan also provides participants with the opportunity to earn a discretionary profit sharing contribution and a company contribution. The discretionary profit sharing contribution for a calendar year is based on company performance for that year and ranges from 0% to 4% of annual eligible compensation (subject to tax law limits). Any contribution for a calendar year is expected to be made in the first quarter of the following year. A profit sharing contribution of 2.5% of annual eligible compensation is expected to be made for the 2015 plan year. The company contribution for a calendar year is based on the following formula and is subject to tax law limits: (i) 2.5% of eligible compensation up to the Social Security Wage Base ($118,500 in 2015 and 2016) plus, (ii) 5.0% of eligible compensation in excess of the Social Security Wage Base, up to the qualified plan compensation limit ($265,000 in 2015 and 2016).

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EXCESS 401(K) CONTRIBUTIONS. Because AXA Equitable believes that excess plans are an important component of competitive market-based compensation in both its peer group and generally, AXA Equitable provides excess 401(k) contributions for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions are equal to 10% of the participant's (i) eligible compensation in excess of the qualified plan compensation limit and (ii) voluntary deferrals to the AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives for the applicable year, and are made to the AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives. All the Named Executive Officers are eligible to receive excess 401(k) contributions.

AXA EQUITABLE RETIREMENT PLAN (THE "RETIREMENT PLAN"). AXA Equitable sponsors the Retirement Plan, a tax-qualified defined benefit plan for eligible employees which was frozen effective December 31, 2013. The Retirement Plan provides for retirement benefits upon reaching age sixty-five and has provisions for early retirement, death benefits and benefits upon termination of employment for vested participants. It has a three-year cliff-vesting schedule. All of the Named Executive Officers other than Mr. Malmstrom participated in the plan prior to its freeze.

Prior to its freeze, the Retirement Plan provided a cash balance benefit whereby AXA Equitable established a notional account in the name of each Retirement Plan participant. The notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security Wage Base plus 10% of eligible compensation above the Social Security Wage Base up to the qualified plan compensation limit. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012 up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% or a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2015, pay credits earned prior to April 1, 2012 received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012, received an interest crediting rate of .25%.

For certain grandfathered participants, the Retirement Plan provides benefits under a formula based on final average pay, estimated Social Security benefits and service. None of the Named Executive Officers are grandfathered participants.

AXA EQUITABLE EXCESS RETIREMENT PLAN (THE "EXCESS PLAN"). AXA Equitable sponsors the Excess Plan, a nonqualified defined benefit plan for eligible employees which was frozen effective December 31, 2013. Prior to its freeze, the Excess Plan allowed eligible employees, including the Named Executive Officers except Mr. Malmstrom, to earn retirement benefits in excess of what was permitted under the Code with respect to the Retirement Plan. Specifically, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for certain Code limits.

THE AXA EQUITABLE POST-2004 VARIABLE DEFERRED COMPENSATION PLAN FOR EXECUTIVES (THE "POST-2004 PLAN"). AXA Equitable believes that compensation deferral is a cost-effective method of enhancing the savings of executives. Accordingly, AXA Equitable sponsors the Post-2004 Plan which allows eligible employees to defer the receipt of certain compensation. The amount deferred is credited to a bookkeeping account established in the participant's name and participants may choose from a range of nominal investments according to which their accounts rise or decline. Participants annually elect the amount they want to defer, the date on which payment of their deferrals will begin and the form of payment. In addition, as mentioned above, excess 401(k) contributions are made to the Post-2004 Plan.

For additional information on these plan benefits for the Named Executive Officers, see the Pension Benefits Table and Nonqualified Deferred Compensation Table included in this section.

FINANCIAL PROTECTION

THE AXA EQUITABLE EXECUTIVE SURVIVOR BENEFITS PLAN (THE "ESB PLAN"). AXA Equitable sponsors the ESB Plan which offers financial protection to a participant's family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant's eligible compensation (generally, base salary plus higher of: (i) most recent short-term incentive compensation award and (ii) the average of the three highest short-term incentive compensation awards) and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level.

SEVERANCE ARRANGEMENTS

THE AXA EQUITABLE SEVERANCE BENEFIT PLAN (THE "SEVERANCE PLAN"). AXA Equitable sponsors the Severance Plan to provide severance benefits to eligible employees whose jobs are eliminated for specific defined reasons. The Severance Plan generally bases severance payments to eligible employees on length of service or base salary. Payments are capped at 52 weeks of base salary or, in some cases, $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against AXA Equitable and affiliates. For Named Executive Officers, the general release and waiver of claims typically includes non-competition and non-solicitation provisions.

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THE AXA EQUITABLE SUPPLEMENTAL SEVERANCE PLAN FOR EXECUTIVES (THE "SUPPLEMENTAL
SEVERANCE PLAN"). AXA Equitable sponsors the Supplemental Severance Plan for officers at the level of Executive Director or above. The Supplemental
Severance Plan is intended solely to supplement, and is not duplicative of, any severance benefits for which an executive may be eligible under the Severance Plan. The Supplemental Severance Plan provides that eligible executives will receive, among other benefits:

   . Severance payments equal to 52 weeks' of base salary, reduced by any severance payments for which the executive may be eligible under the Severance Plan;

   .   Additional severance payments equal to the greater of:

           . The most recent short-term incentive compensation award paid to the executive;

           . The average of the three most recent short-term incentive compensation awards paid to the executive; and

           . The annual target short-term incentive compensation award for the executive for the year in which he or she receives notice of job elimination; and

   . A lump sum payment equal to the sum of: (a) the executive's short-term incentive compensation for the year in which the executive receives notice of job elimination, pro-rated based on the number of the executive's full calendar months of service in that year and (b) $40,000.

MR. PEARSON'S EMPLOYMENT AGREEMENT. Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is terminated by AXA Equitable prior to his attaining age 65 other than for cause, excessive absenteeism or death, or Mr. Pearson resigns for "good reason," Mr. Pearson will be entitled to certain severance benefits, including (i) severance pay equal to the sum of two years of salary and two times the greatest of:
(a) Mr. Pearson's most recent bonus, (b) the average of Mr. Pearson's last three bonuses and (c) Mr. Pearson's target bonus for the year in which termination occurred, (ii) a pro-rated bonus at target for the year of termination and (iii) a cash payment equal to the additional employer contributions that Mr. Pearson would have received under the 401(k) Plan and its related excess plan for the year of his termination if those plans provided employer contributions on his severance pay and all of his severance pay was paid in that year. For this purpose, "good reason" includes a material reduction in Mr. Pearson's duties or authority, the removal of Mr. Pearson from his positions, AXA Equitable requiring Mr. Pearson to be based at an office more than 75 miles from New York City, a diminution of Mr. Pearson's titles, a material failure by the company to comply with the agreement's compensation provisions, a failure of the company to secure a written assumption of the agreement by any successor company and a change in control of AXA Financial (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). The severance benefits are contingent upon Mr. Pearson releasing all claims against AXA Equitable and its affiliates and his entitlement to severance pay will be discontinued if he provides services for a competitor. Also, in the event of a termination of Mr. Pearson's employment by AXA Equitable without cause or Mr. Pearson's resignation due to a change in control, Mr. Pearson's severance benefits will cease after one year if certain performance conditions are not met for each of the two consecutive fiscal years immediately preceding the year of termination.

CHANGE IN CONTROL ARRANGEMENTS

AXA Equitable believes that it is important to provide employees with a level of protection to reduce anxiety that may accompany a change in control. Accordingly, change in control benefits are provided for stock options granted under the Stock Option Plan. Under that plan, if there is a change in control of AXA Financial, all stock options will become immediately exercisable for their term regardless of the otherwise applicable exercise schedule.

PERQUISITES

The Named Executive Officers receive certain perquisites. Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, two business class trips to the United Kingdom per year with his spouse, expatriate tax services, a company car for his personal use, excess liability insurance coverage, and repatriation costs.

Each of the Named Executive Officers may use a car and driver for personal purposes from time to time and may occasionally bring spouses and guests on private aircraft flights otherwise being taken for business reasons. Also, Mr. Lane is permitted to use a corporate membership in a country club for personal purposes and Mr. Hattem and Mr. Piazzolla were provided with parking spaces in 2015.

In addition to the above, financial planning and tax preparation services are provided for the Named Executive Officers.

The incremental costs of perquisites for the Named Executive Officers during 2015 are included in the column entitled "All Other Compensation" in the Summary Compensation Table included in this section.

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OTHER COMPENSATION POLICIES

CLAWBACKS

In the event an individual's employment is terminated for cause, all stock options granted under the Stock Option Plan held by the individual are forfeited as of the date of termination. In addition, if an individual retires and induces others to leave the employment of an AXA affiliate, misuses confidential information learned while in the employ of AXA affiliate or otherwise acts in a manner that is substantially detrimental to the business or reputation of any AXA affiliate, all outstanding stock options held by the individual will be forfeited.

SHARE OWNERSHIP POLICY

AXA Equitable does not have stock ownership guidelines. However, any executives who are subject to AXA's stock ownership policy as members of AXA's Executive Committee or Management Committee are required to meet AXA's requirements for holding AXA Stock. Those requirements are expressed as a multiple of annual total cash compensation, with members of AXA's Management Committee (such as Mr. Pearson) required to hold the equivalent of their total cash compensation multiplied by 1.5 and members of AXA's Executive Committee required to hold the equivalent of their total cash compensation by 1.

DERIVATIVES TRADING AND HEDGING POLICIES

The AXA Financial Group's reputation for integrity and high ethical standards in the conduct of its affairs is of paramount importance to it. To preserve this reputation, all employees of the AXA Financial Group, including the Named Executive Officers, are subject to the AXA Financial Insider Trading Policy. This policy prohibits, among other items, all short sales of securities of AXA and its publicly-traded subsidiaries and any hedging of equity compensation awards (including stock option, performance unit, performance share or similar awards) or the securities underlying those awards. Members of AXA's Management Committee must pre-clear with the AXA Group General Counsel any derivatives transactions with respect to AXA securities and/or the securities of other AXA Group publicly-traded subsidiaries (including AllianceBernstein).

IMPACT OF ACCOUNTING AND TAX RULES

Code Section 162(m) limits tax deductions relating to executive compensation of certain executives of publicly held companies. Because neither AXA Financial nor MLOA is deemed to be publicly held for purposes of Code Section 162(m), these limitations are not applicable to the executive compensation program described above.

Code Section 409A provides requirements that certain nonqualified deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts paid under the arrangements. AXA Equitable's nonqualified deferred compensation arrangements that are subject to Code Section 409A are designed to comply with the requirements of 409A.

Accounting and tax impacts are also considered in the design of equity-based award programs.

COMPENSATION COMMITTEE REPORT

Not Applicable

CONSIDERATION OF RISK MATTERS IN DETERMINING COMPENSATION

AXA Equitable has considered whether its compensation practices are reasonably likely to have a material adverse effect on AXA Equitable and determined that they do not. When conducting the analysis, AXA Equitable considered that its programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The overall incentive design and metrics of AXA Equitable's incentive compensation program effectively balance performance over time, considering both company earnings and individual results with various multi-year vesting and performance periods. AXA Equitable's short-term incentive program further mitigates risk by permitting discretionary adjustments for both funding and granting purposes. AXA Equitable also considered that its general risk management controls, oversight of programs, award review and governance processes preclude decision-makers from taking excessive risk to achieve targets under the compensation plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Not Applicable

Executive officers of MLOA are employees of AXA Equitable and receive no compensation directly from MLOA. Rather, a portion of their compensation from AXA Equitable is allocated to MLOA under the Services Agreement. Accordingly, the compensation of the executive officers is determined by AXA Equitable rather than MLOA.

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




SUMMARY COMPENSATION TABLE

The following table presents the total compensation of our Named Executive Officers for services performed for the AXA Financial Group for the years ended December 31, 2013, December 31, 2014 and December 31, 2015 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of performance shares and stock options. The performance shares and stock options may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent "Total Compensation" as described in the Compensation Discussion and Analysis.






                                                                                                           NON-EQUITY
                                              FISCAL                          STOCK         OPTION         INCENTIVE
NAME                                           YEAR  SALARY/(1)/ BONUS/(2)/ AWARDS/(3)/  AWARDS/(4)/   COMPENSATION/(5)/
----                                          ------ ----------  ---------  ----------  -------------- ------------------
PEARSON, MARK................................   2015 $   38,773             $   52,119  $        8,101 $           72,571
CHAIRMAN, PRESIDENT AND                         2014 $   46,163             $   57,121  $       13,213 $           90,243
CHIEF EXECUTIVE OFFICER                         2013 $   58,729             $   72,906  $       12,094 $          116,976

MALMSTROM, ANDERS............................   2015 $   20,405             $   10,850  $        1,900 $           29,140
SENIOR EXECUTIVE                                2014 $   24,354             $   14,094  $        3,566 $           25,900
DIRECTOR AND CHIEF                              2013 $   31,591             $   18,187  $        3,018 $           34,800
FINANCIAL OFFICER

LANE, NICHOLAS...............................   2015 $   21,642             $   21,699  $        3,800 $           41,850
SENIOR EXECUTIVE                                2014 $   25,830             $   26,054  $        6,593 $           45,325
DIRECTOR AND HEAD OF                            2013 $   29,482             $   33,342  $        5,533 $           49,680
US LIFE AND RETIREMENT

PIAZZOLLA, SALVATORE.........................   2014 $   28,663             $    7,233  $        1,267 $           29,450
SENIOR EXECUTIVE                                2013 $   34,211             $    8,663  $        2,192 $           34,965
DIRECTOR AND CHIEF                              2012 $   44,377             $   13,640  $        2,263 $           47,040
HUMAN RESOURCES OFFICER

HATTEM, DAVE.................................   2015 $   17,091   $  1,475  $   13,322  $        2,071 $           22,320
SENIOR EXECUTIVE DIRECTOR                       2014 $   20,186             $   15,614  $        3,634 $           26,640
& GENERAL COUNSEL                               2013

                                                CHANGE IN
                                                 PENSION
                                                VALUE AND
                                               NONQUALIFIED
                                                 DEFERRED
                                                  COMP-       ALL OTHER
                                                 ENSATION       COMP-
NAME                                          EARNINGS/(6)/  ENSATION/(7)/   TOTAL
----                                          -------------- ------------  ---------
PEARSON, MARK................................                 $    17,765  $ 189,329
CHAIRMAN, PRESIDENT AND                       $       56,031  $    25,723  $ 288,494
CHIEF EXECUTIVE OFFICER                       $       38,488  $    16,804  $ 315,997

MALMSTROM, ANDERS............................ $          686  $     5,126  $  68,107
SENIOR EXECUTIVE                              $          832  $    13,640  $  82,386
DIRECTOR AND CHIEF                                            $    15,352  $ 102,948
FINANCIAL OFFICER

LANE, NICHOLAS............................... $          585  $     6,618  $  96,194
SENIOR EXECUTIVE                              $       14,881  $     7,109  $ 125,792
DIRECTOR AND HEAD OF                          $        3,052  $     1,444  $ 122,533
US LIFE AND RETIREMENT

PIAZZOLLA, SALVATORE......................... $       13,133  $     6,394  $  86,140
SENIOR EXECUTIVE                              $       19,443  $     7,783  $ 107,257
DIRECTOR AND CHIEF                            $       18,868  $     1,895  $ 128,083
HUMAN RESOURCES OFFICER

HATTEM, DAVE................................. $          510  $     4,956  $  61,745
SENIOR EXECUTIVE DIRECTOR                     $       33,920  $     5,658  $ 105,652
& GENERAL COUNSEL

/(1)/The amounts in this column reflect actual salary paid in 2015.
/(2)/Mr. Hattem was paid a bonus in May of 2015 to compensate him for the loss of stock options due to regulatory and other constraints prohibiting his exercise.
/(3)/The amounts reported in this column represent the aggregate grant date fair value of performance shares awarded in each year in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 13 of the Notes to AXA Equitable's Consolidated Financial Statements. The 2015 performance share grants were valued at target which represents the probable outcome at grant date. A maximum payout for the 2015 performance share grants would result in additional values of: Pearson $67,755 Malmstrom $14,106, Lane $28,209, Piazzolla $9,403, and Hattem $17,318. The 2015 performance share grants are described in more detail in the below Grants of Plan-Based Awards table.
/(4)/The amounts reported in this column represent the aggregate grant date fair value of stock options awarded in each year in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in
    Note 13 of the Notes to AXA Equitable's Consolidated Financial Statements. The 2015 stock option grants are described in more detail in the below Grants of Plan-Based Awards table.
/(5)/The amounts reported for 2015 are the awards paid in February 2016 to each of the Named Executive Officers based on their 2015 performance. The amounts reported for 2014 are the awards paid in February 2015 to each of the Named Executive Officers based on their 2014 performance. The amounts reported for 2013 are the awards paid in February 2014 to each of the Named Executive Officers based on their 2013 performance.
/(6)/The amounts reported represent the increase in the actuarial present value of accumulated pension benefits for the Named Executive Officer. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2013, 2014 or 2015. Mr. Pearson experienced a decrease in pension value of $655 for 2015, due to an increase in the discount rate used to calculate his benefits under the Retirement Plan and the Excess Plan and the combined effect of changes in the assumptions used (discount rate and mortality assumption) and compensation increases less than assumed in calculating his benefit under the ESB Plan.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

/(7)/The following table provides additional details for the compensation information found in the All Other Compensation column.

                                                    EXCESS                         LIFE           OTHER
                                                   LIABILITY     FINANCIAL      INSURANCE      PERQUISITES/
NAME                                 AUTO/(A)/  INSURANCE/(B)/   ADVICE/(C)/   PREMIUMS/(D)/   BENEFITS/(E)/     TOTAL
----                                ----------- --------------- ------------- --------------- --------------- ------------
PEARSON, MARK................. 2015 $       554 $           251 $       1,073 $         4,753 $        11,134 $     17,765
                               2014 $       782 $           178 $         985 $        10,333 $        13,445 $     25,723
                               2013 $       718 $           227 $       2,290 $        12,665 $           904 $     16,804

MALMSTROM, ANDERS............. 2015 $        26                 $         905 $           131 $         4,064 $      5,126
                               2014 $        15                 $         828 $           143 $        12,654 $     13,640
                               2013 $        29                 $       1,208 $           138 $        13,977 $     15,352

LANE, NICHOLAS................ 2015 $        46                 $         564 $            74 $         5,934 $      6,618
                               2014 $        16                 $         648 $            73 $         6,372 $      7,109
                               2013 $        54                 $         735 $            63 $           592 $      1,444

PIAZZOLLA, SALVATORE.......... 2015 $       192                 $         564 $           146 $         5,492 $      6,394
                               2014 $        27                 $         920 $           145 $         6,691 $      7,783
                               2013 $        60                 $       1,180 $           148 $           507 $      1,895

HATTEM, DAVE.................. 2015 $       191                 $         543 $           157 $         4,065 $      4,956
                               2014                             $         555 $           167 $         4,936 $      5,658
                               2013

/a./ Mr. Pearson is entitled to the business and personal use of a dedicated car and driver under his employment agreement. The personal use of this vehicle for 2015 was valued based on a formula considering the annual lease value of the vehicle, the compensation of the driver and the cost of fuel. The other Named Executive Officers may use cars and drivers for personal matters from time to time. The value for each executive's car use is based on a similar formula taking into account the annual lease value of the vehicle and the compensation of the driver. Mr. Piazzolla and Mr. Hattem were also provided with parking spaces during 2015. The amounts in this column reflect the actual amount paid by AXA Equitable for the parking.
/b./ AXA Equitable pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amounts in this column reflect the actual amount of the premiums paid for each year.
/c./ AXA Equitable pays for financial planning and tax preparation services for each of the Named Executive Officers. The amounts in this column reflect the actual amounts paid to the service provider for each year.
/d./ This column shows the cost of life insurance coverage provided to the Named Executive Officers under the ESB Plan less the amount of any contributions made by the Named Executive Officers. For this purpose, the cost of the life insurance coverage was determined by multiplying the amount of coverage by the actual policy cost of insurance rates.
/e./ This column includes the amount of any employer profit sharing contributions and company contributions received by each Named Executive Officer under the 401(k) Plan for 2015 ($205 for each applicable Named Executive Officer for the profit sharing contributions and $319 for each applicable Named Executive Officer for the company contributions). This column also includes the amount of any excess 401(k) contributions received by each Named Executive Officer under the Post-2004 Plan for 2015. These excess 401(k) contributions were: Mr. Pearson $10,610,
     Mr. Malmstrom $3,389, Mr. Lane $5,140, Mr. Piazzolla $4,968 and Mr. Hattem $3,396. For Mr. Malmstrom, this column includes certain air travel costs and costs related to having a guest accompany him to an event. For
     Mr. Lane, this column includes certain air travel costs, costs related to having a guest accompany him to an event and costs of his annual membership to a country club. For Mr. Hattem, this column includes amounts related to having a guest accompany him to an event and travel costs for a guest to accompany him to a company function.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

2015 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. This table includes both equity and non-equity awards granted during 2015.

                                                                      ESTIMATED FUTURE             ESTIMATED
                                                                        PAYOUTS UNDER            FUTURE PAYOUTS      ALL OTHER
                                                                         NON-EQUITY               UNDER EQUITY         OPTION
                                                                       INCENTIVE PLAN            INCENTIVE PLAN       AWARDS:
                                                                         AWARDS/(2)/              AWARDS/(3)/        NUMBER OF
                                                                  ------------------------- ------------------------ SECURITIES
                                                          OCC                                                        UNDERLYING
                                                GRANT   APPROVAL  THRESHOLD TARGET  MAXIMUM THRESHOLD TARGET MAXIMUM  OPTIONS
NAME                                            DATE    DATE/(1)/    ($)     ($)      ($)      (#)     (#)     (#)      (#)
----                                          --------- --------- --------- ------- ------- --------- ------ ------- ----------
PEARSON, MARK................................                            -- $65,980     N/A
                                              6/19/2015 2/19/2015                                  --  4,509   4,509
                                              6/19/2015 2/19/2015                                  --  2,577   3,350
MALMSTROM, ANDERS............................                            -- $24,800     N/A
                                              6/19/2015 2/19/2015                                        384     384        768
                                              6/19/2015 2/19/2015                                        659     856
LANE, NICHOLAS...............................                            -- $31,000     N/A
                                              6/19/2015 2/19/2015                                  --    768     768      1,537
                                              6/19/2015 2/19/2015                                  --  1,317   1,712
PIAZZOLLA, SALVATORE.........................                            -- $24,800     N/A
                                              6/19/2015 2/19/2015                                  --    256     256        512
                                              6/19/2015 2/19/2015                                  --    439     571
HATTEM, DAVE.................................                            -- $18,600     N/A
                                              6/19/2015 2/19/2015                                  --    384     384        768
                                              6/19/2015 2/19/2015                                  --    659     856

                                                            GRANT
                                                             DATE
                                               EXERCISE      FAIR
                                               OR BASE      VALUE
                                               PRICE OF    OF STOCK
                                                OPTION       AND
                                              AWARDS/(4)/   OPTION
NAME                                            ($/SH)    AWARDS/(5)/
----                                          ----------  ----------
PEARSON, MARK................................
                                              $    26.12  $    8,101
                                                          $   52,119
MALMSTROM, ANDERS............................
                                              $    26.12  $    1,900
                                                          $   10,850
LANE, NICHOLAS...............................
                                              $    26.12  $    3,800
                                                          $   21,699
PIAZZOLLA, SALVATORE.........................
                                              $    26.12  $    1,267
                                                          $    7,233
HATTEM, DAVE.................................
                                              $    26.12  $    2,071
                                                          $   13,322

/(1)/This column shows the date on which the OCC approved the recommendation of the grants to the AXA Board of Directors.
/(2)/The target column shows the target award for 2015 for each Named Executive
    Officer under the AXA Equitable 2015 Short-Term Incentive Compensation Plan assuming the plan was 100% funded. There is no minimum or maximum award for any participant in this plan. The actual 2015 awards granted to the Named Executive Officers are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.
/(3)/The second row for each Named Executive Officer shows the stock options granted under The AXA Stock Option Plan for AXA Financial Employees and Associates on June 19, 2015. Except for those awarded to Mr. Pearson, these stock options have a ten-year term and a vesting schedule of five years, with one-third of the grant vesting on each of the third, fourth and fifth anniversaries of the grant date, provided that the last third is subject to a performance condition requiring the AXA ordinary share to perform at least as well as the SXIP Index over a specified period. This performance condition applies to all of Mr. Pearson's options.
   The third row for each Named Executive Officer shows the performance shares granted under the 2015 International Performance Shares Plan on June 19, 2015. The performance shares have a cliff vesting schedule of four years. The performance shares will settle in AXA ordinary shares. Performance shares are granted unearned. Under the 2015 International Performance Shares Plan, the number of shares that is earned is determined at the end of a three-year performance period, starting on January 1, 2015 and ending on December 31, 2017, by multiplying the number of shares granted by a performance percentage that is determined based on the performance of AXA Group and AXA Financial Life and Savings Operations over the performance period.
/(4)/The exercise price for the stock options granted on June 19, 2015 is equal to the average of the closing prices for the AXA ordinary share on Euronext Paris SA over the 20 trading days immediately preceding June 19, 2015. For purposes of this table, the exercise price was converted to U.S. dollars using the euro to U.S. dollar exchange rate on June 18, 2015.
/(5)/The amounts in this column represent the aggregate grant date fair value of stock options and performance shares granted in 2015 in accordance with FASB ASC Topic 718. The performance share grants were valued at target which represents the probable outcome at grant date.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2015

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2015 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. The table includes outstanding equity grants from past years as well as the current year.

                                          OPTION AWARDS                                                   STOCK AWARDS
             -----------------------------------------------------------------------     ------------------------------------

                                                                                                                    EQUITY
                                                                                                                  INCENTIVE
                                                                                                                     PLAN
                                                                                                                   AWARDS:
                                                                                                                    NUMBER
                                                     EQUITY                                NUMBER                     OF
                                                   INCENTIVE                                 OF                    UNEARNED
                                                      PLAN                                 SHARES       MARKET     SHARES,
                                                    AWARDS:                               OR UNITS     VALUE OF    UNITS OR
                NUMBER OF         NUMBER OF        NUMBER OF                              OF STOCK    SHARES OR     OTHER
               SECURITIES        SECURITIES        SECURITIES                               THAT       UNITS OF     RIGHTS
               UNDERLYING        UNDERLYING        UNDERLYING                               HAVE        STOCK        THAT
               UNEXERCISED       UNEXERCISED      UNEXERCISED      OPTION       OPTION      NOT       THAT HAVE    HAVE NOT
               OPTIONS (#)       OPTIONS (#)        UNEARNED      EXERCISE    EXPIRATION VESTED/(3)/     NOT      VESTED/(4)/
NAME         EXERCISABLE/(1)/ UNEXERCISABLE/(1)/ OPTIONS(#)/(1)/ PRICE($)/2)/    DATE       (#)       VESTED ($)     (#)
----         ---------------  -----------------  --------------  -----------  ---------- ----------  ------------ ----------

  PEARSON,
  MARK......             158                                       $   33.57   3/31/2016      4,488  $    123,289      3,722
                         182                                 91    $   44.60   5/10/2017
                         182                                 91    $   33.21    4/1/2018
                        1072                                       $   21.59   6/10/2019
                       1,876                                       $   21.08   3/19/2020
                       4,263                                       $   20.63   3/18/2021
                       2,397                              1,199    $   15.96   3/16/2022
                       1,447                              2,893    $   17.83   3/22/2023
                                                          3,825    $   25.74   3/24/2024
                                                          4,509    $   26.12   6/19/2025

  MALMSTROM,
  ANDERS....                                                112    $   15.96   3/16/2022      1,184  $     32,517        996
                         361                361             361    $   17.83   3/22/2023
                                            757             378    $   25.74   3/24/2024
                                            768             384    $   26.12   6/19/2025

  LANE,
  NICHOLAS..             118                                       $   33.78   3/31/2016      2,175  $     59,749      1,942
                          87                                       $   45.72   5/10/2017
                                                             70    $   33.21    4/1/2018
                         794                                397    $   15.96   3/16/2022
                         662                662             662    $   17.83   3/22/2023
                                           1399             700    $   25.74   3/24/2024
                                           1537             768    $   26.12   6/19/2025

  PIAZZOLLA,
  SALVATORE.             867                                       $   20.63    03/18/21        833  $     22,891        647
                         431                                216    $   15.96    03/16/22
                         271                271             271    $   17.83    03/22/23
                                            465             233    $   25.74    03/24/24
                                            512             256    $   26.12    06/19/25

  HATTEM,
  DAVE......             282                                       $   33.78    03/31/16      1,089  $     29,922        972
                         145                                 72    $   45.72    05/10/17
                         140                                 70    $   33.21    04/01/18
                         647                                       $   20.63    03/18/21
                         454                                227    $   15.96    03/16/22
                         331                331             331    $   17.83    03/22/23
                                            701             351    $   25.74    03/24/24
                                            768             384    $   26.12    06/19/25

             ----------
               EQUITY
              INCENTIVE
                PLAN
               AWARDS:
               MARKET
              OR PAYOUT
              VALUE OF
              UNEARNED
               SHARES,
              UNITS OR
                OTHER
               RIGHTS
                THAT
              HAVE NOT
               VESTED
NAME             (#)
----         -----------

  PEARSON,
  MARK...... $   102,239










  MALMSTROM,
  ANDERS.... $    27,372




  LANE,
  NICHOLAS.. $    53,336







  PIAZZOLLA,
  SALVATORE. $    17,764





  HATTEM,
  DAVE...... $    26,690








/(1)/All stock options have ten-year terms. All stock options granted in 2014 and 2015 have a vesting schedule of five years, with one-third of the grant vesting on each of the third, fourth and fifth anniversaries of the grant, and all stock options granted in 2008 through 2013

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA have a vesting schedule of four years, with one-third of the grant vesting on each of the second, third and fourth anniversaries of the grant date; provided that for all these grants the last third will vest only if the AXA ordinary share performs at least as well as the SXIP Index during a specified period (this condition applies to all options granted to Mr. Pearson in 2015, 2014, 2013 and 2012). All stock options granted in 2006 are vested. All stock options granted in 2007 are vested with the exception of the last third of the grants made to Mr. Pearson and Mr. Hattem. These stock options will vest only if the AXA ordinary share performs at least as well as the SXIP Index during a specified period.
/(2)/All stock options have euro exercise prices. All euro exercise prices have been converted to U.S. dollars based on the euro to U.S. dollar exchange rate on the day prior to the grant date. The actual U.S. dollar equivalent of the exercise price will depend on the exchange rate at the date of exercise.
/(3)/This column reflects earned but unvested performance shares granted in 2013 and 2014 and AXA Miles as follows:

                                                   2013 PERFORMANCE SHARES    AXA MILES    2014 PERFORMANCE SHARES
EXECUTIVE                                              VESTING 3/22/16     VESTING 3/16/16     VESTING 3/24/17
---------                                          ----------------------- --------------- -----------------------
MR. PEARSON.......................................                   3,114               0
MR. MALMSTROM.....................................                     777               2
MR. LANE..........................................                   1,424               2
MR. PIAZZOLLA.....................................                     583               2
MR. HATTEM........................................                     712               2

/(4)/This column reflects unearned and unvested performance shares granted in 2014 and in 2015 as follows:

                                                   2014 PERFORMANCE SHARES 2015 PERFORMANCE SHARES
EXECUTIVE                                              VESTING 3/24/18         VESTING 6/19/19
---------                                          ----------------------- -----------------------
MR. PEARSON.......................................                   1,145                   2,577
MR. MALMSTROM.....................................                     338                     659
MR. LANE..........................................                     625                   1,317
MR. PIAZZOLLA.....................................                     208                     439
MR. HATTEM........................................                     313                     659

OPTION EXERCISES AND STOCK VESTED IN 2015

The following table summarizes the value received from stock option exercises and stock awards vested during 2015 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement.

                                                              OPTION AWARDS                      STOCK AWARDS
                                                   ------------------------------------  -----------------------------
                                                       NUMBER OF             VALUE         NUMBER OF         VALUE
                                                         SHARES            REALIZED          SHARES         REALIZED
                                                        ACQUIRED              ON          ACQUIRED ON          ON
NAME                                               ON EXERCISE(#)/(1)/ EXERCISE($)/(2)/  VESTING(#)/(3)/ VESTING($)/(4)/
----                                               ------------------  ----------------- --------------  --------------
PEARSON, MARK.....................................                179  $             473          2,651  $       61,912
MALMSTROM, ANDERS.................................                853  $           9,213            384  $        8,967
LANE, NICHOLAS....................................              1,858  $          21,304          1,366  $       31,896
PIAZZOLLA, SALVATORE..............................                                                  742  $       17,315
HATTEM, DAVE......................................                537  $           6,263            781  $       18,227

/(1)/This column reflects the number of options that the Named Executive
     Officers exercised in 2015.
/(2)/This column reflects the actual sale price received for the stock acquired upon the option exercise less the exercise price.
/(3)/This column reflects the number of performance units earned by the executives under the 2012 AXA Performance Unit Plan that vested on March 16, 2015. For a description of the 2012 AXA Performance Unit Plan, please see "Compensation Discussion and Analysis" included in this section.
/(4)/The value of the performance units that vested in 2015 was equal to the average of the closing prices for the AXA ordinary share on Euronext Paris SA over the 20 trading days immediately preceding March 16, 2015, converted to U.S. dollars using the euro to U.S. dollar exchange rate on March 15, 2015.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

PENSION BENEFITS AS OF DECEMBER 31, 2015

The following table lists the pension program participation and actuarial present value of each Named Executive Officer's defined benefit pension at December 31, 2015 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. Note that Mr. Malmstrom does not participate in the Retirement Plan or the Excess Plan since he was not eligible to participate in these plans prior to their freeze.

                                                                                              NUMBER OF
                                                                                                YEARS     PRESENT VALUE OF
                                                                                              CREDITED      ACCUMULATED
                                                                                             SERVICE/(2)/   BENEFIT/(3)/
NAME                                                         PLAN NAME/(1)/                      (#)            ($)
----                                          ---------------------------------------------- -----------  ----------------
PEARSON, MARK................................ AXA Equitable Retirement Plan                            3   $         1,994
                                              AXA Equitable Excess Retirement Plan                     3   $        20,157
                                              AXA Equitable Executive Survivor Benefit Plan           21   $        91,306
MALMSTROM, ANDERS............................ AXA Equitable Retirement Plan                           --                --
                                              AXA Equitable Excess Retirement Plan                    --                --
                                              AXA Equitable Executive Survivor Benefit Plan            3   $         1,575
LANE, NICHOLAS............................... AXA Equitable Retirement Plan                            8   $         5,482
                                              AXA Equitable Excess Retirement Plan                     8   $        10,958
                                              AXA Equitable Executive Survivor Benefit Plan           11   $        18,865
PIAZZOLLA, SALVATORE......................... AXA Equitable Retirement Plan                            2   $         1,185
                                              AXA Equitable Excess Retirement Plan                     2   $         5,978
                                              AXA Equitable Executive Survivor Benefit Plan            5   $        45,195
HATTEM, DAVE................................. AXA Equitable Retirement Plan                           19   $        14,581
                                              AXA Equitable Excess Retirement Plan                    19   $        30,490
                                              AXA Equitable Executive Survivor Benefit Plan           22   $        54,875


                                                PAYMENTS DURING
                                              THE LAST FISCAL YEAR
NAME                                                  ($)
----                                          --------------------
PEARSON, MARK................................                   --
                                                                --
                                                                --
MALMSTROM, ANDERS............................                   --
                                                                --
                                                                --
LANE, NICHOLAS...............................                   --
                                                                --
                                                                --
PIAZZOLLA, SALVATORE.........................                   --
                                                                --
                                                                --
HATTEM, DAVE.................................                   --
                                                                --
                                                                --

/(1)/Except as described in the following sentence, the December 31, 2015 liabilities for the Retirement Plan, the Excess Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes as described in note 12 of the notes to AXA Equitable's Consolidated Financial Statements. A retirement age of 65 is assumed for all pension plan calculations.
/(2)/Credited service for purposes of the Retirement Plan and the Excess Plan does not include an executive's first year of service and does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson's credited service for purposes of the ESB Plan includes approximately 16 years of service with AXA Equitable affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson.
/(3)/Note that, if the Named Executive Officer has elected the Lump Sum Option for a level of benefit (as explained below in "The ESB Plan"), the present value of the tax-free death benefit provided under the life insurance policy purchased on the participant's life is included in this column and the annual cost of the life insurance coverage provided to the Named Executive Officer is included in the "All Other Compensation" column of the Summary Compensation Table.

THE RETIREMENT PLAN

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. The Retirement Plan was frozen effective December 31, 2013.

Participants become vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the "normal retirement date") or (b) if they are at least age 55 with at least 5 full years of service (an "early retirement date").

Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby AXA Equitable established a notional account for each Retirement Plan participant. This notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation included base salary and short-term incentive compensation and was subject to limits imposed by the Internal Revenue Code. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012 up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% or a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2015, pay credits earned prior to April 1, 2012 received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012, received an interest crediting rate of .25%.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

All of the Named Executive Officers, except Mr. Malmstrom, are entitled to a frozen cash balance benefit under the Retirement Plan.

Participants elect the time and form of payment of their Retirement Plan benefits after they separate from service. The normal form of payment for retirement plan benefits depends on a participant's marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance benefits:

   .   Single life annuity;

   . Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

   .   Lump sum.

THE EXCESS PLAN

The Excess Plan, which was frozen as of December 31, 2013 allows eligible employees to earn retirement benefits in excess of what is permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code, that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants' names.

The Excess Plan was amended effective September 1, 2008 to comply with the provisions of Code Section 409A. Pursuant to the amendment, a participant's Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs, provided that payment will be delayed six months for "specified employees" (generally, the fifty most highly-compensated officers of AXA Group), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. The time and form of payment of Excess Plan benefits that vested prior to 2005 is the same as the time and form of payment of the participant's Retirement Plan benefits.

THE ESB PLAN

The ESB Plan offers financial protection to a participant's family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant's eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level.

Level 1

A participant can choose between two options at Level 1:

   . Lump Sum Option -- Under the Lump Sum Option, a life insurance policy is purchased on the participant's life. At the death of the participant, the participant's beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

   . Survivor Income Option -- Upon the participant's death, the Survivor Income Option provides the participant's beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 1 coverage continues after retirement until the participant attains age
65.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and:

   . Surviving Spouse Benefit Option -- The Surviving Spouse Benefit Option provides the participant's spouse with monthly income equal to about 25% of the participant's monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant's years of service (with a minimum duration of 5 years).

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




Level 2 coverage continues after retirement until the participant's death.

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and:

   . Surviving Spouse Income Addition Option -- The Surviving Spouse Income Addition Option provides monthly income to the participant's spouse for life equal to 10% of the participant's monthly compensation. The payments are taxable but there is no annual taxation to the participant.

Participants are required to contribute annually to the cost of any option elected under Levels 3 and 4. Level 3 and 4 coverage continues after retirement until the participant's death provided that contributions are still made by the participant until age 65.

NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2015

The following table provides information on (i) compensation Mr. Hattem has elected to defer and (ii) the excess 401(k) contributions paid by AXA Equitable to all the Named Executive Officers. All amounts are allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement.

                                                     EXECUTIVE        REGISTRANT         AGGREGATE          AGGREGATE
                                                   CONTRIBUTIONS    CONTRIBUTIONS       EARNINGS IN       WITHDRAWALS/
NAME                                               IN LAST FY ($) IN LAST FY ($)/(1)/ LAST FY ($)/(2)/  DISTRIBUTIONS ($)
----                                               -------------- ------------------- ---------------  -------------------
PEARSON, MARK                                                     $            10,610 -$          410
MALMSTROM, ANDERS                                                 $             3,389 -$           83
LANE, NICHOLAS                                                    $             5,140 -$          189
PIAZZOLLA, SALVATORE                                              $             4,968 -$          208
HATTEM, DAVE                                                      $             3,396 -$          990  $             2,854

                                                      AGGREGATE
                                                      BALANCE AT
NAME                                               LAST FYE ($)/(3)/
----                                               -----------------
PEARSON, MARK                                      $          20,997
MALMSTROM, ANDERS                                  $           3,306
LANE, NICHOLAS                                     $           9,593
PIAZZOLLA, SALVATORE                               $           9,965
HATTEM, DAVE                                       $          51,947

/(1)/The amounts reported in this column are also reported in the "All Other
     Compensation" column of the Summary Compensation Table above.
/(2)/The amounts reported in this column are not reported in the Summary
    Compensation Table.
/(3)/The amounts in this column that were previously reported as compensation in the Summary Compensation Table for previous years are:

Mr. Pearson                                        $   12,663
Mr. Lane                                           $    5,451
Mr. Piazzolla                                      $    6,077
Mr. Hattem                                         $    4,285

THE POST-2004 PLAN

The above table reflects the excess 401(k) contributions made by AXA Equitable to the eligible Named Executive Officers under the Post-2004 Plan.

The Post-2004 Plan allows eligible employees to defer the receipt of up to 25% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant's name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant's name.

Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options which are among those offered by the AXA Premier VIP Trust and EQ Advisors Trust.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year. When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 71.

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




In addition, AXA Equitable provides excess 401(k) contributions in the Post-2004 Plan for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions are equal to 10% of the participant's (i) eligible compensation in excess of the qualified plan compensation limit ($265,000 in 2015 and 2016) and
(ii) voluntary deferrals to the Post-2004 Plan for the applicable year.

THE VARIABLE DEFERRED COMPENSATION PLAN FOR EXECUTIVES (THE "VDCP")

The above table also reflects amounts deferred by Mr. Hattem under the VDCP. Under the VDCP, eligible employees were permitted to defer the receipt of up to 25% of their base salary and short-term incentive compensation. Deferrals were credited to a bookkeeping account in the participant's name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant's name. The VDCP was frozen as of December 31, 2004 so that no amounts earned or vested after 2004 could be deferred under the VDCP.

Account balances in the VDCP that are attributable to deferrals of base salary and short-term incentive compensation are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The VDCP currently offers a variety of earnings crediting options which are among those offered by the AXA Premier VIP Trust and EQ Advisors Trust.

Participants in the VDCP could elect to credit their deferrals to in-service or retirement distribution accounts. For retirement accounts, payments may be received in any combination of a lump sum and/or annual installments paid in consecutive years. Payments may begin in any January or July following the participant's termination date, but they must begin by either the first January or the first July following the later of: (a) the participant's attainment of age 65 and (b) the date that is thirteen months following the participant's termination date. For in-service accounts, payments are made to the participant in December of the year elected by the participant in a lump sum or in up to five annual installments over consecutive years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if the Named Executive Officers terminated employment, or a change-in-control of AXA Financial occurred, on December 31, 2015 (the "Trigger Date") allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. The payments and benefits described are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described.

RETIREMENT

The Named Executive Officers would have been entitled to the following payments and benefits if they retired on the Trigger Date. For this purpose, "retirement" means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. Note that the only Named Executive Officers eligible to retire on the Trigger Date were Mr. Pearson and Mr. Hattem. Mr. Piazzolla subsequently became eligible to retire in March 2016.

Short-Term Incentive Compensation: The executives may have received short-term incentive compensation awards for 2015 under the Retiree Short-Term Incentive Compensation Program. Under that program, retirees who meet certain requirements are eligible to receive a short-term compensation award based on their completed months of service during the calendar year in which they retire.

Stock Options: All stock options granted to the executives would have continued to vest and be exercisable until their expiration date, except in the case of misconduct (for which the options would be forfeited).

AXA Miles and Performance Shares: The executives would have been treated as if they continued in the employ of the company until the end of the vesting period for purposes of their AXA Miles and performance share awards. Accordingly, they would have received AXA Miles and performance share plan payouts at the same time and in the same amounts as they would have received such payouts if they had not retired.

Retirement Benefits: The executives would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above.

Medical Benefits: The executives would have been entitled to access to retiree medical coverage.

ESB Plan: The executives would have been entitled to continuation of their participation in the ESB Plan described above.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

VOLUNTARY TERMINATION OTHER THAN RETIREMENT

NAMED EXECUTIVE OFFICERS WHO ARE NOT RETIREMENT ELIGIBLE

If the Named Executive Officers who are not retirement eligible had voluntarily terminated employment other than by retirement on the Trigger Date:

Short-Term Incentive Compensation: The executives would not have been entitled to any STIC Program awards for 2015.

Stock Options: All stock options granted to the executives would have been forfeited on the termination date.

Performance Shares: The executives would have forfeited all performance shares.

AXA Miles: The executives would have forfeited all of the AXA Miles granted on March 16, 2012.

Retirement Benefits: The executives would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above, except that they would no longer be entitled to any benefits under the ESB Plan.

MR. PEARSON

If Mr. Pearson had voluntarily terminated on the Trigger Date for "Good Reason" as described below, he would have been entitled to: (i) severance pay equal to the sum of two years of salary and two times the greatest of: (a) Mr. Pearson's most recent STIC Program award, (b) the average of Mr. Pearson's last three STIC Program awards and (c) Mr. Pearson's target STIC Program award for the year in which termination occurred, (ii) a pro-rated STIC Program award at target for the year of termination and (iii) a cash payment equal to the additional employer contributions that Mr. Pearson would have received under the 401(k) Plan and its related excess plan for the year of his termination if those plans provided employer contributions on his severance pay and all of his severance pay was paid in that year.

For this purpose, "Good Reason" includes a material reduction in Mr. Pearson's duties or authority, the removal of Mr. Pearson from his positions, AXA Equitable requiring Mr. Pearson to be based at an office more than 75 miles from New York City, a diminution of Mr. Pearson's titles, a material failure by the company to comply with the agreement's compensation provisions, a failure of the company to secure a written assumption of the agreement by any successor company and a change in control of AXA Financial (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). The severance benefits are contingent upon Mr. Pearson releasing all claims against AXA Equitable and its affiliates and his entitlement to severance pay will be discontinued if he provides services for a competitor. Also, in the event of a termination of Mr. Pearson's employment by AXA Equitable without cause or Mr. Pearson's resignation due to a change in control, Mr. Pearson's severance benefits will cease after one year if certain performance conditions are not met for each of the two consecutive fiscal years immediately preceding the year of termination.

Mr. Pearson would have received the following amounts if he had voluntarily terminated for Good Reason on the Trigger Date:

Severance Pay..................................... $  272,986
Pro-Rated Bonus................................... $   78,751
Cash Payment...................................... $   22,884

In addition, because Mr. Pearson would have been eligible to retire on the Trigger Date, he would have been eligible for the retirement benefits described above, regardless of whether he terminated for Good Reason.

DEATH

If the Named Executive Officers had terminated employment due to death on the Trigger Date:

Short-Term Incentive Compensation: The executives' estates would not have been entitled to any STIC Program awards for 2015.

Stock Options: All stock options would have immediately vested and would have continued to be exercisable until the earlier of their expiration date and the six-month anniversary of the date of death.

Performance Shares: The number of performance shares granted in 2014 and 2015 would have been multiplied by an assumed performance factor of 1.3 and the number of performance shares granted in 2013 would have been multiplied by the actual performance factor for that plan. The performance shares would have been paid in AXA ordinary shares to the executive's heirs within 90 days following death.

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




AXA Miles: The executive's heirs would receive 50 AXA ordinary shares at the end of the vesting period (i.e., March 16, 2016).

Retirement Benefits: The executives' heirs would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above.

INVOLUNTARY TERMINATION WITHOUT CAUSE

NAMED EXECUTIVE OFFICERS OTHER THAN MR. PEARSON

The Named Executive Officers, excluding Mr. Pearson, would have been eligible for severance benefits under the Severance Benefit Plan, as supplemented by the Supplemental Severance Plan (collectively, the "Severance Plan"), if an involuntary termination of employment had occurred on the Trigger Date that satisfied the conditions in the Severance Plan. To receive benefits, the executives would have been required to sign a separation agreement including a release of all claims against AXA Equitable and its affiliates and non-solicitation provisions.

The severance benefits would have included:

   .   severance pay equal to 52 weeks' of base salary;

   . additional severance pay equal to the greater of: (i) the most recent STIC Program award paid to the executive, (ii) the average of the three most recent STIC Program awards paid to the executive or (iii) the executive's target STIC Program award for 2015;

   . a lump sum payment equal to the sum of: (i) the executive's target STIC Program award for 2015 and (ii) $40,000; and

   .   one year's continued participation in the ESB Plan.

The Named Executive Officers would have had a one-year severance period. If a Named Executive Officer would have been eligible to retire prior to the end of the severance period, all stock options granted to the Named Executive Officer would have continued to vest and be exercisable until their expiration date, except in the case of misconduct (for which the options would be forfeited). Also, the Named Executive Officer would have been treated as if he continued in the employ of AXA Equitable until the end of the vesting period for his performance shares.

The following table lists the payments that the executives would have received if they were involuntarily terminated under the Severance Plan on the Trigger Date as well as the implications for their stock option and performance shares awards:

                                              SEVERANCE BENEFITS                              EQUITY GRANTS
                                              ------------------ -------------------------------------------------------
                                                        LUMP SUM
NAME                                          SEVERANCE PAYMENT                      STOCK OPTIONS
--------------------------------------------  --------- -------- -------------------------------------------------------
MALMSTROM, ANDERS............................   $45,138  $26,040 Options would continue to vest and be exercisable until the earlier of their expiration date and 30 days
                                                                 after the end of the one-year severance period.

LANE, NICHOLAS...............................   $59,515  $32,240 Options would continue to vest and be exercisable until the earlier of their expiration date and 30 days
                                                                 after the end of the one-year severance period.

PIAZZOLLA, SALVATORE.........................   $57,814  $26,040 Continued vesting in all options and ability to exercise the options through expiration date.






HATTEM, DAVE.................................   $39,264  $19,840 Continued vesting in all options and ability to exercise the options through expiration date.






                                              ------------------
                                                PERFORMANCE
NAME                                               SHARES
--------------------------------------------  -----------------
MALMSTROM, ANDERS............................    Forfeited



LANE, NICHOLAS...............................    Forfeited



PIAZZOLLA, SALVATORE.........................  Would receive payouts in the
                                               same time and
                                                in the same
                                              amounts as if he
                                               had continued
                                              to be employed.

HATTEM, DAVE.................................  Would receive payouts in the
                                               same time and
                                                in the same
                                              amounts as if he
                                               had continued
                                              to be employed.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

MR. PEARSON

Under Mr. Pearson's employment agreement, he waived any right to participate in the Severance Plan. Rather, if Mr. Pearson's employment had been terminated without "Cause" on the Trigger Date, he would have been entitled to the same benefits as termination for Good Reason as described above, subject to the same conditions. "Cause" is defined in Mr. Pearson's employment agreement as:
(i) willful failure to perform substantially his duties after reasonable notice of his failure, (ii) willful misconduct that is materially injurious to the company, (iii) conviction of, or plea of NOLO CONTEDERE to, a felony or
(iv) willful breach of any written covenant or agreement with the company to not disclose information pertaining to them or to not compete or interfere with the company.

CHANGE-IN-CONTROL

With the exception of Mr. Pearson, none of the Named Executive Officers are entitled to any special benefits upon a change-in-control of AXA Financial other than the benefits provided for all stock options granted under the Stock Option Plan. For those options, if there is a change in control of AXA Financial, all unvested options will become immediately exercisable for their term regardless of the otherwise applicable exercise schedule.

As mentioned above, Mr. Pearson's employment agreement provides that "Good Reason" includes Mr. Pearson's termination of employment in the event of a change in control (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). Accordingly, Mr. Pearson would have been entitled to the benefits described above, subject to the same conditions. For this purpose, a change in control includes: (a) any person becoming the beneficial owner of more than 50% of the voting stock of AXA Financial, (b) AXA and its affiliates ceasing to control the election of a majority of the AXA Financial Board of directors and (c) approval by AXA Financial's stock holders of a reorganization, merger or consolidation or sale of all or substantially all of the assets of AXA Financial unless AXA and its affiliates owned directly or indirectly more than 50% of voting power of the company resulting from such transaction.

2015 DIRECTOR COMPENSATION TABLE

The following table provides information on compensation that was paid to our directors for 2015 services.

                                                                                                            CHANGE IN
                                                                                                          PENSION VALUE
                                                                                                               AND
                                                      FEES                                                NONQUALIFIED
                                                     EARNED                                  NON-EQUITY     DEFERRED
                                                     OR PAID                      OPTION   INCENTIVE PLAN COMPENSATION
                                                   IN CASH/(1)/     STOCK       AWARDS/(3)  COMPENSATION    EARNINGS
NAME                                                   ($)      AWARDS/(2)/ ($)    /($)         ($)            ($)
----                                               ------------ -------------   ---------- -------------- -------------
DE CASTRIES, HENRI................................           --            --           --             --            --
DUVERNE, DENIS....................................           --            --           --             --            --
DE OLIVEIRA, RAMON................................ $     27,800  $     33,777           --             --            --
FALLON-WALSH, BARBARA............................. $     42,167  $     33,333           --             --            --
HALE, DANNY L..................................... $     12,310  $     22,491           --             --            --
KAYE, DANIEL...................................... $      9,501  $      5,281           --             --            --
KRAUS, PETER S.................................... $         --  $         --           --             --            --
MATUS, KRISTI..................................... $      7,601  $      5,281           --             --            --
SCOTT, BERTRAM.................................... $     30,600  $     33,333           --             --            --
SLUTSKY, LORIE A.................................. $     30,733  $     33,333           --             --            --
VAUGHAN, RICHARD C................................ $     37,667  $     33,777           --             --            --





                                                      ALL OTHER
                                                   COMPENSATION/(4)/   TOTAL
NAME                                                     ($)            ($)
----                                               ----------------  ----------
DE CASTRIES, HENRI................................ $        155,870  $  155,870
DUVERNE, DENIS.................................... $        103,913  $  103,913
DE OLIVEIRA, RAMON................................ $            296  $   61,873
FALLON-WALSH, BARBARA............................. $            596  $   76,096
HALE, DANNY L..................................... $            394  $   35,195
KAYE, DANIEL...................................... $             99  $   14,881
KRAUS, PETER S.................................... $             --  $       --
MATUS, KRISTI..................................... $            184  $   13,066
SCOTT, BERTRAM.................................... $            434  $   64,367
SLUTSKY, LORIE A.................................. $            332  $   64,398
VAUGHAN, RICHARD C................................ $          1,087  $   72,531

/(1)/For 2015, each of our non-officer directors received the following cash compensation:

   .   $25,000 cash retainer (pro-rated for partial years of service);

   .   $400 for each special board meeting attended;

   .   $500 for each Audit Committee meeting attended; and

   .   $400 for all other Committee meetings attended.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

In addition, the Chairpersons of the Organization and Compensation Committee, the Investment Committee and the Investment and Finance Committee each received a $3,333 retainer and the Chairman of the Audit Committee received a $4,167 retainer.

/(2)/The amounts reported in this column represent the aggregate grant date fair value of restricted and unrestricted stock awarded in 2015 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 13 of the Notes to the Consolidated Financial Statements. As of December 31, 2015, our directors had outstanding restricted stock awards in the following amounts:

   Mr. De Oliveira                                 161 restricted shares
   Ms. Fallon-Walsh                                161 restricted shares
   Mr. Hale/5/                                     161 restricted shares
   Mr. Scott                                       161 restricted shares
   Ms. Slutsky                                     161 restricted shares
   Mr. Vaughan                                     161 restricted shares

/(3)/As of December 31, 2015, our directors had outstanding stock options in the following amounts:

   Mr. De Oliveira                                 135 options
   Ms. Fallon-Walsh                                66 options
   Mr. Hale/5/                                     195 options
   Mr. Scott                                       66 options
   Ms. Slutsky                                     313 options
   Mr. Vaughan                                     195 options

/(4)/This column lists premiums paid by the company for group life insurance coverage and any amounts paid by the company for a director's spouse to accompany the director on a business trip or event.
/(5)/Mr. Hale retired on May 20, 2015.

THE EQUITY PLAN FOR DIRECTORS

Under the current terms of The Equity Plan for Directors (the "Equity Plan"), non-officer directors are granted the following each year:

   .   a restricted stock award of $15,000 (granted in the first quarter); and

   . a stock retainer of $18,333, payable in two installments in June and December.

For calendar years prior to 2014, non-officer directors were also granted option awards each year.

Stock Options

The value of the stock option grants were determined using the Black-Scholes methodology or other methodology used with respect to option awards contemporaneously made to employees. The options are subject to a four-year vesting schedule whereby one-third of each grant vests on the second, third and fourth anniversaries of the grant date.

Restricted Stock

The number of shares of restricted stock to be granted to each non-officer director is determined by dividing $15,000 by the fair market value of the stock on the applicable grant date (rounded down to the nearest whole number). During the restricted period, the directors are entitled to exercise full voting rights on the restricted stock and receive all dividends and distributions. The restricted stock has a three-year cliff vesting schedule.

Termination of Service

In the event a non-officer director dies or, after completing one year of service, is removed without cause, is not reelected, retires or resigns:
(a) his or her options will become fully vested and exercisable at any time prior to the earlier of the expiration of the grant or five years from termination of service and (b) his or her restricted stock will immediately become non-forfeitable; provided that if the director performs an act of misconduct, all of his or her options and restricted stock then outstanding will become forfeited. Upon any other type of termination, all outstanding options and restricted stock are forfeited.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Deferrals of Restricted Stock and Stock Retainer

Non-officer directors may elect to defer receipt of at least ten percent of their stock retainer and/or restricted stock awards. Upon deferral, the director receives deferred stock units in the same number and with the same vesting restrictions, if any, as the underlying awards. The director is entitled to receive dividend equivalents on such deferred stock units, if applicable. The deferred stock units will be distributed in stock on an elected distribution date or upon the occurrence of certain events.

Change in Control

Upon a change in control of AXA Financial, unless the awards will be assumed or substituted following the change in control: (a) the options will either become fully exercisable or cancelled in exchange for a payment in cash equal to the excess, if any, of the change in control price over the exercise price, and
(b) the restricted stock will become immediately non-forfeitable.

CHARITABLE AWARD PROGRAM FOR DIRECTORS

Under the Charitable Award Program for Directors, a non-officer director may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $166,667 after his or her death. Although the company may purchase life insurance policies insuring the lives of the participants to financially support the program, it has not elected to do so.

NON-CONTRIBUTORY GROUP LIFE INSURANCE COVERAGE

Non-officer directors are eligible for $125,000 of non-contributory group life insurance coverage.

MATCHING GIFTS

Non-officer directors may participate in AXA Foundation's Matching Gifts program. Under this program, the AXA Foundation matches donations made by participants to public charities of $50 or more, up to $667 per year.

BUSINESS TRAVEL ACCIDENT

All directors are covered for accidental loss of life while traveling to, or returning from:

   .   board or committee meetings;

   .   trips taken at our request; and

   .   trips for which the director is compensated.

Each director is covered up to four times their annual compensation, subject to certain maximums.

DIRECTOR EDUCATION

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the board generally, as well as to their responsibilities in their specific committee assignments and other roles. We generally reimburse non-officer directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $1,667 per director each calendar year.

THE POST-2004 VARIABLE DEFERRED COMPENSATION PLAN FOR DIRECTORS

Non-officer directors may defer up to 100% of their annual cash retainer and meetings fees under The Post-2004 Variable Deferred Compensation Plan for Directors (the "Deferral Plan"). Deferrals are credited to a bookkeeping account in the director's name in the month that the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the director's name. The minimum deferral is 10%.

Account balances in the Deferral Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Deferral Plan currently offers a variety of earnings crediting options which are among those offered by the AXA Premier VIP Trust and EQ Advisors Trust.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Participants in the Deferral Plan elect the form and timing of payments from their accounts. Payments may be received in any combination of a lump sum and/or annual installments paid in consecutive years. Payments may begin in any July or December after the year of deferral, but they must begin by the first July or the first December following age 70 (72 in the case of certain grandfathered directors). Participants make alternate elections in the event of separation from service prior to the specified payment date and death prior to both the specified payment date and separation from service.

The Deferral Plan was designed, and is intended to be administered, in accordance with the requirements of Code Section 409A.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

We are an indirect, wholly-owned subsidiary of AXA Financial. AXA Financial's common stock is 100% owned by AXA and its subsidiaries. For additional information regarding AXA, see "Business -- Parent Company".

SECURITY OWNERSHIP BY MANAGEMENT

The following table sets forth, as of March 1, 2016, certain information regarding the beneficial ownership of common stock of AXA by each of our directors and executive officers and by all of our directors and executive officers as a group.

                             AXA COMMON STOCK/(1)/

                                                   NUMBER OF SHARES AND
                                                   NATURE OF BENEFICIAL
NAME OF BENEFICIAL OWNER                                OWNERSHIP       PERCENT OF CLASS
------------------------                           -------------------- ----------------
Mark Pearson/(2)/.................................              771,392                *
Henri de Castries/(3)/............................            3,758,786                *
Ramon de Oliveria/(4)/............................               26,468                *
Denis Duverne/(5)/................................            2,328,371                *
Barbara Fallon-Walsh/(6)/.........................               17,979                *
Daniel G. Kaye....................................                2,571                *
Peter S. Kraus....................................                   --                *
Kristi A. Matus...................................                2,571                *
Bertram L. Scott/(7)/.............................               17,984                *
Lorie A. Slutsky/(8)/.............................               45,747                *
Richard C. Vaughan/(9)/...........................               32,605                *
Priscilla S. Brown/(10)/..........................               10,623                *
Dave S. Hattem/(11)/..............................              158,755                *
Nick Lane/(12)/...................................              212,662                *
Anders Malmstrom/(13)/............................               92,474                *
Salvatore Piazzolla/(14)/.........................              115,612                *
Sharon Ritchey/(15)/..............................               43,045                *
All directors, director nominees and executive
  officers as a group (16 persons)/(16)/..........            7,637,645                *

* Number of shares listed represents less than 1% of the outstanding AXA common stock.
/(1)/Holdings of AXA American Depositary Shares ("ADS") are expressed as their equivalent in AXA ordinary shares. Each AXA ADS represents the right to receive one AXA ordinary share.
/(2)/Includes 373,424 shares Mr. Pearson can acquire within 60 days under option plans. Also includes 257,467 unvested AXA performance shares. /(3)/Includes 1,847,203 shares Mr. de Castries can acquire within 60 days under option plans. Also includes 236,703 unvested AXA performance shares. /(4)/Includes 3,652 shares Mr. de Oliveira can acquire within 60 days under option plans.
/(5)/Includes 1,019,841 shares Mr. Duverne can acquire within 60 days under option plans. Also includes 204,210 unvested AXA performance shares. /(6)/Includes (i) 1,418 shares Ms. Fallon-Walsh can acquire within 60 days under option plans and (ii) 15,998 deferred stock units under The Equity Plan for Directors.
/(7)/Includes (i) 1,418 shares Mr. Scott can acquire within 60 days under option plans and (ii) 14,382 deferred stock units under The Equity Plan for Directors.
/(8)/Includes (i) 9,393 shares Ms. Slutsky can acquire within 60 days under options plans and (ii) 36,354 deferred stock units under The Equity Plan for Directors.
/(9)/Includes 5,594 shares Mr. Vaughan can acquire within 60 days under option plans.
/(10)/Includes 10,623 unvested AXA performance shares.
/(11)/Includes 75,155 shares Mr. Hattem can acquire within 60 days under option plans. Also includes 64,414 unvested AXA performance shares. /(12)/Includes 74,909 shares Mr. Lane can acquire within 60 days under option plans. Also includes 128,725 unvested AXA performance shares.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

/(13)/Includes 23,290 shares Mr. Malmstrom can acquire within 60 days under option plans. Also includes 68,102 unvested AXA performance shares. /(14)/Includes 59,340 shares Mr. Piazzolla can acquire within 60 days under option plans. Also includes 46,354 unvested AXA performance shares. /(15)/Includes 43,045 unvested AXA performance shares.
/(16)/Includes 3,494,637 shares the directors and executive officers as a group can acquire within 60 days under option plans.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

POLICIES AND PROCEDURES REGARDING TRANSACTIONS WITH RELATED PERSONS

AXA Financial, our indirect parent company, has formal policies covering its employees and directors that are designed to avoid conflicts of interests that may arise in certain related party transactions. For example, employees of AXA Financial and its subsidiaries are subject to the Code of Ethics. The Code of Ethics includes provisions designed to avoid conflicts of interests that may lead to divided loyalties by requiring that employees, among other things, not exercise any responsibility in a transaction in which they have an interest, receive certain approvals before awarding any contract to a relative or close personal friend and not take for their own benefit business opportunities developed or learned of during the course of employment. Similarly, MLOA's non-officer directors are subject to the AXA Financial Policy Statement on Interests of Directors and Contracts With Directors And Their Relatives for Non-Officer Directors (the "Policy Statement"). The Policy Statement includes provisions designed to maintain the directors' independent judgment by requiring, among other things, disclosure of interests in any proposed transaction and abstention from voting if a director has a significant financial interest in the transaction or the transaction is with a business organization in which the director has an official affiliation. It further prohibits certain credit related transactions and requires disclosure of potential contracts with and employment of close relatives. Each director must submit a report annually regarding his or her compliance with the Policy Statement.

Other than as set forth above, MLOA does not have written policies regarding the employment of immediate family members of any of its related persons.

As a wholly-owned indirect subsidiary of AXA Financial, and ultimately of AXA, MLOA enters into various transactions with both AXA Financial and AXA and their subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements. While there is no formal written policy for the review and approval of transactions between MLOA and AXA and/or AXA Financial, such transactions are routinely subject to a review and/or approval process. For example, payments made by MLOA to AXA and its subsidiaries pursuant to certain intercompany service or other agreements ("Intercompany Agreements") are reviewed with the Audit Committee on an annual basis. The amount paid by MLOA for any personnel, property and services provided under such Intercompany Agreements may not exceed the fair market value of such personnel, property and services. Additionally, Intercompany Agreements to which MLOA is a party are subject to the approval of the Arizona Department of Insurance, pursuant to Arizona's insurance holding company systems act.

In practice, any proposed related party transaction which management deems to be significant or outside of the ordinary course of business would be submitted to the Board of Directors for its approval.

TRANSACTIONS BETWEEN MLOA AND AFFILIATES

Under MLOA's service agreement with AXA Equitable, personnel services, employee benefits, facilities, supplies and equipment are provided to MLOA to conduct its business. The associated costs related to the service agreement are allocated to MLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support MLOA. As a result of such allocations, MLOA incurred expenses of $88,073,086, $67,404,204 and $87,241,694 for 2015, 2014 and 2013, respectively.

MLOA paid $63,846,023, $52,235,271 and $47,037,841 in commissions and fees for the sale of its insurance products to AXA Distribution Holding Corporation and its subsidiaries in 2015, 2014 and 2013, respectively. AXA Distribution Holding Corporation is an indirect wholly-owned subsidiary of AXA Financial and its subsidiaries include AXA Advisors, LLC, AXA Network LLC and PlanConnect, LLC.

In 2013, MLOA used a portion of the consideration received from the reinsurance agreement with Protective Life to return $200,000,000 in capital to its parent, AXA Equitable Financial Services, LLC, and to donate $20,000,000 to AXA Foundation, Inc. (the "Foundation"). The Foundation was organized for the purpose of distributing grants to various tax-exempt charitable organizations and administering various matching gift programs for AXA Equitable and its subsidiaries and affiliates, including MLOA.

Various AXA affiliates, including MLOA, cede a portion of their life, health and catastrophe insurance business through reinsurance agreements to AXA Global Life. Beginning in 2008 AXA Global Life, in turn, retrocedes a quota share portion of these risks to MLOA on a one-year term basis.

MLOA cedes a portion of its life business through excess of retention treaties to AXA Equitable on a yearly renewal term basis and reinsured the no lapse guarantee riders through AXA RE Arizona Company.

During 2015, 2014 and 2014, premiums, claims and expenses assumed and ceded under these agreements were not significant.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

MLOA paid $12,966,783, $2,193,006 and $1,876,091 in commissions and fees for the sale of its insurance products to AXA Distributors in 2015, 2014 and 2013, respectively.

In addition to the AXA Equitable service agreement, MLOA has various other service and investment advisory agreements with AB. The amount of expenses incurred by MLOA related to these agreements was $1,374,155, $1,156,818 and $1,782,242 for 2015, 2014 and 2013, respectively.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                    PART II

ITEM 13.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                  ESTIMATED
     ITEM OF EXPENSE                                               EXPENSE
     ---------------                                              ---------
     Registration fees...........................................  $  0.00
     Federal taxes...............................................      N/A
     State taxes and fees (based on 50 state average)............      N/A
     Trustees' fees..............................................      N/A
     Transfer agents' fees.......................................      N/A
     Printing and filing fees....................................  $50,000*
     Legal fees..................................................      N/A
     Accounting fees.............................................      N/A
     Audit fees..................................................  $20,000*
     Engineering fees............................................      N/A
     Directors and officers insurance premium paid by Registrant.      N/A

--------
*  Estimated expense.

ITEM 14.INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The By-Laws of MONY Life Insurance Company of America provide, in Article VI as follows:

                                  ARTICLE VI

         INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

   SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

   The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

   SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

   The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

   The directors and officers of MONY Life Insurance Company of America are insured under policies issued by X.L. Insurance Company, Arch Insurance Company, Endurance Specialty Insurance Company, U.S. Specialty Insurance,
St. Paul Travelers, Chubb Insurance Company, AXIS Insurance Company and Zurich Insurance Company. The annual limit on such policies is $105 million, and the policies insure officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (1) Underwriting Agreement.

          (a) Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company of America, MONY Securities Corporation, and AXA Distributors, LLC, is incorporated herein by reference to the Registration Statement on Form S-3 (333-177419) filed on October 20, 2011.

          (a)(i) Form of the First Amendment dated as of October 1, 2013 to the Wholesale Distribution Agreement dated as of April 1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, filed herewith to this Registration Statement on Form S-1 (File No. 333-195491) on April 19, 2016.

          (a)(ii) Second Amendment dated as of August 1, 2015 to the Wholesale Distribution Agreement dated as of April 1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, filed herewith to this Registration Statement on Form S-1 (File No. 333-195491) on April 19, 2016.

          (b) Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC and AXA Distributors Insurance Agency of Massachusetts, LLC. incorporated herein by reference to post-effective amendment no. 7 to the registration statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

          (c) Form of Wholesale Broker-Dealer Supervisory and Sale Agreement among [Broker Dealer] and AXA Distributors, LLC. incorporated herein by reference to post-effective amendment no. 7 to the registration statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

          (d) General Agent Sales Agreement dated June 6, 2005, by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

          (i) First Amendment dated as of August 1, 2006 to General Agent Sales Agreement dated as of August 1, 2006 by and between MONY Life Insurance Company of America and AXA Network, incorporated herein by reference to Exhibit (c)(9) to the Registration Statement on Form N-6 (File
       No. 333-134304) filed on March 1, 2012.

          (ii) Second Amendment dated as of April 1, 2008 to General Agent Sales Agreement dated as of April 1, 2008 by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

          (iii) Form of the Third Amendment to General Agent Sales Agreement dated as of October 1, 2013 by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with this registration statement on Form S-1 (333-195491) on April 21, 2015.

          (iv) Form of the Fourth Amendment to General Agent Sales Agreement dated as of October 1, 2014 by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with this registration statement on Form S-1 (333-195491) on April 21, 2015.

          (v) Fifth Amendment to General Agent Sales Agreement, dated as of June 1, 2015 by and between MONY Life Insurance Company of America ("MONY America") and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form N-6 (File No. 333-207014) filed on December 23, 2015.

          (e) Broker-Dealer Distribution and Servicing Agreement, dated June 6, 2005, made by and between MONY Life Insurance Company of America and AXA Advisors, LLC, previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

         (2) Not Applicable.

         (3)(i) Articles of Incorporation.

         (a) Articles of Restatement of the Articles of Incorporation of MONY Life Insurance Company of America (as Amended July 22, 2004), incorporated herein by reference to post-effective amendment no. 7 to the registration statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

         (3)(ii) By-Laws.

         (a) By-Laws of MONY Life Insurance Company of America (as Amended July 22, 2004), incorporated herein by reference to post-effective amendment no. 8 to the registration statement on Form N-4 (File No. 333-72632) filed on May 4, 2005.

       (4) Form of contract.

         (a) Variable Indexed Option Rider (R09-30), incorporated herein by reference to Exhibit 4 to the Registration Statement (File No. 333-167938 on Form S-3, filed on September 30, 2010.

         (b) Variable Indexed Option Rider (ICC09-R09-30), incorporated herein by reference to the registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

         (c) Form of Variable Index Option Rider (ICC15-R15-200), is incorporated herein by reference to the Registration Statement on Form N-6, File No. 333-207014, filed on December 23, 2015.

       (5) Opinion and consent of counsel regarding legality

          (a) Opinion and consent of Shane Daly as to the legality of securities being registered, filed herewith.

       (8) Not Applicable.

       (9) Not Applicable.

       (10) Material Contracts.

          (a) Services Agreement between The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the registration statement on Form N-6 (File No. 333-06071) filed on April 30, 2003.

          (b) Amended and Restated Services Agreement between MONY Life Insurance Company of America and AXA Equitable Life Insurance Company dated as of February 1, 2005, incorporated herein by reference to
       Exhibit 10.2 to Annual Report (File No. 333-65423) on Form 10-K, filed on March 31, 2005.

       (11) Not Applicable.

       (12) Not Applicable.

       (15) Not Applicable.

       (16) Not Applicable.

       (21) Not Applicable.

       (23) Consents of Experts and Counsel.

          (a) Consent of PricewaterhouseCoopers LLP, filed herewith.

          (b) See Item (5) above.

       (24) Powers of Attorney, filed herewith.

       (25) Not Applicable.

       (26) Not Applicable.

101.INS  XBRL Instance Document, filed herewith.

101.SCH  XBRL Taxonomy Extension Schema Document, filed herewith.

101.CAL  XRL Taxonomy Extension Calculation Linkbase Document, filed herewith.

101.LAB  XBRL Taxonomy Label Linkbase Document, filed herewith.

101.PRE  XBRL Taxonomy Extension Presentation Linkbase Document, filed herewith.

101.DEF  XBRL Taxonomy Extension Definition Linkbase Document, filed herewith.

ITEM 17.UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by section 10
                     (a) (3) of the Securities Act of 1933;

                 (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and
   (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
             (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and State of New York, on this 19th day of April, 2016.

                         MONY Life Insurance Company of America
                                    (Registrant)

                         By:  /s/ Shane Daly
                              --------------------------------------------------
                              Shane Daly
                              Vice President and Associate General Counsel
                              MONY Life Insurance Company of America

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson                            Chairman of the Board, Chief
                                         Executive Officer, Director and
                                         President

PRINCIPAL FINANCIAL OFFICER:

*Anders B. Malmstrom                     Senior Executive Vice President and
                                         Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Andrea Nitzan                           Executive Vice President, Chief
                                         Accounting Officer and Controller

*DIRECTORS:

Barbara Fallon-Walsh        Mark Pearson
Daniel G. Kaye              Bertram Scott
Peter S. Kraus              Lorie A. Slutsky
Kristi A. Matus             Richard C. Vaughan

*By:  /s/ Shane Daly
      --------------------------
         Shane Daly
         Attorney-in-Fact

April 19, 2016

                                 EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION                        TAG VALUE
-----------  ------------------------------------------------------  -----------

 (a)(i)      Form of the First Amendment dated as of October 1,
             2013 to the Wholesale Distribution Agreement dated as
             of April 1, 2005 between MONY Life Insurance Company
             of America and AXA Distributors, LLC                    EX-99.1ai

 (a)(ii)     Second Amendment dated as of August 1, 2015 to the
             Wholesale Distribution Agreement dated as of April 1,
             2005 between MONY Life Insurance Company of America
             and AXA Distributors, LLC                               EX-99.1aii

 (5)(a)      Opinion and Consent of Shane Daly                       EX-99.5a

 (23)(a)     Consent of PricewaterhouseCoopers LLP                   Ex-99.23a

 (24)        Powers of Attorney                                      Ex-99.24a

 101.INS     XBRL Instance Document                                  EX-101.INS

 101.SCH     XBRL Taxonomy Extension Schema Document                 EX-101.SCH

 101.CAL     XRL Taxonomy Extension Calculation Linkbase Document    EX-101.CAL

 101.LAB     XBRL Taxonomy Label Linkbase Document                   EX-101.LAB

 101.PRE     XBRL Taxonomy Extension Presentation Linkbase Document  EX-101.PRE

 101.DEF     XBRL Taxonomy Extension Definition Linkbase Document    EX-101.DEF